Filed Pursuant to Rule 424(b)(3)

Registration No. 333-139504

SUPPLEMENT NO. 6

DATED SEPTEMBER 25, 2007
TO THE PROSPECTUS DATED AUGUST 1, 2007
OF INLAND AMERICAN REAL ESTATE TRUST, INC.

This Supplement No. 6 supersedes and replaces the following prior supplements to the prospectus dated August 1, 2007:  Supplement No. 1 dated August 6, 2007, Supplement No. 2 dated August 14, 2007, Supplement No. 3 dated August 16, 2007, Supplement No. 4 dated August 29, 2007 and Supplement No. 5 dated September 18, 2007.  This supplement updates, modifies or supersedes certain information contained in the prospectus sections as described below.  You should read this Supplement No. 6 together with our prospectus dated August 1, 2007.  Unless otherwise defined in this Supplement No. 6, capitalized terms used in this Supplement No. 6 have the same meanings as set forth in the prospectus.

This Supplement No. 6 includes references to certain trademarks. Courtyard by Marriott®, Marriott®, Marriott Suites®, Residence Inn by Marriott® and SpringHill Suites by Marriott® trademarks are the property of Marriott International, Inc. (“Marriott”) or one of its affiliates. Doubletree®, Embassy Suites®, Hampton Inn®, Hilton Garden Inn®, Hilton Hotels® and Homewood Suites by Hilton® trademarks are the property of Hilton Hotels Corporation (“Hilton”) or one or more of its affiliates. Hyatt Place® trademark is the property of Hyatt Corporation (“Hyatt”).  For convenience, the applicable trademark or service mark symbol has been omitted but will be deemed to be included wherever the above-referenced terms are used.

Table of Contents

	Supplement No. Page No.	Prospectus Page No.
Minimum Purchase	1	-
Prospectus Summary	2	1
Questions and Answers About the Offering	5	13
Risk Factors	6	18
Selected Financial Data	9	45
Capitalization	13	47
Compensation Table	14	48
Prior Performance of IREIC Affiliates	16	60
Management	56	98
Principal Stockholders	62	127
Business and Policies	63	128
Description of Real Estate Assets	72	151
Management’s Discussion and Analysis of Financial Condition and Results of Operations	87	173
Plan of Distribution	126	251
Experts	127	273
Financial Statements	F-i	F-i
Appendix C-1	C-1-1	C-1-1

MINIMUM PURCHASE

This following section is added directly following the section entitled “Suitability Standards,” which begins on page ii of the prospectus, and supersedes the third paragraph of that section.

Subject to the restrictions imposed by state law, we will sell shares of our common stock only to investors who initially purchase a minimum of 300 shares of common stock at a price of $10.00 per share for a total purchase price of $3,000, or tax-exempt entities which purchase a minimum of 100 shares of common stock at a price of $10.00 per share for a total purchase price of $1,000.  A tax-exempt entity is generally any investor that is exempt from federal income taxation, including:

•                                          a pension, profit-sharing, retirement, IRA or other employee benefit plan that satisfies the requirements for qualification under Section 401(a), 414(d) or 414(e) of the Internal Revenue Code;

•                                          a pension, profit-sharing, retirement, IRA or other employee benefit plan that meets the requirements of Section 457 of the Internal Revenue Code;

•                                          trusts that are otherwise exempt under Section 501(a) of the Internal Revenue Code;

•                                          a voluntary employees’ beneficiary association under Section 501(c)(9) of the Internal Revenue Code; or

•                                          an IRA that meets the requirements of Section 408 of the Internal Revenue Code.

The term “plan” includes plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code, governmental or church plans that are exempt from ERISA and Section 4975 of the Internal Revenue Code, but that may be subject to state law requirements, or other employee benefit plans.

Subject to any restrictions imposed by state law, subsequent additional investments by investors will require a minimum investment of ten shares of common stock at a price of $10.00 per share for a total purchase price of $100.  These minimum investment amounts for future purchases do not apply to purchases of shares through our distribution reinvestment plan.

PROSPECTUS SUMMARY

We May Borrow Money

This subsection, which begins on page 5 in the “Prospectus Summary” section of the prospectus, is supplemented as follows:

As of June 30, 2007, on a consolidated basis, we had mortgage debt excluding mortgage discounts associated with debt assumed at acquisition secured by 116 properties totaling approximately $1.6 billion, equivalent to approximately 45% of the combined fair market value of our assets on a consolidated basis.  The weighted average interest rate on these loans was 5.37% as of June 30, 2007.  See “Business and Policies – Borrowing” for additional discussion of our borrowing policies.

Compensation Paid To Our Affiliates

This subsection, which begins on page 7 in the “Prospectus Summary” section of the prospectus, is supplemented as follows:

Type of Compensation

Operational Stage

Acquisition Expenses	For the six months ended June 30, 2007, we reimbursed acquisition expenses of approximately $1.6 million.

Acquisition Fee	For the six months ended June 30, 2007, we incurred fees of $250,000, all of which remained unpaid as of June 30, 2007.

Property Management Fee	For the six months ended June 30, 2007, we paid property management fees of approximately $6.4 million.

Oversight Fee	We had not paid any oversight fees as of June 30, 2007.

Business Management Fee	For the six months ended June 30, 2007, we paid business management fees of approximately $4.5 million, of which $750,000 remained unpaid as of June 30, 2007.

Incentive Fee	We had not paid any incentive fees as of June 30, 2007.

Interest Expense	We have not borrowed any monies from our sponsor or its affiliates through June 30, 2007.

Service Fee Associated with Purchasing, Selling and Servicing Mortgages	For the six months ended June 30, 2007, we paid affiliates of our sponsor mortgage-related service fees of approximately $1.2 million.

Ancillary Services Reimbursements	For the six months ended June 30, 2007, we reimbursed affiliates of our sponsor approximately $1.4 million.

Investment Advisor Fee

We pay Inland Investment Advisors, Inc. a fee for providing investment advisory services in connection with our investments in marketable securities. We pay fees on a monthly basis totaling 1% on an annnualized basis of the first $10 million of marketable securities under management, 0.90% on an annnualized basis of marketable securities from $10 million to $25 million, 0.80% on an annnualized basis of marketable securities from $25 million to $50 million and 0.75% on an annnualized basis of the remaining balance. Notwithstanding the above, the total annual fees paid to Inland Investment Advisors plus the annual business management fee paid to our Business Manager may not exceed the amounts we may pay as the annual business management fee. For the six months ended June 30, 2007, we incurred investment advisory fees of approximately $1.0 million, of which $433,000 remained unpaid.

Liquidation Stage

Property Disposition Fee	We had not paid any property disposition fees as of June 30, 2007.

Distribution Policy

This subsection, which begins on page 10 in the “Prospectus Summary” section of the prospectus, is supplemented as follows:

We intend to continue paying regular monthly cash distributions to our stockholders. For the period from August 31, 2005 (when we commenced our initial public offering) through August 31, 2007, we have paid cash distributions to our stockholders aggregating approximately $154.1 million.  Approximately $154 million of these distributions were funded with cash provided from our operating and investing activities and approximately $0.1 million of the distributions were funded from financing activities including contributions from our sponsor.  For the eight months ended August 31, 2007, we paid cash distributions of approximately $120.6 million, all of which were funded with cash provided from our operating and investing activities. Effective November 1, 2007, we will begin paying cash distributions equal to $0.62 per share on an annualized basis.  Distributions at this rate are equivalent to a 6.2% annualized yield on a share purchased for $10.00. Because we pay distributions in arrears, the cash distribution paid on December 12, 2007, for stockholders of record on November 30, 2007, will be the first to reflect this increase.

Terms of the Offering

This subsection, which begins on page 11 in the “Prospectus Summary” section of the prospectus, is supplemented as follows:

For the period from August 1, 2007 (when we commenced this offering) through September 17, 2007, we have sold approximately 9.8 million shares in this “best efforts” offering and 1.5 million shares through our distribution reinvestment plan, generating approximately $112.4 million in gross offering proceeds in this follow-on offering.  See “Risk Factors – Risks Related to the Offering” for additional discussion regarding a “best efforts” offering.

Distribution Reinvestment Plan

This subsection, which begins on page 12 in the “ Prospectus Summary” section of the prospectus, is supplemented as follows:

For the period from August 1, 2007 through September 17, 2007, we have sold approximately 1.5 million shares through our distribution reinvestment plan, generating approximately $14.1 million in gross offering proceeds in this follow-on offering.  See “Risk Factors – Risks Related to Our Business” for additional discussion regarding our distribution reinvestment plan.

QUESTIONS AND ANSWERS ABOUT THE OFFERING

The following discussion supersedes in its entirety the question “What real estate assets do you currently own?,” and the related answer thereunder, which appears in the prospectus on page 16 under the heading “Questions and Answers About the Offering.”

Q:  What real estate assets do you currently own?

A:   As of September 17, 2007, we, directly or indirectly, through joint ventures in which we have a controlling interest, owned fee simple interests in 338 properties, excluding our lodging facilities, located in thirty states. In the aggregate, these properties represent approximately 29.2 million leasable square feet.  In addition, through our wholly owned subsidiaries, Inland American Winston Hotels, Inc. and Inland American Lodging Corporation, we owned forty-eight hotels in seventeen states, having an aggregate of 6,643 rooms.  We also intend to acquire an additional twenty-seven hotels in fourteen states, having an aggregate of 3,439 rooms, in connection with the probable acquisition of Apple Hospitality Five, Inc., or “Apple.”  See “Business and Policies – Our Assets – Our Operating Companies – Probable Acquisition of Apple Hospitality Five, Inc.” for additional discussion regarding our probable acquisition of Apple.

In addition, as of September 17, 2007, we had entered into joint venture agreements with three entities to fund development or acquisition of office, industrial/distribution, retail, healthcare and mixed use properties. We have invested a total of $161 million in cash in these joint ventures, which we do not consolidate for financial reporting purposes. As of September 17, 2007, we had funded a total of approximately $250.6 million of loans secured by first or second mortgages on commercial real estate owned by the entity or a pledge of ownership interests in the entity owning commercial real estate.

Also, as of June 30, 2007, we had investments in marketable securities of $323.9 million, consisting of investments in the preferred and common stock of other REITs.

RISK FACTORS

The following risk factor is added directly following the risk factor “If we do not have sufficient working capital, we will have to obtain financing from other sources,” and the related discussion thereunder, which appears in the prospectus on page 24 under the heading “Risk Factors — Risks Related to Our Business.”

Investments in real estate related securities subjects us to specific risks relating to the particular issuer of the securities.

Consistent with our business plan, we invest in securities issued by publicly traded real estate companies.  Investing in securities involves risks that are somewhat different from those impacting other real estate assets.  The trading market for securities may be more volatile than the market for property assets and thus trading prices may change more quickly and dramatically than the changes in property values.  We also are exposed not only to general market risk relating to securities or property assets in general but also to the risks associated with investing in a particular entity, including its financial condition and the business outlook of the issuer.  There is no assurance that we will be able to quickly vary our portfolio in response to volatile or changing market conditions which could have material adverse effect on our results of operations and financial condition.

The following risk factor supersedes in its entirety the risk factor “Conditions of franchise agreements could adversely affect us,” and the related discussion thereunder, which appears in the prospectus on page 28 under the heading “Risk Factors — Risks Related to Our Business.”

Conditions of franchise agreements could adversely affect us.

As of September 17, 2007, a total of forty-eight of our wholly owned or partially owned properties were operated under franchises with nationally recognized franchisors including Marriott International, Inc., Hilton Hotels Corporation, Intercontinental Hotels Group PLC and Choice Hotels International. We also intend to acquire an additional twenty-seven hotels operated under franchises with Marriott International, Inc. and Hilton Hotels Corporation in connection with the probable acquisition of Apple.  These agreements generally contain specific standards for, and restrictions and limitations on, the operation and maintenance of a hotel in order to maintain uniformity within the franchisor’s system. These standards are subject to change over time, in some cases at the discretion of the franchisor, and may restrict our ability to make improvements or modifications to a hotel without the consent of the franchisor. Conversely, these standards may require us to make certain improvements or modifications to a hotel, even if we do not believe the capital improvements are necessary or desirable or will result in an acceptable return on our investment. Compliance with these standards could require us to incur significant expenses or capital expenditures, all of which could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

These agreements also permit the franchisor to terminate the agreement in certain cases such as a failure to pay royalties and fees or perform our other covenants under the franchise agreement, bankruptcy, abandonment of the franchise, commission of a felony, assignment of the franchise without the consent of the franchisor or failure to comply with applicable law or maintain applicable standards in the operation and condition of the relevant hotel. If a franchise license terminates due to our failure to make required improvements or to otherwise comply with its terms, we may be liable to the franchisor for a termination payment. These payments vary. Also, these franchise agreements do not renew automatically. We received notice from a franchisor that the franchise license agreements for three hotels, aggregating 455 rooms, which expire in January 2008, March 2009 and November 2010, will not be renewed. There can be no assurance that other licenses will be renewed upon the expiration thereof. The loss of a number of franchise licenses and the related termination payments could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

The following risk factor supersedes in its entirety the risk factor “We currently rely on one tenant for a significant portion of our revenue, and rental payment defaults by this significant tenant could adversely affect our results of operations,” and the related discussion thereunder, which appears in the prospectus on page 29 under the heading “Risk Factors — Risks Related to Our Business.”

 We currently rely on one tenant for a significant portion of our revenue, and rental payment defaults by this significant tenant could adversely affect our results of operations.

As of June 30, 2007, approximately 19% of our rental revenue was generated by the SBC Center in Hoffman Estates, Illinois, One AT&T Center in St. Louis, Missouri and AT&T Center in Cleveland, Ohio. One tenant, AT&T, Inc., leases 100% of the total gross leasable area of these three properties. As a result of the concentration of revenue generated from these properties, if AT&T were to cease paying rent or fulfilling its other monetary obligations, we could have significantly reduced rental revenues or higher expenses until the defaults were cured or the three properties were leased to a new tenant or tenants.

The following risk factor supersedes in its entirety the risk factor “Geographic concentration of our portfolio may make us particularly susceptible to adverse economic developments in the real estate markets of those areas,” and the related discussion thereunder, which appears in the prospectus on page 29 under the heading “Risk Factors — Risks Related to Our Business.”

Geographic concentration of our portfolio may make us particularly susceptible to adverse economic developments in the real estate markets of those areas.

In the event that we have a concentration of properties in a particular geographic area, our operating results and ability to make distributions are likely to be impacted by economic changes affecting the real estate markets in that area. A stockholder’s investment will be subject to greater risk to the extent that we lack a geographically diversified portfolio of properties. For example, as of September 17, 2007, approximately 5%, 7%, 12%, 14% and 15% of our base rental income of our consolidated portfolio, excluding our lodging facilities, was generated by properties located in the Dallas, Washington, D.C., Minneapolis, Chicago and Houston metropolitan areas, respectively.  Consequently, our financial condition and ability to make distributions could be materially and adversely affected by any significant adverse developments in those markets.

Additionally, at September 17, 2007, thirty-two of our lodging facilities, or approximately 63% of our lodging portfolio, were located in the seven eastern seaboard states ranging from Connecticut to Florida, including fourteen hotels located in North Carolina. Thus, adverse events in these areas, such as recessions, hurricanes or other natural disasters, could cause a loss of revenues from these hotels. Further, several of the hotels are located near the Atlantic Ocean and are exposed to more severe weather than hotels located inland. Elements such as salt water and humidity can increase or accelerate wear on the hotels’ weatherproofing and mechanical, electrical and other systems, and cause mold issues. As a result, we may incur additional operating costs and expenditures for capital improvements at these hotels.  This geographic concentration also exposes us to risks of oversupply and competition in these markets. Significant increases in the supply of certain property types, including hotels, without corresponding increases in demand could have a material adverse effect on our financial condition, results of operations and our ability to pay distributions to you.

The following risk factor supersedes in its entirety the risk factor “Although IREIC or its affiliates previously have agreed to forgo or defer advisor fees in an effort to maximize cash available for distribution by the other REITs sponsored by IREIC, our Business Manager is under no obligation, and may not agree, to continue to forgo or defer its business management fee,” and the related discussion thereunder, which appears in the prospectus on page 31 under the heading “Risk Factors — Risks Related to Our Business.”

Although IREIC or its affiliates previously have agreed to forgo or defer advisor fees in an effort to maximize cash available for distribution by the other REITs sponsored by IREIC, our Business Manager is under no obligation, and may not agree, to continue to forgo or defer its business management fee.

From time to time, IREIC or its affiliates have agreed to either forgo or defer a portion of the business management and advisory fee due them from the other REITs sponsored by IREIC to ensure that each REIT generated sufficient cash from operating, investing and financing activities to pay distributions while continuing to raise capital and acquire properties. For the six months ended June 30, 2007, we paid our Business Manager a business management fee of $4.5 million, or approximately 0.20% of our average invested assets on an annual basis, which is less than the full 1% fee that the Business Manager is entitled to receive. In each case, IREIC or its affiliates, including our Business Manager, determined the amounts that would be forgone or deferred in their sole discretion and, in some cases, were paid the deferred amounts in later periods. In the case of Inland Western, IREIC also advanced monies to Inland Western to pay distributions. See “Prior Performance of IREIC Affiliates – Publicly Registered REITs” for a greater discussion of the amounts forgone, deferred or advanced. There is no assurance that our Business Manager will continue to forgo or defer all or a portion of its business management fee during the periods that we are raising capital, which may affect our ability to pay distributions or have less cash available to acquire real estate assets.

SELECTED FINANCIAL DATA

This section supplements the discussion contained in the prospectus under the heading “Selected Financial Data,” which begins on page 45 of the prospectus.

The following table shows our consolidated selected financial data relating to the historical financial condition and results of operations. This selected data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes to the consolidated financial statements appearing elsewhere in this prospectus. All dollar amounts are stated in thousands, except per share amounts.

As of June 30, 2007
(Dollar amounts in thousands)

Total assets	$6,111,099

Mortgages and margins payable	$1,759,325

	Six Months Ended June 30,	Six Months Ended June 30,
	2007	2006
	(Dollar amounts in thousands)

Total income	$149,761	38,832

Total interest and dividend income	$37,973	6,873

Net income (loss) applicable to common shares	$35,142	(827)

Net income (loss) available to common stockholders per common share, basic and diluted (a)	$.12	(.03)

Distributions declared to common stockholders	$89,272	9,821

Distributions per common share (a)	$.30	.30

Funds From Operations (b)	$96,875	12,712

Cash flows provided by (used in) operating activities	$91,382	18,226

Cash flows (used) in investing activities	$(2,497,562)	(441,229)

Cash flows provided by financing activities	$3,017,919	705,024

Weighted average number of common shares outstanding, basic and diluted	292,778,653	32,781,021

(a)           The net income (loss) per basic and diluted share is based upon the weighted average number of common shares outstanding for the six months ended June 30, 2007 and 2006. The distributions per common share are based upon the weighted average number of common shares outstanding for the six months ended June 30, 2007 and 2006. See Footnote (b) below for information regarding our calculation of FFO.  Our distributions of our current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder’s basis in the shares to the extent thereof, and thereafter as taxable gain for tax purposes. Distributions in excess of earnings and profits have the effect of deferring taxation of the amount of the distributions until the sale of the stockholder’s shares. In order to maintain our qualification as a REIT, we must make annual distributions to stockholders of at least 90% of our REIT taxable income. REIT taxable income does not include net capital gains. Under certain circumstances, we may be required to make distributions in excess of cash available for distribution in order to meet the REIT distribution requirements.

(b)           One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Cash generated from operations is not equivalent to our net income from continuing operations as determined under U.S. generally accepted accounting principles, or GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a standard known as “Funds from Operations,” or “FFO,” which it believes more accurately reflects the operating performance of a REIT. As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization on real property and after adjustments for unconsolidated partnerships and joint ventures in which we hold an interest. We have adopted the NAREIT definition for computing FFO because management believes that, subject to the following limitations, FFO provides a basis for comparing our performance to those of other REITs. The calculation of FFO may vary from entity to entity because capitalization and expense policies tend to vary from entity to entity. Items that are capitalized do not impact FFO, whereas items that are expensed reduce FFO. Consequently, our presentation of FFO may not be comparable to other similarly-titled measures presented by other REITs. FFO is not intended to be an alternative to “net income” as an indicator of our operating performance nor to “cash flows from operating activities” as determined by GAAP as a measure of our capacity to pay distributions. We believe that FFO is a better measure of our performance because FFO excludes non-cash items from GAAP net income. This allows us to compare our relative property performance to determine our return on capital.  Management uses the calculation of FFO for several reasons. We use FFO to compare our performance to that of other REITs. Additionally, we use FFO in conjunction with our acquisition policy to determine investment capitalization strategy. FFO is calculated as follows:

		For the six months ended June 30,	For the six months ended June 30,
		2007	2006
		(In Thousands)
	Net income (loss) applicable to common shares	$35,142	(827)
Add:	Depreciation and amortization related to investment properties	62,914	16,949
Less:	Minority interests’ share of the above adjustment	1,181	3,410

	Funds from Operations	$96,875	12,712)

The following table shows consolidated selected financial data relating to the historical financial condition and results of operations of Apple, according to filings made by Apple with the SEC.  This selected data should be read in conjunction with Apple’s consolidated financial statements and related notes to the consolidated financial statements appearing elsewhere in this prospectus. All dollar amounts are stated in thousands, except per share amounts.

	Six months ended June 30, 2007	Six months ended June 30, 2006
	(in thousands, except per share and statistical data)
Revenues:
Suite revenue	64,109	60,574
Other revenue	4,316	3,970
Reimbursed expenses	531	—

Total revenue	$68,956	64,544
Expenses:
Operating expense	15,207	14,731
Hotel administrative expense	5,364	5,199
Sales and marketing	4,431	4,295
Utilities	2,591	2,556
Repair & maintenance	2,832	2,685
Franchise fees	1,475	1,352
Management fees	3,827	3,168
Taxes, insurance and other	4,043	3,968
Reimbursed expenses	531	—
General and administrative	1,372	1,584
Transaction advisory expense	159	—
Depreciation expense	6,811	6,293

Total expenses	$48,643	45,831

Operating income	$20,313	18,713

Series B convertible preferred share expense	(31,982)	—
Other	—	241
Interest expense, net	(203)	(308)

Net income (loss)	$(11,872)	18,646

Per Share
Earnings per common share	$(0.27)	0.41
Distributions paid to common shareholders	$0.45	0.44
Weighted-average common shares outstanding-basic and diluted	45,115	45,092

Balance Sheet Data (at end of period)
Cash and cash equivalents	$64	890
Investment in hotels, net	$392,469	399,521
Total assets	$406,544	412,477
Notes payable-secured	$4,715	5,836
Shareholders’ equity	$399,500	404,970

Other Data
Cash flow from:
Operating activities	$23,034	21,110
Investing activities	$(3,261)	(1,944)
Financing activities	$(20,456)	(19,358)
Number of hotels owned at end of period	28	28
Average Daily Rate (ADR) (c)	$124	116
Occupancy %	76	77
Revenue Per Available Room (RevPAR) (d)	$95	90

	Year Ended December 31, 2006	Year Ended December 31, 2005	Year Ended December 31, 2004	Year Ended December 31, 2003	For the period September 20, 2002 (date of inception) through December 31, 2002 (b)
	(in thousands, except per share and statistical data)
Revenues:
Suite revenue	$117,470	102,329	83,588	31,204	—
Other revenue	7,899	7,084	6,672	1,926	—

Total revenue	125,369	109,413	90,260	33,130	—
Expenses:
Hotel operating expenses	67,507	61,430	50,926	17,977	—
Taxes, insurance and other	8,100	6,970	6,095	2,070	3
General and administrative	3,274	2,807	2,086	897	2
Depreciation	12,856	11,187	9,452	4,001	—
Interest and other expenses, net	(134)	(127)	(421)	33	—

Total expenses	91,603	82,267	68,138	24,978	5

Net income (loss)	$33,766	27,146	22,122	8,152	(5)

Per Share
Earnings per common share	$0.75	0.6	0.5	0.46	—
Distributions paid to common shareholders	$0.9	0.88	0.88	0.88	—
Weighted-average common shares outstanding-basic and diluted	45,100	45,198	44,524	17,686	—

Balance Sheet Data (at end of period)
Cash and cash equivalents	$747	1,082	38,630	23,820	3
Investment in hotels, net	$398,461	401,732	377,428	320,897	—
Total assets	$407,808	413,447	427,275	354,079	564
Notes payable-secured	$4,497	4,575	4,646	4,705	—
Shareholders’ equity	$400,016	406,886	421,624	348,594	(19)
Net book value per common share	$8.85	9	9.28	9.6	—

Other Data
Cash flow from:
Operating activities	$47,008	38,504	30,955	10,656	(5)
Investing activities	$(6,572)	(34,097)	(66,993)	(327,470)	(3)
Financing activities	$(40,771)	(41,955)	50,848	340,631	(13)
Number of hotels owned at end of period	28	28	27	22	—
Average Daily Rate (ADR) (c)	$114	104	99	91	—
Occupancy %	76	75	73	73	—
Revenue Per Available Room (RevPAR) (d)	$86	78	73	66	—

Funds From Operations Calculation
Net income	$33,766	27,146	22,122	8,152	(5)
Depreciation of real estate owned less gain on sale of depreciable asset	12,516	10,916	9,168	3,850	—

Funds from operations (a)	$46,282	38,062	31,290	12,002	(5)

(a) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles—GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. Apple considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of Apple’s activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs.

(b) Apple was formed on September 20, 2002 and commenced operations on January 3, 2003.

(c) Room revenue divided by number of rooms sold.

(d) ADR multiplied by occupancy.

CAPITALIZATION

This section supplements the discussion contained in the prospectus under the heading “Capitalization,” which begins on page 47 of the prospectus.

The following table sets forth our capitalization as of June 30, 2007. The table does not include shares of common stock issuable upon the exercise of options that may be, but have not been, granted under our independent director stock option plan. The information set forth in the following table should be read in conjunction with our historical financial statements included elsewhere in this prospectus and the discussion set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources.”

June 30,
2007
(In Thousands)
Debt:
Mortgage Notes Payable	$1,623,141
Stockholders Equity:
Preferred Stock, $0.001 Par Value, 40,000,000 Shares Authorized, None Outstanding	—
Common Stock, $0.001 Par Value, 1,460,000,000 shares authorized, 443,906,100 shares issued and outstanding as of June 30, 2007	444
Additional Paid-In Capital (1)	3,970,440
Accumulated distributions in excess of net income (loss)	(95,331)
Accumulated other comprehensive income	3,111
Total Stockholders’ Equity:	3,878,664

Total Capitalization:	$5,501,805

(1)  Additional paid-in capital is net of offering costs of $454,114 as of June 30, 2007.

COMPENSATION TABLE

Nonsubordinated Payments - Operational Stage

This subsection supplements the discussion contained in the prospectus under the heading “Compensation Table – Nonsubordinated Payments,” which begins on page 48 of the prospectus, and all similar discussions appearing throughout the prospectus.

OTHER OPERATIONAL EXPENSES

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

We pay Inland Investment Advisors, Inc. a monthly fee for providing investment advisory services in connection with our investments in marketable securities.

We pay fees on a monthly basis totaling 1% on an annnualized basis of the first $10 million of marketable securities under management, 0.90% on an annnualized basis of marketable securities from $10 million to $25 million, 0.80% on an annnualized basis of marketable securities from $25 million to $50 million and 0.75% on an annnualized basis of the remaining balance. Notwithstanding the above, the total annual fees paid to Inland Investment Advisors plus the annual business management fee paid to our Business Manager may not exceed the amounts we may pay as the annual business management fee.

The actual amount depends on the total amount of marketable securities under management and cannot be determined at this time.

Actual Compensation

This subsection supplements the discussion contained in the prospectus under the heading “Compensation Table – Actual Compensation,” which begins on page 58 of the prospectus.

Our Business Manager has agreed to pay all organization and offering expenses (excluding selling commissions and the marketing contribution and the due diligence expense allowance) in excess of 4.5% of the gross offering proceeds.  Our Business Manager also has agreed to pay all organization and offering expenses, including selling commissions and the other fees payable to Inland Securities, in excess of 15% of the gross offering proceeds. We anticipate that these costs will not exceed these limitations upon completion of the offering.

We have paid or incurred the following operating expenses in connection with our operational stage activities (all dollar amounts are rounded to the nearest thousand):

Operational Stage	For the six months ended June 30, 2007
Acquisition expenses	$1,664,000
Acquisition fees	250,000
Property management fees	6,440,000
Oversight fees	—
Interest expense	—
Service fee associated with purchasing, selling and servicing mortgages	1,219,000
Ancillary services reimbursements	1,434,000
Business management fees(1)	4,500,000
Investment advisor fees	978,000
Incentive fees	—
Total operating fees and expenses:(2)	$16,485,000

(1)  For the periods indicated, the Business Manager agreed to waive all fees allowed but not taken to which it was entitled, except for those fees listed in the table above.

(2)  Our total operating expenses did not exceed the 2% or 25% limitations for the six months ended June 30, 2007, and therefore the Business Manager has not been required to reimburse us for any excess amounts.

We have not sold any properties and, therefore, we have not paid or incurred any disposition fees for the period from October 4, 2004 (inception) through June 30, 2007.

PRIOR PERFORMANCE OF IREIC AFFILIATES

This section supersedes the discussion contained in the prospectus under the heading “Prior Performance of IREIC Affiliates,” which begins on page 60 of the prospectus.

Prior Investment Programs

During the ten year period ending June 30, 2007, IREIC and its affiliates have sponsored three other REITs and sixty-three real estate exchange private placements, which altogether have raised more than $8.1 billion from over 196,300 investors in offerings for which Inland Securities has served as dealer manager. During that period, Inland Western Retail Real Estate Trust, Inc., Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc., the other REITs sponsored by IREIC, the latter two of which are self-administered REITs, raised approximately $7.6 billion from over 195,100 investors. Inland Western Retail Real Estate Trust, Inc. and Inland Real Estate Corporation have investment objectives similar to ours in that they seek to invest in real estate that produces both current income and long-term capital appreciation for stockholders. Each of these entities, however, invests solely in retail shopping centers (generally neighborhood and community centers) and single tenant net-leased properties located throughout the United States, although Inland Real Estate Corporation has, to date, limited its focus to properties located within 400 miles of Oak Brook, Illinois.  Although we too purchase retail shopping centers and single tenant net-leased properties, our investment policies and strategies are much broader and do not limit our acquisitions to a specific type of real estate asset or geographic area. Another entity sponsored by IREIC, Inland Real Estate Exchange Corporation, offers real estate exchange transactions, on a private basis, designed, among other things, to provide replacement properties for persons wishing to complete an IRS Section 1031 real estate exchange. Thus, these private placement programs do not have investment objectives similar to ours. However, these private placement programs have owned real estate assets similar to those that we may seek to acquire, including industrial buildings, shopping centers, office buildings and other retail buildings. Unlike us, none of the prior programs sponsored by IREIC or its affiliates had a policy or strategy of acquiring controlling interests in REITs or other real estate operating companies. The three REITs that seek current income and capital appreciation represent approximately 94% of the aggregate amount raised in offerings for which Inland Securities has served as dealer manager, approximately 99% of the aggregate number of investors, approximately 93% of properties purchased and approximately 92% of the aggregate cost of the properties purchased by the prior programs sponsored by IREIC and its affiliates.

With respect to the disclosures set forth herein, we have not provided information for Inland Retail Real Estate Trust, Inc., or IRRETI, at or for the six months ended June 30, 2007. On February 27, 2007, IRRETI and Developers Diversified Realty Corporation (“DDR”) consummated the transactions contemplated by the Agreement and Plan of Merger, dated October 20, 2006, among DDR, a subsidiary of the DDR and IRRETI.  Pursuant to the agreement, DDR acquired IRRETI for a total merger consideration of $14.00 per share plus accrued but unpaid dividends for the month of February in cash, prorated in accordance with the agreement. DDR elected to pay the merger consideration to the IRRETI stockholders through combination of $12.50 in cash and $1.50 in common shares of DDR, which equates to a 0.021569 common share of DDR. The transaction had a total enterprise value of approximately $6.2 billion. No further information regarding IRRETI is available.

We pay fees to Inland Securities and our Business Manager, Property Managers, The Inland Group and their affiliates. We also reimburse these entities for expenses incurred in performing services on our behalf. We pay selling commissions, marketing contributions and a due diligence expense allowance to Inland Securities, a portion of which is reallowed to soliciting dealers. In addition, we reimburse IREIC for costs and other expenses of the offering. We also reimburse our Business Manager and The Inland Real Estate Transactions Group, Inc., Inland Real Estate Acquisitions, Inland Institutional Capital Partners

Corporation and each of their respective affiliates for acquisition expenses. We also pay our Business Manager an acquisition fee each time we acquire a controlling interest in a REIT or other real estate operating company, as well as a business management fee and an incentive fee after our stockholders have received a minimum return on their invested capital on an annual basis. In addition, we pay our Property Managers either a property management fee for any property managed by our Property Managers, their affiliates or agents or an oversight fee for any property managed by an entity other than our Property Managers, their affiliates or agents. Further, we pay interest on any money that we may borrow from our Business Manager and its affiliates and we pay fees to Inland Mortgage Servicing Corporation and Inland Mortgage Brokerage Corporation for all mortgages serviced or loans placed, respectively. We generally reimburse IREIC, our Business Manager and their respective affiliates for any expenses that they pay or incur in providing services to us. If we decide to sell a property, we may pay a property disposition fee to Inland Real Estate Sales, Inc. or Inland Partnership Property Sales Corp. See “Compensation Table” for a more detailed discussion regarding the fees and expenses that we expect to pay to Inland Securities, our Business Manager, Property Managers, The Inland Group and their affiliates.

The other three REITs previously sponsored by IREIC have similarly compensated IREIC and each of their respective business managers, property managers and affiliates. However, because none of these REITs have investment policies or strategies of acquiring controlling interests in REITs or other real estate operating companies, they did not contemplate paying an acquisition fee to their respective business managers or an oversight fee to their respective property managers. For example, we will pay our Business Manager a fee in connection with acquiring a controlling interest in a REIT or other real estate operating company, while the other three entities did not pay their respective business managers fees for the acquisition of properties. Further, we pay our Property Managers an oversight fee based on the gross income from each property managed by entities other than our Property Managers or their affiliates or agents. The other REITs did not pay their respective property managers oversight fees.

Similarly, the private placement programs sponsored by Inland Real Estate Exchange Corporation pay some of the same types of fees and expenses that we pay, such as selling commissions, marketing expenses, due diligence fees, acquisition fees and property management fees. However, because the business conducted by, and the underlying investments objectives of, these private placement programs are substantially different than our business and investment objectives, other fees and expenses paid by the private placement programs are not directly comparable to ours.

The information in this section and in the Prior Performance Tables, included in the prospectus as Appendix A, shows relevant summary information concerning real estate programs sponsored by IREIC and its affiliates. The purpose of these tables is to provide information on the prior performance of these programs so that you may evaluate IREIC’s experience in sponsoring similar programs. Because the investment objectives and policies of these prior real estate programs differ in some respects from our objectives and policies, you should not rely upon the prior performance tables to evaluate our potential performance. The following discussion is intended to briefly summarize the objectives and performance of the prior programs and to disclose any material adverse business developments sustained by these programs. Past performance is not necessarily indicative of future performance.

Summary Information

The table below provides summarized information concerning prior programs sponsored by IREIC or its affiliates, with the exception of Inland Retail Real Estate Trust, Inc., for the ten year period ending June 30, 2007, and is qualified in its entirety by reference to the introductory discussion above and the detailed information appearing in the Prior Performance Tables in Appendix A of the prospectus. With respect to Inland Retail Real Estate Trust, Inc., information is presented for the ten year period ended September 30, 2006. This information set forth in this table, and in the narrative that follows, represents capital raised by these prior programs only through offerings for which Inland Securities has served as dealer manager. All information regarding Inland Western Retail Real Estate Trust, Inc., Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. is derived from the public filings by these entities. WE ARE NOT, BY INCLUDING THESE TABLES, IMPLYING THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE TABLES BECAUSE OUR YIELD, CASH AVAILABLE FOR DISTRIBUTION AND OTHER FACTORS MAY BE SUBSTANTIALLY DIFFERENT. ACQUIRING OUR SHARES WILL NOT GIVE YOU ANY INTEREST IN ANY PRIOR PROGRAM.

	Inland Western Retail Real Estate Trust, Inc. REIT Program as of June 30, 2007	Inland Retail Real Estate Trust, Inc. REIT Program as of September 30, 2006	Inland Real Estate Corporation REIT Program as of June 30, 2007 (1)	Inland Real Estate Exchange Private Placement Offerings as of June 30, 2007

Number of programs sponsored	1	1	1	63
Aggregate amount raised from investors	$4,490,225,000	2,424,515,000	719,191,000	515,739,000
Approximate aggregate number of investors	115,500	57,600	22,000	1,200
Number of properties purchased	304	287	170	59
Aggregate cost of properties	$7,739,404,000	4,138,046,000	1,767,162,000	1,149,127,000
Number of mortgages/notes receivable	6	0	0	0
Principal amount of mortgages/notes receivable	$49,024,000	0	0	0
Percentage of properties (based on cost) that were:
Commercial—
Retail	70.00%	89.00%	84.00%	34.00%
Single-user net lease	30.00%	11.00%	16.00%	9.00%
Nursing homes	0.00%	0.00%	0.00%	0.00%
Offices	0.00%	0.00%	0.00%	44.00%
Industrial	0.00%	0.00%	0.00%	13.00%
Health clubs	0.00%	0.00%	0.00%	0.00%
Mini-storage	0.00%	0.00%	0.00%	0.00%
Total commercial	100.00%	100.00%	100.00%	100.00%
Multi-family residential	0.00%	0.00%	0.00%	0.00%
Land	0.00%	0.00%	0.00%	0.00%

Percentage of properties (based on cost) that were:
Newly constructed (within a year of acquisition)	38.00%	39.00%	36.00%	25.00%
Existing construction	62.00%	61.00%	64.00%	75.00%

Number of properties sold in whole or in part	7	13	21	1

Number of properties exchanged	0	0	0	0

(1)  On November 13, 2006, Inland Real Estate Corporation, or IRC, issued $180 million aggregate principal amount of its 4.625% convertible senior notes due 2026, which included the exercise by the initial purchasers of their option to purchase an additional $10 million to cover over-allotments. IRC received net proceeds of approximately $177.3 million after deducting selling discounts and commission. IRC used the net proceeds from the offering to repurchase 2,776,000 shares of its common stock at a price equal to $18.01 per share (approximately $50 million in the aggregate) concurrently with the closing of the offering. Neither Inland Securities nor any Inland affiliate received any fees in connection with this private placement. Accordingly, information regarding this private placement has been excluded from the table and the narrative below.

During the three years prior to June 30, 2007, Inland Western Retail Real Estate Trust, Inc. purchased 269 properties and Inland Real Estate Corporation purchased nineteen commercial properties. During the three years prior to September 30, 2006, Inland Retail Real Estate Trust, Inc. purchased sixty-eight commercial properties. Upon written request, you may obtain, without charge, a copy of Table VI filed with the Securities and Exchange Commission in Part II of our registration statement. Table VI provides more information about these acquisitions. In addition, upon written request, you may obtain, without charge, a copy of the most recent Form 10-K annual report filed with the Securities and Exchange Commission by any of these REITs within the last twenty-four months. We will provide exhibits to each such Form 10-K upon payment of a reasonable fee for copying and mailing expenses.

Publicly Registered REITs

Inland Real Estate Corporation was formed in May 1994. Through a total of four public offerings, the last of which was completed in 1998, Inland Real Estate Corporation, which we refer to herein as IRC, sold a total of 51.6 million shares of common stock. In addition, through June 30, 2007, IRC had issued approximately 15.4 million shares of common stock through its distribution reinvestment program and repurchased approximately 5.3 million shares of common stock through its share repurchase program. As a result, IRC has realized total gross offering proceeds of approximately $669.1 million as of June 30, 2007. On June 9, 2004, IRC listed its shares on the New York Stock Exchange and began trading under the ticker “IRC”. On September 17, 2007, the closing price of the stock on the New York Stock Exchange was $15.03 per share.

IRC focuses on purchasing shopping centers that provide convenience goods, personal services, wearing apparel and hardware and appliances. All of its centers are located within an approximate 400-mile radius of its headquarters in Oak Brook, Illinois. IRC seeks to provide stockholders with regular cash distributions and a hedge against inflation through capital appreciation. IRC also may acquire single-user retail properties throughout the United States. As of June 30, 2007, the properties owned by IRC were generating sufficient cash flow to pay operating expenses and an annual cash distribution of $0.96 per share, equal portions of which are paid monthly. Effective with the April 27, 2007 cash distribution, IRC began paying an annual cash distribution of $0.98 per share.

As of June 30, 2007, IRC owned 149 properties for an aggregate purchase price of approximately $1.8 billion. These properties were purchased in part with proceeds received from the above described offerings of shares of its common stock, borrowings secured by its properties and draws on its line of credit or sales proceeds from previous sales of properties. As of June 30, 2007, IRC had debt of approximately $667.6 million secured by its properties and had $85 million outstanding through an unsecured line of credit.

On July 1, 2000, IRC became a self-administered REIT by acquiring, through merger, Inland Real Estate Advisory Services, Inc., its advisor, and Inland Commercial Property Management, Inc., its property manager. As a result of the merger, IREIC, the sole stockholder of the advisor, and The Inland Property Management Group, Inc., the sole stockholder of its property manager, received an aggregate of approximately 6.2 million shares of IRC’s common stock valued at $11.00 per share, or approximately 9% of its common stock.

Inland Retail Real Estate Trust, Inc. was formed in February 1999. Through a total of three public offerings, the last of which was completed by Inland Securities in 2003, Inland Retail Real Estate Trust, Inc., which we refer to herein as IRRETI, sold a total of approximately 213.7 million shares of its common stock. In addition, through September 30, 2006, IRRETI had issued approximately 41.1 million shares through its distribution reinvestment program, and has repurchased a total of approximately 11.4 million shares through the share reinvestment program. As a result, IRRETI had realized total net offering proceeds of approximately $2.4 billion as of September 30, 2006. On December 29, 2004, IRRETI issued approximately 19.7 million shares as a result of a merger with its advisor and property managers, as described below.

IRRETI focused on purchasing shopping centers located east of the Mississippi River in addition to single-user retail properties in locations throughout the United States. IRRETI sought to provide investors with regular cash distributions and a hedge against inflation through capital appreciation. As of September 30, 2006, the properties owned by IRRETI were generating sufficient cash flow to pay operating expenses and an annual cash distribution of $0.83 per share, a portion of which was paid monthly.

As of September 30, 2006, IRRETI owned 287 properties for an aggregate purchase price of approximately $4.1 billion. These properties were purchased with proceeds received from the above described offerings of shares of its common stock, financings sole of properties and the line of credit. As of September 30, 2006, IRRETI had borrowed approximately $2.3 billion secured by its properties.

On December 29, 2004, IRRETI became a self-administered REIT by acquiring, through merger, Inland Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southern Management Corp., Inland Mid-Atlantic Management Corp., and Inland Southeast Property Management Corp., its property managers. As a result of the merger, IRRETI issued to our sponsor, IREIC, the sole stockholder of the business manager and advisor, and the stockholders of the property managers, an aggregate of approximately 19.7 million shares of IRRETI’s common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.9% of its common stock.

On February 27, 2007, IRRETI and DDR consummated the transactions contemplated by the Agreement and Plan of Merger, dated October 20, 2006, among DDR, a subsidiary of the DDR and IRRETI. Pursuant to the agreement, DDR acquired IRRETI for a total merger consideration of $14.00 per share plus accrued but unpaid dividends for the month of February in cash, prorated in accordance with the agreement. DDR elected to pay the merger consideration to the IRRETI stockholders through combination of $12.50 in cash and $1.50 in common shares of DDR, which equates to a 0.021569 common share of DDR. The transaction had a total enterprise value of approximately $6.2 billion.

Inland Western Retail Real Estate Trust, Inc. was formed in March 2003. Through a total of two public offerings, the last of which was completed in 2005, Inland Western Retail Real Estate Trust, Inc., which we refer to herein as Inland Western, sold a total of approximately 422 million shares of its common stock. In addition, through June 30, 2007, Inland Western had issued approximately 39 million shares through its distribution reinvestment program and had repurchased approximately 11 million shares through its share repurchase program. As a result, Inland Western has realized total gross offering proceeds of approximately $4.5 billion as of June 30, 2007.

Inland Western focuses on purchasing multi-tenant shopping centers and single-user net lease properties in locations throughout the United States. Inland Western seeks to provide investors with regular cash distributions and a hedge against inflation through capital appreciation. As of June 30, 2007, the properties owned by Inland Western were generating sufficient cash flow to pay operating expenses and an annualized cash distribution of $0.6425 per share, a portion of which is paid monthly.

As of June 30, 2007, Inland Western owned 304 properties for an aggregate purchase price of approximately $7.7 billion. These properties were purchased with proceeds received from the above described offering of shares of its common stock and financings. As of June 30, 2007, Inland Western had borrowed approximately $4.2 billion secured by its properties.

The following tables summarize distributions paid by IRC and Inland Western from the date each was formed or commenced its offering through June 30, 2007, and, in the case of IRRETI, through September 30, 2006. The rate at which each company raises capital, acquires properties and generates cash from all sources determines the amount of cash available for distribution. As described in more detail below, IREIC or its affiliates agreed, from time to time, to either forgo or defer all or a portion of the business management and advisory fees due them to increase the amount of cash available to pay distributions while each REIT raised capital and acquired properties. As described below, IREIC also advanced monies to Inland Western to pay distributions. Inland Western has since repaid these advances. With respect to IRC, from 1995 through 2000, IREIC or its affiliates agreed to forgo approximately $10.5 million in advisor fees. With respect to IRRETI, from 1999 through 2004, IREIC or its affiliates agreed to forgo approximately $3.2 million and deferred an additional $13.1 million in advisor fees. As of December 31, 2004, IRRETI had paid IREIC or its affiliates all deferred advisor fees. With respect to Inland Western, since 2003 through June 30, 2007, IREIC or its affiliates received approximately $69.9 million in advisor fees and agreed to forgo an additional $113.6 million. During this time, IREIC also advanced funds to Inland Western to pay distributions. In 2003 and 2004, Inland Western received approximately $1.2 million and $4.7 million, respectively, for an aggregate amount of approximately $5.9 million. IREIC forgave approximately $2.4 million of this amount, which is included as “additional paid in capital” in Inland Western’s financial statements, and Inland Western had repaid the remaining $3.5 million.

In each case, if IREIC or its affiliates had not agreed to forgo or defer all or a portion of the advisor fee, or, in the case of Inland Western, advance monies to pay distributions, the aggregate amount of distributions made by each REIT may have been reduced or the REIT would have likely had to decrease the number of properties acquired or the pace at which it acquired properties. For the six months ended June 30, 2007, we paid our Business Manager a business management fee of $4.5 million, or approximately 0.20% of our average invested assets on an annual basis, which is less than the full 1% fee that the Business Manager is entitled to receive. Our Business Manager may agree to forgo or defer all or a portion of its business management fee during the periods that we are raising capital and acquiring real estate assets with this capital. Our Business Manager is not, however, obligated to continue foregoing any portion of this fee, thus we may pay less in distributions or have less cash available to acquire real estate assets. See “Risk Factors – Risks Related to Our Business” for a discussion of risks associated with the availability and timing of our cash distributions.

Inland Real Estate Corporation – Last Offering By Inland Securities Completed In 1998

		Total Distribution	Ordinary Income(1)	Non Taxable Distribution(2)	Capital Gain Distribution(3)	Total Distributions per Share
		$	$	$	$	$
1995		736,627	694,213	42,414	—	.76
1996		3,704,943	3,093,525	611,418	—	.82
1997		13,127,597	9,739,233	3,388,364	—	.86
1998		35,443,213	27,015,143	8,428,070	—	.88
1999		48,379,621	35,640,732	12,738,889	—	.89
2000		52,964,010	40,445,730	12,518,280	—	.90
2001		58,791,604	45,754,604	12,662,414	374,586.93
2002		60,090,685	41,579,944	18,315,640	195,101.94
2003		61,165,608	47,254,096	13,577,679	333,833.94
2004		62,586,577	53,458,760	7,883,026	1,244,791.94
2005	(4)	58,867,790	57,502,980	—	1,364,810.87
2006	(5)	64,689,179	55,737,360	8,520,125	431,694.96
2007		31,717,000	31,717,000	—	—	.24
		552,264,454	449,633,320	98,686,319	3,944,815

(1)                   The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.

(2)                   Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

(3)                   Represents a capital gain distribution for federal income tax purposes.

(4)                   For the year ended December 31, 2005, IRC declared distributions of $0.95 per diluted weighted average number of shares outstanding and distributed $0.87 per share for the eleven-month period February 17, 2005 through December 19, 2005.  The distribution declared on December 20, 2005 with a record date of January 3, 2006 and payment date of January 17, 2006 is reportable for tax purposes in 2006 and is not reflected in the 2005 calculation.

(5)                   The December distribution declared on December 20, 2006, with a record date of January 2, 2007 and payment date of January 17, 2007, is reportable for tax purposes in 2007 and is not reflected in the 2006 calculation.

Inland Retail Real Estate Trust, Inc. – Last Offering By Inland Securities Completed In 2003

	Total Distribution		Ordinary Income(1)		Non Taxable Distribution(2)		Capital Gain Distribution(3)		Total Distributions per Share
	$		$		$		$		$
1999	1,396,861		318,484		1,078,377		—		.49	(4)
2000	6,615,454		3,612,577		3,002,877		—		.77
2001	17,491,342		10,538,534		6,952,808		—		.80
2002	58,061,491		36,387,136		21,674,355		—		.82
2003	160,350,811		97,571,099		62,779,712		—		.83
2004	190,630,575		110,922,403		79,708,172		—		.83
2005	193,733,000		146,820,000		45,713,000		1,200,000.76			(5)
2006	162,705,000	(1)	162,705,000	(1)	—	(1)	—	(1)
	790,894,534		568,875,233		220,909,301		1,200,000

(1)                   The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.  Because of the acquisition by DDR, this information reflects distributions as of September 30, 2006.

(2)                   Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

(3)                   Represents a capital gain distribution for federal income tax purposes.

(4)                   IRRETI began paying monthly distributions in May 1999.  This amount represents total distributions per share made during the period from May 1999 through December 1999.

(5)                   For the year ended December 31, 2005, IRRETI declared distributions of $0.83 per diluted weighted average number of shares outstanding and distributed $0.76 per share for the eleven-month period February 7, 2005 through December 7, 2005.

Inland Western Retail Real Estate Trust, Inc. – Last Offering By Inland Securities Completed In 2005

	Total Distribution	Ordinary Income(1)	Non Taxable Distribution(2)	Capital Gain Distribution(3)	Total Distributions per Share
	$	$	$	$	$
2003	358,000	—	358,000	—	.13	(4)
2004	54,542,000	29,998,000	24,544,000	—	.66
2005	211,327,000	114,117,000	97,210,000	—	.64
2006	283,769,000	128,962,000	154,807,000	—	.64
2007	143,875,000	143,875,000	—	—	.32
	693,871,000	416,952,000	276,919,000	—

(1)                   The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.

(2)                   Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

(3)                   Represents a capital gain distribution for federal income tax purposes.

(4)                   Inland Western began paying monthly distributions in November 2003.  This amount represents total distributions per share paid during the period from November 2003 through December 2003.

The following table summarizes the yield on initial principal investment that investors would have realized if they had reinvested their distributions at the discounted share price provided in the distribution reinvestment program of the three REITs previously sponsored by IREIC. Yields are calculated from the commencement date of each REIT’s initial public offering and are based on the actual amount of distributions made since that date. All calculations assume an initial principal investment of $10,000.00 and that distributions were reinvested through the distribution reinvestment program (DRP) offered by each REIT. The dollar amount of each periodic distribution was calculated based on the cumulative number of shares owned at the time of the distribution and the actual distribution per share. The resulting amount was divided by the actual DRP share price at the time of the distribution to determine the number of additional shares purchased through the DRP. These additional shares were then added to the cumulative number of shares owned immediately prior to the distribution.

Cumulative Compounded Yield on Initial Principal Investment

As of December 31,	IRC (1)		IRRETI (2)		Inland Western (3)
1994	0.00	%(4)	N/A		N/A
1995	8.45%		N/A		N/A
1996	9.55%		N/A		N/A
1997	11.00%		N/A		N/A
1998	12.14%		N/A		N/A
1999	13.36%		7.79	%(5)	N/A
2000	14.99%		9.00%		N/A
2001	17.88%		9.92%		N/A
2002	18.35%		11.07%		N/A
2003	20.07%		12.08%		4.97	%(6)
2004	21.71%		13.18%		6.91%
2005	23.99%		14.32%		7.32%
2006	25.50%		N/A	%(7)	7.94%

(1)      IRC sold shares for $10.00 per share from October 1994 through March 1998 in offerings for which Inland Securities has served as dealer manager.  During this time, the DRP purchase price was $9.05 per share.  From April 1998 through December 1998, IRC sold shares for $11.00 per share.  During that time and through May 2004, the DRP purchase price was $10.50 per share.  In June 2004, IRC became publicly traded.  Since then, the DRP share price has been calculated as the average of the opening and closing share prices for the five days immediately preceding the payment of the monthly distribution.  This price is calculated on a monthly basis.  As of December 31, 2005, the DRP purchase price was $15.10 per share.  As of June 30, 2007, the DRP purchase price per share was $16.98.

(2)      IRRETI sold shares from February 1999 through May 2003 at a price of $10.00 per share in offerings for which Inland Securities has served as dealer manager.  During that time and through December 31, 2005, the DRP purchase price was $10.25 per share.  As of September 30, 2006, the DRP purchase price per share was $11.00.

(3)      Inland Western commenced selling shares in September 2003 at a price of $10.00 per share in offerings for which Inland Securities has served as dealer manager.  During that time and through December 31, 2005, the DRP purchase price was $9.50 per share.  As of June 30, 2007, the DRP purchase price per share was $10.00.

(4)      Although IRC began selling shares in October 1994, it did not acquire its first property until January 1995 and did not make distributions in 1994.  During 1995, IRC paid three quarterly distributions and began paying monthly distributions in November 1995.

(5)      IRRETI began paying monthly distributions in June 1999.  This represents the annualized cumulative compounded yield on principal investment for the period from June 1999 through December 1999.

(6)      Inland Western began paying monthly distributions in November 2003.  This represents the annualized cumulative compounded yield on principal investment for the period from November 2003 through December 2003.

(7)      Because of the acquisition by DDR, this information is not available for IRRETI as of December 31, 2006.

As discussed above, from time to time, IREIC or its affiliates agreed to either forgo or defer all or a portion of the advisor fee in an effort to increase cash available for distributions by each REIT. In the case of Inland Western, IREIC also advanced amounts to Inland Western to fund distributions. In each case, if IREIC or its affiliates had not agreed to forgo or defer all or a portion of the advisor fee, or, in the case of Inland Western, advance funds to fund distributions, the aggregate amount of distributions made by each REIT would have been reduced, dollar for dollar, by the amounts forgone, deferred or advanced. If this had occurred, the corresponding reduction in the aggregate amount of distributions made by each REIT would have resulted in a cumulative compounded yield on initial principal investment lower than as set forth for each REIT in the table above.

Private Partnerships

Through June 30, 2007, affiliates of IREIC have sponsored 514 private placement limited partnerships which have raised more than $524.2 million from approximately 17,000 investors and invested in properties for an aggregate price of more than $1 billion in cash and notes. Of the 522 properties purchased, 93% have been located in Illinois. Approximately 90% of the funds were invested in apartment buildings, 6% in shopping centers, 2% in office buildings and 2% in other properties. Including sales to affiliates, 493 partnerships have sold their original property investments. Officers and employees of IREIC and its affiliates invested more than $17 million in these limited partnerships.

From July 1, 1997 through June 30, 2007, investors in these private partnerships have received total distributions in excess of $506 million consisting of cash flow from partnership operations, interest earnings, sales and refinancing proceeds and cash received from the course of property exchanges.

Following a proposal by the former corporate general partner, which was an affiliate of The Inland Group, investors in 301 private partnerships voted in 1990 to admit IREIC as the corporate general partner for those partnerships. Beginning in December 1993 and continuing into the first quarter of 1994, investors in 101 private limited partnerships for which IREIC is the general partner received letters informing them of the possible opportunity to sell the sixty-six apartment properties owned by those partnerships to a to-be-formed REIT in which affiliates of IREIC would receive stock and cash and the limited partners would receive cash. The underwriters of this apartment REIT subsequently advised IREIC to sell to a third party its management and general partner interests in those remaining limited partnerships not selling their apartment properties to the apartment REIT. Those not selling their apartment properties constituted approximately 30% of the IREIC-sponsored limited partnerships owning apartment buildings. The prospective third-party buyers of IREIC’s interests in the remaining partnerships, however, would make no assurance to support those partnerships financially. As a result, in March 1994, IREIC informed investors of its decision not to form the apartment REIT.

Following this decision, two investors filed a complaint in April 1994 in the Circuit Court of Cook County, Illinois, Chancery Division, purportedly on behalf of a class of other unnamed investors, alleging that IREIC had breached its fiduciary responsibility to those investors whose partnerships would have sold apartment properties to the apartment REIT. The complaint sought an accounting of information regarding the apartment REIT matter, an unspecified amount of damages and the removal of IREIC as general partner of the partnerships that would have participated in the sale of properties. In August 1994, the court granted IREIC’s motion to dismiss, finding that the plaintiffs lacked standing to bring the case individually. The plaintiffs were granted leave to file an amended complaint. Thereafter, in August 1994, six investors filed an amended complaint, purportedly on behalf of a class of other investors, and derivatively on behalf of six limited partnerships of which IREIC is the general partner. The derivative counts sought damages from IREIC for alleged breach of fiduciary duty and breach of contract, and asserted a right to an accounting. IREIC filed a motion to dismiss in response to the amended complaint. The suit was dismissed in March 1995 with prejudice. The plaintiffs filed an appeal in April 1996. After the parties briefed the issue, arguments were heard by the appellate court in February 1997. In September 1997, the appellate court affirmed the trial court decision in favor of IREIC.

IREIC is the general partner of twenty-seven private limited partnerships and one public limited partnership that owned interests in fifteen buildings that were net leased to Kmart. The fourteen Kmarts owned by the private limited partnerships were all cross-collateralized. Relating to the Kmart bankruptcy, the status of the fifteen buildings is as follows:

Category 1 - The leases of nine of the Kmarts were current and had been accepted by Kmart under their Chapter 11 reorganization plan.

Category 2 - Kmart assigned its designation rights in one lease to Kohl’s. The lease was amended and extended for Kohl’s by IREIC, the general partner on behalf of the owners and lender and Kohl’s began paying rent February 12, 2003.

Category 3 - Under Kmart’s Chapter 11 reorganization plan and upon emergence from bankruptcy on April 22, 2003, Kmart rejected four property leases, one of which was subject to a ground lease to Kimco. Kmart ceased paying rent as of May 1, 2003.

IREIC, as general partner, agreed with the note holders who owned the loan to conduct a liquidation of the fourteen properties which comprise Categories 1, 2 and 3. The Category 2 property, which was leased by Kohl’s was sold on February 19, 2004. As of June 30, 2005, all of the Category 1 and Category 3 Kmart properties have been sold and the note holders have been paid off in full.

Category 4 - Under Kmart’s Chapter 11 reorganization, Kmart rejected the lease for the property owned by the public limited partnership and ceased paying rent as of June 29, 2002. This Kmart was sold in May 2005.

1031 Exchange Private Placement Offering Program

In March 2001, IREIC formed Inland Real Estate Exchange Corporation, or IREX, to, among other things, provide replacement properties for people wishing to complete an IRS Section 1031 real estate exchange. Through June 30, 2007, IREX has offered the sale of sixty-three properties with a total property value of approximately $1.1 billion.

Landings Of Sarasota Delaware Business Trust (DBT). Inland Southern Acquisitions, Inc., a Delaware corporation and an affiliate of IREX, acquired The Landings, a multi-tenant shopping center located in Sarasota, Florida in December 1997 for $9.8 million. In August 2001, Inland Southern Acquisitions, Inc. contributed 100% of its interest in the property into Landings of Sarasota DBT, a Delaware business trust, refinanced the property with a loan of $8 million from Parkway Bank & Trust Co., an Illinois banking corporation, and began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $12 million, which consisted of $8 million in debt assumption and $4 million in equity investment. $0.2 million of the offering proceeds were allocated to a property reserve account. The offering was completed in May 2002 when the maximum offering amount was raised.

On July 28, 2005, this property was sold for approximately $15.9 million after the repayment of the mortgage balance of approximately $7.7 million and payment of the costs of sales totaling approximately $977,000, the investors received approximately $7.2 million in net sales proceeds.

Sentry Office Building, DBT, a Delaware business trust, purchased a newly constructed, single-tenant office building in Davenport, Iowa in December 2001 from Ryan Companies US Inc., a Minnesota corporation. The trust financed its acquisition of the property with a $7.5 million first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation. In January 2002, Sentry Office Building Corporation, a Delaware corporation and the initial beneficiary of the trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $11 million, which consisted of $7.5 million in debt assumption and $3.5 million in equity investment. $0.1 million of the offering proceeds obtained from the new owners was allocated to a property reserve account. The offering was completed in April 2002 when the maximum offering amount was raised.

On April 12, 2006, the $7.2 million mortgage was refinanced with an approximately $7.6 million mortgage. After paying refinancing expenses totaling approximately $164,000, the investors received the net refinancing proceeds of approximately $267,000.

Pets Bowie DBT, a Delaware business trust, purchased a single-tenant retail building leased to PETsMART in Bowie, Maryland in October 2001 from PETsMART, Inc. and Wells Fargo Bank Northwest, N.A. The trust initially financed its acquisition of the property with a temporary loan of approximately $2.6 million from Parkway Bank & Trust Co., an Illinois banking corporation, and then replaced this loan with a permanent loan of $1.3 million with the same lender. In May 2002, Pets Bowie Delaware Business Trust began offering all of its beneficial interests to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $3.9 million, which consisted of $1.3 million in debt assumption and $2.6 million in equity investment. $90,000 of the offering proceeds obtained from the new owners was allocated to a property reserve account. The offering was completed in July 2002 when the maximum offering amount was raised.

On October 31, 2006, the $1.3 million mortgage was refinanced with an approximately $3 million mortgage. After paying refinancing expenses totaling approximately $174,000, the investors received the net refinancing proceeds of approximately $1.5 million.

1031 Chattanooga DBT, a Delaware business trust, acquired a retail property currently leased to Eckerd in Chattanooga, Tennessee in May 2002. The trust financed the property with a loan of $1.5 million from Parkway Bank & Trust Co., an Illinois banking corporation. In July 2002, 1031 Chattanooga, L.L.C., the initial beneficiary of 1031 Chattanooga DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $3.4 million, which consisted of $1.5 million in debt assumption and $1.9 million in equity investment. The offering was completed in May 2003 when the maximum offering amount was raised.

On December 22, 2006, the $1.5 million mortgage was refinanced with an approximately $2.4 million mortgage. After paying refinancing expenses totaling approximately $100,000, the investors received the net refinancing proceeds of $800,000.

Lansing Shopping Center DBT, a Delaware business trust, purchased a newly constructed, multi-tenant retail shopping center in Lansing, Illinois in June 2002 from LaSalle Bank, N.A., as trustee under trust agreement dated May 22, 2001 and known as Trust No. 127294. The trust financed its acquisition of the property with a $5.9 million first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation. In August 2002, Lansing Shopping Center, L.L.C., a Delaware limited liability company and the initial beneficiary of Lansing Shopping Center, DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $10.9 million, which consisted of $5.9 million in debt assumption and $5 million in equity investment. $80,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in September 2002 when the maximum offering amount was raised.

On May 26, 2006, the $5.9 million mortgage was refinanced with an approximately $7.5 million mortgage. After paying refinancing expenses totaling $323,000, the investors received the net refinancing proceeds of approximately $1.3 million.

Inland 220 Celebration Place DBT, a Delaware business trust, purchased a single-tenant office building currently leased to Walt Disney World Co., a Florida corporation, in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co. in a sale/leaseback transaction. The trust financed its acquisition of the property with an $18 million first mortgage loan from Bank of America, N.A., a national banking association. In September 2002, Inland 220 Celebration Place, L.L.C., a Delaware limited liability company and the initial beneficiary of Inland 220 Celebration Place Delaware Business Trust, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $33.8 million, which consisted of $18 million in debt assumption and $158 million in equity investment. $50,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in September 2003 when the maximum offering amount was raised.

Taunton Circuit DBT, a Delaware business trust, acquired a retail property currently leased to Circuit City in Taunton, Massachusetts in July 2002. The trust financed the property with a first mortgage of $2.8 million from MB Financial Bank. In September 2002, Inland Taunton Circuit, L.L.C., the initial beneficiary of Taunton Circuit Delaware Business Trust, offered all of its interest in the trust to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $6,550,000, which consisted of $2.8 million in debt assumption and approximately $3.8 million in equity investment. The offering was completed in September 2002 when the maximum offering amount was raised.

Broadway Commons DBT, a Delaware business trust, acquired a multi-tenant retail center located in Rochester, Minnesota, in July 2002. The trust financed the property with a first mortgage of approximately $8.9 million from Parkway Bank & Trust Co., an Illinois banking corporation. In October 2002, Broadway Commons, L.L.C., the initial beneficiary of Broadway Commons Delaware Business Trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $17.3 million, which consisted of approximately $8.9 million in debt assumption and $8.4 million in equity investment. $0.1 million of the offering proceeds was allocated to a property reserve account. The offering was completed in December 2003 when the maximum offering amount was raised.

On January 20, 2006, the $8.9 million mortgage was refinanced with an approximately $11 million mortgage. After paying refinancing expenses totaling approximately $349,000, the investors received the net refinancing proceeds of approximately $1.8 million.

Bell Plaza 1031, LLC. Rehab Associates XIII, Inc., an Illinois corporation and an affiliate of IREX, acquired Bell Plaza, a multi-tenant shopping center in Oak Lawn, Illinois on August 28, 1998 for approximately $1.7 million. In October 2002, Rehab Associates XIII contributed 100% of its interest in the property into Bell Plaza 1031, LLC, a Delaware single member limited liability company, and then offered all of its membership interests in Bell Plaza, LLC to North Forsyth Associates, a North Carolina general partnership, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $4 million, which consisted of approximately $3.1 million in debt assumption and $0.9 million in equity investment. $25,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in November 2002 when the maximum offering amount was raised.

On May 13, 2005, the $3.1 million mortgage was refinanced with an approximately $3.1 million mortgage, of which refinancing expenses totaled $30,000.

Inland 210 Celebration Place DBT, a Delaware business trust, purchased a single-tenant office building currently leased to Walt Disney World Co., a Florida corporation, in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co. in a sale/leaseback transaction. The trust financed its acquisition of the property with a $5.7 million first mortgage loan from Bear Stearns Commercial Mortgage, Inc. In January 2003, Inland 210 Celebration Place Delaware Business Trust sold its fee simple interest in 210 Celebration Place to Old Bridge Park Celebration, LLC, a Delaware limited liability company, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $12 million, which consisted of $5.7 million in debt assumption and $6.3 million in equity investment. The offering was completed in January 2003 when the maximum offering amount was raised.

On June 4, 2007, the $5.7 million mortgage was refinanced with an approximately $7.2 million mortgage.  After paying refinancing expenses totaling approximately $79,000, the investors received the net refinancing proceeds of approximately $1.4 million.

CompUSA Retail Building - Lombard C-USA, L.L.C., a Delaware limited liability company, purchased a single-tenant retail building leased to CompUSA, Inc. in Lombard, Illinois in January 2003 from an unrelated third party. The L.L.C. financed its acquisition of the property with a $4 million loan from Bear Stearns Commercial Mortgage, Inc. In April 2003, Lombard C-USA, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2840 S. Highland Avenue, Lombard, DuPage County, Illinois for approximately $3.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $8 million, which consisted of $4 million in debt assumption and approximately $4 million in equity investment. As required by the lender, Lombard C-USA, L.L.C. will retain at least a 1% tenant in common interest, which is included in the $4 million equity investment. $75,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in February 2004 when the maximum offering amount was raised.

Deere Distribution Facility in Janesville, Wisconsin. Janesville 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant, light industrial distribution center leased to Deere & Company, a Delaware corporation, in Janesville, Wisconsin in February 2003 from Ryan Janesville, L.L.C., a Minnesota corporation and an affiliate of Ryan Companies US, Inc. The L.L.C. financed its acquisition of the property with a $10.5 million loan from Bear Stearns Commercial Mortgage, Inc. In May 2003, Janesville 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2900 Beloit Avenue, Janesville, Rock County, Wisconsin for approximately $10 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $20.5 million, which consisted of approximately $10.5 million in debt assumption and approximately $10.1 million in equity investment, 1% of which was required by the lender to be retained by Janesville 1031, L.L.C. $0.1 million of the offering proceeds was allocated to a property reserve account. The offering was completed in January 2004 when the maximum offering was raised.

Fleet Office Building - Westminster Office 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant office building leased entirely to Fleet National Bank, a national banking association, in Providence, Rhode Island in April 2003 from Fleet National Bank in a sale/leaseback transaction. The L.L.C. financed its acquisition of the property with a $12.9 million loan from Bear Stearns Commercial Mortgage, Inc. In June 2003, Westminster Office 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 111 Westminster Street, Providence, Providence County, Rhode Island for $9.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $22.9 million, which consisted of $12.9 million in debt assumption and $10 million in equity investment, 1% of which was required by the lender to be retained by Westminster Office 1031, L.L.C. Approximately $0.2 million of the offering proceeds was allocated to a property reserve account. The offering was completed in January 2004 when the maximum offering was raised.

Deere Distribution Facility in Davenport, Iowa. Davenport 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant, light industrial distribution center leased to Quad Cities Consolidation and Distribution, Inc., an Illinois corporation, in Davenport, Iowa in April 2003 from Ryan Companies US, Inc., a Minnesota corporation. The lease is fully guaranteed by Deere & Company, a Delaware corporation. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc. In August 2003, Davenport 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2900 Research Parkway, Davenport, Scott County, Iowa for approximately $15.5 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $28.2 million, which consisted of $12.5 million in debt assumption and $15.7 million in equity investment, 1% of which was required by the lender to be retained by Davenport 1031, L.L.C. $0.1 million of the offering proceeds was allocated to a property reserve account. The offering was completed in April 2004 when the maximum offering was raised.

Grand Chute DST, a Delaware statutory trust, purchased a multi-tenant retail shopping center in Grand Chute, Wisconsin in October 2002 from Continental 56 Fund Limited Partnership. The trust funded the acquisition of the property with cash from the sale of 100% of the beneficial interests in the trust to Grand Chute, L.L.C., a Delaware limited liability company. Subsequent to the acquisition of the property, the trust obtained a loan of approximately $5.7 million from Bank of America, N.A. and the proceeds of the loan were distributed to Grand Chute, L.L.C. as a partial return of its capital contribution. In January 2003, Grand Chute, L.L.C. began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $12 million, which consisted of approximately $5.7 million in debt assumption and approximately $6.4 million in equity investment. Approximately $0.5 million of the offering proceeds was allocated to four separate property reserve accounts, three of which were required by the lender. In September 2003, certain information in the offering was amended and supplemented through the release of the First Supplement to Private Placement Memorandum. The offering was completed in March 2004 when the maximum offering amount was raised.

Macon Office DST, a Delaware statutory trust, purchased a single-tenant office complex in Macon, Georgia in October 2002 from UTF Macon, L.L.C. The trust funded the acquisition of the property with cash from the sale of 100% of the beneficial interests in the trust to Macon Office, L.L.C., a Delaware limited liability company. Subsequent to the acquisition of the property, the trust obtained a loan of approximately $5.6 million from Bank of America, N.A. and the proceeds of the loan were distributed to Macon Office, L.L.C. as a partial return of its capital contribution. In October 2003, Macon Office, L.L.C. began offering all of its beneficial interests in the trust to certain qualified persons seeking a cash investment, in addition to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $12.2 million, which consisted of approximately $5.6 million in debt assumption and $6.6 million in equity investment. $0.1 million of the offering proceeds was allocated to a property reserve account. The offering was completed in March 2004 when the maximum offering amount was raised.

White Settlement Road Investment, LLC, a Delaware limited liability company, acquired a retail property currently leased to Eckerd Corporation in Fort Worth, Texas in July 2003. The LLC funded the acquisition of the property with cash from an affiliate and with a short-term loan from Parkway Bank and Trust Co., an Illinois banking corporation, in the amount of approximately $2 million. In November 2003, Fort Worth Exchange, LLC, a Delaware limited liability company and initial beneficiary of White Settlement Road Investment, LLC, offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $2.8 million, which consisted of $1.4 million in debt assumption and $1.4 million in equity investment. The offering was completed in December 2003 when the maximum offering amount was raised. Simultaneous with the completion of the offering, the short-term loan with Parkway was converted to a permanent loan and the terms of the loan documents were modified in accordance with a loan commitment from Parkway.

Plainfield Marketplace. Plainfield 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant shopping center located in Plainfield, Illinois on December 16, 2003 from Ryan Companies US, Inc., a Minnesota corporation. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In January 2004, Plainfield 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 11840 South Route 59, Plainfield, Will County, Illinois for approximately $12.4 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $24.4 million, which consisted of approximately $11.9 million in debt assumption and approximately $12.5 million in equity investment, 1% of which was required by the lender to be retained by Plainfield 1031, L.L.C. The difference between the real estate acquisition price of $21.7 million and the total price of $24.4 million consists of a $950,000 acquisition fee, $150,000 for a property reserve account and $1.6 million of estimated costs and expenses. The offering was completed in June 2004 when the maximum offering amount was raised.

Pier 1 Retail Center. Butterfield-Highland 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on December 30, 2003 from the beneficiary of Trust No. 2314, an unrelated third party, which trust was held by North Side Community Bank as trustee under the Trust Agreement dated December 12, 2003. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In March 2004, Butterfield-Highland 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2830 S. Highland Avenue, Lombard, Illinois for approximately $4.3 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $8.2 million, which consisted of approximately $3.9 million in debt assumption and $4.3 million in equity investment, a minimum of 1% of which is required by the lender to be retained by Butterfield-Highland 1031, L.L.C. The difference between the real estate acquisition price of approximately $7.1 million and the total price of approximately $8.2 million consists of a $350,000 acquisition fee, $100,000 for a property reserve account and $675,000 of estimated costs and expenses. The offering was completed in June 2004 when the maximum offering amount was raised.

Long Run 1031, L.L.C. LR 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on January 27, 2003 from Ryan Lemont, L.L.C., the third party seller and developer of the property. The L.L.C. financed its acquisition of the property with cash and, on April 24, 2003, placed a loan on the property in the amount of $4.7 million from Principal Commercial

Funding, LLC. In June 2004, LR 1031, L.L.C. a Delaware limited liability company and initial beneficiary of Long Run 1031, L.L.C. offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $4.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $9.6 million, which consisted of $4.7 million in debt assumption and approximately $4.9 million in equity investment. The difference between the real estate acquisition price of $8.5 million and the total price of approximately $9.6 million consists of a $451,347 acquisition fee, $50,000 for a property reserve account and $658,653 of estimated costs and expenses. The offering was completed in May 2004 when the maximum offering amount was raised.

In June 2007, the sole investor of the Long Run property elected to terminate the property management agreement with an affiliate of the sponsor.

Forestville 1031, L.L.C. Forestville Exchange, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on November 13, 2003 from Silver Hill, L.L.C., a North Carolina limited liability company, the property’s developer. The L.L.C. financed its acquisition of the property with cash. In May 2004, Forestville Exchange, L.L.C. a Delaware limited liability company and initial beneficiary of Forestville 1031, L.L.C. offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $3.9 million, which consisted of approximately $1.8 million in mortgage financing from Parkway Bank and Trust Co. and approximately $2.1 million in equity investment. The difference between the real estate acquisition price of approximately $3.5 million and the total price of $3.9 million consists of a $172,500 acquisition fee and $277,500 of estimated costs and expenses. The offering was completed in May 2004 when the maximum offering amount was raised.

Bed Bath & Beyond Retail Center. BBY Schaumburg 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 20, 2004 from the American Real Estate Holdings, L.P. a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In June 2004, BBY Schaumburg 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 905-915 East Golf Road, Schaumburg, Illinois for approximately $6.6 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $13.6 million, which consisted of approximately $6.9 million in debt assumption and $6.7 million in equity investment, 1% of which was required by the lender to be retained by BBY Schaumburg 1031, L.L.C. The difference between the real estate acquisition price of approximately $11.7 million and the total price of $13.6 million consists of a $0.6 million acquisition fee, $0.4 million for property reserve accounts and $949,890 of estimated costs and expenses. The offering was completed in October 2004 when the maximum offering amount was raised.

Cross Creek Commons Shopping Center. Cross Creek 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on February 17, 2004 from Buckley Shuler Real Estate, L.L.C., a Georgia limited liability company, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and subsequently placed a loan from Bear Stearns Commercial Mortgage on the property. In March 2004, Cross Creek 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 10920-10948 Cross Creek Boulevard, Tampa, Florida for approximately $6.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. As of June 30, 2004 the L.L.C. had raised approximately $2.8 million. The total price was approximately $12.1 million, which consisted of approximately $5.1 million in debt assumption and $7 million in equity investment, 1% of which was required by the lender to be retained by Cross Creek 1031, L.L.C. The difference between the real estate acquisition price of approximately $10.3 million and the total price of approximately $12.1 million consists of a $520,000 acquisition fee, $150,000 for a property reserve account and approximately $1.1 million of estimated costs and expenses. The offering was completed in August 2004 when the maximum offering amount was raised.

BJ’s Shopping Center in East Syracuse, New York. BJS Syracuse 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 30, 2004 from the American Real Estate Holdings, L.P. a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan and cash. In June 2004, BJS Syracuse 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2-4 Chevy Drive, East Syracuse, New York for approximately $8.4 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $15.9 million, which consisted of $7.4 million in debt assumption and approximately $8.5 million in equity investment, 1% of which was required by the lender to be retained by BJS Syracuse 1031, L.L.C. The difference between the real estate acquisition price of $13.5 million and the total price of approximately $15.9 million consists of a $675,000 acquisition fee, $150,000 for a property reserve account and approximately $1.5 million of estimated costs and expenses. The offering was completed in January 2005 when the maximum offering amount was raised.

Barnes & Noble Retail Center in Clay, New York. Clay 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 15, 2004 from the Clay First Associates, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with an assumed mortgage and note for approximately $3.2 million and cash. In June 2004, Clay 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 3954-3956 Route 31, Clay, New York for approximately $3.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $7.1 million, which consisted of approximately $3.2 million in debt assumption and approximately $4 million in equity investment, 1% of which was required by the lender to be retained by BJS Syracuse 1031, L.L.C. The difference between the real estate acquisition price of $6.1 million and the total price of approximately $7.1 million consists of a $305,000 acquisition fee, $100,000 for a property reserve account and $640,000 of estimated costs and expenses. The offering was completed in February 2005 when the maximum offering amount was raised.

Port Richey 1031, L.L.C. Port Richey Exchange, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on January 30, 2004 from Land Capital Group, Inc., an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on February 25, 2004, placed a loan on the property in the amount of $2.9 million from Bear Stearns Commercial Mortgage, Inc. In July 2004, Port Richey Exchange, L.L.C., a Delaware limited liability company and the initial beneficiary of Port Richey 1031, L.L.C., offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $5,975,000, which consisted of $2.9 million in debt assumption and approximately $3.1 million in equity investment. The difference between the real estate acquisition price of approximately $5.3 million and the total price of approximately $6 million consists of a $262,500 acquisition fee and $437,500 of estimated costs and expenses and $25,000 for a property reserve account. The offering was completed in July 2004 when the maximum offering amount was raised.

Walgreens Store in Hobart, Indiana. Hobart 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on June 10, 2004 from C. Hobart, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with cash. In July 2004, Hobart 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvement thereon located at 732 West Old Ridge Road, Hobart, Indiana for $6,534,000 in cash to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $6.5 million, which consisted of an equity investment, 1% of which will be retained by Hobart 1031, L.L.C. The difference between the real estate acquisition price of approximately $5.6 million and the total price of approximately $6.5 million consists of a $235,000 acquisition fee, $50,000 for a property reserve account and $740,000 of estimated costs and expenses. The offering was completed in February 2005 when the maximum offering amount was raised.

On October 20, 2005, this property was financed with a $3,570,000 mortgage. After paying refinancing expenses totaling approximately $141,000, the investors received the net financing proceeds of approximately $3.4 million.

Kraft Cold Storage Facility in Mason City, Iowa. Mason City 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant light industrial building on June 2, 2004 from MDG Iowa, L.P., an unrelated third party. The L.L.C. financed its acquisition of the property with a mortgage and note for approximately $5.3 million and cash. In July 2004, Mason City 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 904 - 12th Street, Mason City Iowa for approximately $5.6 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $11 million, which consisted of approximately $5.3 million in debt assumption and approximately $5.7 million in equity investment, 1% of which was required by the lender to be retained by Mason City 1031, L.L.C. The difference between the real estate acquisition price of approximately $9.6 million and the total price of $11 million consists of a $480,000 acquisition fee, $100,000 for a property reserve account, environmental insurance credit of $50,000 and $820,000 of estimated costs and expenses. The offering was completed in December 2004 when the maximum offering amount was raised.

Huntington Square Plaza, New York. Huntington Square 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on July 16, 2004 from Starwood Ceruzzi Commack, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with an assumed first mortgage and note for approximately $19.2 million, a junior loan in the amount of approximately $6.2 million and cash. On August 30, 2004, Huntington Square 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvement thereon located at 3124 East Jericho Turnpike, New York for approximately $20.1 million in cash plus the assumption of the existing first mortgage indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $39.2 million, which consisted of approximately $19.2 million in debt assumption and approximately $20.1 million in equity investment, 1% of which was required by the lender to be retained by Huntington Square 1031, L.L.C. The difference between the real estate acquisition price of approximately $34.8 million and the total price of $39.2 million consists of a $1.5 million acquisition fee, $150,000 for a property reserve account and approximately $2.7 million of estimated costs and expenses. The offering was completed in June 2005 after approximately $19.1 million was raised.

Best Buy Store in Reynoldsburg, Ohio. Reynoldsburg 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on August 5, 2004 from NOCA Retail Development Limited, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc., a New York corporation, for approximately $5 million and cash. In September 2005, Reynoldsburg 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 2872 Taylor Road,

Reynoldsburg, Ohio for approximately $5.4 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $10.3 million, which consisted of approximately $5 million in debt assumption and approximately $5.4 million in equity investment, 1% of which was required by the lender to be retained by Reynoldsburg 1031, L.L.C. The difference between the real estate acquisition price of $9 million and the total price of approximately $10.3 million consists of a $450,000 acquisition fee, $100,000 for a property reserve account and $795,000 of estimated costs and expenses. The offering was completed in February 2005 when the maximum offering amount was raised.

Deere & Company Distribution Facility in Jefferson City, Tennessee. Jefferson City 1031, L.L.C., a Delaware limited liability company, purchased a free-standing industrial distribution facility on October 22, 2004 from Flat Gap Road L.L.C. The property is fully leased by Deere & Company, a Delaware corporation. The L.L.C. financed its acquisition of the property with a loan from LaSalle Bank, National Association. In December 2004, Jefferson City 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 1400 Flat Gap Road, Jefferson City, Jefferson County, Tennessee for approximately $11 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $20.7 million, which consisted of approximately $9.8 million in debt assumption and approximately $11 million in equity investment, 1% of which was required by the lender to be retained by Jefferson City 1031, L.L.C. The difference between the real estate acquisition price of approximately $17.8 million and the total price of approximately $20.7 million consists of a $1.3 million acquisition fee and market value adjustment, $0.1 million for a property reserve account and approximately $1.6 million of estimated costs and expenses. The offering was completed in April 2005 when the maximum offering amount was raised.

Kohl’s Store in Stoughton, Massachusetts. Stoughton 1031, L.L.C., a Delaware limited liability company, purchased a free standing retail building on August 13, 2004 from Koffler/GID Stoughton, LLC, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc., a New York corporation, for approximately $12.1 million and cash. In October 2004, Stoughton 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 501 Technology Center Drive, Stoughton, Norfolk County, Massachusetts for approximately $10.2 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $20 million, which consisted of approximately $9.8 million in debt assumption and $10.2 million in equity investment, 1% of which was required by the lender to be retained by Stoughton 1031, L.L.C. The difference between the real estate acquisition price of approximately $17.7 million and the total price of approximately $20 million consists of a $775,000 acquisition fee, $0.1 million for a property reserve account and approximately $1.4 million of estimated costs and expenses. The offering was completed in May 2005 when the maximum offering amount was raised.

Indianapolis Entertainment 1031, L.L.C. Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company, purchased a single tenant restaurant on April 20, 2004 from American Real Estate Holdings Limited Partnership, a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on June 30, 2004, placed a loan on the property in the amount of approximately $1.1 million from Bear Stearns Commercial Mortgage, Inc. In October 2004, Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Indianapolis Entertainment 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $2.2 million, which consisted of $1.1 million in debt assumption and approximately $1.1 million in equity investment. The difference between the real estate acquisition price of approximately $1.9 million and the total price of approximately $2.2 million consists of a $95,000 acquisition fee and $165,684 of estimated costs and expenses. The offering was completed in November 2004 when the maximum offering amount was raised.

Mobile Entertainment 1031, L.L.C. Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company, purchased a single tenant restaurant on April 20, 2004 from American Real Estate Holdings Limited Partnership, a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on June 30, 2004, placed a loan on the property in the amount of approximately $0.8 million from Bear Stearns Commercial Mortgage, Inc. In October 2004, Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Indianapolis Entertainment 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $1.6 million, which consisted of $0.8 million in debt assumption and approximately $0.8 million in equity investment. The difference between the real estate acquisition price of approximately $1.4 million and the total price of approximately $1.6 million consists of a $42,000 acquisition fee and $135,365 of estimated costs and expenses. The offering was completed in November 2004 when the maximum offering amount was raised.

Chenal Commons Shopping Center, Little Rock Arkansas. Chenal Commons 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on November 18, 2004 from Chenal Retail, Inc., an unrelated third party. The L.L.C. financed its acquisition of the property with cash. On February 2, 2005, the L.L.C. placed a first mortgage and note for $6,740,000 and a junior loan in the amount of approximately $2.5 million from Bear Stearns Commercial Mortgage, Inc., a New York corporation. In February 2005, Chenal Commons 1031, L.L.C., began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon, located at 12801 Chenal Parkway, Little Rock, Arkansas for approximately $7.5 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $14.3 million, which consisted of approximately $6.7 million in debt assumption and approximately $7.6 million in equity investment, 1% of which was required by the lender to be retained by Chenal Commons 1031, L.L.C. The difference between the real estate acquisition price of approximately $12.3 million and the total price of approximately $14.3 million consists of a $0.7 million acquisition fee, $320,000 for a property reserve account and approximately $1 million of estimated costs and expenses. The offering was completed in June 2005 when the maximum offering amount was raised.

Oak Brook Kensington, Oak Brook, Illinois. Oak Brook Kensington 1031, L.L.C., a Delaware limited liability company, purchased two commercial office buildings on December 1, 2004 from Ace, an unrelated third party, and then contributed the property in to Oak Brook Kensington, DST in exchange for 100% of the beneficial interests in the trust. The L.L.C. financed its acquisition of the property with cash a first mortgage and a note for approximately $21.4 million and a junior loan in the amount of $7.8 million from Bear Stearns Commercial Mortgage, Inc. In April 2005, Oak Brook Kensington 1031, L.L.C. began offering 99.5% of the beneficial interests in the trust for approximately $23.4 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $45 million, which consisted of approximately $21.5 million in debt assumption and $23.5 million in equity investment, 1% of which was required by the lender to be retained by Oak Brook Kensington 1031, L.L.C. The difference between the real estate acquisition price of approximately $40.2 million and the total price of approximately $45 million consists of a $1.8 million acquisition fee, $0.4 million for a property reserve account and approximately $2.5 million of estimated costs and expenses. The offering was completed in October 2005 when the maximum offering amount was raised.

Bisys, Columbus, Franklin County, Ohio. Columbus 1031, L.L.C., a Delaware limited liability company, purchased a 16.855-acre parcel of land upon which are located two connected office buildings, on May 10, 2005 for $47.8 million from an unrelated third party, BISYS Crossings I LLC. The L.L.C. financed its acquisition of the property with cash. On May 12, 2005, placed a first mortgage and note for approximately $30.2 million, a junior loan in the amount of $8 million from LaSalle Mortgage, Inc. In June 2005 Columbus 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 3435 Stelzer Road, Columbus, Franklin County for approximately $23 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $53.5 million, which consisted of approximately $30.2 million in debt assumption and approximately $23.2 million in equity investment, 1% of which was required by the lender to be retained by Columbus 1031, L.L.C. The difference between the real estate acquisition price of $47.8 million and the total price of approximately $53.5 million consists of approximately a $2.4 million acquisition fee, $0.5 million for a property reserve account and approximately $2.8 million of estimated costs and expenses. The offering was completed in October 2005 when the maximum offering amount was raised.

Edmond 1031, L.L.C. Edmond Exchange, L.L.C., a Delaware limited liability company, purchased the property on March 26, 2004 from Commercial Net Lease Realty Services, Inc., an unrelated third party. The L.L.C. financed its acquisition of the property with cash and a loan in the amount of approximately $2.4 million from Parkway Bank & Trust Co. Simultaneous with the closing, the loan was paid down to approximately $1.8 million. In February 2005, Edmond Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Edmond 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $3.8 million, which consisted of approximately $1.8 million in debt assumption and approximately $1.9 million in equity investment. The difference between the real estate acquisition price of approximately $3.2 million and the total price of approximately $3.8 million consists of a $250,000 acquisition fee and $286,379 of estimated costs and expenses. The offering was completed in May 2005 when the maximum offering amount was raised.

Taunton Broadway 1031, L.L.C. Taunton Broadway Exchange, L.L.C., a Delaware limited liability company, purchased the property on September 15, 2004 from 40 Broadway Realty Trust, an unrelated third party. The L.L.C. funded its acquisition of the property with a temporary loan from Inland Mortgage Investment Corporation, a Delaware corporation, in the amount of approximately $3.1 million. On October 8, 2004, a portion of the temporary loan was replaced with permanent financing from Bear Stearns Commercial Mortgage, Inc., a New York corporation, in the amount of approximately $1.7 million. In August 2005, Taunton Broadway Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Taunton Broadway 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $3.7 million, which consisted of approximately $1.7 million in debt assumption and approximately $1.9 million in equity investment. The difference between the real estate acquisition price of approximately $3.2 million and the total price of approximately $3.7 million consists of a $230,000 acquisition fee and $305,000 of estimated costs and expenses. The offering was completed in August 2005 when the maximum offering amount was raised.

On February 16, 2007, the Commonwealth of Massachusetts instituted an eminent domain proceeding to acquire the property for expansion of its courthouse. Upon the eminent domain taking by the Commonwealth of Massachusetts, Walgreens, the tenant, stopped making payments to the sole owner. The sole owner has retained legal counsel located in Massachusetts to negotiate and settle the proceeding.

Wilmington 1031, L.L.C. Wilmington Exchange, L.L.C., a Delaware limited liability company, purchased the property on April 27, 2005 from Progress Point One, LLC, a North Carolina limited liability company, an unrelated third party. The L.L.C. funded its acquisition of the property with a cash contribution from IREX in the amount of approximately $4.2 million. On July 8, 2005, the LLC secured permanent financing from Bear Stearns Commercial Mortgage, a New York corporation, in the amount of approximately $2.3 million, the proceeds of which were used to reimburse IREX for its cash contribution to acquire the property. In September 2005, Wilmington Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Wilmington 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $4.8 million, which consisted of approximately $2.4 million in debt assumption and approximately $2.5 million in equity investment. The difference between the real estate acquisition price of approximately $4.2 million and the total price of approximately $4.8 million consists of a $235,000 acquisition fee and $355,000 of estimated costs and expenses. The offering was completed in September 2005 when the maximum offering amount was raised.

Wood Dale 1031, L.L.C. Wood Dale Exchange, L.L.C., a Delaware limited liability company, purchased the property on August 6, 2004 from Market Day, an unrelated third party and the tenant of the property. At the closing of the acquisition of the property, the LLC received a credit for the Market Day security deposit in the amount of approximately $0.1 million. The amount was deposited with the manager to hold in escrow and disburse in accordance with the terms of the Market Day lease. The property is located at 1250 Mittel Blvd., Wood Dale, Illinois 60191. The L.L.C. funded its acquisition of the property with a loan from Parkway Bank & Trust Corporation, in the amount of approximately $3.7 million. In August 2005, Wood Dale Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Wood Dale 1031, L.L.C. began offering 100% of the beneficial interests in Wood Dale 1031, L.L.C. for approximately $3.8 million in cash to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $7.5 million, which consisted of approximately $3.7 million in debt assumption and approximately $3.8 million in equity investment. The difference between the real estate acquisition price of approximately $6.8 million and the total price of $7,500,000 consists of a $150,000 acquisition fee, $75,000 property reserve and $495,000 of estimated costs and expenses. The offering was completed in March 2006 with the maximum offering amount raised.

On May 15, 2007, this property was sold for $8.5 million of which approximately $3.7 million was used to pay off the mortgage balance and approximately $300,000 was used to pay costs related to the sale of the property.  The investors received approximately $4.5 million in net sales proceeds.

Cincinnati Eastgate 1031, L.L.C. Cincinnati Eastgate Exchange , L.L.C., a Delaware limited liability company, purchased a 3.13-acre parcel of land upon which is located a single tenant retail building, on April 25, 2005 for approximately $5.3 million from an unrelated third party, La Place Center Limited Partnership. The L.L.C. funded its acquisition of the property with cash, and on July 13, 2005, placed a first mortgage and note for $2.9 million from Bear Stearns Commercial Mortgage, Inc. In September 2005 Cincinnati Eastgate Exchange, L.L.C., the initial beneficiary of Cincinnati Eastgate 1031, L.L.C. offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange offering for approximately $3.1 million. Beginning on January 2, 2006 Cincinnati Eastgate 1031, L.L.C. offered 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 4468 Eastgate Boulevard, Cincinnati, Ohio for approximately $3.2 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $6.1 million, which consisted of $2.9 million in debt assumption and approximately $3.2 million in equity investment, of which 1% was required by the lender to be retained by Cincinnati Eastgate 1031, L.L.C. The difference between the real estate acquisition price of approximately $5.3 million and the total price of approximately $6.1 million consists of a $220,000 acquisition fee, $75,000 for a property reserve account, and $546,035 of estimated costs and expenses. The offering was completed in April 2006 when the maximum offering amount was raised.

Norcross 1031, L.L.C. Norcross Exchange, L.L.C., a Delaware limited liability company, purchased the property on October 13, 2004 from Norcross Tucker Associates, LLC, an unrelated third party. The L.L.C. funded its acquisition of the property with a temporary loan from IREIC in the amount of approximately $5 million. On November 5, 2004, a portion of the temporary loan was replaced with permanent financing from Bear Stearns Commercial Mortgage, Inc., a New York corporation, in the amount of approximately $2.6 million. In August 2005, Norcross Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Norcross 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $5.6 million, which consisted of approximately $2.6 million in debt assumption and $3 million in equity investment. The difference between the real estate acquisition price of approximately $5 million and the total price of approximately $5.6 million consists of a $176,876 acquisition fee and $373,124 of estimated costs and expenses. The offering was completed in November 2005 when the maximum offering amount was raised.

Martinsville 1031, L.L.C. Martinsville Exchange, L.L.C., a Delaware limited liability company, purchased the property on November 4, 2004 from Second Red River Development Partnership, a Tennessee general partnership, an unrelated third party for approximately $4.1 million. The L.L.C. funded its acquisition of the property with a temporary loan from IREIC in the amount of approximately $1.9 million and a loan from Bear Stearns Commercial Mortgage, a New York corporation, in the amount of approximately $2.1 million. In December 2005, Martinsville Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Martinsville 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $4.5 million, which consisted of approximately $2.1 million in debt assumption and approximately $2.4 million in equity. The difference between the real estate acquisition price of approximately $4.1 million and the total price of approximately $4.5 million consists of a $80,000 acquisition fee and $333,572 of estimated costs and expenses. The offering was completed in December 2005 when the maximum offering amount was raised.

Wells Fargo Indiana Office Building. Indiana Office 1031, L.L.C., a Delaware limited liability company, purchased a 1.19-acre parcel of land upon which is located an eight-story, multi-tenant, Class A office building and a six-story parking garage, on October 6, 2005 for approximately $34.8 million from an unrelated third party, City Center Associates, LLC. The L.L.C. funded its acquisition of the property with cash, and on November 2, 2005, placed a first mortgage in the amount of approximately $20.9 million and a B note for approximately $5.2 million from Bear Stearns Commercial Mortgage, Inc. In November 2005 Indiana Office 1031, L.L.C., offered 99% of the undivided tenant-in-common interests in the property for approximately $18.2 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $39.1 million which consisted of approximately $20.9 million in debt assumption and approximately $18.2 million in equity investment, 1% of which was required by the lender to be retained by Indiana Office 1031, L.L.C. The difference between the real estate acquisition price of approximately $34.8 million and the total price of approximately $39.1 million consists of an approximately $2 million acquisition fee, approximately $0.5 million for a property reserve account and approximately $2.2 million of estimated costs and expenses. The offering was completed in March 2006 when the maximum offering amount was raised.

Yorkville Medical Center. Yorkville 1031, L.L.C., a Delaware limited liability company, purchased a 3.59-acre parcel of land improved with a freestanding one story, multi-tenant medical office building, on October 12, 2005 for approximately $7.5 million from an unrelated third party, HD Partners

XXIII, LLC, a Delaware limited liability company. The L.L.C. funded its acquisition of the property with cash. In December 2005 Yorkville 1031, L.L.C. offered 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 1500 Sycamore Road, Yorkville, Illinois for $8,820,900 in cash to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $8.9 million, which consisted of equity investment, 1% to be retained by Yorkville 1031, L.L.C. The difference between the real estate acquisition price of approximately $7.5 million and the total price of approximately $8.9 million consists of a $350,000 acquisition fee, $100,000 for a property reserve account and $985,000 of estimated costs and expenses. The offering was completed in March 2006 when the maximum offering amount was raised.

Anthem Healthcare Office Building in Louisville, Kentucky. Louisville 1031, L.L.C. , a Delaware limited liability company, purchased a 1.19-acre parcel of land, on which is located an eight-story, multi-tenant, Class A office building and a six-story parking garage, on October 6, 2005 for $34,750,000 from an unrelated third party, City Center Associates, LLC. The L.L.C. funded its acquisition of the property with cash, and a first mortgage in the amount of approximately $26.6 million from Bear Stearns Commercial Mortgage, Inc. In January 2006 Louisville 1031, L.L.C. , offered 99% of the undivided tenant in common interests in the property for approximately $18.6 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $45.4 million, which consisted of approximately $26.6 million in debt assumption and approximately $18.8 million in equity investment, 1% of which was required by the lender to be retained by Louisville 1031, L.L.C. The difference between the real estate acquisition price of approximately $41.3 million and the total price of approximately $45.4 million consists of a $1.5 million acquisition fee, $0.2 million for a property reserve account, and approximately $2.4 million of estimated costs and expenses. The offering was completed in May 2006 when the maximum offering amount was raised.

Madison 1031, L.L.C. Madison 1031, L.L.C., a Delaware limited liability company, purchased a 1.525 acre parcel of land for upon which is located a one-story, freestanding retail building containing approximately 10,113 square feet of gross rentable area for approximately $2.6 million from Bodner Madison, L.L.C, an unrelated third party on November 8, 2005. The property is located at 500 City Drive, Madison, Jefferson County, Indiana. The building was constructed in 1998 and is currently 100% leased and occupied. The L.L.C. funded the acquisition of the property with a temporary loan from IREIC in the amount of approximately $2.6 million. On December 30, 2005, the LLC secured permanent financing from Bear Stearns Commercial Mortgage, Inc. in the amount of $1.6 million, the proceeds of which were used to partially reimburse IREIC for funds it advanced. The loan is secured by a first-lien mortgage and is evidenced by a promissory note. In February 2006, Madison Exchange LLC., a Delaware limited liability company and initial beneficiary of Madison 1031, LLC, offered its entire membership interest in the LLC to certain qualified persons in need of replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $3 million, which consisted of $1.6 million in debt assumptions and approximately $1.4 million in equity investment. The difference between the real estate acquisition price of approximately $2.6 million and the total price of approximately $3 million consists of a $100,000 acquisition fee and $257,362 of estimated costs and expenses. The offering was completed in March 2006 when the maximum offering amount was raised.

Innsbrooke Town Square Shopping Center in Murfreesboro, Tennessee. Murfreesboro 1031, L.L.C., a Delaware limited liability company, purchased a 11.94 acre parcel of land, upon which is located a multi-tenant retail shopping center currently 87.34% leased and occupied, for $12.5 million in cash on February 2, 2004 from an unrelated third party, Ruby Green I, L.L.C. The property is located at 2910 and 2946 South Church Street, Murfreesboro, Rutherford County, Tennessee.  Murfreesboro 1031, L.L.C. is offering, to qualified accredited investors, 99% of the TIC interest in the property for a total of approximately $7.1 million in cash plus the assumption of the existing indebtedness. The difference between the real estate acquisition price of $12.5 million and the total price of approximately $14.7 million consists of a $625,000 acquisition fee, $425,000 for a property reserve account, and approximately $1.1 million of estimated costs and expenses. The seller obtained permanent financing from the lender in the amount of $7.5 million evidenced by a promissory note and secured by a first-lien deed of trust. The offering was completed in July 2006 when the maximum offering amount was raised.

Aurora 1031, L.L.C. Aurora 1031, L.L.C., a Delaware limited liability company, purchased a 0.979 acre parcel of land for upon which is located a one-story, freestanding retail building containing approximately 10,113 square feet of gross rentable area for approximately $3.1 million from Bodner Madison, L.L.C, an unrelated third party on November 8, 2005. The property is located at 405 Green Boulevard, Aurora, Dearborn County, Indiana. The building was constructed in 1998 and is currently 100% leased and occupied. The L.L.C. funded the acquisition of the property with a temporary loan from IREIC in the amount of approximately $3.1 million. On February 6, 2006, the LLC secured permanent financing from Bear Stearns Commercial Mortgage, Inc. in the amount of $1.9 million, the proceeds of which were used to partially reimburse IREIC for funds it advanced. The loan is secured by a first-lien mortgage and is evidenced by a promissory note. In March 2006, Aurora Exchange LLC., a Delaware limited liability company and initial beneficiary of Aurora 1031, LLC, offered its entire membership interest in the LLC to certain qualified persons in need of replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $3.6 million, which consisted of $1.9 million in debt assumptions and approximately $1.7 million in equity investment. The difference between the real estate acquisition price of approximately $3.1 million and the total price of an approximately $3.6 million consists of $150,000 acquisition fee and $325,138 of estimated costs and expenses. The offering was completed in June 2006 when the maximum offering was raised.

Craig Crossing Shopping Center in McKinney, Texas. Craig Crossing 1031, L.L.C. , a Delaware limited liability company, purchased a 14,828-acre parcel of land, upon which is located an multi-tenant retail shopping center currently 100% leased by seventeen tenants, on October 6, 2005 for approximately $27.7 million from an unrelated third party, SPC McKinney Retail, Ltd. The L.L.C. funded its acquisition of the property with cash, and a first mortgage in the amount of approximately $16.6 million from LaSalle National Bank. In March 2006, Craig Crossing 1031, L.L.C., offered 99% of the undivided tenant in common interests in the property for approximately $13.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $30.6 million, which consisted of $16.6 million in debt assumption and approximately $14 million in equity investment, 1% of which was required by the lender to be retained by Craig Crossing 1031, L.L.C. The difference between the real estate acquisition price of approximately $27.7 million and the total price of approximately $30.6 million consists of a $700,000 acquisition fee, $250,000 for a property reserve account, and approximately $2 million of estimated costs and expenses. The offering was completed in August 2006 when the maximum offering amount was raised.

Charlotte 1031 DST, Belk Corporate Headquarters in Charlotte, North Carolina. Charlotte 1031, L.L.C., a Delaware limited liability company, purchased a unit in a condominium known as 2801 West Tyvola Condominium, together with an undivided 62% interest in the common elements, which consists of 30.26-acre parcel of land improved with other buildings. The buildings were constructed in 1988, are located at 2801 West Tyvola Road, Charlotte, North Carolina and are part of LakePointe Office Park. The purchase occurred on March 10, 2006 for approximately $53.3 million from an unaffiliated party, UTF Charlotte, L.L.C. The L.L.C. funded its acquisition of the property with cash and with the proceeds of mortgage loans from Bank of America, N.A. as a first mortgage in the amount of approximately $34.6 million. In May 2006, Charlotte 1031, L.L.C. offered 99.5% of the undivided tenant in common interests in the property for approximately $24 million in cash. The total price was approximately $58.8 million, which consisted of approximately $34.6 million in debt assumption and approximately $24.1 million in equity investment. The difference between the real estate acquisition price of $53.3 million and the total price of approximately $58.8 million includes the seller’s share of the interest, represents all estimated costs and expenses related to the acquisition and financing of the property, offering, marketing, transferring of the interest, reserve account deposit and the payment of an acquisition fee to IREX in the amount of approximately $2.7 million. The offering was completed in March 2007 when the maximum offering amount was raised.

Olivet Church Crossing in Paducah, Kentucky. Olivet Church 1031, L.L.C., a Delaware limited liability company, purchased a 16.13-acre parcel of land, upon which is located an multi-tenant shopping center consisting of two buildings, one of which is currently 100% occupied by Kohl’s Department Store and the second of which is leased and occupied by eight tenants, three of whom operate under the trade names Michaels, Bed Bath & Beyond and Cost Plus World Market. The L.L.C. purchased the property on March 17, 2006 for approximately $20.9 million from an unrelated third party, Paducah Partners, L.L.C. The L.L.C. funded its acquisition of the property with cash and the proceeds of a first mortgage loan in the amount of approximately $12.5 million which is secured by the property. The loan is evidenced by a promissory note and a mortgage and security agreement. The property is located at 5187 and 5191 Hinkleville Road, Paducah, Kentucky. The buildings were built in 2005 and contain approximately 165,598 square feet of leasable area. In June 2006, the seller offered to qualified accredited investors 99% of the undivided tenant in common interests in the property for approximately $10.7 million in cash plus the assumption of the existing indebtedness as described herein. The total price was approximately $23.3 million, which consisted of approximately $12.5 million in debt assumption and approximately $10.8 million in equity investment. The difference between the real estate acquisition price of approximately $20.9 million and the total price of approximately $23.3 million consists of a $750,000 acquisition fee, $200,000 for a property reserve account, and approximately $1.5 million of estimated costs and expenses including, offering, marketing, and transferring of the tenant in common interests. The offering was completed in March 2007 when the maximum offering amount was raised.

Scott Foresman Office Campus in Glenview, Illinois. Glenview 1031, L.L.C., a Delaware limited liability company, purchased on May 9, 2006 a 19.384 acre parcel of land, upon which four interconnected buildings totaling 256,700 square feet are located, at 1900 East Lake Avenue, Glenview, Cook County, Illinois for approximately $51.8 million from an unrelated third party. The building is currently 100% leased to and occupied by Pearson Education, Inc. and its affiliates, including Scott Foresman. The seller funded the acquisition of the property with cash, the proceeds from the first mortgage loan from LaSalle National Bank in the principal amount of approximately $33.7 million and the junior mortgage loan in the amount of $9.7 million. The property is currently encumbered by a first-lien mortgage as security for the loan, the junior loan having been paid off in June 2006. In July 2006, Glenview 1031, L.L.C. began offering 99% of the undivided tenant in common interest in the real estate and improvements thereon for approximately $22.9 million in cash and the assumption of the existing indebtedness to certain qualified persons. The difference between the purchase price of approximately $51.8 million and the total price of approximately $57 million consists of an acquisition fee of approximately $2.2 million, $0.2 million for a property reserve account and approximately $2.9 million of estimated costs and expenses. As of June 30, 2007, the offering had raised approximately $21.4 million from investors.  The offering was completed in May 2007 when the maximum offering amount was raised.

Yuma Palms in Yuma, Arizona. Yuma Palms 1031, L.L.C., a Delaware limited liability company, purchased on June 13, 2006 a 64.87 acre parcel of land for approximately $42.3 million in cash plus the assumption of the existing indebtedness.  The property is located at 1305-1550 South Yuma Palms Parkway, Yuma, Yuma County, Arizona and consists of a portion of an open air multi-tenant shopping center, including but not limited to a substantial part of the land and improvements located in a power center and portions of the land and improvements located in a regional mall located across the street from the power center. The property includes approximately 496,631 rentable square feet of the total 1.1 million rentable square feet in the shopping center. The seller acquired the property for $96.2 million from an unrelated third party, Yuma Palms, LLC. The seller funded the acquisition of the property with approximately $27 million in cash, the proceeds from the mezzanine loan from Nomura Credit & Capital, Inc. in the amount of $8 million and a first mortgage loan from Nomura Credit & Capital, Inc. in the amount of approximately $62.5 million, which is secured by the property. In September 2006 the seller began offering 99% of the undivided tenant in common interest in the real estate and improvements thereon for approximately $42.3 million in cash and the assumption of the existing indebtedness to certain qualified persons. The difference between the purchase price of $96.2 million and the total price of approximately $105.3 million consists of a $2.4 million acquisition fee, a $0.8 million property reserve account, and approximately $5.9 million of estimated costs and expenses.  The offering was completed in June 2007 when the maximum offering amount was raised.

Honey Creek Commons Shopping Center in Terre Haute, Indiana. Honey Creek, L.L.C., a Delaware limited liability company, purchased on January 11, 2006 a 19.9 acre parcel of land located at 5601-5793 South US Highway 41, Terre Haute, Vigo County, Indiana, for approximately $23.8 million from unrelated third parties.  The property consists of a multi-tenant retail shopping center that is shadow anchored by Wal-Mart. The shopping center is currently 100% leased and occupied by twelve tenants. The property contains two building totaling approximately 172,866 square feet of leasable area. Subsequent to the initial purchase, the seller funded certain earn-outs totaling $2.6 million. These earn-outs and the purchase price totaled approximately $26.4 million. The seller funded the acquisition of the property with cash, and on June 29, 2006, secured a mortgage loan from the lender in the principal amount of approximately $16 million. The loan is evidenced by a promissory note and is secured by a first-lien mortgage on the property. In October 2006, the seller offered to qualified accredited investors 99% of the tenant in common interests in the property for a total of approximately $13.1 million in cash plus the assumption of the existing indebtedness. The difference between the total purchase price of approximately $26.4 million and the total price of approximately $29.3 million consists of an approximately $0.8 million acquisition fee, $0.2 million in property reserves, and approximately $1.9 million of estimated costs and expenses. The offering was completed in June 2007 when the maximum offering amount was raised.

Pacer Global Logistics Office Building in Dublin, Ohio. Dublin 1031, L.L.C. , a Delaware limited liability company, purchased a 13.349 acre parcel of land which includes a three-story office building on September 7, 2006 for $19.7 million from an unrelated third party. The building is currently 100% leased to and occupied by Pacer Global Logistics.  The L.L.C. funded its acquisition of the property with cash, and subsequently obtained a first mortgage in the amount of approximately $12 million from Sovereign Bank, Inc. In January 2007, Dublin 1031, L.L.C. offered 99% of the undivided tenant in common interests in the property for approximately $10 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $22.6 million, which consisted of approximately $12 million in debt assumption and approximately $10.6 million in equity investment, 1% of which was required by the lender to be retained by Dublin 1031, L.L.C. The difference between the real estate acquisition price of approximately $19.7 million and the total price of approximately $22.6 million consists of a $1 million acquisition fee, approximately $0.4 million for a property reserve account and approximately $1.4 million of estimated costs and expenses. The offering was completed in May 2007 when the maximum offering amount was raised.

Pewaukee Office Building in Pewaukee, Wisconsin. Inland Riverwoods, L.L.C. , a Delaware limited liability company, purchased an 11.29 acre parcel of land upon which includes a four-story office building on December 28, 2006 for $29 million from an unrelated third party. The building is currently 100% leased to and occupied by AT&T Services, Inc.  The L.L.C. funded its acquisition of the property with cash, and subsequently obtained a first mortgage in the amount of approximately $17 million from Nomura Credit & Capital, Inc. In February 2007, Inland Riverwoods, L.L.C. offered 99% of the undivided tenant in common interests in the property for approximately $16.7 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $32.9 million, which consisted of approximately $17 million in debt assumption and approximately $15.7 million in equity investment, 1% of which was required by the lender to be retained by Inland Riverwoods, L.L.C. The difference between the real estate acquisition price of approximately $29 million and the total price of approximately $32.9 million consists of a $1.5 million acquisition fee, $0.3 million for a property reserve account and approximately $2.1 million of estimated costs and expenses. As of June 30, 2007, the offering had raised approximately $115.7 million from investors.

Sioux Falls Office Building in Sioux Falls, South Dakota. Inland Sioux Falls, L.L.C. , a Delaware limited liability company, purchased a twenty-five acre parcel of land which includes both a one-story and a two-story office building on January 19, 2007 for $27.5 million from an unrelated third party.  The building is currently 100% leased to and occupied by HSBC Card Services, Inc.  The L.L.C. funded its acquisition of the property with cash, and subsequently obtained a first mortgage in the amount of approximately $13.8 million from Bear Stearns Commercial Mortgage Inc. In March 2007, Inland Sioux Falls, L.L.C. offered 99% of the undivided tenant in common interests in the property for approximately $18.1 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $31.9 million, which consisted of approximately $13.8 million in debt assumption and approximately $18.1 million in equity investment, 1% of which was required by the lender to be retained by Inland Sioux Falls, L.L.C. The difference between the real estate acquisition price of approximately $27.5 million and the total price of approximately $31.9 million consists of a $1.4 million acquisition fee, approximately $0.8 million for a property reserve account and approximately $2.2 million of estimated costs and expenses. As of June 30, 2007, the offering had raised approximately $14.4 million from investors.

Burbank 1031 Venture, L.L.C. Burbank 1031 Venture, L.L.C., a Delaware limited liability company, purchased a 9.2315 acre parcel of land for upon which is located a one-story, freestanding retail building containing approximately 71,113 square feet of gross rentable area for $10.1 million from an unrelated third party on September 29, 2006. The property is located at 7600 South Cicero Avenue, Burbank, Cook County, Illinois. The building was constructed in 1988 and renovated in 1995.  The building is currently 100% leased and occupied. The LLC funded the acquisition of the property with cash.  On March 23, 2007, the LLC secured permanent financing from Bank of America, N.A. in the amount of $6,060,000. The loan is secured by a first-lien mortgage and is evidenced by a promissory note. In April 2007, IRC-IREX Venture, L.L.C., a Delaware limited liability company and initial beneficiary of Burbank 1031 Venture, LLC, offered its entire membership interest in the LLC to certain qualified persons in need of replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $11.3 million, which consisted of approximately $6.0 million in debt assumptions and approximately $5.3 million in equity investment. The difference between the real estate acquisition price of approximately $10.1 million and the total price of an approximately $11.3 million consists of $505,000 acquisition fee, $25,000 for a property reserve account and $715,000 of estimated costs and expenses. As of June 30, 2007, the offering had no investors.

FMC Technologies Headquarters in Houston, Texas. Houston 1031 Limited Partnership, an Illinois Limited Partnership, purchased an 38.199 acre parcel of land upon which are located four main buildings and numerous additional buildings containing approximately 462,717 square feet of gross rentable area on March 23, 2007 for $65 million from an unrelated third party. The building is currently 100% leased to and occupied by FMC Technologies, Inc.   The limited partnership funded its acquisition of the property with cash, and subsequently obtained a first mortgage in the amount of approximately $39 million from Nomura Credit & Capital, Inc. In May 2007, Houston 1031 Limited Partnership offered 99% of the undivided tenant in common interests in the property for $32.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $71.9 million, which consisted of approximately $39 million in debt assumption and approximately $32.9 million in equity investment, 1% of which was required by the lender to be retained by Houston 1031 Limited Partnership. The difference between the real estate acquisition price of approximately $65 million and the total price of $71.9 million consists of a $3.05 million acquisition fee, $125,000 for a property reserve account and approximately $3.7 million of estimated costs and expenses. As of June 30, 2007, the offering had no investors.

Chicago Grace Office Building in Chicago, Illinois. Inland Chicago Grace, L.L.C., a Delaware limited liability company, purchased a 2.12 acre parcel of land which includes a four-story office building on April 11, 2007 for approximately $12.7 million from an unrelated third party. The building is currently 100% leased to and occupied by AT&T Services, Inc. The L.L.C. funded its acquisition of the property with cash, and subsequently obtained a first mortgage in the amount of approximately $7.8 million from Nomura Credit & Capital, Inc. In June 2007, Inland Chicago Grace, L.L.C. offered 99% of the undivided tenant in common interests in the property for approximately $7.1 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $14.9 million, which consisted of approximately $7.8 million in debt assumption and approximately $7.1 million in equity investment, 1% of which was required by the lender to be retained by Inland Chicago Grace, L.L.C. The difference between the real estate acquisition price of approximately $12.7 million and the total price of approximately $14.9 million consists of approximately $636,000 acquisition fee,  $300,000 for a property reserve account and approximately $1.2 million of estimated costs and expenses As of June 30, 2007, the offering had no investors.

Plano Data Center in Plano, Texas. Plano 1031 Limited Partnership, an Illinois limited partnership, purchased an approximate 4.35 acre parcel of land upon which is located a one-story office building containing approximately 40,966 square feet of leasable area on March 9, 2007 for $25 million from an unrelated third party. The building is currently 100% leased to and occupied. The limited partnership funded its acquisition of the property with cash, and subsequently obtained a first mortgage in the amount of $12.5 million from Nomura Credit & Capital, Inc. In June 2007, Plano 1031 Limited Partnership offered 99% of the undivided tenant in common interests in the property for approximately $16 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $28.6 million, which consisted of $12.5 million in debt assumption and approximately $16 million in equity investment, 1% of which was required by the lender to be retained by Plano 1031 Limited Partnership. The difference between the real estate acquisition price of $25 million and the total price of approximately $28.6 million consists of approximately $1.3 million acquisition fee,  $250,000 for a property reserve account and approximately $2.1 million of estimated costs and expenses As of June 30, 2007, the offering had no  investors

The following summary table describes the fees and expenses incurred by each of the 1031 Exchange Private Placement Offerings.

	Landings of Sarasota DBT	Sentry Office Building DBT	Pets Bowie DBT	1031 Chattanooga DBT	Lansing Shopping Center DBT	Inland 220 Celebration Place DBT
Commissions & Fees(1)	Up to 8.5%	Up to 8.5%	Up to 8.5%	Up to 8.5%	Up to 8.5%	Up to 8.5%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.50%	1.50%	1.50%	1.50%	1.00%

Offering & Organization	1.00%	0.50%	0.50%	0.50%	0.50%	1.00%

Mortgage Broker Fee (2)	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	N/A	0.71%	0.77%	0.90%	0.88%	1.18%

Bridge Financing Fees	N/A	N/A	1.49%	0.50%	0.20%	0.10%

Total Load(4)	11.25 to 12.75%	14.23%	13.68%	14.39%	13.68%	13.23%

Asset Management Fees(5)	N/A	0.75%	1.00%	0.56%	0.55%	0.52%

Property Management Fees(6)	4.5%	5.0%	Paid by Asset Manager	5.0%	5.0%	4.5%

Backend Sales Commission(7)	3.5%	3.5%	3.5%	3.5%	3.5%	N/A

	Taunton Circuit DBT	Broadway Commons DBT	Bell Plaza 1031 LLC	Inland 210 Celebration Place DBT	CompUSA Retail Building LLC	Janesville Deere Distribution Facility 1031 LLC
Commissions & Fees(1)	Up to 8.0%	Up to 8.77%	Up to 9.19%	Up to 5.27%	Up to 8.56%	Up to 8.6%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	3.81%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.00%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	0.50%	1.00%	1.00%

Offering & Organization	0.50%	1.27%	1.69%	0.96%	1.06%	1.10%

Mortgage Broker Fee (2)	0.61%	0.50%	0.50%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	0.69%	0.75%	N/A	0.89%	0.82%	0.87%

Bridge Financing Fees	0.07%	0.23%	N/A	0.23%	0.23%	0.23%

Total Load(4)	11.89%	12.98%	23.02%	10.52%	14.93%	13.93%

Asset Management Fees(5)	0.57%	N/A	0.53%	0.53%	0.63%	0.49%

Property Management Fees(6)	4.0%	5.0%	5.0%	4.5%	4.5%	4.5%

Backend Sales Commission(7)	N/A	N/A	3.5%	N/A	N/A	N/A

	Fleet Office Building 1031 LLC	Davenport Deere Distribution Facility 1031 LLC	Grand Chute DST	Macon Office DST	White Settlement Road Investment LLC	Plainfield Marketplace 1031 LLC
Commissions & Fees(1)	Up to 8.52%	Up to 8.42%	Up to8.82%	Up to 8.52%	Up to 8.52%	Up to 8.76%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%	7.04%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%	0.60%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%	1.16%	1.00%

Offering & Organization	1.02%	0.92%	1.32%	1.02%	1.66%	1.26%

Mortgage Broker Fee (2)	0.50%	0.71%	0.50%	0.50%	0.97%	0.57%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	0.85%	0.77%	0.84%	0.72%	8.99%	3.89%

Bridge Financing Fees	0.35%	0.72%	0.13%	0.81%	0.12%	0.92%

Total Load(4)	14.57%	13.18%	12.96%	14.24%	30.90%	20.44%

Asset Management Fees(5)	0.49%	0.50%	0.66%	0.66%	0.00%	0.04%

Property Management Fees(6)	4.5%	4.5%	5.0%	4.5%	5.0%	5.0%

Backend Sales Commission(7)	N/A	N/A	N/A	N/A	N/A	N/A

	Pier 1 Retail Center 1031 LLC	Long Run 1031 LLC	Forestville 1031 LLC	Bed, Bath & Beyond 1031 LLC	Cross Creek Commons 1031 LLC	BJ’s Shopping Center 1031 LLC
Commissions & Fees(1)	Up to 8.73%	Up to 8.37%	Up to 8.40%	Up to 8.70%	Up to 8.64%	Up to 8.59%

Selling Commission To Third Party Reps	6.00%	5.84%	5.54%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.49%	0.46%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	0.97%	0.93%	1.00%	1.00%	1.00%

Offering & Organization	1.23%	1.07%	1.46%	1.20%	1.14%	1.09%

Mortgage Broker Fee (2)	0.50%	0.47%	0.43%	0.55%	0.40%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.29%	5.31%	5.00%	5.15%	5.04%	5.00%

Bridge Financing Fees	0.94%	N/A	N/A	N/A	N/A	N/A

Total Load(4)	23.84%	22.38%	21.34%	23.13%	22.99%	26.04%

Asset Management Fees(5)	0.06%	0.20%	0.00%	0.15%	0.11%	0.12%

Property Management Fees(6)	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%

Backend Sales Commission(7)	N/A	N/A	N/A	N/A	N/A	N/A

	Barnes & Noble Retail Center 1031 LLC	Port Richey 1031 LLC	Walgreens Store Hobart 1031 LLC	Kraft Cold Storage Facility 1031 LLC	Huntington Square Plaza 1031 LLC	Best Buy Store Reynoldsburg 1031 LLC
Commissions & Fees(1)	Up to 8.69%	Up to 8.4%	Up to 8.52%	Up to 8.75%	Up to 8.02%	Up to 8.64%

Selling Commission To Third Party Reps	6.00%	5.55%	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.46%	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	0.93%	1.00%	1.00%	1.00%	1.00%

Offering & Organization	1.19%	1.46%	1.02%	1.25%	0.52%	1.14%

Mortgage Broker Fee (2)	0.50%	0.43%	N/A	0.50%	0.58%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	5.00%	5.00%	4.22%	5.03%	4.31%	5.00%

Bridge Financing Fees	0.49%	0.56%	1.25%	0.56%	0.47%	0.69%

Total Load(4)	23.80%	22.80%	14.77%	22.94%	12.14%	23.08%

Asset Management Fees(5)	0.13%	0.08%	0.08%	0.05%	0.03%	0.06%

Property Management Fees(6)	5.0%	5.0%	4.5%	4.5%	4.5%	2.9%

Backend Sales Commission(7)	N/A	N/A	N/A	N/A	N/A	N/A

	Jefferson City	Stoughton	Indianapolis Entertainment	Mobile Entertainment	Chenal Commons
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.63%	Up to 8.61%	Up to 9.07%	Up to 9.88%	Up to 8.54%

Selling Commission To Third Party Reps	6.00%	6.00%	5.82%	5.86%	6.00%

Due Diligence Fee	0.50%	0.50%	0.48%	0.49%	1.0%

Marketing Expenses	1.00%	1.00%	0.97%	0.98%	1.0%

Offering & Organization	1.13%	1.11%	1.80%	2.56%	1.04%

Mortgage Broker Fee (2)	0.61%	0.56%	0.50%	0.50%	0.59%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	7.32%	4.39%	4.92%	3.00%	5.71%

Bridge Financing Fees	0.30%	0.42%	0.73%	0.73%	0.25%

Total Load(4)	16.25%	21.60%	23.09%	12.66%	23.50%

Asset Management Fees(5)	0.09%	0.10%	0.27%	0.37%	0.13%

Property Management Fees(6)	2.9%	2.9%	2.9%	2.9%	5.0%

Backend Sales Commission(7)	N/A	N/A	N/A	N/A	N/A

	Oak Brook Kensington	Columbus	Edmond	Taunton Broadway	Wilmington
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.52%	Up to 8.28%	Up to 8.41%	Up to 8.25%	Up to 8.16%

Selling Commission To Third Party Reps	6.00%	6.00%	5.88%	5.68%	5.81%

Due Diligence Fee	0.50%	0.50%	0.49%	0.47%	0.48%

Marketing Expenses	1.00%	1.00%	0.98%	0.95%	0.97%

Offering & Organization	1.02%	0.78%	1.05%	1.16%	0.90%

Mortgage Broker Fee (2)	0.59%	0.57%	0.66%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.48%	5.00%	7.74%	7.30%	5.54%

Bridge Financing Fees	0.36%	0.18%	0.28%	0.41%	0.47%

Total Load(4)	18.49%	22.28%	27.94%	27.46%	31.66%

Asset Management Fees(5)	0.46%	0.22%	0.16%	0.15%	0.50%

Property Management Fees(6)	Paid by Asset Manager	Paid by Asset Manager	4.50%	3.0%	3.0%

Backend Sales Commission(7)	N/A	N/A	3.5%	N/A	N/A

	Wood Dale Exchange	Cincinnati Eastgate	Norcross	Martinsville	Indiana Office
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.52%	Up to 8.66%	Up to 7.72%	Up to 8.03%	Up to 8.40%

Selling Commission To Third Party Reps	6.00%	6.00%	5.58%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.46%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	0.93%	1.00%	1.00%

Offering & Organization	1.02%	1.16%	0.76%	0.53%	0.90%

Mortgage Broker Fee (2)	0.50%	0.50%	0.50%	0.50%	0.56%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	2.21%	6.85%	3.52%	1.96%	5.61%

Bridge Financing Fees	0.41%	3.85%	0.44%	0.43%	0.27%

Total Load(4)	17.03%	23.86%	18.33%	17.52%	22.53%

Asset Management Fees(5)	0.53%	0.47%	0.10%	0.13%	0.27%

Property Management Fees(6)	3.0%	Paid by Asset Manager	2.9%	2.9%	5.0%

Backend Sales Commission(7)	N/A	N/A	N/A	N/A	N/A

	Yorkville 1031	Louisville 1031	Madison 1031	Murfreesboro 1031
Commissions & Fees(1)	Up to 8.41%	Up to 8.27%	Up to 8.05%	Up to 8.63%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%

Offering & Organization	0.91%	0.77%	0.55%	1.13%

Mortgage Broker Fee (2)	0.00%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.68%	3.63%	3.80%	5.00%

Bridge Financing Fees	0.63%	0.17%	0.17%	0.26%

Total Load(4)	14.98%	20.53%	25.76%	24.50%

Asset Management Fees(5)	0.96%	0.06%	0.60%	0.08%

Property Management Fees(6)	3.0%	4.5%	Paid by Asset Manager	5.00%

Backend Sales Commission(7)	N/A	3.00%	3.00%	3.00%

	Aurora	Craig Crossing	Charlotte	Olivet Church
	1031	1031	1031	1031
Commissions & Fees(1)	Up to 8.16%	Up to 8.53%	Up to 8.13%	Up to 8.27%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%

Offering & Organization	0.66%	1.03%	0.63%	0.77%

Mortgage Broker Fee (2)	0.50%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.82%	2.53%	5.00%	3.60%

Bridge Financing Fees	0.17%	0.28%	0.20%	0.27%

Total Load(4)	27.31%	19.23%	21.78%	20.63%

Asset Management Fees(5)	0.57%	0.05%	0.53%	0.05%

Property Management Fees(6)	Paid by Asset Manager	5.00%	3.00%	5.00%

Backend Sales Commission(7)	3.00%	3.00%	3.00%	3.00%

	Glenview 1031	Yuma Palms 1031	Honey Creek 1031	Dublin 1031
Commissions & Fees(1)	Up to 8.17%	Up to 7.96%	Up to 8.50%	Up to 8.68%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%

Offering & Organization	0.67%	0.46%	1.00%	1.00%

Mortgage Broker Fee (2)	0.57%	0.53%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.15%	2.49%	2.84%	5.00%

Bridge Financing Fees	0.20%	0.27%	—	0.26%

Total Load(4)	21.49%	19.31%	20.00%	23.03%

Asset Management Fees(5)	0.25%	0.04%	0.50%	0.33%

Property Management Fees(6)	Paid by Asset Manager	Paid by Asset Manager	Paid by Asset Manager	Paid by Asset Manager

Backend Sales Commission(7)	3.00%	3.00%	3.00%	3.86%

				FMC
	Inland Riverwoods	Inland Sioux Falls	Burbank 1031 Venture LLC	Technologies Headquarters
Commissions & Fees(1)	Up to 8.48%	Up to 8.36%	Up to 8.56%	Up to 8.16%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%

Offering & Organization	0.98%	0.86%	1.06%	0.66%

Mortgage Broker Fee (2)	0.50%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	5.00%	5.00%	5.00%	4.91%

Bridge Financing Fees	0.27%	0.33	0.00	0.00

Total Load(4)	22.80%	20.00%	23.08%	20.59%

Asset Management Fees(5)	0.28%	0.30%	0.27%	0.12%

Property Management Fees(6)	Paid by Asset Manager	Paid by Asset Manager	Paid by Asset Manager	Paid by Asset Manager

Backend Sales Commission(7)	3.00%	3.00%	3.00%	3.00%

Refinancing Fees(8)	Paid by Investors	1.00%	1.00%	1.00%

	Chicago
	Grace Office Building	Plano Data Center
Commissions & Fees(1)	Up to 8.56%	Up to 8.43%

Selling Commission To Third Party Reps	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%

Marketing Expenses	1.00%	1.00%

Offering & Organization	1.06%	0.93%

Mortgage Broker Fee (2)	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	5.31%	5.16%

Bridge Financing Fees	0.30%	0.38%

Total Load(4)	26.20%	20.56%

Asset Management Fees(5)	0.37%	0.39%

Property Management Fees(6)	Paid by Asset Manager	Paid by Asset Manager

Backend Sales Commission(7)	3.00%	3.00%

Refinancing Fees(8)	1.00%	1.00

(1)   Commissions and fees are calculated as a percentage of the equity portion of each transaction.

(2)   The Mortgage Broker Fee is calculated as a percentage of the debt portion of each transaction.

(3)   Acquisition Fee and Carrying Costs are calculated as a percentage of the real estate acquisition price.

(4)   The Total Load is calculated as a percentage of the equity portion of each transaction. The Total Load includes the Commissions and Fees, Mortgage Broker Fee, Acquisition Fee and Carrying Costs, as well as any other non-affiliated third party expenses.

(5)   Asset Management Fees are calculated as a percentage of the value of the assets under management. However, for The Landings and Broadway Commons, which are both master lease deals, the master tenant income is the residual cash flow from the property after payment of the master lease rent. As a result, it is not possible to accurately represent the master tenant income as a percentage of the value of the assets under management.

(6)   Property Management Fees are calculated as a percentage of gross income from the property.

(7)   Backend Sales Commissions are equal to 3% of the sales price or the then-current market rate, whichever is greater. In the case that the property is sold through a co-broker, the fee to the affiliate shall be entitled to will not be less then 1.5% of the sales price.

(8)   Refinancing Fees are equal to 1% of the new mortgage.

The following additional fees are the same for each offering:

Loan Servicing Fee:  IMSC is compensated with a monthly fee equal to the outstanding principal balance of the loan at the beginning of every month multiplied by 0.125% then divided by twelve. This figure, however, shall never exceed $10,000 nor be less than $1,200 annually.

Termination Fees:

Master Lease:  8.333% of the last twelve months of net operating income less rent payments for the same twelve months multiplied by the number of months remaining on the then-current term of the master lease.

Asset and Property Management Agreements:  The sum of the current monthly asset management and property management fees times the number of months remaining on the term.

The following table summarizes cash distributions to investors for each of the 1031 Exchange Private Placement Offering projects through June 30, 2007:

Name of Entity	Number of Investors	Offering Equity	Offering Completed	Distributions To Date	2007 Annual Distribution	2006 Annual Distribution		2005 Annual Distribution
		($)		($)	(%)	(%)		(%)
Landings of Sarasota DBT(A)	9	4,000,000	05/2002	8,487,300	N/A	N/A		9.45
Sentry Office Building DBT	7	3,500,000	04/2002	2,269,080	13.43	13.43		9.79
Pets Bowie DBT	7	2,600,000	07/2002	2,682,838	9.29	9.29		9.24
1031 Chattanooga DBT	9	1,900,000	05/2002	1,584,342	8.26	8.26		8.26
Lansing Shopping Center DBT	5	5,000,000	09/2001	3,348,143	9.07	9.07		9.01
Inland 220 Celebration Place DBT	35	15,800,000	09/2003	6,424,651	8.89	8.89		8.89
Taunton Circuit DBT	1	3,750,000	09/2002	1,483,398	8.31	8.31		8.30
Broadway Commons DBT	32	8,400,000	12/2003	5,258,949	10.18	10.18	(B)	8.62
Bell Plaza 1031, LLC	1	890,000	11/2003	544,391	17.33	17.33		15.56
Inland 210 Celebration Place DBT	1	6,300,000	01/2003	2,690,072	8.90	8.90		8.90
CompUSA Retail Building, LLC	11	3,950,000	02/2004	1,354,305	8.90	8.396		8.28
Janesville Deere Distribution Facility 1031, LLC	35	10,050,000	01/2004	3,007,663	7.75	7.75		7.62
Fleet Office Building 1031, LLC	30	10,000,000	01/2004	3,046,373	8.52	8.52		8.08
Davenport Deere Distribution Facility 1031, LLC	35	15,700,000	04/2004	4,239,566	7.36	7.36		7.36
Grand Chute DST	29	6,370,000	03/2004	2,095,049	8.52	8.52	(B)	9.37
Macon Office DST	29	6,600,000	03/2004	1,994,182	8.20	8.20		8.20
White Settlement Road Investment, LLC	1	1,420,000	12/2003	420,866	8.34	8.34		8.34

Name of Entity	Number of Investors	Offering Equity	Offering Completed	Distributions To Date	2007 Annual Distribution	2006 Annual Distribution		2005 Annual Distribution
		($)		($)	(%)	(%)		(%)
Plainfield Marketplace 1031, LLC	31	12,475,000	06/2004	3,134,316	7.21	7.21		7.13
Pier 1 Retail Center 1031, LLC	22	4,300,000	06/2004	1,047,148	7.43	7.43		7.44
Long Run 1031, LLC	1	4,935,000	05/2004	2,119,113	N/A	N/A		8.47
Forestville 1031, LLC	1	3,900,000	05/2004	851,365	7.55	7.55		6.98
Bed, Bath & Beyond 1031, LLC	20	6,633,000	08/2004	1,476,743	7.51	7.51		7.55
Cross Creek Commons 1031, LLC	26	6,930,000	08/2004	1,684,932	7.34	7.34		7.31
BJ’s Shopping Center 1031, LLC	22	8,365,000	01/2005	1,893,763	7.86	7.86		7.68
Barnes & Noble Retail Center 1031, LLC	12	3,930,000	02/2005	752,580	6.67	6.67		6.69
Port Richey 1031, LLC	1	3,075,000	07/2004	823,750	9.50	9.50		9.30
Walgreen Store Hobart 1031, LLC	24	6,534,000	02/2005	4,214,960	6.91	6.91		6.44
Kraft Cold Storage Facility 1031, LLC	19	11,000,000	12/2004	1,096,510	7.00	7.00		7.00
Huntington Square Plaza 1031, LLC	39	39,200,000	06/2005	3,389,289	6.47	6.47		6.40
Best Buy Store Reynoldsburg 1031, LLC	19	10,345,000	02/2005	938,957	6.73	6.73		6.75
Jefferson City 1031, LLC	28	10,973,000	04/2005	2,040,536	7.96	7.96		7.99
Stoughton 1031, LLC	27	19,950,000	05/2005	1,756,083	6.66	6.66		6.67
Indianapolis Entertainment 1031, LLC	1	2,190,000	11/2004	209,767	7.15	7.15		7.13
Mobile Entertainment 1031, LLC	1	1,578,000	11/2004	151,681	7.16	7.16		7.14
Chenal Commons 1031, LLC	19	14,346,000	06/2005	1,343,969	7.51	7.51	(B)	8.00
Oak Brook Kensington 1031, LLC	60	23,500,000	12/2006	3,678,856	7.09	7.09	(C)	7.28
Columbus 1031, LLC	38	23,230,000	12/2006	3,739,466	7.87	7.87	(C)	7.93
Edmond 1031, LLC	1	1,920,000	05/2005	319,566	7.96	7.96		7.73
Taunton Broadway 1031, LLC	1	1,948,000	08/2005	251,689	7.79	7.79		7.47
Wilmington 1031, LLC	1	2,495,000	09/2005	309,886	7.09	7.09		7.11
Wood Dale 1031, LLC	16	3,787,500	03/2006	448,227	6.95	6.82		6.78
Cincinnati Eastgate 1031, LLC	13	3,210,000	06/2006	319,623	7.00	7.00		N/A
Norcross 1031, LLC	1	3,000,000	11/2005	339,835	6.90	6.90		6.86
Martinsville 1031, LLC	1	2,360,000	12/2005	2,131,500	6.74	6.74		N/A
Indiana Office 1031, LLC	34	18,200,000	03/2006	243,341	7.62	7.62		N/A
Yorkville 1031, LLC	21	8,910,000	03/2006	775,418	5.75	5.75		N/A
Louisville 1031, LLC	39	18,830,000	06/2006	1,672,191	7.00	7.00		N/A
Madison 1031, LLC	1	1,472,000	03/2006	114,421	6.70	6.70		N/A
Murfreesboro 1031, LLC	20	7,185,000	06/2006	525,095	5.75	5.75		N/A
Aurora 1031, LLC	1	1,740,000	06/2006	120,641	6.73	6.73		N/A
Craig Crossing 1031, LLC	29	14,030,000	08/2006	859,932	6.07	6.07		N/A
Charlotte 1031, LLC	52	24,105,000	03/2007	1,588,275	6.05	6.05		N/A
Olivet Church 1031, LLC	33	10,760,000	03/2007	679,681	6.25	6.25		N/A
Glenview 1031, LLC	38	23,350,000	05/2007	1,095,024	6.25	6.25		N/A
Yuma Palms 1031, LLC	32	42,720,000	06/2007	1,985,989	6.17	6.17		N/A
Honey Creek, LLC	40	13,137,300	06/2007	486,745	6.29	6.29		N/A
Dublin 1031, LLC	19	10,550,000	05/2007	281,416	6.40	N/A		N/A
Inland Riverwoods, LLC	40	15,712,805	*	254,618	6.48	N/A		N/A
Inland Sioux Falls, LLC	35	18,110,000	*	207,920	6.89	N/A		N/A
Burbank 1031 Venture, LLC	0	5,285,000	*	—	6.29	N/A		N/A
FMC Technologies Headquarters	0	32,900,000	*	—	6.29	N/A		N/A
Chicago Grace Office Building	0	7,097,195	*	—	6.29	N/A		N/A
Plano Data Center	0	16,050,000	*	—	6.29	N/A		N/A
		$632,483,800		$102,285,985

*                 Offering was not complete as of June 30, 2007.

(A)      This property was sold in July 2005.

(B) The 2005 distribution includes additional distribution of excess operating funds.

(C) No property reserve contributions were taken in 2005 and fund were distributed to investors per projections.

MANAGEMENT

Inland Affiliated Companies

This section supersedes the discussion contained in our prospectus under the heading “Management – Inland Affiliated Companies,” which begins on page 98 of the prospectus.

Our sponsor, Inland Real Estate Investment Corporation or IREIC, is an affiliate of The Inland Group, Inc.  The Inland Group was formed by a group of Chicago schoolteachers in 1967, and incorporated the following year.  The founders of The Inland Group and its affiliates are still centered in the Chicago metropolitan area.  Over the past thirty-nine years, The Inland Group and its affiliates have experienced significant growth and now make up a fully-integrated group of legally and financially separate companies that have been engaged in diverse facets of real estate providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, renovation, construction, finance, investment products and other related services.  The Inland Real Estate Group of Companies, Inc., sometimes referred to as “Inland,” represents the marketing name for these separate legal entities that are either subsidiaries of the same entity, affiliates of each other, share some common ownership or were previously sponsored by IREIC.  Inland, in the aggregate, was ranked by Crain’s Chicago Business in April 2007 as the sixteenth largest privately held company headquartered in the Chicago area.  In the December 2006 issue of the International Council of Shopping Centers’ publication, Shopping Centers Today, The Inland Real Estate Group of Companies was ranked the fifth top shopping center owner in North America.  In the April 2007 issue of Retail Traffic, The Inland Real Estate Group of Companies was ranked as the fifth top owner and manager.  In the July 2007 issue of National Real Estate Investor, The Inland Real Estate Group of Companies was ranked twenty-first in a survey of the top twenty-five owners of office space as of December 31, 2006.  An affiliate of Inland is one of the largest property management firms in Illinois and another is one of the largest commercial real estate and mortgage banking firms in the Midwest.  As of June 30 2007, The Inland Group and its affiliates or related parties have raised more than $13.2 billion from investment product sales to over 275,000 investors.  Inland has completed more than 308 investment programs; in each case no investor has received less than his or her contributed capital.

As of June 30, 2007, Inland and its affiliates had more than 1,225 employees, owned properties in forty-five states and managed assets with a value exceeding $20.3 billion.  Our senior management includes executives of The Inland Group and its affiliates.  As of June 30, 2007, IREIC was the general partner of limited partnerships which owned in excess of 2,194 acres of pre-development land in the Chicago area, as well as over 3,947,931 million square feet of real property and 4,010 apartment units.  As of June 30, 2007, another affiliate, Inland Mortgage Corporation had originated more than $11 billion in financing including loans to third parties and affiliated entities and owned a loan portfolio totaling approximately $290 million.  Inland Mortgage Servicing Corporation services a loan portfolio with a face value exceeding $8.0 billion.

A group of Inland affiliated companies responsible for managing investment properties managed approximately ninety-five million square feet of commercial properties in forty-five states as of June 30, 2007.  A substantial portion of the portfolio, approximately thirty-three million square feet, consists of properties leased on a triple-net lease basis.  A triple-net lease means that the tenant operates and maintains the property and pays rent that is net of taxes, insurance, and operating expenses.  This group also manages more than 6,214 multi-family units that are principally located in the Chicago area.  Inland Real Estate Acquisitions, another affiliate, has extensive experience in acquiring real estate for investment.  Over the years, through Inland Real Estate Acquisitions and other affiliates, Inland has acquired more than 2,159 properties.

Another affiliate, Inland Real Estate Development Corporation, has handled the design, approval and entitlement of parcels that have included in excess of 11,000 residential units, 13.5 million square feet of retail land and 7.6 million square feet of industrial land.  Inland Real Estate Development has been responsible for the land development of over 3,300 of those residential units, 7.6 million square feet of the retail land and all 7.6 million square feet of the industrial land.  Inland Real Estate Development currently manages an inventory of over 3,500 acres of land for development of which approximately 1,500 acres it or its affiliates own.  Another affiliate, Inland Real Estate Sales, Inc., is one of the largest “mid-market” investment real estate brokerage specialists in the Midwest.  In the last five years it has completed more than $521 million in commercial real estate sales and leases, has been involved in the sale of more than 3,850 multi-family units, and the sale and lease of over sixty-five million square feet of commercial property.  See also “Prior Performance of IREIC Affiliates” in this prospectus and Appendix A, “Prior Performance Tables,” for additional information.

Our Directors and Executive Officers

This section supplements the discussion contained in our prospectus under the heading “Management – Our Directors and Executive Officers,” which begins on page 102 of the prospectus.

Name	Age*	Position
Lori Foust	42	Treasurer and Principal Financial Officer
Jack Potts	37	Principal Accounting Officer

*As of January 1, 2007

Lori Foust has been our treasurer and the chief financial officer of our Business Manager since October 2005, and became our principal financial officer in September 2007.  Ms. Foust also served as our principal accounting officer from October 2005 through September 18, 2007, and served as the principal accounting officer of Inland Western Retail Real Estate Trust, Inc. from February 2004 to December 2005. Ms. Foust joined the Inland organization in 2003, in the capacity of vice president of Inland Western Retail Real Estate Advisory Services, Inc. Prior to joining the Inland organization, Ms. Foust worked in the field of public accounting and was a senior manager in the real estate division for Ernst and Young, LLP. She received her bachelor of science degree in accounting and her master of business administration from the University of Central Florida.  Ms. Foust is a certified public accountant and a member of the American Institute of Certified Public Accountants.

Jack Potts became our principal accounting officer and the chief accounting officer of our Business Manager on September 18, 2007. Prior to joining the Inland organization, Mr. Potts held various positions with Equity Office Properties Trust, Inc., or “EOP,” in accounting and financial reporting. Prior to working at EOP, Mr. Potts worked in the field of public accounting and was a manager in the real estate division for Ernst and Young LLP.  He received a bachelor degree in accounting from the Michigan State University in East Lansing, Michigan. Mr. Potts is a certified public accountant.

Our Business Manager

This section supplements the discussion contained in our prospectus under the heading “Management – Our Business Manager,” which begins on page 108 of the prospectus.

Our Business Manager, Inland American Business Manager & Advisor, Inc., is an Illinois corporation and a wholly owned subsidiary of IREIC.  The following table sets forth information regarding its executive officers and directors.  The biographies of Messrs. Goodwin, Parks and Cosenza are set forth above under “— Inland Affiliated Companies” and the biographies of Ms. Matlin, Mr. Wilton,  Ms. Foust and Mr. Potts are set forth above under “— Our Directors and Executive Officers.”

Name	Age*	Position
Jack Potts	37	Chief Accounting Officer

*As of January 1, 2007

Property Management Agreements – Our Lodging Facilities

This section modifies the discussion contained in our prospectus under the heading “Management – Property Management Agreements – Our Lodging Facilities,” which begins on page 116 of the prospectus.

To qualify as a REIT, we generally cannot operate hotels.   To date, we have relied on our three taxable REIT subsidiaries, Barclay Hospitality Services Inc. (“Barclay Hospitality”), Barclay Holding, Inc. (“Barclay Holding” and together with Barclay Hospitality, “Barclay”) and Inland American Lodging Operations TRS, Inc. (“IA Operating TRS”), to operate our wholly owned lodging facilities. Barclay and IA Operating TRS have engaged hotel management companies to manage these hotels under management contracts.  These third-party managers have direct control of the daily operations of our hotels.  As of September 17, 2007, Alliance Hospitality Management, LLC (“Alliance”) managed thirty-nine, or 81%, of our hotels, Marriott International managed six of our hotels and Promus Hotels, Inc., an affiliate of Hilton Hotels Corporation, GHG-Stanley Management, LLC and Davidson Hotel Group each managed one hotel.

Pursuant to the management agreements with these third-party managers, Barclay and IA Operating TRS pay management fees ranging from 2.25% to 7% (which may include amounts allocated to pay certain other fees) of the total revenue of the hotels under management.   Barclay and IA Operating TRS also pay the respective third-party managers an annual incentive fee, calculated based upon the financial performance of the hotels that the third-party manager manages.  The agreements typically have terms ranging from five to twenty years, and give Barclay or IA Operating TRS the right to terminate the agreement upon ninety days’ notice.  The agreements also generally give the third-party manager the right to terminate the agreement upon six months’ notice, or upon thirty days’ notice in the event that Barclay or IA Operating TRS transfers its rights in the agreement or there is a change in control of the entity controlling Barclay or IA Operating TRS.

Inland Securities Corporation

This section supplements the discussion contained in our prospectus under the heading “Management — Inland Securities Corporation,” which begins on page 119 of the prospectus.

The following table sets forth information about the directors, officers and principal employees of Inland Securities.  Mr. Parks’ biography is set forth above under “– Inland Affiliated Companies” in this section.  The biographies of Ms. Gujral and Ms. Matlin are set forth above under “– Our Directors and Executive Officers” in this section.

Name	Age*	Position
Drew Dedelow	33	Vice President
Ryan A. Weber	34	Vice President
Nathan Ahlberg	30	Assistant Vice President
Brian Buonamici	25	Assistant Vice President
Shawn Crouse	33	Assistant Vice President
Geoffrey D. Flahardy	33	Assistant Vice President
Jeremias Francioli	29	Assistant Vice President
David Gunnels	27	Assistant Vice President
Evan Harbot	26	Assistant Vice President
Kenneth Miley	27	Assistant Vice President
Kimberly Nelson	41	Assistant Vice President
Mitchel Smith	30	Assistant Vice President
Matthew Selman	30	Assistant Regional Vice President

*As of January 1, 2007

Drew Dedelow joined Inland Securities Corporation in February 2005 as a vice president to develop sales and prospects new broker-dealer relationships in the western United States.  Prior to joining Inland, Mr. Dedelow was employed in the chemical industry where he was responsible for business development and management on the west coast.  Mr. Dedelow received a bachelor degree in chemistry from Butler University in Indianapolis, Indiana.   He holds Series 7 and 63 certifications with the National Association of Securities Dealers, Inc.

Ryan A. Weber joined Inland Securities Corporation as a vice president in January 2005.  Prior to joining Inland, Mr. Weber was a vice president at AIG, where he was a regional consultant responsible for raising assets for a fee-based investment advisory software platform.  Mr. Weber started his career in the financial services industry during college where he worked for a local mutual fund company.  Mr. Weber received a bachelor degree from University of Southern California School of Business where he completed the entrepreneur program. Mr. Weber holds Series 7 and 63 certifications with the National Association of Securities Dealers, Inc.

Nathan Ahlberg joined Inland Securities Corporation in March 2005 and was promoted to an assistant vice president in 2007.  Prior to joining Inland, Mr. Ahlberg was a regional sales manager at a security technology firm.  Mr. Ahlberg graduated from the University of Minnesota – Twin Cities with a bachelor degree in marketing.  Mr. Ahlberg holds Series 7 and 63 certifications with the National Association of Securities Dealers, Inc.

Brian Buonamici joined Inland Securities Corporation in 2002 as a regional sales representative.  In July 2007 he was promoted to assistant vice president where he develops sales and new broker-dealer relationships for the midwest sales team.  Mr. Buonamici began his financial services career in 1997.  Mr. Buonamici graduated from Purdue University in West Lafayette, Indiana with a bachelor degree in communications.  He holds Series 7, 63, 65, and 31 certifications with the National Association of Securities Dealers, Inc.  He also holds a real estate license with the State of Illinois.

Shawn Crouse joined Inland Securities Corporation in April 2005 and was promoted to an assistant vice president on the west coast team in 2007. Prior to joining Inland, Mr. Crouse worked in a variety of roles in the securities industry including sales, equity and options trading, and customer support. In total, he has twelve years experience with investments. Mr. Crouse received a bachelor degree in finance from the University of Texas at Austin. Mr. Crouse holds Series 7 and 63 certifications with National Association of Securities Dealers, Inc.

Geoffrey D. Flahardy joined Inland Securities Corporation as a regional representative in July 2001. Mr. Flahardy was promoted to regional 1031 Exchange manager in 2004 and was promoted to assistant vice president in July 2007. Mr. Flahardy graduated from Kennesaw State University in Kennesaw, Georgia with a bachelor degree.  Mr. Flahardy holds his Series 7 and 63 certifications with the National Association of Securities Dealers, Inc.

Jeremias Francioli joined Inland Securities Corporation in July 2007 as an assistant vice president. Prior to joining Inland, Mr. Francioli was an internal wholesaler for CNL Securities.  Mr. Francioli graduated from the University of Wisconsin – Stevens Point with a bachelor degree in business and received a master of business administration degree from Marquette University in Milwaukee, Wisconsin.  Mr. Francioli holds Series 7, 63 and 65 certifications with the National Association of Securities Dealers, Inc. and also carries the Certified Investment Manager Analyst (CIMA) designation obtained through the Wharton Business School in Philadelphia, Pennsylvania.

David Gunnels joined Inland Securities Corporation in June of 2002 as a regional marketing associate for the eastern regional sales team. Mr. Gunnels was promoted to senior sales associate in 2005 where he assisted in the management of the internal sales team for the east coast sales team, and in July 2007, Mr. Gunnels was promoted to assistant vice president. He graduated from Troy University in Troy, Alabama with a bachelor degree in social science and a minor in business administration. Mr. Gunnels holds his Series 62 and Series 63 certifications with the National Association of Securities Dealers, Inc.

Evan Harbot joined Inland Securities Corporation in March 2005 as a regional sales associate on a team covering eighteen states and was promoted to assistant vice president in July 2007.  Prior to joining Inland, Mr. Harbot was a business development specialist at Wells Real Estate Funds, where he began his career in 2002.  Mr. Harbot received a bachelor degree in finance from the University of Georgia.  Mr. Harbot holds Series 7 and 63 certifications with the National Association of Securities Dealers, Inc.

Kenneth Miley joined Inland Securities Corporation in October of 2003 as a regional marketing associate where he assisted in the sales efforts for the eastern regional sales team. In July 2007, Mr. Miley was promoted to assistant vice president for the east coast sales team, where he focuses on sales efforts in a five-state region in the southeast.  Mr. Miley graduated from the University of Georgia with a bachelor degree in public relations.  Mr. Miley hold his Series 7 and 64 certifications with the National Association of Securities Dealers, Inc.

Kimberly Nelson joined Inland Securities in 2001 as a regional sales coordinator for Inland in the west coast region. In July 2007 she was promoted to an assistant vice president.  Prior to joining Inland in 2001, Ms. Nelson was the national marketing representative for Kensington Investment Group.  Ms. Nelson has over eighteen years syndication experience and has worked with a variety of real estate syndicators and limited partnership sponsors. She graduated from the University of Nebraska-Lincoln with a bachelor degree in business administration. Ms. Nelson holds Series 7, 63 and 22 certifications with the National Association of Securities Dealers

Mitchel Smith joined Inland Securities Corporation in July 2007 as an assistant vice president on the east coast sales team covering eighteen states.  Before joining Inland, Mr. Smith was an assistant vice president for Wells Real Estate Funds.  He began his career with New England Financial and holds a degree in Risk Management from The University of Georgia.  Mr. Smith holds Series 6, 7 and 63 certifications with the National Association of Securities Dealers, Inc.

Matthew Selman joined Inland Securities Corporation in July 2007 as an assistant regional vice president on a team covering eighteen states.  Prior to joining Inland, Mr. Selman was a regional sales consultant with Wells Real Estate Funds.  He also has prior experience as an investment representative and OSJ of an equity trading desk with Northern Trust Securities, Inc.  He has a total of nine years experience in the financial services industry.  Mr. Selman graduated from Kennesaw State University in Kennesaw, Georgia with bachelor degrees in marketing and professional sales.  He holds Series 7, 63 and 24 certifications with the National Association of Securities Dealers, Inc.

PRINCIPAL STOCKHOLDERS

This section revises the discussion appearing in the prospectus under the heading “Principal Stockholders,” which appears on page 127 of the prospectus.

Based on a review of filings with the Securities and Exchange Commission, the following table shows the amount of common stock beneficially owned (unless otherwise indicated) by (1) persons owning more than 5% of the outstanding shares of our common stock; (2) our directors and each nominee for director; (3) our executive officers; and (4) our directors and executive officers as a group.  All information is as of September 17, 2007. Beneficial ownership includes outstanding shares and shares which are not outstanding that any person has the right to acquire within sixty days after the date of this table.  Except as indicated, the persons named in this table have sole voting and investing power with respect to all shares beneficially owned by them.

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class
J. Michael Borden, Independent Director	63,688	(3)	*
Brenda G. Gujral, Director and President	6,653	(4)	*
David Mahon, Independent Director	16,279	(3)	*
Thomas F. Meagher, Independent Director	7,444	(3)	*
Robert D. Parks, Director and Chairman of the Board	498,306	(5)	*
Paula Saban, Independent Director	2,000	(3)	*
William J. Wierzbicki, Independent Director	3,078	(3)	*
Roberta S. Matlin, Vice President—Administration	2,777	(3)	*
Lori J. Foust, Treasurer	3,500		—
Scott W. Wilton, Secretary	3,351		—
All Directors and Officers as a group (ten persons)	607,076		*

*             Less than 1%

(1)      The business address of each person listed in the table is 2901 Butterfield Road, Oak Brook, Illinois 60523.

(2)      All fractional ownership amounts have been rounded to the nearest whole number.

(3)      Includes shares issuable upon exercise of vested options granted to the director under our independent director stock option plan.   Only those options that are currently exercisable or will become exercisable within 60 days after the date of this table are included.

(4)      Includes 4,261 shares owned by Ms. Gujral’s spouse through his individual IRA.

(5)      Includes 26,316 shares owned by Mr. Parks’ mother in the Evelyn G. Parks Survivors Trust, and 27,286 shares in the Parks Family Trust, in Mr. Parks’ role as trustee of both trusts.

BUSINESS AND POLICIES

Our Assets

Our Joint Ventures

This subsection supplements the discussion contained in the prospectus under the heading “Business and Policies – Our Assets – Our Joint Ventures,” which begins on page 132 of the prospectus.

Village at Stonebriar LLC.  On July 9, 2007, we, through a wholly owned subsidiary, entered into an agreement with Michael C. Ainbinder and Barton L. Duckworth (together referred to herein as the “Class A Members”) to form a joint venture to be known as “Village at Stonebriar LLC.”  The purpose of the joint venture is to acquire two tracts of land located in Plano, Texas, and to develop and construct a commercial retail shopping center on that land in three phases.  The total cost of acquiring and developing the land is expected to be approximately $55 million for the first two phases of the project, and approximately $66 million for the third phase of the project. The venture has entered into an approximately $59.8 million loan with an unaffiliated thirty party to fund the costs of acquiring and developing the first two phases of the project.  This loan bears interest based on a floating rate of thirty-day LIBOR plus 200 basis points per annum and matures on September 10, 2010.

On July 10, 2007, we made an initial earnest money deposit to the venture in the amount of $1 million; however, this deposit would have been returned to us and the venture would have terminated if the venture had not entered into certain leases by August 9, 2007.  On September 10, 2007, upon the closing of the acquisition of the land by the venture, we contributed an additional $19 million to the venture, of which approximately $11 million will be used by the venture to develop the first two phases of the project, approximately $8 million will be used by the venture to develop the third phase and $1 million will be used as working capital by the venture.  We may be required to contribute an additional $11.3 million to the venture if the Class A Members determine that an additional contribution is necessary to complete the project.  The Class A Members have contributed their rights, title and interest in any documents and information related to this development project, including assigning to the venture the original purchase agreement for the land.  Under the original purchase agreement, the purchase price for the land was $38.7 million, and the Class A Members had deposited approximately $1 million as earnest money against the purchase price.

Our capital contribution will entitle us to a preferred distribution equal to 12% per annum, paid on a quarterly basis and compounded annually, on the positive balance of any contributions we have made to the venture, as decreased by all distributions paid to us.  Additionally, in the event that any part of the property is sold or otherwise disposed of, or the venture recovers damage awards or insurance proceeds, we will be entitled to a preferred distribution in an amount equal to 12% per annum on our capital contribution, paid from the net proceeds of the triggering event, as well as the return of any capital that we contributed to the applicable phase of the project.  After we have received our preferred distribution and each member has been repaid in connection with any loans that it made to the venture, each of the Class A Members will receive 50% of the remaining net cash from the venture’s operations, or from the triggering event, as applicable.

The Class A Members will manage the day-to-day operations of the venture.  However, certain “major decisions,” such as: admitting a new member to the venture; selling all, or substantially all, of the venture’s assets; entering into any lease with any tenant for 10,000 or more square feet of the property; borrowing money secured by the property; and amending the budgets for the development of the respective phases of development, will require our written approval.  Until the property is stabilized, an affiliate of the Class A Members will be entitled to receive a 2% property management fee and an affiliate of our Property Manager will be entitled to receive a 2.5% property management fee.  Upon stabilization of the property, an affiliate of our Property Manager will be entitled to receive a 4.5% property management fee for managing the property.  The venture also will pay a development fee equal to 5% of the actual project costs to the Class A Members, a portion of which will be paid in equal monthly payments over the expected duration of the applicable phase of the project and a portion of which will be paid upon substantial completion of the landlord’s construction obligations for that phase.  In addition, the Class A members will be entitled to be paid real estate leasing commissions and sales commissions to the extent that provide these services to the venture.  Following stabilization of the first two phases of development, and later the third phase of development, we will have the option to acquire the developed property for fair market value.  If we do not elect to purchase the developed property from the venture, the Class A Members will have the right to either obtain a permanent loan for the property or sell the developed property to an unrelated party on an all-cash basis.  As used herein, stabilization will be deemed to have occurred for the first two phases of the project and the third phase of the project when the construction for that phase(s) has been substantially completed for at least 95% of the net leasable square footage in that phase(s); leases have been signed that are consistent with certain leasing parameters agreed to by the members; certificates of occupancy have been issued; and tenants have taken possession, are operating and are paying rent, or have provided tenant estoppels, as applicable.

Net Lease Strategic Assets Fund L.P.  On August 10, 2007, we entered into a newly-formed joint venture with The Lexington Master Limited Partnership (“LMLP”) and LMLP GP LLC, each an affiliate of Lexington Realty Trust (NYSE: “LXP”), referred to herein as “Lexington,” to form Net Lease Strategic Assets Fund L.P.  The purpose of the joint venture is to acquire a diverse portfolio of properties, including office and industrial buildings, call centers and manufacturing properties.  The venture will have a term of seven years, subject to a two-year extension.

We intend to initially contribute approximately $257 million to the venture.  The venture intends to acquire fifty-three primarily single-tenant net leased assets from Lexington and its subsidiaries, referred to herein as the “Initial Properties,” for an aggregate purchase price of $940 million (including the assumption of non-recourse first mortgage financing totaling $235.0 million secured by certain of the assets). The Initial Properties contain an aggregate of more than eight million net rentable square feet, and are located in twenty-eight states.  We and LMLP intend to invest an additional $127.5 million and $22.5 million, respectively, in the venture to acquire additional specialty single-tenant “triple-net” leases generally with ten year average remaining terms.  A “triple-net” lease is a lease requiring the tenant to pay, in addition to rent, all taxes, insurance and maintenance expenses that arise from use of the property. Assuming mortgage financing of 70% of acquisition cost, the venture anticipates acquiring up to $1.4 billion of assets during the investment period.  The purchase of each of the Initial Properties is subject to satisfaction of conditions precedent to closing, including obtaining financing on certain terms, obtaining certain consents and waivers, the continuing financial solvency of the tenants and certain other customary conditions. Accordingly, there is no assurance that these acquisitions will be completed by the venture.  If the venture does not complete the acquisitions of the Initial Properties, we will not make our initial contribution.  Further, if the venture does not complete the acquisition of the Initial Properties by a certain date or is unable to obtain financing on certain terms, the venture will not be required to acquire any assets and may be dissolved at the election of any partner.

Our investment will entitle us to a preferred dividend equal to 9% per annum.  After LMLP has received a 9% return on its investment, which for these purposes is equal to its $22.5 million investment plus 15% of the equity value of any asset contributed to the venture, we will be entitled to preferred distributions until the point at which we have received distributions, in addition to the preferred return, equal to the amount of capital we have invested, which will include any acquisition fees that we have paid.  Once all of our capital has been returned and we have also received our cumulative preferred return, LMLP will receive certain incentive distributions.

The general partner of the venture, LMLP GP LLC, will manage the day-to-day operations of the venture.  However, certain “major decisions,” such as: acquiring any assets other than the Initial Properties; selling or disposing of any asset in which the venture holds a direct or indirect interest, except in accordance with the right of first offer and buy/sell provisions discussed below; financing or refinancing any asset in which the venture holds a direct or indirect interest, or incurring debt secured by these assets; or winding up or dissolving the venture, will require the approval of four members of the venture’s executive committee, which is comprised of three members designated by LMLP and two members designated by us.  Our board has designated Lori Foust, our treasurer, and Thomas McGuinness, chairman and chief executive officer of the parent corporations of our Property Managers, to serve on the committee on our behalf.

The venture will pay Inland Mortgage Brokerage Corporation, an affiliate of our Business Manager (“IMBC”), a debt placement fee in connection with obtaining first mortgage financing secured by certain of the venture’s assets.   The debt placement fee paid to IMBC will be equal to 0.20% of the original principal amount of each first mortgage financing secured by an asset less any other fees the venture is required to pay to a mortgage broker for obtaining the financing.

If, during the term of the venture, we or LMLP desire to sell our or its interest in the venture or cause the venture to sell a certain asset, we or LMLP, as the case may be, must first offer the interest or asset to the other partner, and, if the other partner does not accept the terms and price offered, we or LMLP may sell the interest or asset to a third party for on terms equal to or greater than those offered to the other partner.  Similarly, we or LMLP may offer to purchase from the other partner certain or all of the venture’s assets in accordance with specific provisions forth in the venture agreement.

Cobalt Industrial REIT II.  Under the shareholders agreement, as amended, we have committed to invest, over a thirty-month period through a wholly owned subsidiary, Inland American Cobalt Investors, L.L.C., up to $149 million in shares of common beneficial interest of Cobalt.  As of September 17, we have invested approximately $11.4 million in Cobalt.  As of September 17, 2007, Cobalt had acquired forty industrial projects consisting of 3.5 million total gross leasable square feet and located within the greater metropolitan areas of Atlanta, Georgia, Chicago, Illinois, Orlando, Florida and Phoenix, Arizona.

Lauth Group, Inc.  As of September 17, LIP Holdings had invested in thirty-three properties in various stages of construction in twelve states.  As of September 17, 2007, we had invested approximately $121.6 million in exchange for the Class A Participating Preferred Interests of LIP Holdings.

D.R. Stephens Institutional Fund.  As of September 17, 2007, the Fund had acquired six industrial properties consisting of approximately 1.3 million total gross leasable square feet located in Antioch, Fremont and Milpitas, California for a total purchase price of approximately $113.3 million, of which we have funded approximately $39.4 million in cash.

Our Operating Companies

This subsection supplements the discussion contained in the prospectus under the heading “Business and Policies – Our Assets – Our Operating Companies,” which begins on page 137 of the prospectus.

Inland American Winston Hotels, Inc.  As of September 17, 2007, we owned, directly or indirectly, forty-seven hotel properties in seventeen states, having an aggregate of 6,395 rooms, including forty-two wholly owned properties with an aggregate of 5,748 rooms, a 41.7% ownership interest in a joint venture that owned one hotel with 121 rooms, a 60% ownership interest in a joint venture that owned one hotel with 138 rooms, a 49% ownership interest in a joint venture that owned one hotel with 118 rooms, a 48.78% ownership interest in a joint venture that owned 147 rooms and a 0.21% ownership interest in a joint venture that owned one hotel with 123 rooms for which substantially all of the profit or loss generated by the joint venture is allocated to us.

Utley Residential Company.  Through Communities, we have access to Utley’s existing pipeline of student and conventional multi-family housing development projects.  We were assigned the ground lease for land in Lafayette, Louisiana and separately purchased the University House at Huntsville, an undeveloped parcel of land in Huntsville, Texas, the University House at Gainesville, an undeveloped parcel of land in Gainesville, Florida, Block 121, an undeveloped parcel of land in Birmingham, Alabama, and Cityville Oak Park, an undeveloped parcel of land in Dallas, Texas.  All five projects will be developed primarily as student housing and are expected to be operational by spring 2010.

Inland American Lodging Corporation.  Through Inland American Lodging Corporation, as of September 17, 2007, we owned one hotel property located in Gainesville, Florida, with 248 rooms and over 21,000 square feet of meeting space.

Probable Acquisition of Apple Hospitality Five, Inc.  At a special meeting held on September 17, 2007, the stockholders of Apple Hospitality Five, Inc., referred to herein as “Apple,” voted to approve the merger that was previously disclosed in our prospectus dated August 1, 2007, among us, our wholly owned subsidiary, Inland American Orchard Hotels, Inc. (“Acquisition Sub”) and Apple.  The merger is expected to close no later than October 31, 2007 and is subject to the closing conditions set forth in the agreement and plan of merger.  At the effective time of the merger, Apple will merge with and into Acquisition Sub, with Acquisition Sub continuing as the surviving entity of the merger.  Additionally, each issued and outstanding unit of Apple, equal to one share of Apple’s common stock and one share of Series A preferred stock (together, a “Unit”) and each issued and outstanding share of Apple Series B convertible preferred stock, on an as-converted basis, other than any dissenting shares, will be converted into, and cancelled in exchange for, the right to receive $14.05 in cash to be paid by us, without interest.  Each option to purchase the Units will be converted into, and cancelled in exchange for, the right to receive a cash payment equal to the product of: (1) the number of Units subject to the option and (2) the difference between $14.05 and the exercise price set forth in the option.  The total merger consideration is expected to be approximately $709 million.  We intend to fund the merger consideration with cash and cash equivalents, and the completion of the merger is not subject to any financing or refinancing contingency.  In addition, we intend to assume approximately $4.4 million of Apple’s existing indebtedness, which bears interest at a rate of 8.5% per annum and matures on June 1, 2011.

Background.  Apple, a public, non-listed real estate investment trust headquartered in Richmond, Virginia, owns upscale, extended-stay and select-service hotel properties and other limited-service hotel properties.  According to filings made by Apple with the SEC, at June 30, 2007, Apple owned twenty-eight hotels, including eleven Residence Inn by Marriott hotels, nine Courtyard by Marriott hotels, one Marriott Suites hotel, one SpringHill Suites by Marriott hotel, four Homewood Suites by Hilton hotels and two Hilton Garden Inn hotels. The hotels are located in fifteen states and, in aggregate, consist of 3,717 rooms. On August 10, 2007, Apple closed on the sale of its Marriot Suites hotel in Las Vegas, Nevada. The sale price for this hotel was $87.25 million. The hotels are described in more detail in the table below.

According to filings made by Apple with the SEC, Apple’s total revenues were approximately $68.4 million and $125.4 million for the six months ended June 30, 2007 and the year ended December 31, 2006, respectively.  Apple’s hotels achieved average occupancy of 76% and 76%, an average daily room rate, or “ADR,” of $124 and $114 and revenue per available room, or “RevPAR,” of $95 and $86, for the six months ended June 30, 2007 and the year ended December 31, 2006, respectively.

Management and Franchise Agreements.  Apple’s daily hotel operations are managed under various management agreements with third party property managers Marriott, Hilton and Western International, Inc. (“Western”).

Except for nine Marriott brand hotels managed by Western, Apple’s Marriott brand hotels are managed by Marriott or its affiliates pursuant to management agreements that provide Apple access to Marriott’s intellectual property and proprietary sales and reservation system.  These management agreements typically have an initial term of thirty years, and permit either party to renew the agreement for an additional thirty years. The agreements generally provide for payment of base management fees, calculated annually based on a percentage of revenue, incentive management fees over a priority return (as defined in the management agreements), system fees and marketing fees. Additionally, these agreements permit Apple to terminate the agreements if Marriot does not achieve certain operating results.

Western manages five of Apple’s Residence Inn hotels and four of Apple’s Courtyard by Marriott hotels. The agreements governing the management of these hotels provide that Apple will pay Western management fees, calculated as a percentage of revenue, as well as incentive management fees if Western achieves certain operating results.  The management agreements have a term of five years and permit Apple to terminate the agreements if Western does not achieve certain operating results.  Separate franchise agreements with Marriott provide access to Marriott’s intellectual property and proprietary sales and reservation system for these hotels.

Hilton, or one of its affiliates, manages the day-to-day operations of Apple’s Homewood Suites and Hilton Garden Inn hotels. The management agreements for these hotels provide that Apple will pay Hilton management fees, calculated as a percentage of revenue.  Apple also pays Hilton a fee, calculated as a percentage of suite revenue, for franchise licenses to operate as a Homewood Suites by Hilton or a Hilton Garden Inn and to participate in its reservation system.

Upon the closing of the merger, our Business Manager will be responsible for overseeing Apple’s property portfolio, and the properties will be operated on a day-to-day basis by third-party property managers.  Mr. Marcel Verbaas, a veteran of the lodging industry, is an employee of our Business Manager.  Mr. Verbaas also serves as the president and chief executive officer of Inland American Lodging Corporation.

Summary of Hotel Properties.  The following table sets forth, by franchise affiliation, certain information with respect to the hotels that Apple owned as of June 30, 2007:

Property	Date Acquired by Apple	Number of Rooms
Courtyard by Marriott –Tucson, Arizona	10/2003	153
Courtyard by Marriott –Lebanon, New Jersey	08/2003	125
Courtyard by Marriott –Addison, Texas	10/2003	176
Courtyard by Marriott –Harlingen, Texas	10/2003	114
Courtyard by Marriott –Houston, Texas	10/2003	153
Courtyard by Marriott –Houston, Texas	08/2004	100
Courtyard by Marriott –Fort Worth Texas	03/2004	92
Courtyard by Marriott –Merrifield, Virginia	08/2005	206
Courtyard by Marriott –Federal Way, Washington	09/2004	160

Property	Date Acquired by Apple	Number of Rooms
Hilton Garden Inn –Tampa, Florida	09/2003	95
Hilton Garden Inn –Westbury, New York	12/2003	140
Homewood Suites –Colorado Springs, Colorado	02/2003	127
Homewood Suites –Baton Rouge, Louisiana	02/2003	115
Homewood Suites –Albuquerque, New Mexico	02/2003	151
Homewood Suites –Solon, Ohio	09/2003	86
Marriott Suites –Las Vegas, Nevada	10/2003	278
Residence Inn –Tucson, Arizona	12/2004	120
Residence Inn –Cypress, California	05/2003	155
Residence Inn –Cranbury, New Jersey	05/2003	108
Residence Inn –Somerset, New Jersey	05/2003	108
Residence Inn –Hauppauge, New York	05/2003	100
Residence Inn –Nashville, Tennessee	06/2003	168
Residence Inn –Houston, Texas	08/2004	120
Residence Inn –Brownsville, Texas	10/2003	102
Residence Inn –Dallas Fort Worth, Texas	10/2003	100
Residence Inn –Houston Westchase, Texas	01/2003	120
Residence Inn –Park Central, Texas	10/2003	139
SpringHill Suites –Danbury , Connecticut	08/2003	106

Proposed Acquisition of RLJ Urban Lodging Master, LLC.  We have entered into a merger agreement with RLJ Urban Lodging Master, LLC (referred to herein as “Lodging Master”) and RLJ Urban Lodging REIT, LLC and RLJ Urban Lodging REIT (PF#1), LLC, which together own all of the membership interests of Lodging Master, referred to herein as the “sellers,” to acquire Lodging Master for approximately $920 million to be paid by us, at closing, without interest, as reduced by Lodging Master’s existing indebtedness that remains in place at closing, and as further adjusted as provided for in the agreement.  We intend to pay $460 million of the purchase price in cash, including amounts in the Escrow Deposit described below.  Subject to our ability to terminate the merger agreement as described below, we are evaluating the feasibility of funding the remaining purchase price by leaving in place much or all Lodging Master’s existing debt or by borrowing new monies ultimately secured by Lodging Master’s assets or some combination of the two.  Any existing debt that we do not leave in place will be paid off at, or prior to, closing.  We do not expect to increase the amount of cash that we would use to fund the purchase.  We have not entered into any commitments or agreements to fund any new borrowings or that would be required to leave existing debt in place.  In light of the recent volatility in the financial markets generally, and the commercial lending market in particular, there is no assurance that we will be able to secure commitments or agreements for new borrowings or to leave existing debt in place on terms and conditions acceptable to us, if at all.  Thus, there is no assurance that we will complete this transaction.

The merger agreement was originally entered into as of August 12, 2007 but provided us with the right to terminate for any reason within twenty-three days in our sole discretion without any obligation on our part.  The agreement was subsequently amended as of September 5, 2007 to extend this termination right through 5:00 p.m. eastern time on September 10, 2007 and again as of September 13, 2007 to extend this termination right through 5:00 p.m. eastern time on October 15, 2007.  Upon signing the agreement, we deposited $10 million into escrow.  Prior to the amendment signed on September 13, 2007, this deposit was fully refundable if we terminated prior to September 11, 2007.  As a result of the amendment signed on September 13th, and except as described herein, $9.5 million of this deposit will be fully refunded if we terminate the agreement prior to October 15, 2007.  On September 14, 2007, we directed the escrow agent to disburse $500,000 of this escrow deposit to the sellers as a non-refundable down payment of the purchase price.  We may further extend the period during which we may terminate the agreement without any further obligation through 5:00 p.m. eastern time on October 29, 2007 if we notify the sellers of our intention to do so and direct the escrow agent to disburse an additional $250,000 of the escrow deposit to the sellers as an additional non-refundable down payment of the purchase price no later than 5:00 p.m. eastern time on October 16, 2007.  If we complete the transactions, these deposits will be credited against the final purchase price.  If we do not terminate the agreement on October 29, 2007 as described above, we are required to deliver a notice of intent to proceed to the sellers and deposit an additional $35 million into the escrow for a total deposit of $45 million, referred to herein as the “Escrow Deposit.”  Except in certain circumstances described below, the Escrow Deposit will then become non-refundable even if we are unable to obtain the necessary financing or if the lenders do not perform on commitments or agreements at closing.  The purchase price is subject to further adjustment based on the proration of certain items described in the merger agreement.  Items incurred at each hotel property, such as taxes, payables, revenue from operations as well as wages and salaries will be prorated as of the closing date in a manner similar to the way these items would be prorated in an asset purchase or sale and the purchase price will be adjusted by an amount equal to such prorations.  We also will be responsible for all of the costs associated with improvements that may be required by certain franchisors of brands under which certain of the properties owned by Lodging Master operate; however, the purchase price will be reduced by $5 million at closing for these costs.  We also will be responsible for certain closing costs.  We anticipate that the adjustments will increase the purchase price by approximately $18 million.

Background.  Lodging Master is a private company headquartered in Bethesda, Maryland which owns, through various subsidiaries, a portfolio of twenty-two full and select-service hotels located primarily in and around major urban markets across the United States, including Atlanta, Baltimore, Chicago and Washington, D.C.  The portfolio includes, among others, four Residence Inn by Marriott hotels, four Courtyard by Marriott hotels, four Hilton Garden Inn hotels and two Embassy Suites hotels. In the aggregate, the hotels consist of 4,061 rooms. Lodging Master’s daily hotel operations are managed under various management agreements with nine third party property managers including Marriott, Hilton and Hyatt, as well as independent third party managers.  Lodging Master currently pays a base management fee ranging from 2.0% to 7.0% of hotel revenues.  The management companies also are eligible to receive an incentive management fee if hotel operating income, as defined in the management agreements, exceeds certain thresholds.

Summary of Hotel Properties.  The following table sets forth, by franchise affiliation, certain information with respect to the hotels that Lodging Master owned as of August 31, 2007:

Property	Year Opened	Number of Rooms
Courtyard Elizabeth (Newark Airport) –Elizabeth, New Jersey	1998	203
Courtyard Ft. Meade –Annapolis Junction, Maryland	2000	140
Courtyard Ft. Worth –Fort Worth, Texas	1999	203
Courtyard UAB Birmingham –Birmingham, Alabama	2001	122
Doubletree Atlanta –Atlanta, Georgia	1985	155
Doubletree Washington, D.C. –Washington, D.C.	1985	220
Embassy Suites Beachwood –Beachwood, Ohio	1989	216
Embassy Suites Hunt Valley –Hunt Valley, Maryland	1985	223
Hampton Inn Denver –Denver, Colorado	2001	148
Hilton Garden Inn Burlington –Burlington, Massachusetts	1971	179
Hilton Garden Inn Colorado Springs –Colorado Springs, Colorado	1999	154
Hilton Garden Inn San Antonio Airport –San Antonio, Texas	1981	117
Hilton Garden Inn Washington, D.C. –Washington, D.C.	2000	300
Hilton Suites Phoenix –Phoenix, Arizona	1989	226
Homewood Suites Houston Galleria –Houston, Texas	2002	162
Hyatt Place Medford –Medford, Massachusetts	2003	158
Marriott Atlanta Century Center –Atlanta, Georgia	1974	287
Marriott Chicago –Chicago, Illinois	1988	113
Residence Inn Baltimore Inner Harbor –Baltimore, Maryland	2001	188
Residence Inn Cambridge –Cambridge, Massachusetts	1999	221
Residence Inn Elizabeth (Newark Airport) –Elizabeth, New Jersey	1998	198
Residence Inn Poughkeepsie –Poughkeepsie, New York	2000	128

The Merger Agreement.  Pursuant to the merger agreement, at the effective time of the merger, Lodging Master will merge with and into a wholly-owned subsidiary formed for this purpose (referred to herein as “Acquisition Sub”). Acquisition Sub will continue as the surviving entity of the merger.  Additionally, all of the membership interests of Lodging Master, which represent all of its equity securities, will be converted into, and cancelled in exchange for, the right to receive the purchase price.

The merger agreement includes provisions regarding customary representations, warranties and covenants, including those regarding the conduct of Lodging Master’s business prior to the closing of the merger.  A copy of the merger agreement, as amended, will be filed as an exhibit to the registration statement of which this prospectus supplement is a part.

In addition to the rights we have to terminate the merger agreement in our sole discretion, the agreement may also be terminated by us or by Lodging Master under certain circumstances, including but not limited to: (1) by mutual written consent of both parties; (2) by either party if the merger is not consummated by November 14, 2007 or, if we extend our initial termination right to October 29, 2007, then by November 28, 2007, in either case, which date will be extended for an additional sixty days if the sellers have not delivered certain third party consents so long as the sellers are working in good faith to obtain these consents; (3) by either party if any governmental order, decree or ruling makes the consummation of the merger transaction illegal or permanently prohibits the transaction; (4) by either party upon a material uncured breach of the agreement by the other party; (5) by us if (A) as a result of damages to any of Lodging Master’s properties prior to the closing date, renovation costs exceed $4 million for any single hotel or $20 million in the aggregate or (B) prior to the closing date, all or substantially all of any hotel is taken by condemnation or eminent domain.  Additionally, in the event that the sellers default in their obligations under the merger agreement by selling Lodging Master or any of its properties to a third party (other than as required pursuant to the provisions of a franchise or management agreement), and the remedy of specific performance is not available to us, the sellers must pay us a $40 million termination fee as liquidated damages and we will be entitled to the return of the Escrow Deposit, excluding the non-refundable down payments described above.  If, however, the sale is required by the provisions of a franchise or management agreement, the sellers only will be responsible for reimbursing us for any fees and expenses that we incurred in connection with the transactions contemplated by the agreement, not to exceed $375,000.  In the event that we default in our obligation to pay the purchase price or any of our other obligations under the merger agreement, and the sellers terminate the agreement, the Escrow Deposit will be paid to the sellers as liquidated damages.

The merger is subject to various closing conditions, including, among other things, the consents or waivers from the third party property managers, hotel franchisors and third party lenders.  Both we and the sellers already have obtained approval from our and their respective boards of directors as necessary to enter into the merger agreement and related transactions.

Our Investments and Lending Relationships

This subsection supplements the discussion contained in the prospectus under the heading “Business and Policies – Our Assets – Our Investments and Lending Relationships,” which begins on page 143 of the prospectus.

Our Lending Relationships.  We may make loans to third parties or to affiliates of, or entities sponsored by, IREIC.  These loans may be secured by first or second mortgages on commercial real estate owned by the entity or a pledge of ownership interests in the entity owning commercial real estate.  In addition, we generally obtain personal guarantees from the borrowers of these loans, particularly where the loans are secured by underdeveloped land.  The following is a summary of the loans that we have made as of the date of this prospectus.

South Shore Corporate Park.  As of September 17, we have advanced an additional $464,291 of this $38.8 million loan to an unaffiliated third party, South Shore Corporate Park LLC.

Employees

This subsection, which begins on page 149 of the “Business and Policies” section of the prospectus, is supplemented as follows:

As of September 17, 2007, we had 121 full-time employees. None of the employees is represented by a labor union.

Distributions

This subsection, which begins on page 150 of the “Business and Policies” section of the prospectus, is supplemented as follows:

We intend to continue paying regular monthly cash distributions to our stockholders. For the period from August 31, 2005 (when we commenced our initial public offering) through August 31, 2007, we have paid cash distributions to our stockholders aggregating approximately $154.1 million.  Approximately $154 million of these distributions were funded with cash provided from our operating and investing activities and approximately $0.1 million of the distributions were funded from financing activities including contributions from our sponsor.  For the eight months ended August 31, 2007, we paid cash distributions of approximately $120.6 million, all of which were funded with cash provided from our operating and investing activities. Effective November 1, 2007, we will begin paying cash distributions equal to $0.62 per share on an annualized basis.  Distributions at this rate are equivalent to a 6.2% annualized yield on a share purchased for $10.00. Because we pay distributions in arrears, the cash distribution paid in December 12, 2007, for stockholders of record on November 30, 2007, will be the first to reflect this increase

DESCRIPTION OF REAL ESTATE ASSETS

The following discussion supersedes in its entirety the discussion contained in the prospectus under the heading “Description of Real Estate Assets,” which begins on page 151 of the prospectus.

As of September 17, 2007, we, directly or indirectly, including through joint ventures in which we have a controlling interest, owned fee simple interests in 338 properties, excluding our lodging facilities, located in thirty states.  In addition, through our wholly owned subsidiaries, Inland American Winston Hotels, Inc. and Inland American Loding Corporation, we owned forty-eight hotels in seventeen states.  We own interests in retail, office, industrial/distribution and multi-family properties, undeveloped land and lodging facilities.  The following table provides summary information, by segment, regarding the location, gross leasable area in square feet (“GLA”), where applicable, and character of these properties as of September 4, 2007.

Retail Properties	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied as of 09/04/07	No. of Tenants as of 09/04/07	Total GLA	Mortgage Payable ($)
NewQuest Portfolio (1)(2) –Various Locations	Various Dates	Various Dates	1,967,617	94%	430	2,083,428	37,774,320
Bradley Portfolio (1) –Various Locations	Various Dates	Various Dates	114,308	100%	5	114,308	11,126,284
Six Pines Portfolio (1) –Various Locations	Various Dates	Various Dates	1,400,971	95%	259	1,474,598	158,500,000
CFG Portfolio (1) –Various Locations	Various Dates	Various Dates	993,926	100%	160	993,926	—
Stop & Shop Portfolio(3) –Various Locations	Various Dates	Various Dates	599,830	100%	9	599,830	85,052,800
Paradise Shops of Largo –Largo, Florida	10/17/2005	2005	54,641	100%	6	54,641	7,325,000
Triangle Center –Longview, Washington	12/23/2005	2004-2005	247,014	98%	37	253,064	23,600,000
Monadnock Marketplace –Keene, New Hampshire	01/04/2006	2003-2005	200,633	100%	12	200,633	26,785,000
Lakewood Shopping Center I –Margate, Florida	01/27/2006	2002-2004	145,877	98%	30	149,077	11,714,963
Canfield Plaza –Canfield, Ohio	04/05/2006	1999	88,744	88%	10	100,958	7,575,000
Shakopee Center –Shakopee, Minnesota	04/06/2006	2004	35,972	35%	1	103,442	8,800,000
Lincoln Mall –Lincoln, Rhode Island	05/31/2006	2002-05	426,879	97%	39	439,132	33,835,000
Brooks Corner –San Antonio, Texas	06/26/2006	2004	158,666	95%	20	166,205	14,275,800
Fabyan Randall –Batavia, Illinois	06/29/2006	2002-2004	85,385	93%	12	91,415	13,405,383
The Market at Hilliard –Hilliard, Ohio	07/11/2006	2003-2006	107,544	100%	11	107,544	11,220,000
Buckhorn Plaza –Bloomsburg, Pennsylvania	08/30/2006	2004	72,865	92%	13	79,427	9,025,000
Lincoln Village –Chicago, Illinois	10/13/2006	2002	163,168	100%	29	163,168	22,035,000
Parkway Centre North –Grove City, Ohio	10/13/2006	2005-2007	119,482	90%	8	132,498	—
Plaza at Eagles Landing –Stockbridge, Georgia	11/02/2006	2005-2006	27,585	83%	8	33,265	5,310,000

Retail Properties	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied as of 09/04/07	No. of Tenants as of 09/04/07	Total GLA	Mortgage Payable ($)
State Street Market –Rockford, Illinois	12/14/2006	1996	193,657	100%	6	193,657	10,450,000
New Forest Crossings II –Houston, Texas	12/19/2006	2006	25,080	100%	7	25,080	—
The Shops at Sherman Plaza –Evanston, Illinois	12/21/2006	2006	125,630	83%	12	150,794	30,275,000
The Market at Hamilton –Gahanna, Ohio	01/12/2007	2006	44,742	100%	12	44,742	7,892,542
Parkway Centre North – Outlot Building B –Grove City, Ohio	01/12/2007	2006	7,364	72%	4	10,245	—
Crossroads at Chesapeake Square –Chesapeake, Virginia	03/22/2007	1991	115,407	96%	20	119,685	11,210,000
Chesapeake Commons –Chesapeake, Virginia	03/22/2007	2004-2005	79,476	100%	3	79,476	8,950,000
Gravois Dillon Plaza I –High Ridge, Missouri	04/30/2007	2004	143,480	100%	25	143,480	12,630,000
Pavilions at Hartman Heritage –Independence, Missouri	05/03/2007	2003	203,979	91%	25	224,981	23,450,000
Legacy Crossing –Marion, Ohio	05/14/2007	2007	132,169	98%	17	134,369	10,890,000
Shallotte Commons –Shallotte, North Carolina	05/15/2007	2005-2006	85,897	100%	11	85,897	6,077,500
Lakewood Shopping Center Phase II –Margate, Florida	06/01/2007	2006-2007	87,602	100%	6	87,602	—
Northwest Marketplace –Houston, Texas	06/08/2007	2002	167,781	92%	26	182,872	19,965,000
Spring Town Center III –Spring, Texas	06/22/2007	2005	22,588	74%	6	30,438	—
Riverstone Shopping Center –Missouri City, Texas	06/28/2007	2006	266,165	87%	16	305,287	—
Lord Salisbury Center –Salisbury, Maryland	06/28/2007	2005	106,721	94%	8	113,821	12,600,000
Middleburg Crossing –Middleburg, Florida	06/29/2007	2000	62,655	97%	12	64,232	—
Gravois Dillon Plaza II –High Ridge Missouri	07/12/2007	2004-2007	11,146	100%	2	11,146	—
Washington Park Plaza –Homewood, Illinois	07/24/2007	2004-2007	228,324	96%	26	237,766	30,600,000
Wickes Furniture –Lake Zurich, Illinois	08/15/2007	2006	42,792	100%	1	42,792	5,767,155
McKinney Towne Center Outlots –McKinney, Texas (4)	09/17/2007	2006-2007	(4)	(4)	4	(4)	—
Total Retail Properties GLA Occupied:			9,152,616		1,342	9,617,775	$678,116,747

Office Properties	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied as of 09/04/07	No. of Tenants as of 09/04/07	Total GLA	Mortgage Payable ($)
NewQuest Portfolio (1)(2) –Various Locations	Various Dates	Various Dates	26,659	100%	4	26,659	—
Bradley Portfolio (1) –Various Locations	Various Dates	Various Dates	541,710	100%	7	541,710	54,414,817
SBC Center (1) –Hoffman Estates, Illinois	11/15/2005	1988-1999	1,690,214	100%	1	1,690,214	200,472,000
Bridgeside Point –Pittsburgh, Pennsylvania	11/22/2005	2001	153,110	100%	1	153,110	17,325,000
Lakeview Technology Center I –Suffolk, Virginia	12/02/2005	2004	110,007	100%	2	110,007	14,470,000
Dulles Executive Office Plaza –Herndon, Virginia	07/25/2006	2000-2002	346,559	91%	8	379,596	68,750,000
IDS Center (1) –Minneapolis, Minnesota	08/17/2006	1972	1,310,245	94%	230	1,401,116	161,000,000
Washington Mutual –Arlington, Texas	10/20/2006	1983	239,905	100%	1	239,905	20,115,000
One AT&T Center (1) –St. Louis, Missouri	12/21/2006	1986	1,461,274	100%	1	1,461,274	112,695,000
AT&T Center (1) –Cleveland, Ohio	03/30/2007	1995	458,936	100%	1	458,936	29,242,000
Worldgate Plaza –Herndon, Virginia	06/02/2007	1999-2000	322,325	100%	6	322,325	59,950,000
Total Office Properties GLA Occupied:			6,660,944		262	6,784,852	$738,433,817

Industrial/Distribution Properties	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied as of 09/04/07	No. of Tenants as of 09/04/07	Total GLA	Mortgage Payable ($)
Bradley Portfolio (1) –Various Locations	Various Dates	Various Dates	4,955,878	100%	20	4,955,878	129,765,013
C&S Portfolio (5) –Various Locations	Various Dates	Various Dates	1,720,000	100%	4	1,720,000	82,500,000
Persis Portfolio (6) –Various Locations	Various Dates	Various Dates	583,900	100%	2	583,900	—
ProLogis Tennessee Portfolio (2)(7) –Memphis and Chattanooga, Tennessee	04/09/2007	Various Dates	2,211,387	92%	38	2,302,827	32,450,000
McKesson Distribution Center –Conroe, Texas	11/02/2005	2005	162,613	100%	1	162,613	5,760,000
Thermo Process –Sugarland, Texas	01/17/2006	2005	150,000	100%	1	150,000	8,201,000
Schneider Electric –Loves Park, Illinois	02/23/2007	1966	545,000	100%	1	545,000	11,000,000
Total Industrial/Distribution Properties GLA Occupied:			10,328,778		67	10,420,218	$269,676,013

Multi-Family Properties	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied as of 09/04/07	No. of Tenants as of 09/04/07	Total GLA	No. of Units as of 09/04/07	Mortgage Payable ($)
Southgate Apartment –Louisville, Kentucky	03/02/2006	2001-2002	228,748	98%	251	233,375	256	10,725,000
Fields Apartment Homes –Bloomington, Indiana	03/01/2007	2001	262,857	82%	241	319,869	291	18,700,000
Waterford Place at Shadow Creek –Pearland, Texas	03/14/2007	2006	308,327	93%	276	329,919	296	16,500,000
The Landings at Clear Lake –Webster, Texas	04/05/2007	2006	320,631	95%	344	399,208	364	—
Villages at Kitty Hawk –Universal City, Texas	06/01/2007	2006	226,539	92%	285	245,843	308	—
University House at UAB –Birmingham, Alabama	08/17/2007	2007	118,979	62%	312	191,948	512	—
Encino Canyon Apartment –San Antonio, Texas	09/07/2007	2005	223,486	89%	202	252,573	228	—
Seven Palms Apartments –Webster, Texas	09/13/2007	1999	316,466	95%	341	334,733	360	—
Total Multi-Family Properties GLA Occupied:			2,006,033		2,252	2,247,468	2,615	$45,925,000

Grand Total – All Properties GLA Occupied (8)(9):			28,148,371		3,923	29,070,313		$1,732,151,577

(1)      See “– Significant Acquisitions” for a more detailed discussion regarding this property, or portfolio of properties.

(2)      The occupancy figures in this table for these portfolios of properties represent average occupancy for each portfolio of properties, respectively.

(3)      This retail portfolio is comprised of Stop and Stop retail properties located in Hyde Park, New York (52,500 GLA); Cumberland, Rhode Island (85,799 GLA); Malden, Massachusetts (79,229 GLA); Swampscott, Massachusetts (65,268 GLA); Southington, Connecticut (64,948 GLA); Framingham, Massachusetts (64,917 GLA); Bristol, Rhode Island (63,128 GLA); Sicklerville, New Jersey (68,323 GLA) and a Bi-Lo property in Greenville, South Carolina (55,718 GLA).

(4)      As of September 4, 2007, four tenants leased and occupied their respective buildings on four of the five outlots that comprise this property.  A fifth tenant has leased and is paying ground rent on the remaining outlot and has not yet commenced construction of a building, and therefore the GLA applicable to the fifth outlot cannot be calculated at this time.

(5)      This industrial/distribution portfolio is comprised of four C&S Wholesalers properties located in Westfield, Massachusetts (520,000 GLA); North Hatfield, Massachuseets (467,000 GLA); South Hatfield, Masachusetts (333,000 GLA); and Aberdeen, Masachusetts (400,000 GLA).

(6)      This industrial/distribution portfolio is comprised of UPS e Logistics located in Elizabethtown, Kentucky (400,000 GLA) and Anheuser Busch located in Devens, Massachusetts (183,900 GLA).

(7)      This industrial/distribution portfolio is comprised of the following properties: Airport Distribution Center #15 (81,639 GLA); Airport Distribution Center #16 (251,685 GLA); Airport Distribution Center #11 (121,345 GLA); Airport Distribution Center #18 (75,000 GLA); Airport Distribution Center #19 (175,275 GLA); Airport Distribution Center #9 (42,000 GLA); Delp Distribution Center #2 (97,716 GLA); Airport Distribution Center #2 (102,400 GLA); Delp Distribution Center #5 (144,000 GLA); Airport Distribution Center #10 (161,350 GLA); Delp Distribution Center #8 (94,500 GLA); Airport Distribution Center #7 (42,000 GLA); Airport Distribution Center #8 (32,400 GLA); Airport Distribution Center #4 (80,000 GLA); Southwide Industrial Center #5 (28,380 GLA); Southwide Industrial Center #6 (58,560 GLA); Southwide Industrial Center #7 (118,320 GLA); Southwide Industrial Center #8 (10,185 GLA); Stone Fort Distribution Center #1 (500,000 GLA); Stone Fort Distribution Center #4 (86,072 GLA).  All of the properties in this portfolio are located in Memphis, Tennessee, with the exception of Stone Fort Distribution Centers #1 and #4, each of which is located in Chattanooga, Tennessee.

(8)      This table includes our retail, office, industrial/distribution and multi-family properties only.  The table does not include our lodging facilities, which are described separately in the table below, and does not reflect our ownership of four parcels of undeveloped land located in Huntsville, Texas; Gainesville, Florida; Birmingham, Alabama; and Dallas, Texas.  The Huntsville land consists of approximately 24.50 acres adjacent to Sam Houston State University Campus in Huntsville, Texas.  We purchased this parcel of land for approximately $1.3 million in cash, and we anticipate that the cost to develop this property will be approximately $27.9 million.  The Gainesville land consists of 7.57 acres.  We purchased this parcel of land for approximately $6.5 million in cash, and we anticipate that the cost to develop this property will be approximately $39.2 million.  The Birmingham land consists of approximately 3.0 acres located between the University of Alabama Medical Center and Birmingham’s central business district.  We purchased this parcel of land for approximately $3.1 million in cash, and we anticipate that the cost to develop this property will be approximately $32.7 million.  The Dallas land consists of approximately 20.25 acres, and we anticipate developing student housing on this site as well as holding a portion of the land for future development.  We purchased this parcel of land for approximately $34.1 million in cash, and we anticipate that the cost to develop this property will be approximately $66.8 million.  We intend to develop these parcels of land into conventional and student housing facilities with retail space on the properties.

(9)  This table does not include properties acquired subsequent to September 17, 2007.  On September 21, 2007, we purchased a fee simple interest in a retail center known as Forest Plaza, which contains approximately 56,941 gross leasable square feet (excluding ground lease space). The center is located at 760, 774, 790, 800 and 832 West Johnson Street in Fond du Lac, Wisconsin. Forest Plaza was built in 1979 and renovated in 2004 and 2007. As of September 4, 2007, this property was 100% occupied and leased to five tenants (excluding two ground lease tenants). We purchased this property from an unaffiliated third party, Forest Plaza, LLC for approximately $18.6 million. We assumed a mortgage loan in the principal amount of $2.3 million and paid the remaining amount of the purchase price approximately $16.3 million, in cash at closing. The interest rate of the loan is fixed at 5.75% per annum. The loan requires us to make monthly interest-only payments until the loan matures on April 1, 2015. The unpaid principal balance and all accrued unpaid interest thereon are due upon maturity. We may, under certain circumstances, prepay the unpaid principal balance of the loan in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium. Our obligation is secured by a first priority mortgage on the property.

Lodging Facilities	Manager (1)	Franchisor (2)	Year Constructed or Renovated	Number of Rooms	Room Revenue as of 08/31/07 ($)	Average Daily Rate as of 08/31/07 ($)	% Occupied as of 08/31/07
Comfort Inn –Charleston, South Carolina	Alliance	Choice	2000	129	2,030,761	90.87	71%
Comfort Inn –Durham, North Carolina	Alliance	Choice	2002	136	1,623,740	74.88	66%
Comfort Inn –Fayetteville, North Carolina	Alliance	Choice	2005-2006	123	1,775,868	77.76	76%
Comfort Inn –Orlando, Florida	Alliance	Choice	2007	213	2,152,204	61.38	68%
Courtyard by Marriott –Ann Arbor, Michigan	Alliance	Marriott	2005-2006	160	3,482,376	115.01	78%
Courtyard by Marriott –Houston, Texas	Alliance	Marriott	2005-2006	197	3,212,860	118.96	56%
Courtyard by Marriott –Houston, Texas (Northwest)	Marriott	Marriott	Anticipated 2008	126	2,328,805	116.91	71%
Courtyard by Marriott –Roanoke, Virginia	Alliance	Marriott	Anticipated 2008	135	3,222,200	126.55	78%
Courtyard by Marriott –St. Charles, Illinois	Alliance	Marriott	2006-2007	121	1,824,795	103.26	60%
Courtyard by Marriott –Wilmington, North Carolina	Alliance	Marriott	2004-2005	128	2,882,139	113.28	82%
Fairfield Inn –Ann Arbor, Michigan	Alliance	Marriott	2004-2005	110	1,623,839	89.12	68%
Hampton Inn – Gwinnett –Duluth, Georgia	Alliance	Hilton	2004	136	2,237,225	105.56	64%
Hampton Inn – Inner Harbor –Baltimore, Maryland	Alliance	Hilton	N/A	116	3,518,059	180.37	69%
Hampton Inn –Cary, North Carolina	Alliance	Hilton	2004	129	2,105,235	92.77	72%
Hampton Inn –Charlotte, North Carolina	Alliance	Hilton	2004	126	2,292,676	101.14	74%
Hampton Inn –Durham, North Carolina	Alliance	Hilton	2004	136	2,286,566	91.65	76%
Hampton Inn –Jacksonville, North Carolina	Alliance	Hilton	2004	122	2,329,171	84.94	93%
Hampton Inn – Perimeter –Atlanta, Georgia	Alliance	Hilton	2004	131	2,461,795	114.15	68%

Lodging Facilities	Manager (1)	Franchisor (2)	Year Constructed or Renovated	Number of Rooms	Room Revenue as of 08/31/07 ($)	Average Daily Rate as of 08/31/07 ($)	% Occupied as of 08/31/07
Hampton Inn –Raleigh, North Carolina	Alliance	Hilton	2004	141	2,314,385	101.10	67%
Hampton Inn – White Plaines –Elmsford, New York	Alliance	Hilton	2004	156	4,167,253	155.79	71%
Hilton Garden Inn –Albany, New York	Alliance	Hilton	2004	155	3,504,189	126.70	73%
Hilton University of Florida Hotel (See Supp. for Support) & Convention Center –Gainesville, Florida	Davidson	Hilton	1999	248	6,720,988	144.88	77%
Hilton Garden Inn –Alpharetta, Georgia	Alliance	Hilton	2006-2007	164	2,974,521	120.91	62%
Hilton Garden Inn –Evanston, Illinois	Alliance	Hilton	N/A	178	4,739,140	142.04	77%
Hilton Garden Inn – Raleigh- Durham –Morrisville, North Carolina	Alliance	Hilton	2004	155	3,834,813	133.65	76%
Hilton Garden Inn –Windsor, Connecticut	Alliance	Hilton	2004	157	3,007,558	119.20	66%
Holiday Inn Express –Clearwater, Florida	Alliance	IHG	2007	126	1,947,285	98.47	65%
Holiday Inn –Secaucus, New Jersey	Alliance	IHG	Anticipated 2008	161	4,003,338	139.91	73%
Homewood Suites –Cary, North Carolina	Alliance	Hilton	2004	150	3,013,827	110.63	75%
Homewood Suites –Durham, North Carolina	Alliance	Hilton	2004	96	1,881,466	106.41	76%
Homewood Suites –Clear Lake, Texas	Hilton	Hilton	2004	92	2,121,955	113.03	84%
Homewood Suites –Lake Mary, Florida	Alliance	Hilton	2004	112	2,062,275	106.54	71%
Homewood Suites –Phoenix, Arizona	Alliance	Hilton	2004	126	2,229,934	98.24	74%
Homewood Suites –Princeton, New Jersey	Alliance	Hilton	N/A	142	2,629,182	126.13	60%
Homewood Suites –Raleigh, North Carolina	Alliance	Hilton	2004	137	2,871,401	118.44	73%
Quality Suites –Charleston, South Carolina	Alliance	Choice	2004-2007	168	2,794,963	89.67	76%
Residence Inn –Phoenix, Arizona	Alliance	Marriott	2005-2007	168	2,769,558	113.41	60%
Towneplace Suites –Austin, Texas	Marriott	Marriott	Anticipated 2008	127	2,014,584	86.55	82%
Towneplace Suites –Birmingham, Alabama	Marriott	Marriott	Anticipated 2008	128	1,525,320	81.87	65%
Towneplace Suites –College Station, Texas	Marriott	Marriott	Anticipated 2008	94	1,166,521	78.48	71%
Towneplace Suites –Houston, Texas (Northwest)	Marriott	Marriott	Anticipated 2008	128	1,891,289	105.62	63%
Towneplace Suites –Houston, Texas (Clearlake)	Marriott	Marriott	Anticipated 2008	94	1,558,467	98.81	75%
Courtyard by Marriott (3) –Chapel Hill, North Carolina	Alliance	Marriott	N/A	147	3,225,114	129.65	70%

Lodging Facilities	Manager (1)	Franchisor (2)	Year Constructed or Renovated	Number of Rooms	Room Revenue as of 08/31/07 ($)	Average Daily Rate as of 08/31/07 ($)	% Occupied as of 08/31/07
Stanley Hotel (3) –Estes Park, Colorado	GHG	Independent	N/A	138	3,014,267	153.80	58%
Hampton Inn – Ponte Verde Beach (3) –Jacksonville Beach, Florida	Alliance	Hilton	N/A	118	2,572,297	114.54	79%
Courtyard by Marriott (3) –Kansas City, Missouri	Alliance	Marriott	N/A	123	2,826,798	130.90	72%
Hilton Garden Inn (3) –Akron, Ohio	Alliance	Hilton	N/A	121	2,413,471	127.81	64%
Hilton Garden Inn –Wilmington, North Carolina	Alliance	Hilton	N/A	119	1,886,714	136.51	65%
Total Lodging Facilities:				6,643	$127,073,187

(1)    Our two taxable REIT subsidiaries, Barclay Hospitality Services Inc. and Barclay Holding, Inc. have engaged Alliance, Marriott, Hilton, GHG-Stanley Management, LLC (“GHG”)  and Davidson Hotel Group (“Davidson”) to manage our hotels under management contracts.

(2)    Our hotels generally are operated under franchises from franchisors including Marriott, Hilton, Intercontinental Hotels Group PLC (“IHG”) and Choice Hotels International (“Choice”).

(3)    We own these hotels through joint ventures with third parties, with ownership interests ranging from 0.21% to 60%.

The following table provides a summary of the property types that comprised our portfolio, excluding our lodging facilities and two undeveloped parcels of land, as of September 4, 2007.

	Total Number	Gross Leasable Area (Sq. Ft.)	% of Total Gross Leasable Area	Annualized Base Rental Income ($)	% of Annualized Base Rental Income

Retail Properties	259	9,617,775	34.00%	134,463,163	45.77%

Office Properties	17	6,784,852	23.98%	98,375,490	33.48%

Industrial/Distribution Properties	49	10,420,218	36.83%	45,184,556	15.38%

Multi-Family Properties	6	1,660,162	5.83%	17,860,660	6.04%

Total	331	28,483,007	100.00%	295,883,869	100.00%

The following table provides a summary of the market concentration of our portfolio, excluding our lodging facilities and two undeveloped parcels of land, as of September 4, 2007.

	Total Number	Gross Leasable Square Feet	% of Total Gross Leasable Square Feet	Annualized Base Rental Income ($)	% of Annualized Base Rental Income

Alabama	1	191,948	0.67%	2,083,500	0.70%
Arkansas	1	712,000	2.50%	3,579,816	1.21%
California	1	76,977	0.27%	1,678,868	0.57%
Colorado	1	85,680	0.30%	1,106,300	0.37%
Connecticut	9	99,428	0.35%	2,217,712	0.75%
Delaware	4	22,326	0.08%	565,206	0.19%
Florida	5	488,448	1.71%	6,038,147	2.04%
Georgia	4	232,542	0.82%	2,879,397	0.97%
Illinois	23	4,247,911	14.91%	46,586,982	15.75%
Indiana	2	1,411,304	4.95%	6,980,166	2.36%
Iowa	1	126,900	0.45%	442,881	0.15%
Kentucky	3	708,610	2.49%	4,367,478	1.48%
Maryland	3	633,821	2.23%	6,020,644	2.03%
Massachusetts	27	1,793,352	6.30%	14,647,688	4.95%
Michigan	3	429,650	1.51%	1,823,586	0.62%
Minnesota	2	1,504,558	5.28%	21,010,142	7.10%
Missouri	5	1,844,295	6.48%	19,803,479	6.69%
North Carolina	3	599,423	2.10%	3,312,023	1.12%
New Hampshire	9	378,742	1.33%	6,149,048	2.08%
New Jersey	3	76,580	0.27%	1,160,004	0.39%
New York	2	60,450	0.21%	1,017,225	0.34%
Ohio	14	1,107,894	3.89%	15,604,157	5.27%
Pennsylvania	89	791,324	2.78%	12,453,180	4.21%
Rhode Island	16	788,325	2.77%	10,054,974	3.40%
South Carolina	2	131,434	0.46%	1,243,949	0.42%
Tennessee	21	2,314,992	8.13%	5,439,903	1.84%
Texas	65	5,803,550	20.38%	68,641,003	23.20%
Vermont	1	2,940	0.01%	88,200	0.03%
Virgina	6	1,018,577	3.58%	23,860,691	8.06%
Washington	1	253,064	0.89%	2,900,373	0.98%
Wisconsin	4	545,962	1.92%	2,127,147	0.72%

Total	331	28,483,007	100%	295,883,869	100%

The following table sets forth information regarding the ten individual tenants comprising the greatest gross leasable area and greatest 2007 annualized base rent based on the properties owned as of September 4, 2007, excluding our lodging facilities and two undeveloped parcels of land.

Tenant Name	Property Type	Square Footage	% of Total Portfolio Square Footage	Annualized Income ($)	% of Total Portfolio Annualized Income
AT&T Centers	Office	3,610,424	12.68%	44,118,943	14.91%
C&S Wholesalers	Industrial/Distribution	1,720,000	6.04%	10,340,500	3.49%
Pearson Education, Inc.	Industrial/Distribution	1,091,435	3.83%	3,492,288	1.18%
Citizens Bank	Retail	986,531	3.46%	19,655,888	6.64%
Deluxe Video Services, Inc.	Industrial/Distribution	712,000	2.50%	3,579,816	1.21%
Dopaco, Inc.	Industrial/Distribution	699,176	2.45%	2,349,984	0.79%
Randall’s Food and Drugs, Inc.	Retail	650,137	2.28%	5,541,897	1.87%
Stop & Shop	Retail	601,652	2.11%	10,116,298	3.42%
Barber-Colman Company	Industrial/Distribution	545,000	1.91%	6,401,063	2.16%
Electolux Home Products, Inc.	Industrial/Distribution	500,000	1.76%	1,129,422	0.38%

With respect to those leases in place as of September 4, 2007, excluding with respect to our lodging facilities, the following table sets forth the lease expirations for the next ten years, assuming that no renewal options are exercised.

Year Ending	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	% Total of Portfolio Gross Leasable Area Represented by Expiring Leases (1)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2007	603	349,328	1.23%	3,203,708	1.08%
2008	1329	1,826,684	6.46%	19,797,169	6.69%
2009	237	987,328	3.49%	12,044,369	4.07%
2010	224	1,959,164	6.93%	16,978,349	5.74%
2011	201	1,685,078	5.96%	24,745,533	8.36%
2012	144	1,556,083	5.50%	14,368,660	4.86%
2013	77	1,463,105	5.17%	17,639,754	5.96%
2014	65	854,051	3.02%	12,497,005	4.22%
2015	46	1,693,030	5.98%	21,130,349	7.14%
2016	63	3,901,822	13.79%	45,584,431	15.41%

(1)  For purposes of the table, the “total annual base rental income” column represents annualized base rent of each tenant as of January 1 of each year. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease. In view of the assumption made with regard to total annual base rent, the percent of annual base rent represented by expiring leases may not be reflective of the expected actual percentages.

Significant Acquisitions

The following subsection supplements the discussion contained in the prospectus under the heading “Description of Real Estate Assets – Significant Acquisitions,” which begins on page 159 of the prospectus.

We have identified the following properties, and property portfolios, as significant acquisitions.  Our individual significant properties are described first, by date acquired, and our significant property portfolios follow, also by date acquired.

IDS Center.  As of September 4, 2007, this property was 94% occupied, with a total of approximately 1.3 million square feet leased to 230 tenants.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2007	64	38,551	1,144,176	5.77%
2008	22	123,232	178,654	0.90%
2009	50	47,005	1,704,943	8.60%
2010	29	92,870	2,937,098	14.82%
2011	43	221,475	6,157,651	31.07%
2012	28	169,058	3,750,298	18.92%
2013	21	100,326	2,995,630	15.11%
2014	16	174,167	4,858,903	24.51%
2015	45	253,693	6,357,722	32.08%
2016	13	154,099	4,828,824	24.36%

Six Pines Portfolio.  The following tables set forth certain information, as of September 4, 2007,  regarding the location and character of the properties in the Six Pines Portfolio:

Property Name	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied	No. of Tenants	Total GLA	Allocated Purchase Price ($)		Mortgage Payable ($)
14th Street Market –Plano, Texas	04/10/07	1995	76,418	96%	9	79,418	12,925,000		7,711,759
Cross Timbers Court –Flower Mound, Texas	04/10/07	1995	75,616	98%	8	77,366	13,731,000		8,192,687
Custer Creek Village –Richardson, Texas	04/10/07	1999	87,219	100%	13	87,219	17,009,000	(1)	10,148,677
Flower Mound Crossing –Flower Mound, Texas	04/10/07	1996	81,581	100%	13	81,581	13,981,000		8,341,692
Heritage Heights –Grapevine, Texas	04/10/07	1999	89,611	100%	11	89,611	17,965,000		10,719,085
The Highlands –Flower Mound, Texas	04/10/07	1999	87,421	96%	15	91,116	16,333,000		9,745,034
Hunters Glen Crossing –Plano, Texas	04/10/07	1994	93,690	100%	14	93,690	16,407,000		9,789,751
Josey Oaks Crossing –Carrollton, Texas	04/10/07	1996	80,478	98%	14	82,228	15,664,000	(2)	9,346,170
Park West Plaza –Grapevine, Texas	04/10/07	1994	80,977	97%	12	83,517	12,623,000		7,531,973
Pioneer Plaza –Mesquite, Texas	04/10/07	2000	14,200	100%	10	14,200	3,771,000		2,250,179
Riverview Village –Arlington, Texas	04/10/07	1998	85,730	100%	13	85,730	16,963,000		10,120,995
Shiloh Square –Garland, Texas	04/10/07	2000	15,459	91%	13	17,038	5,427,000		3,238,160
Suncreek Village –Plano, Texas	04/10/07	2000	13,989	91%	11	15,409	4,497,000		2,683,331
Market at Westlake –Westlake Hills, Texas	04/10/07	1972	29,625	100%	4	29,625	8,050,000		4,802,876
Scofield Crossing –Austin, Texas	04/10/07	2004	97,561	100%	16	97,561	14,136,000		8,434,692
Brandon Centre South –Brandon, Florida	04/10/07	1987	89,858	68%	27	132,896	27,039,000		16,133,156
Fury’s Ferry –Augusta, Georgia	04/10/07	1995	70,458	100%	14	70,458	10,694,000		6,380,929
The Center at Hugh Howell –Tucker, Georgia	04/10/07	1996	81,064	98%	15	82,819	12,941,000		7,721,653
Bellerive Plaza –Nicholasville, Kentucky	04/10/07	1999	62,135	85%	11	75,235	10,211,000		6,092,460
East Gate –Aiken, South Carolina	04/10/07	1995	75,716	100%	13	75,716	11,397,000		6,800,038
Donelson Plaza –Nashville, Tennessee	04/10/07	2000	12,165	100%	3	12,165	3,872,000		2,314,703
Total:			1,400,971		259	1,474,598	$265,636,000		$158,500,000

(1) Purchase price includes vacant land parcel of approximately 0.690 acres.

(2) Purchase price includes Bank of America ground lease.

Bradley Portfolio.  Between October 18, 2006 and August 17, 2007, MB REIT purchased from affiliates of Bradley Associates Limited Partnership, each an unaffiliated third party, fee simple interests in thirty-two existing retail, office and industrial properties from a portfolio of thirty-three properties.  The total purchase price of the acquired properties is approximately $422.2 million.  MB REIT purchased these properties in this portfolio for cash and may later borrow monies using these properties as collateral.  The following tables set forth certain information, as of September 4, 2007, regarding the location and character of the properties in the Bradley Portfolio:

Property Name	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied	No. of Tenants	Total GLA	Allocated Purchase Price ($)	Mortgage Payable ($)
Retail Properties
Glendale Heights I, II, III –Glendale Heights, Illinois	11/03/06	1987	60,820	100%	3	60,820	9,400,000	4,704,680
Lexington Road –Athens, Georgia	11/08/06	1999	46,000	100%	1	46,000	10,500,000	5,453,805
Newtow –Virginia Beach, Virginia	12/01/06	1997	7,488	100%	1	7,488	1,900,000	967,799
Office Properties
Regional Road –Greensboro, North Carolina	11/07/06	1988	113,526	100%	1	113,526	13,000,000	8,678,875
Commons Drive –Aurora, Illinois	11/13/06	1995	60,000	100%	2	60,000	8,300,000	3,662,584
Santee –Santee, California	11/30/06	2003	76,977	100%	1	76,977	19,000,000	12,022,693
Houston Lakes –Houston, Texas	12/18/06	1993	119,527	100%	1	119,527	17,267,000	8,987,523
Kinross Lakes –Richfield, Ohio	01/10/07	1997	86,000	100%	1	86,000	17,500,000	10,563,142
Denver Highlands –Highlands Ranch, Colorado	01/23/07	1986	85,680	100%	1	85,680	14,600,000	10,500,000
Industrial Properties
Doral –Brookfield, Wisconsin	10/18/06	1991	43,500	100%	1	43,500	2,400,000	1,364,493
500 Hartland –Hartland, Wisconsin	10/19/06	2000	134,210	100%	1	134,210	10,800,000	5,860,131
55th Street –Kenosha, Wisconsin	10/20/06	2001	175,052	100%	1	175,052	13,500,000	7,350,732
Industrial Drive –Horicon, Wisconsin	10/23/06	1996	139,000	100%	1	139,000	7,400,000	3,708,608
Deerpark –Deer Park, Texas	11/09/06	1999	23,218	100%	1	23,218	5,900,000	2,964,819
Kirk Road –St. Charles, Illinois	11/09/06	1995	299,176	100%	1	299,176	14,400,000	7,862,815
Westport –Mechanicsburg, Pennsylvania	11/09/06	1996	178,600	100%	1	178,600	7,900,000	4,028,814
1800 Bruning Drive –Itasca, Illinois	11/17/06	2001	202,000	100%	1	202,000	19,000,000	10,156,344
Baymeadow –Glen Burnie, Maryland	11/29/06	1998	120,000	100%	1	120,000	26,000,000	13,824,427
Clarion –Clarion, Iowa	12/13/06	1997	126,900	100%	1	126,900	5,241,000	3,171,555
Stevenson Road –Ottawa, Illinois	01/12/07	1992	38,285	100%	1	38,285	3,300,000	1,855,615
Faulkner Road –North Little Rock, Arkansas 01/12/07	1995	712,000	100%	1	712,000	45,700,000	25,635,743
Foster Avenue –Wood Dale, Illinois	01/23/07	1987	137,607	100%	1	137,607	9,300,000	4,895,239
Airport Road –Houston, Texas	01/23/07	1999	223,599	100%	1	223,599	13,600,000	6,686,883
Indianhead Road –Mosinee, Wisconsin	01/23/07	1992	193,200	100%	1	193,200	9,400,000	4,548,795
Mt. Zion Road –Lebanon, Indiana	01/24/07	2001	1,091,435	100%	1	1,091,435	47,200,000	25,850,000
US Highway 45 –Libertyville, Illinois	01/30/07	1995	197,100	100%	1	197,100	26,500,000	—
Bradley – Kinston –Kinston, North Carolina	06/13/07	1994/1996	400,000	100%	1	400,000	16,300,000	—
11500 Melrose Avenue –Franklin Park, Illinois	07/26/07	1969/1984	97,766	100%	1	97,766	8,093,000	—
Coloma Road –Coloma, Michigan	08/17/07	1966	423,230	100%	1	423,230	18,798,000	—
Total:			5,611,896		31	5,611,896	422,199,000	195,306,114

NewQuest Portfolio.  The following tables set forth, as of September 4, 2007, certain information regarding the location and character of the properties in the NewQuest Portfolio:

Property Name	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied	No. of Tenants	Total GLA	Allocated Purchase Price ($)	Mortgage Payable ($)
Retail Properties
24 Hour Fitness –Houston, Texas	10/13/05	2001	61,000	72%	4	85,000	10,500,000	—
24 Hour Fitness –The Woodlands, Texas	10/13/05	2001	45,906	100%	1	45,906	13,600,000	—
6101 Richmond Ave –Houston, Texas	10/13/05	1994	19,230	100%	2	19,230	3,100,000	—
Pinehurst Shopping Center –Humble, Texas	10/14/05	1984	26,236	66%	19	39,934	3,800,000	—
Saratoga Town Center –Corpus Christi, Texas	10/27/05	2004	60,282	98%	21	61,682	15,600,000	—
Willis Town Center –Willis, Texas	10/27/05	2000	15,240	87%	9	17,540	4,000,000	—
Woodforest Square –Houston, Texas	10/27/05	1980	28,666	72%	13	39,966	3,400,000	—
Windermere Village –Houston, Texas	11/01/05	2004	18,320	73%	11	25,200	8,800,000	—
Eldridge Town Center –Houston, Texas	11/02/05	2000	77,281	98%	27	78,471	21,500,000	—
NTB Eldridge –Houston, Texas	11/02/05	2003	6,290	100%	1	6,290	970,000	—
Blackhawk Town Center –Houston, Texas	11/08/05	2005	127,128	100%	12	127,128	22,500,000	—
Carver Creek –Dallas, Texas	11/08/05	1985	33,321	100%	3	33,321	2,100,000	—
Chili’s –Jacinto City, Texas	11/08/05	1998	5,476	100%	1	5,476	950,000	—
Joe’s Crab Shack –Jacinto City, Texas	11/08/05	1998	7,282	100%	1	7,282	1,300,000	—
Cinemark Theaters –Jacinto City, Texas	11/10/05	1998	68,000	100%	1	68,000	10,200,000	—
Antoine Town Center –Houston, Texas	11/16/05	2003	37,530	95%	18	39,507	9,800,000	—
Ashford Plaza –Houston, Texas	11/16/05	1980	27,739	84%	16	33,094	3,700,000	—
Highland Plaza –Houston, Texas	11/16/05	1993-2002	73,780	100%	22	73,780	19,100,000	—
West End Square –Houston, Texas	11/16/05	1980	31,350	86%	10	36,637	3,800,000	—
Winchester Town Center –Houston, Texas	11/22/05	2005	16,500	92%	9	18,000	4,700,000	—
Atascocita Shopping Center –Humble, Texas	11/22/05	1984	47,326	100%	8	47,326	10,300,000	—
Cypress Town Center –Houston, Texas	11/22/05	2003	51,720	94%	24	55,000	15,300,000	—
Friendswood Shopping Center –Friendswood, Texas	12/08/05	2000	67,199	94%	13	71,326	14,400,000	—
Cinemark Theaters –Webster, Texas	12/09/05	2001	80,000	100%	1	80,000	14,700,000	—
Stables at Town Center – I and II –Spring, Texas	12/16/05	2001-2002	83,683	87%	21	95,738	27,900,000	—
Walgreens –Springfield, Missouri	12/20/05	2003	14,560	100%	1	14,560	3,600,000	—
Tomball Town Center –Tomball, Texas	12/22/05	2004	54,040	88%	22	61,690	20,300,000	—
Bay Colony Town Center –League City, Texas	12/22/05	2004	183,528	95%	26	193,650	41,800,000	—
Cinemark 12 –Pearland, Texas	12/28/05	2004	38,910	100%	1	38,910	9,300,000	—
Hunting Bayou –Jacinto City, Texas	02/09/06	1985	125,185	98%	20	127,215	20,300,000	—
CyFair Town Center –Cypress, Texas	07/21/06	2003-2005	55,520	100%	27	55,520	16,000,000	—
Eldridge Lakes Town Center –Houston, Texas	07/21/06	2003-2006	54,980	100%	19	54,980	16,600,000	—
Spring Town Center I & II –Spring, Texas	07/21/06	2003-2005	38,911	96%	13	40,571	17,000,000	—
Sherman Town Center –Sherman, Texas	08/17/06	2002	285,498	100%	33	285,498	60,100,000	37,774,320
Office Properties
6234 Richmond Ave –Houston, Texas	10/27/05	1972	23,940	100%	3	23,940	3,000,000	—
11500 Market Street –Houston, Texas	11/08/05	1987	2,719	100%	1	2,719	520,000	—
Total:			1,994,276		434	2,110,087	$454,540,000	$37,774,320

Potential Acquisitions

The following subsection supplements the discussion contained in the prospectus under the heading “Description of Real Estate Assets – Potential Acquisitions,” which begins on page 168 of the prospectus.

                We have identified the following properties as potential acquisitions:

Atlas Cold Storage Portfolio (Sales-Leaseback). We anticipate purchasing fee simple interests in a portfolio of eleven cold storage facilities collectively known as the Atlas Cold Storage Portfolio, which, in the aggregate, contains approximately 1.9 million gross leasable square feet located in four states. This portfolio is owned by unaffiliated third parties, Atlas Cold Storage America, LLC and Atlas Cold Storage USA, Inc. The proposed purchase price is approximately $170.7 million.  If acquired, we will likely fund the purchase price entirely from our cash and equivalents.  We may later borrow monies using these properties as collateral. If we purchase this portfolio, we intend to lease each of the properties to the sellers’ affiliate, Atlas Cold Storage Company, for terms ranging from ten to twenty years pursuant to leases that require the lessee to pay all taxes, insurance and maintenance expenses from use of the property.

The Atlas Cold Storage Portfolio consists of the following properties:

	Year	Lease Term	Base Rent Per	Approximate GLA (Sq. Ft.)	Allocated Purchase
Property/Address	Built	(Years)*	Annum ($)*	Square Feet	Price ($)

86 Jackson Concourse –Pendergrass, Georgia	1995	20	1,945,864	243,233	26,964,115
1860 Candler Road –Gainesville, Georgia	1990	20	1,021,056	127,632	14,148,919
215 Industrial Park Road –Cartersville, Georgia	1998	20	1,075,440	179,240	14,902,526
2006 Industrial Boulevard –Douglas, Georgia	1985	20	520,392	86,732	7,211,146
6765 Imron Drive –Belvidere, Illinois	1991	20	1,323,364	189,052	18,338,044
240 Chester Street –St. Paul, Minnesota	1970-1972	10	1,098,320	219,664	15,219,577
7130 Winnetka Avenue North –Brooklyn Park, Minnesota	1986-2000	15	897,925	128,275	12,442,676
17113 County Road –New Ulm, Minnesota	1973-1996	10	809,955	269,985	11,223,662
1000 Artic Avenue –Zumbrota, Minnesota	1996-2006	12	1,364,176	170,522	18,903,582
1619 Antioch Church Road –Piedmont, South Carolina	1988-1995	20	1,794,560	224,320	24,867,474
2130 Old Georgia Highway –Gaffney, South Carolina	1995	20	465,280	58,160	6,447,451

Totals			12,316,332	1,896,815	170,669,172

* The lease terms described in this table represent the terms of the leases that we intend to enter into if we purchase this portfolio.

Streets of Cranberry.  We anticipate entering into a joint venture with Streets of Cranberry, Ltd., an unaffiliated third party (“SOCL”).  The joint venture will hold fee title to a newly constructed shopping center known as Streets of Cranberry, containing approximately 89,923 gross leasable square feet.  The center is located at Rochester Road and Route 19 in Cranberry Township, Pennsylvania.  Streets of Cranberry was built between 2006 and 2007.  As of September 4, 2007, Streets of Cranberry was 91% occupied, with a total of approximately 81,923 square feet leased to twenty tenants.

SOCL will contribute the property to the joint venture, and we will make a capital contribution to the joint venture in the amount of $35.4 million, which represents the property’s total purchase price.  In return, we will receive approximately 95% of the equity interests in the joint venture, and SOCL will receive approximately 5% of the equity interests.  SOCL may receive additional equity interests in the joint venture as part of an earnout arrangement with respect to approximately 8,000 gross leasable square feet of vacant and unoccupied space.  During the earnout period, SOCL will be entitled to receive the additional interests in the joint venture when vacant, unoccupied spaces are leased and the tenants have taken possession and commenced paying rent.  After SOCL has received its preferred return, we will earn, through our subsidiary member, a preferred return on our invested capital.  We will have the option to purchase all of the joint venture interests of SOCL for a purchase price equal to the sum of (1) the invested capital of SOCL plus (2) a 6% per annum return on invested capital, as adjusted from time to time, less distributions.

High Ridge Park I & II. We anticipate purchasing a fee simple interest in an office center known as High Ridge Park I & II, which contains approximately 52,489 gross leasable square feet.  The center is located at 6860-6880 North Frontage Road in Burr Ridge, Illinois.  High Ridge Park I & II was constructed from 2002 to 2004.  As of September 4, 2007, this property was 100% occupied and leased to four tenants, including one ground lease.  We anticipate purchasing this property from unaffiliated third parties, Sheboygan Holdings, LLC, Yawkey Holdings, LLC and LCM Funds 7-Burr Ridge, LLC for approximately $12.4 million.  If we acquire this property, we will assume a mortgage loan in the principal amount of $8.7 million from Key Bank and will pay the remaining amount of the purchase price, approximately $3.7 million, in cash at closing.  The interest rate of the loan will be fixed at 5.62% per annum.  The loan will require us to make monthly principal and interest payments in the amount of $50,055, based on a thirty year amortization, until the loan matures in May 2015.  The unpaid principal balance and all accrued unpaid interest thereon will be due upon maturity.  We may, under certain circumstances, prepay the unpaid principal balance of the loan in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.  Our obligation will be secured by a first priority mortgage on the property.

                Bradley Portfolio: Westchester, Ohio.  MB REIT anticipates purchasing from Bradley Associates Limited Partnership, an unaffiliated third party, a fee simple interest in the remaining industrial property from a portfolio of thirty-three properties. Thirty-two properties were purchased between October 18, 2006 and August 17, 2007.  The remaining property is located at 5568 West Chester Road, Westchestrer, Ohio and contains approximately 970,168 gross leasable square feet.  The property was built in 1999.  As of September 4, 2007, the properties was 100% occupied and leased to one tenant.  MB REIT anticipates purchasing this property for approximately $64.8 million.  In connection with the closing, MB REIT expects to assume a mortgage loan totaling approximately $39.2 million and expects to pay the remaining amount of the purchase price in cash. MB REIT expects that the loan will be secured by a first priority mortgage on the property and that additional security interests may be granted in, for example, personal property owned by the assuming entity at the property.  The interest rate of the loan will be fixed at 5.54% per annum.  The term of the loan will require us to make monthly payments of principal and interest until the loan matures in January 2013.

Financing Transactions

The following subsection supplements the discussion contained in the prospectus under the heading “Description of Real Estate Assets – Financing Transactions,” which begins on page 169 of the prospectus.

The following table summarizes, as of September 17, 2007, the material terms of any outstanding loans that we or our subsidiaries have obtained, or assumed at closing, that are secured by first priority mortgages on our properties.

Property (1)	Date of Financing	Approximate Amount of Loan ($)	Interest Per Annum	Maturity Date
Lord Salisbury Center	08/31/2007	12,600,000	5.446%	09/01/2007
Wickes Furniture	08/24/2007	5,767,155	6.596%	09/01/2017
Villages at Kitty Hawk	08/09/2007	11,550,000	5.686%	09/01/2017
AT&T – Cleveland (2)	07/31/2007	29,242,000	5.813%	08/11/2037
Washington Park Plaza	07/24/2007	30,600,000	5.920%	05/11/2016
Pavilions at Hartman Heritage	07/19/2007	23,450,000	5.595%	08/01/2017

(1)  This table does not include any loans obtained or assumed subsequent to September 17, 2007. On September 21, 2007, we assumed a mortgage loan in the principal amount of approximately $2.3 million secured by the Forest Park property. The interest rate of this loan is fixed at 5.75% per annum and the loan matures on April 1, 2015.

(2)  If the loan is not paid in full by the August 11, 2012, the anticipated repayment date, the interest will adjust to the

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This discussion updates and supplements the discussion contained in our prospectus under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which begins on page 173 of the prospectus.

The following discussion and analysis relates to the three and six months ended June 30, 2007 and 2006.  You should read the following discussion and analysis along with our Consolidated Financial Statements and the related notes included in this report.

Overview

Inland American Real Estate Trust, Inc., herein referred to as Inland American, was incorporated in October 2004 to acquire and manage commercial real estate, primarily multi-family (both conventional and student housing), office, industrial/distribution buildings, lodging facilities and retail properties, as well as triple-net, single -use properties of a similar type, located in the United States and Canada. Our sponsor, Inland Real Estate Investment Corporation, herein referred to as our sponsor, is a subsidiary of The Inland Group, Inc.  Various affiliates of our sponsor are involved in our operations, including our property managers, Inland American Retail Management LLC, Inland American Office Management LLC, Inland American Industrial Management LLC and Inland American Apartment Management LLC and our business manager, Inland American Business Manager and Advisor, Inc., all of whom are affiliates of The Inland Group, Inc.  On August 31, 2005, we commenced our initial public offering of up to 500,000,000 shares of common stock at $10.00 each, and up to 40,000,000 shares at $9.50 each, which may be purchased through our dividend reinvestment plan, herein referred to as DRP.  On August 1, 2007, we commenced a second public offering of up to 500,000,000 shares of common stock at $10.00 each and up to 40,000,000 shares at $9.50 each pursuant to the distribution reinvestment plan.

As of June 30, 2007, subscriptions for a total of 436,969,682 shares, net of shares repurchased, had been received and accepted including 20,000 shares issued to our sponsor under the first offering.  In addition, we sold 6,936,418 shares through our DRP in the first offering.  As a result of these sales, we have raised a total of approximately $4.4 billion of gross offering proceeds as of June 30, 2007.

We seek to invest in real estate assets that produce attractive current yield and long-term risk-adjusted returns to our stockholders and to generate sustainable and predictable cash flow from our operations to distribute to our stockholders.  To achieve these objectives, we selectively acquire and actively manage investments in commercial real estate.  We actively manage our assets by leasing and releasing space at favorable rates, controlling expenses, and maintaining strong tenant relationships.  We intend to potentially create additional value through redeveloping and repositioning some of our properties in the future.

On a consolidated basis, essentially all of our revenues and operating cash flows this quarter are generated by collecting rental payments from our tenants, interest income on cash investments, and dividend income earned from investments in marketable securities.  Our largest cash expense relates to the operation of our properties as well as the interest expense on our mortgages payable.  Our property operating expenses include, but are not limited to, real estate taxes, regular maintenance, utilities, insurance, landscaping, snow removal and periodic renovations to meet tenant needs.

In evaluating our financial condition and operating performance, management focuses on the following financial and non-financial indicators, discussed in further detail herein:

•                  Funds from Operations (“FFO”), a supplemental measure to net income determined in accordance with U.S. generally accepted accounting principles (“GAAP”).

•                  Economic occupancy (or “occupancy” - defined as actual rental revenues recognized for the period indicated as a percentage of gross potential rental revenues for that period), lease percentage (the percentage of available net rentable area leased for our commercial segments and percentage of apartment units leased for our residential segment) and rental rates.

•                  Leasing activity - new leases, renewals and expirations.

Acquisition Strategy

We seek to acquire and own a diversified (by geographical location and by property type) portfolio of real estate primarily improved for use as retail properties, multi-family residential buildings (both student housing and conventional), office, industrial and lodging properties.

The current environment in which we are trying to acquire properties and companies has been very competitive on pricing and yields which has led us to look at other real estate segments and investments for opportunities.  We believe our joint ventures with third party real estate operators and developers align added real estate expertise with risk reduction and enhanced returns by utilizing the existing expertise of these partners and through investing in, in some cases, in new property types as well as development properties.  For example, during the second quarter of 2007 we entered into joint ventures with a third party to acquire and redevelop or reposition industrial and development oriented properties located initially in the San Francisco Bay and Silicon Valley areas with a goal of expanding throughout Southern California, with another third party to own and develop office, industrial, medical office, and retail properties throughout the United States, and an additional third party to acquire and redevelop or redesign industrial properties in 20 primary markets in the United States.  We believe that our entering into these joint ventures creates avenues for us to invest in properties being developed or redeveloped and market segments that generally yield higher returns than stabilized multi-family, office, industrial/distribution buildings, retail properties and triple-net single-use properties.  On May 18, 2007 , we purchased a student housing development company, on July 1, 2007 we purchased Winston Hotels, and on July 25, 2007 we entered into an agreement to purchase Apple Hospitality Five, Inc. an owner of lodging projects.  Our acquisition of third party lodging and student housing companies creates an opportunity by merging with existing companies to expand our business to additional market segments.

We do not generally focus property acquisitions in any one particular geographic location within the United States.  However, we generally endeavor to acquire multiple properties within the same major metropolitan market so that property management is more efficient.  We also seek properties (excluding multi-family properties) with existing “net” leases.  “Net” leases require tenants to pay a share, either prorated or fixed, of all, or a majority, of a particular property’s operating expenses, including real estate taxes, special assessments, utilities, insurance, common area maintenance and building repairs, as well as base rent payments.  We also may enter into purchase and leaseback transactions in which we will purchase a property and lease the property back to the seller.

To provide us with a competitive advantage over other potential purchasers, we generally do not condition any acquisition on our ability to secure financing.  We also may agree to acquire a property once construction is completed.  In this case, we will be obligated to purchase the property if the completed property conforms to definitive plans, specifications and costs approved by us.  In addition, we may require the developer to have entered into leases for a certain percentage of the property.  We also may construct or develop properties and render services in connection with developing or constructing the property so long as providing these services do not cause us to lose our qualification to be taxed as a real estate investment trust (“REIT”).

We also are actively seeking to acquire publicly traded or privately owned entities that own or are developing commercial real estate assets.  These entities may include REITs and other “real estate operating companies,” such as real estate development companies.  We do not have, and do not expect to adopt, any policies limiting our acquisitions of REITs or other real estate operating companies to those conducting a certain type of real estate business or owning a specific property type or real estate asset.  In most cases, we evaluate the feasibility of acquiring these entities using the same criteria we will use in evaluating a particular property.  Any entity we acquire is operated as either a wholly-owned or controlled subsidiary.  As part of any such acquisition or shortly thereafter, we may sell certain properties, including sales to affiliates of our sponsor that in our view would not be consistent with the remaining properties in our portfolio.  We may acquire these entities in negotiated transactions or through tender offers.  Any acquisition must, however, be consistent with maintaining our qualification to be taxed as a REIT.

We consider a number of factors in evaluating whether to acquire any particular asset or real estate operating company, including:

•                  geographic location and property type;

•                  historical performance;

•                  current and projected cash flows;

•                  potential for capital appreciation;

•                  potential for economic growth in the area where the assets are located;

•                  presence of existing and potential competition;

•                  prospects for liquidity through sale, financing or refinancing of the assets; and

•                  tax considerations.

•                  condition and use of the assets;

Financing Strategy

We routinely borrow money to acquire real estate assets either at closing or at sometime thereafter if the interest rates on the borrowings are advantageous to the yield on the real estate assets.  These borrowings may take the form of temporary, interim or permanent financing provided by banks, institutional investors and other lenders including lenders affiliated with our sponsor. These borrowings generally are secured solely by a mortgage on one or more of our properties but also may require us to be directly or indirectly (through a guarantee) liable for the borrowings.  We may borrow at either fixed or variable interest rates and on terms that require us to repay the principal on a typical, level schedule or at one-time in “balloon” payments.  We also may establish a revolving line of credit for short-term cash management and bridge financing purposes.

As a matter of policy, adopted by our board, the aggregate borrowings secured by all of our assets may not exceed 55.0% of the combined fair market value of our assets.  For these purposes, the fair market value of each asset is equal to the purchase price paid for the asset or the value reported in the most recent appraisal of the asset, if later dated.  In the case of assets acquired through a merger, we will use the value accorded to the assets on the acquisition balance sheet.  Our articles limit the amount we may borrow, in the aggregate, to 300% of our net assets which are defined as total assets, other than intangibles at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.  Any borrowings over this limit must be approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report along with the reason for exceeding the limit.  In addition, a majority of the holders of common stock present at a meeting of the stockholders must approve any issuance of preferred stock that would cause our aggregate borrowings, including amounts payable by us in respect of the preferred stock, to exceed 300% of our net assets.

Properties and Investments

Investment Properties

As of June 30, 2007, we owned, on a consolidated basis, 323 properties consisting of 256 retail properties, 17 office properties, five multi-family properties (both student housing and conventional) and 45 industrial/distribution properties.

General

The following tables set forth certain summary information about the properties as of June 30, 2007 and the location and character of the properties that we own.

The following table provides a summary of the property types that comprised our portfolio as of June 30, 2007 (dollar amounts are stated in thousands).

	Total Number	Gross Leasable Area (Sq. Ft.)	% of Total Gross Leasable Area	Annualized Base Rental Income ($)	% of Annualized Base Rental Income

Retail Properties	256	9,340,201	34.67%	130,821	45.87%

Office Properties	17	6,788,289	25.24%	98,360	34.49%

Industrial/Distribution Properties	45	9,315,322	34.63%	40,423	14.17%

Multi-Family Properties (including conventional and student housing)	5	1,468,214	5.46%	15,602	5.47%

Total	323	26,912,026	100.00%	$285,206	100.00%

The following table provides a summary of the geographic market concentration of our portfolio as of June 30, 2007 (dollar amounts are stated in thousands).

	Total Number	Gross Leasable Square Feet	% of Total Gross Leasable Square Feet	Annualized Base Rental Income ($)	% of Annualized Base Rental Income
Arkansas	1	712,000	2.65%	3,580	1.26%
California	1	76,977	0.29%	1,679	0.59%
Colorado	1	85,680	0.32%	1,106	0.39%
Connecticut	9	99,428	0.37%	2,218	0.78%
Delaware	4	22,326	0.08%	493	0.17%
Florida	5	488,448	1.81%	5,873	2.06%
Georgia	4	232,542	0.86%	3,026	1.06%
Iowa	1	126,900	0.47%	443	0.16%
Illinois	20	3,850,219	14.31%	42,680	14.97%
Indiana	2	1,411,304	5.24%	6,967	2.44%
Kentucky	2	308,610	1.15%	2,808	0.98%
Massachusetts	25	1,609,452	5.99%	13,367	4.69%
Maryland	3	633,821	2.36%	6,021	2.11%
Michigan	2	6,420	0.02%	169	0.06%
Minnesota	2	1,503,834	5.59%	21,146	7.42%
Missouri	4	1,836,409	6.82%	19,384	6.80%
North Carolina	3	599,423	2.23%	3,311	1.16%
New Hampshire	9	378,742	1.41%	6,149	2.16%
New Jersey	3	76,580	0.28%	1,160	0.41%
New York	2	60,450	0.22%	1,017	0.36%
Ohio	15	1,107,643	4.12%	15,054	5.28%
Pennsylvania	89	791,324	2.94%	12,446	4.37%
Rhode Island	16	788,325	2.93%	10,117	3.55%
South Carolina	2	131,434	0.49%	1,244	0.44%
Tennessee	21	2,314,992	8.60%	5,169	1.81%
Texas	65	5,838,200	21.69%	69,577	24.35%
Virginia	6	1,018,577	3.78%	23,903	8.38%
Vermont	1	2,940	0.01%	88	0.03%
Washington	1	253,064	0.94%	2,900	1.02%
Wisconsin	4	545,962	2.03%	2,111	0.74%

Total	323	26,912,026	100.00%	$285,206	100.00%

Retail Segment

The following tables set forth information regarding our properties by segment (dollar amounts are stated in thousands).

Retail Properties	Gross Leasable Area including Ground Lease Space	GLA Occupied as of June 30, 2007	% Occupied as of June 30, 2007		Number of Occupied Tenants as of June 30, 2007	Mortgage Payable ($)
Ahold Portfolio (8 properties)	547,330	547,330	100%		8	76,953
Bradley Portfolio (3 properties)	114,308	114,308	100%		5	11,126
CFG Portfolio (157 properties)	993,926	993,926	100%		158	—
New Quest Portfolio (35 properties)	2,118,408	2,013,809	95%		435	37,874
Six Pines Portfolio (22 properties)	1,634,624	1,560,297	95%		265	158,500
Brooks Corner	166,205	158,666	95%		20	14,276
Buckhorn Plaza	79,427	72,865	92%		13	9,025
Canfield Plaza	100,958	88,744	88%		10	7,575
Chesapeake Commons	79,476	79,476	100%		3	8,950
Crossroads at Chesapeake Square	119,685	119,685	100%		20	11,210
Fabyan Randall	96,253	85,385	89%		12	13,405
Gravois Dillon	136,694	136,694	100%		23	12,630
Lakewood Shopping Center, Phase I	149,077	144,677	97%		29	11,715
Lakewood Shopping Center, Phase II	87,602	85,546	98%		5	—
Lincoln Mall	439,132	429,356	98%		41	33,835
Lincoln Village	138,962	138,962	100%		29	22,035
Lord Salisbury Center	113,821	106,721	94%		8	—
Middleburg Crossing	64,232	62,655	98%		12	—
Monadnock Marketplace	200,633	200,633	100%		12	26,785
New Forest Crossing Phase II	25,080	25,080	100%		7	3,438
Northwest Marketplace	182,872	167,781	92%		26	19,965
Paradise Shops of Largo	54,641	54,641	100%		6	7,325
Parkway Centre North	132,522	101,282	76%		3	—
Parkway Centre North Outlot Building B	10,260	7,364	72%		4	—
Pavilions at Hartman Heritage	223,881	205,079	92%		26	—
Plaza at Eagles Landing	33,265	30,765	92%		10	5,310
Riverstone Shopping Center	305,287	266,165	87%		16	—
Shakopee Shopping Center	103,442	103,442	100%		2	8,800
Shallotte Commons	85,897	85,897	100%		11	6,078
Shoppes at Sherman Plaza	150,794	125,630	83%		12	30,275
State Street Market	193,657	193,657	100%		6	10,450
Stop and Shop - Hyde Park	52,500	52,500	100%		1	8,100
The Market at Hilliard	107,544	104,656	97%		10	11,220
The Market at Hamilton	44,742	44,742	100%		12	7,893
Triangle Center	253,064	247,014	98%		37	23,600

Total Retail properties	9,340,201	8,955,430	96	%(1)	1,297	$598,348

(1)                    weighted average occupancy

The square footage for Saratoga Town Center, Eldridge Town Center, NTB Eldridge, Blackhawk Town Center, Chili’s - Hunting Bayou, Joe’s Crab Shack - Hunting Bayou, Antoine Town Center, Ashford Plaza, Friendswood Shopping Center, Stables at Town Center (Phase I and II), Tomball Town Center,  Lakewood Shopping Center, Lincoln Mall, Spring Town Center, CyFair Town Center, Canfield Plaza, Lincoln Village, Market at Morse, Fury’s Ferry, The Highlands, Gravois Dillon Plaza, and Buckhorn Plaza includes an aggregate of 221,238 square feet leased to tenants under ground lease agreements.

Office Segment

Office Properties	Gross Leasable Area including Ground Lease Space	GLA Occupied as of June 30, 2007	% Occupied as of June 30, 2007		Number of Occupied Tenants as of June 30, 2007	Mortgage Payable ($)
Bradley Portfolio (6 properties)	541,710	541,710	100%		6	54,415
6234 Richmond Avenue	28,391	25,551	90%		3	—
11500 Market Street	2,719	2,719	100%		1	—
AT&T Cleveland	458,646	458,646	100%		1	—
AT&T St. Louis	1,461,274	1,461,274	100%		1	112,695
Bridgeside Point Office	153,110	153,110	100%		1	17,325
Dulles Executive Plaza Phase I & II	379,596	346,559	91%		8	68,750
IDS	1,400,392	1,310,649	94%		226	161,000
Lakeview Technology Center	110,007	110,007	100%		2	14,470
SBC Center	1,690,214	1,690,214	100%		1	200,472
Washington Mutual	239,905	239,905	100%		1	20,115
Worldgate Plaza	322,325	322,325	100%		6	59,950
						—
Total Office properties	6,788,289	6,662,669	98	%(1)	257	$709,192

(1)       weighted average occupancy

Industrial/Distribution Segment

Industrial/Distributions Properties	Gross Leasable Area including Ground Lease Space	GLA Occupied as of June 30, 2007	% Occupied as of June 30, 2007		Number of Occupied Tenants as of June 30, 2007	Mortgage Payable ($)
Bradley Portfolio (18 Properties)	4,434,882	4,434,882	100%		18	129,765
C&S Wholesale (4 Properties)	1,720,000	1,720,000	100%		4	82,500
Prologis Portfolio (20 properties)	2,302,827	2,111,387	92%		34	32,450
McKesson Distribution Center	162,613	162,613	100%		1	5,760
Schneider Electric	545,000	545,000	100%		1	11,000
Thermo Process Facility	150,000	150,000	100%		1	8,201

Total Industrial/Distribution properties	9,315,322	9,123,882	98	%(1)	59	$269,676

(1)                    weighted average occupancy

Multi-Family Segment

Multi-Family Properties	Gross Leasable Area including Ground Lease Space	GLA Occupied as of June 30, 2007	% Occupied as of June 30, 2007		Number of Occupied Tenants as of June 30, 2007	Mortgage Payable ($)
Fields Apartment Homes	319,869	301,241	94%		272	18,700
Southgate Apartments	233,375	219,099	94%		241	10,725
The Landings at Clear Lakes	339,208	314,738	93%		342	—
The Villages at Kitty Hawk	245,843	233,340	95%		293	—
Waterford Place at Shadow Creek	329,919	307,965	93%		277	16,500

Total Multi-Family properties	1,468,214	1,376,383	94	%(1)	1,425	$45,925

(1)                    weighted average occupancy

The majority of the income from our non multi-family properties consists of rent received under long-term leases.  Most of the leases provide for the payment of fixed minimum rent paid monthly in advance, and for the payment by tenants of a pro rata share of the real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees, and certain building repairs of the property.  Certain of the major tenant leases require the landlord to pay certain of these expenses above or below specific levels which could affect our operating results.  Some of the leases also provide for the payment of percentage rent, calculated as a percentage of a tenant’s gross sales above predetermined thresholds.

The following table summarizes certain key operating performance measures for our properties as of June 30, 2007 and 2006.

	Total Properties
	As of June 30,
	2007	2006
Retail Properties
Physical occupancy	96%	94%
Economic occupancy	96%	95%
Base rent per square foot	$14.01	$14.18

Office Properties
Physical occupancy	98%	99%
Economic occupancy	98%	99%
Base rent per square foot	$14.49	$13.87

Industrial Properties
Physical occupancy	98%	100%
Economic occupancy	98%	100%
Base rent per square foot	$4.34	$5.19

Multi-Family Properties
Physical occupancy	94%	95%
Economic occupancy	94%	95%
End of month scheduled base rent per unit per month	$912.00	$650.00

During the first and second quarters of 2007 and the last two quarters of 2006, we acquired 223 retail properties.  These acquisitions triggered the shifts in our retail property performance indicators above.  The occupancy and base rent per square foot for the retail properties which we owned at June 30, 2007 was 96% and $14.01 per square foot and at June 30, 2006 was 94% and $14.18 per square foot, respectively.  The June 30, 2007 occupancy for our retail properties increased 1% and base rent per square foot decreased 1% from June 30, 2006 due to lower rental rates for properties purchased in the first and second quarters of 2007.

As shown in the table above, physical occupancy of our office properties was 98% and 99% as of June 30, 2007 and 2006, respectively.  The decrease is primarily due to acquiring multi-tenant properties in the last two quarters of 2006 and the first and second quarters of 2007 that had lower occupancy levels.  Average rental rates have increased in the second quarter of 2007 by 4% to $14.49 per square foot from $13.87 per square foot in the second quarter of 2006.  Lease transactions of 1,008 square feet were completed in the second quarter of 2007.  We remain cautiously optimistic about the office business as we continue to see positive trends in our portfolio including increasing occupancy and rental rates for newly acquired properties.

We expect these upward trends to continue during 2007.  In the second quarter of 2007, we entered into 48,851 square feet of new lease transactions which were at comparable or above current rental rates.

Physical occupancy of our industrial properties was 98% and 100% as of June 30, 2007 and 2006, respectfully.  Average rental rates have decreased in the second quarter of 2007 to $4.34 per square foot from $5.19 per square foot for the same period in 2006.  The decrease is due to lower rental rates on 43 properties acquired during the first and second quarter 2007 and last two quarters of 2006.  We are cautiously optimistic about the industrial business.

Physical occupancy of our multi-family properties decreased from 95% as of June 30, 2006 to 94% as of June 30, 2007.  The base rent per unit increased by 40% from $650 to $912 for the six months ended June 30, 2007 as compared to June 30, 2006 due to acquisitions made in the first and second quarters of 2007 having higher base rents per square foot.

The national multi-family market is in strong condition due to the healthy job market and low unemployment combined with rising interest rates for home mortgages.  Our multi-family properties are operating as expected based on market conditions.

Because of our diversified strategy of investing in multi-family, industrial, office, lodging and single-use and multi-use retail property types, we believe we will be able to alter our asset mix to leverage market timing and maximize our investment returns.  We believe our diversified strategy allows us to balance risk and reward and to leverage changing market conditions in five distinct segments and sets us apart from our industry peers that are invested in a single property type.

The following table lists the top ten tenants in all segments of our consolidated portfolio as of June 30, 2007 based on annualized income (dollar amounts are stated in thousands).

Tenant Name	Type	Annualized Income	% of Total Portfolio Annualized Income	Square Footage	% of Total Portfolio Square Footage
AT&T Centers	Office	44,119	15.47%	3,610,424	13.42%
Citizens Bank	Retail	19,656	6.89%	986,378	3.67%
C&S Wholesalers	Industrial/Distribution	10,341	3.63%	1,720,000	6.39%
Stop & Shop	Retail	10,116	3.55%	601,652	2.24%
Lockhead Martin Corporation	Industrial/Distribution	7,628	2.67%	288,632	1.07%
Barber-Colman Company	Industrial/Distribution	6,401	2.24%	545,000	2.03%
Randall’s Food & Drugs, Inc	Retail	5,542	1.94%	650,137	2.42%
24 Hour Fitness	Retail	3,633	1.27%	239,275	0.89%
Deluxe Video Services, Inc	Industrial/Distribution	3,580	1.26%	712,000	2.65%
Pearson Education, Inc	Industrial/Distribution	3,492	1.22%	1,091,435	4.06%

Marketable Securities

As part of our overall strategy, we may acquire REITs and other real estate operating companies and we may also invest in the marketable securities of other REIT entities. We had investments in marketable securities of $324 million at June 30, 2007 consisting of preferred and common stock investments in other REITs.  Of the investment securities held on June 30, 2007, we have accumulated other comprehensive income of $3.1 million, which includes gross unrealized losses of $11.7 million. Realized gains and losses from the sale of available-for-sale securities are specifically identified and determined. During the three and six months ended June 30, 2007, we realized a loss of $535 thousand and a gain of $5.2 million on the sale of shares, respectively.  Our policy for assessing recoverability of available-for-sale securities is to record a charge against net earnings when we determine that a decline in the fair value of a security drops below the cost basis and we judge that decline to be other than temporary.  During the three and six months ended June 30, 2007, we recorded a write-down of $214 thousand and $868 thousand, respectively. Dividend income is recognized when earned. During the three and six months ended June 30, 2007, dividend income of $5.5 million and $8 million was recognized, respectively.  We have purchased a portion of our investment securities through a margin account. As of June 30, 2007, we have recorded a payable of $138.9 million for securities purchased on margin. This debt bears variable interest rates ranging between the London InterBank Offered Rate (“LIBOR”) plus 25 basis points and LIBOR plus 50 basis points. At June 30, 2007, these rates were equal to a range between 5.57% and 5.82%.  We recognized interest expense in the amount of $1.5 million and $2.1 million for the three and six months ended June 30, 2007, respectively.  The overall stock market and REIT stocks have declined over the last few months including investments we have in REIT stocks and although these investments have generated both current income and gain on sale, during the three and six months ended June 30, 2007, there is no assurance that existing or future investments will generate any income or gains due to economic uncertainties that may occur in the future and they may generate a loss..

Joint Ventures

During the second quarter of 2007, we entered into three joint ventures with unaffiliated third parties.

On June 29, 2007, we entered into a shareholders agreement with Cobalt Industrial REIT II, referred to herein as “Cobalt”, a private REIT, and an affiliate of Cobalt Capital Partners, L.P., referred to herein as “Cobalt Partners”. Cobalt acquires, develops and redevelops industrial properties located in major metropolitan markets in the United States. Under the shareholders agreement we have committed to invest, over a thirty-month period up to $125 million in shares of common beneficial interest. Cobalt Partners will manage Cobalt’s day-to-day affairs subject to the oversight of a “board of trust managers” comprised of seven members, including one member that we have the right to designate for election by Cobalt’s stockholders.  Our investment will entitle us to a preferred dividend equal to 9% per annum, as well as a preference in the event of any liquidation, dissolution or winding up of Cobalt.  As of June 30, 2007, no funding has been made by us.

On June 8, 2007, we entered into a joint venture agreement with Lauth Investment Properties, LLC, referred to herein as “LIP,” an affiliate of the Lauth Group, Inc., a privately held developer and contractor, to form “LIP Holdings,” for the purpose of funding the development and ownership of real estate projects in the office, distribution, retail, healthcare and mixed-use markets.  Under the joint venture agreement, we will invest up to $253 million in exchange for the Class A Participating Preferred Interests of LIP Holdings. An initial investment of $80.4 million was made at closing  and was used by the venture to recapitalize eight stabilized properties and to fund certain ongoing development projects.  Our investment will entitle us to a preferred dividend, to be paid on a quarterly basis, equal to 9.5% per annum, as well as a preference in the event of any liquidation, dissolution or winding up of LIP Holdings.

On April 27, 2007, we entered into a joint venture agreement with D. R. Stephens Institutional Fund, LLC which was formed to acquire and redevelop or reposition industrial and research and development oriented properties located initially in the San Francisco Bay and Silicon Valley areas with a goal of expanding throughout Southern California.  Under the joint venture agreement, we will invest approximately $90 million.  We are entitled to a preferred return on our “unreturned capital contribution” equal to 8.5% per annum, on a cumulative basis, compounding quarterly prior to any distributions being paid to our joint venture partner.

On April 10, 2007, we entered into an agreement to purchase up to 2,000,000 shares of series A preferred stock of Feldman Mall Properties, Inc. (NYSE: FMP) (“Feldman”), a self-administered and self-managed real estate investment trust focused on acquiring and renovating underperforming or distressed shopping malls.  We have agreed to purchase the Feldman series A preferred stock at a price of $25.00 per share, for a total investment of $50 million.  As of June 30, 2007, we had purchased 600,000 shares of the Feldman series A preferred stock.  The Feldman series A preferred stock has no stated maturity and has a liquidation preference of $25.00 per share (the “Liquidation Preference”).  Distributions will accumulate at 6.85% of the Liquidation Preference, payable on Feldman’s regular distribution payment dates.  If approved by a vote of the majority of Feldman’s common stockholders, we may convert our shares of series A preferred stock, in whole or in part, into Feldman’s common stock after June 30, 2009, at an initial conversion price of $14.10 per share of Feldman’s common stock.

Notes Receivable

During the second quarter of 2007, we entered into three notes receivable.

On May 9, 2007 we advanced approximately $21.2 million of a $38.8 million loan to an unaffiliated third party.  Monthly interest-only payments are to be paid at an annual interest rate of 9.5% until the loan is repaid in full.  Payments of principal are to be made each time that the borrower sells a portion of the property securing this loan.  A final balloon payment of all outstanding principal, all accrued and unpaid interest, and all other sums due under the loan documents will be paid at maturity on May 8, 2012.  Subject to certain conditions, the loan term may be extended for not more than two consecutive terms of two years.  A security interest has been pledged in the interest reserve account and a first mortgage security interest in approximately 230.5 acres of land located in a master planned community located at Interstate 75 and Hwy 674 in Tampa, Hillsborough county, Florida, and any buildings or improvements on that land.  The borrower has also assigned its interests in contracts relating to the land, and the construction of improvements thereon, as additional collateral securing the loan.  The borrower has also agreed to guarantee the performance of the obligations under the loan documents.

On May 8, 2007, we funded a loan of approximately $45.0 million to an unaffiliated third party.  In connection with the loan we were paid a 0.125% loan origination fee and are due monthly interest-only payments at the lesser of (1) the LIBOR rate plus 3.75% (9.07% at June 30, 2007), or (2) 18% until the loan is repaid in full.  The borrower has deposited approximately $4.1 million into an interest reserve account to be paid to us as such payments become due.  A final balloon payment of all outstanding principal, all accrued and unpaid interest and all other sums due under the loan documents are to be paid at maturity on May 8, 2008.

Subject to certain conditions, the borrower may extend the term of the loan to May 8, 2009.  The borrower has granted us a security interest in the interest reserve account and a first mortgage security interest in approximately 207 acres of land located at the west side of International Drive just north of world Center Drive in Orlando, Florida and any buildings or improvements on that land.  The borrower also has assigned its interests in licenses and other contracts relating to the property and the construction of improvements thereon, as additional collateral securing the loan.  These two individual owners of the borrower also agreed to guarantee the performance of the obligations under the loan documents.

On April 26, 2007, we funded a loan of $125 million to an unaffiliated third party.  Under the promissory note, the borrower is required to make monthly interest-only payments at an annual interest rate of 7.9% until the loan is repaid in full.  At closing, the borrower deposited approximately $19.4 million into an interest reserve account to be paid to us as these payments become due.  The borrower has granted a first-priority perfected security interest in this reserve and any monies therein.  The loan matures on December 31, 2007.  Subject to certain conditions, the borrower may extend the term of the loan to December 31, 2008.  As collateral for this loan, the borrower has granted us a deed in trust against 228.36 acres of the former Union Pacific Rail Yard property in Sacramento, California, together with any equipment and any buildings or improvements now existing or later constructed on the property.  The borrower has assigned its interests in the contracts relating to the development and zoning of the property and the environmental remediation insurance policy in connection with the loan.

Results of Operations

General

The following table summarizes our properties purchased by quarter from inception (dollar amounts are stated in thousands).

Quarter Ended	Properties Purchased Per Quarter	Square Feet Acquired	Purchase Price
December 31, 2005	37	3,829,615	$753,990
March 31, 2006	6	658,212	$143,060
June 30, 2006	13	1,455,154	$277,067
September 30, 2006	8	2,386,757	$544,340
December 31, 2006	29	6,161,185	$712,320
March 31, 2007	17	4,410,686	$374,058

Quarter Ended	Properties Purchased Per Quarter	Square Feet Acquired	Purchase Price
June 30, 2007	213	7,352,500	$1,014,439

Total	323	26,254,109	$3,819,274

Consolidated Results of Operations

This section describes and compares our results of operations for the three and six months ended June 30, 2007 and 2006. We do not present a comparison to three and six months ended June 30, 2005 because there was no property or other significant operations during that time period.  We generate almost all of our net operating income from property operations.  In order to evaluate our overall portfolio, management analyzes the operating performance of properties that we have owned and operated for the three and six month periods during each year.  A total of 40 and 36 of our investment properties satisfied these criteria during the period presented and are referred to herein as “same store” properties for the three and six months ended June 30, 2007 and 2006.  These properties comprise approximately 4.1 million square feet. The “same store” properties represent approximately 15% of the square footage of our portfolio at June 30, 2007.  This analysis allows management to monitor the operations of our existing properties for comparable periods to measure the performance of our current portfolio. Additionally, we are able to determine the effects of our new acquisitions on net income.  A majority of our acquisitions that satisfied the criteria for “same store” analysis are in the office and retail segments.  Therefore, “same store” analysis is only presented in the office and retail segment results. All dollar amounts are stated in thousands (except per share amounts).

Rental Income, Tenant Recovery Income and Other Property Income.  Rental income consists of basic monthly rent, straight-line rent adjustments, amortization of acquired above and below market leases, fee income, and percentage rental income recorded pursuant to tenant leases.  Tenant recovery income consists of reimbursements for real estate taxes, common area maintenance costs, management fees, and insurance costs. Other property income consists of other miscellaneous property income.  Total property revenues were $86,030 and $149,761 for the three and six months ended June 30, 2007 and $21,111 and $38,832 for the three and six months ended June 30, 2006, respectively.

The majority of the revenue from the properties consists of rents received under long-term operating leases.  Some leases provide for the payment of fixed base rent paid monthly in advance, and for the reimbursement by tenants to the property owners for the tenant’s pro rata share of certain operating expenses including real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees, and certain building repairs paid by the landlord and recoverable under the terms of the lease.  Under these leases, the landlord pays all expenses and is reimbursed by the tenant for the tenant’s pro rata share of recoverable expenses.  Certain other tenants are subject to net leases which provide that the tenant is responsible for fixed based rent as well as all costs and expenses associated with occupancy.  Under net leases, where all expenses are paid directly by the tenant rather than the landlord, such expenses are not included in the consolidated statements of operations.  Under net leases where all expenses are paid by the landlord, subject to reimbursement by the tenant, the expenses are included within property operating expenses, and reimbursements are included in tenant recovery income on the consolidated statements of operations.

	Three months ended June 30, 2007	Three months ended June 30, 2006	2007 increase (decrease) from 2006
Property rentals	$61,627	$17,208	$44,419
Straight-line rents	2,991	803	2,188
Amortization of acquired above and below market leases, net	(62)	196	(258)

Total rental income	$64,556	$18,207	$46,349

Tenant recoveries	14,154	2,784	11,370
Other income	7,320	120	7,200

Total property revenues	$86,030	$21,111	$64,919

	Six months ended June 30, 2007	Six months ended June 30, 2007	2007 increase (decrease) from 2006
Property rentals	$109,655	$32,243	$77,412
Straight-line rents	5,532	1,490	4,042
Amortization of acquired above and below market leases, net	(70)	289	(359)

Total rental income	$115,117	$34,022	$81,095

Tenant recoveries	25,704	4,658	21,046
Other income	8,940	152	8,788

Total property revenues	$149,761	$38,832	$110,929

Total property revenues increased $64,919 and $110,929 for the three and six months ended June 30, 2007 as compared to the three and six months ended June 30, 2006, respectively.  The increase in property revenues in the second quarter of 2007 was due primarily to acquisitions of properties made in the first and second quarter of 2007 and the last two quarters of 2006.

A summary of economic occupancy by segment follows:

Consolidated Economic Occupancy

Segment	As of June 30, 2007	As of June 30, 2006	2007 increase (decrease) from 2006
Retail	96%	95%	1%
Office	98%	99%	(1)%
Industrial	98%	100%	(2)%
Multi-family	94%	95%	(1)%

Total (1)	97%	96%	1%

(1)  weighted average occupied

Weighted average overall economic occupancy increased 1% in the second quarter of 2007 as compared to the second quarter of 2006.  Property acquisitions in the first and second quarter of 2007 and the last two quarters of 2006 in the industrial and retail sectors partially offset by higher vacancies in properties acquired in the office segment, accounted for the increase in overall economic occupancy in 2007.

Property Operating Expenses and Real Estate Taxes.  Property operating expenses consist of property management fees paid to property managers and operating expenses, including costs of owning and maintaining investment properties, real estate taxes, insurance, maintenance to the exterior of the buildings and the parking lots.  Total expenses were $22,719 and $39,640 for the three and six months ended June 30, 2007 and $4,295 and $7,122 for the three and six months ended June 30, 2006, respectively.

	For the three months ended June 30, 2007	For the three months ended June 30, 2006	2007 increase from 2006
Property operating expenses	$14,139	$2,416	$11,723
Real estate taxes	8,580	1,879	6,701

Total property expenses	$22,719	$4,295	$18,424

	For the six months ended June 30, 2007	For the six months ended June 30, 2006	2007 increase from 2006
Property operating expenses	$24,423	$4,168	$20,255
Real estate taxes	15,217	2,954	12,263

Total property expenses	$39,640	$7,122	$32,518

Total property expenses increased $18,424 and $32,518 for the three and six months ended June 30, 2007 compared to the three and six months ended June 30, 2006, respectively, due primarily to the properties acquired in the last two quarters of 2006 and the first and second quarter of 2007.

Other Operating Income and Expenses

Other operating expenses are summarized as follows:

	For the three months ended June 30, 2007	For the three months ended June 30, 2006	2007 increase from 2006

Depreciation and amortization	$36,344	$9,129	$27,215
Interest expense	21,291	5,420	15,871
General and administrative	4,479	1,262	3,217
Business manager management fee	3,000	—	3,000

	$65,114	$15,811	$49,303

	For the six months ended June 30, 2007	For the six months ended June 30, 2006	2007 increase from 2006

Depreciation and amortization	$62,914	$16,949	$45,965
Interest expense	38,901	9,248	29,653
General and administrative	7,588	2,516	5,072
Business manager management fee	4,500	—	4,500

	$113,903	$28,713	$85,190

Depreciation and amortization

The $27,215 and $45,965 increase in depreciation and amortization expense for the three and six months ended June 30, 2007 relative to the three and six months ended June 30, 2006 was due substantially to the impact of the properties acquired in the last two quarters of 2006 and the first and second quarter of 2007.

Interest expense

The $15,871 and $29,653 increase in interest expense for the three and six months ended June 30, 2007 as compared to the three and six months ended June 30, 2006 was primarily due to (1) mortgage debt financings in the first and second quarters of 2007 and the last two quarters of 2006 which increased to $1,623,141 from $447,912 and (2) the increase in margin borrowing due to the increase in ownership of marketable securities.

A summary of interest expense for the three months ended June 30, 2007 and 2006 appears below:

	For the three months ended June 30, 2007	For the three months ended June 30, 2006	2007 increase from 2006
Debt Type
Margin and other interest expense	$2,567	$931	$1,636
Mortgages	18,724	4,489	14,235

Total	$21,291	$5,420	$15,871

A summary of interest expense for the six months ended June 30, 2007 and 2006 appears below:

	For the six months ended June 30, 2007	For the six months ended June 30, 2006	2007 increase from 2006
Debt Type
Margin and other interest expense	$4,818	$1,296	$3,522
Mortgages	34,083	7,952	26,131

Total	$38,901	$9,248	$29,653

General and Administrative Expenses. General and administrative expenses consist of investment advisor fees, professional services, salaries and computerized information services costs reimbursed to affiliates or related parties of the business manager for, among other things, maintaining our accounting and investor records, common share purchase discounts related to shares sold to persons employed by our business manager or its related parties and affiliates, directors’ and officers’ insurance, postage, board of directors fees and printer costs.  Our expenses were $4,479 and $7,588 for the three and six months ended June 30, 2007 and $1,262 and $2,516 for the three and six months ended June 30, 2006 and 2007, respectively.  The increase in the first and second quarter of 2007 as compared to the first and second quarter of 2006 is due primarily to our growth during 2006 and 2007.

Business Manager Management Fee.  After our stockholders have received a non-cumulative, non-compounded return of 5% per annum on their “invested capital,” we will pay our business manager an annual business management fee of up to 1% of the “average invested assets,” payable quarterly in an amount equal to 0.25% of the average invested assets as of the last day of the immediately preceding quarter as defined in our prospectus.  We paid our business manager a business management fee of $3,000 and $4,500, or approximately 0.27% and 0.20% on an annual basis for the three and six months ended June 30, 2007.  No fee was paid for the three and six months ended June 30, 2006.  The business manager has waived any further fees that may have been permitted under the agreement for the first and second quarters ended June 30, 2007 and 2006, respectively.  Once we have satisfied the minimum return on invested capital described above, the amount of the actual fee paid to the business manager is determined by the business manager.

Interest and Dividend Income and Realized Gain on Securities.  Interest income consists of interest earned on short term investments and dividends from investments in our portfolio of marketable securities.  Our interest and dividend income was $27,251 and $37,973 for the three and six  months ended June 30, 2007 and $5,065 and $6,873 for the three and six months ended June 30, 2006, respectively, and resulted primarily from interest earned on cash and dividends earned on marketable securities investments.  We also realized a gain on the sale of securities in the second quarter of 2007 and 2006 of $229 and $401, respectively, and realized a loss on securities during the second quarter of 2007 of $764. Interest income was $21,771 and $29,942 for the three and six months ended June 30, 2007 and $3,533 and $4,874 for the three and six months ended June 30, 2006, respectively, resulting primarily from interest earned on cash investments which were significantly greater during the second quarter of 2007 due to our capital raise compared to the second quarter of 2006.  There is no assurance that we will be able to generate the same level of investment income or gains in the future.

Minority Interest

The minority interest represents the interests in Minto Builders (Florida), Inc. (“MB REIT”) owned by third parties.

Other Income and Expense

Under the Statement of Financial Accounting Standards No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“SFAS 150”) and the Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities” (“SFAS 133”), the put/call arrangements related to the MB REIT transaction as discussed under “Liquidity” are considered derivative instruments.  The asset and liabilities associated with these puts and calls are marked to market every quarter with changes in the value recorded as other income and expense in the consolidated statement of operations.

The value of the put/call arrangements was an asset of $175 and a liability of $283 as of June 30, 2007 and December 31, 2006, respectively.  Other income of $46 and $458 was recognized for the three and six months ended June 30, 2007, respectively, and $418 and $615 for the three and six months ended June 30, 2006, respectively. The value of the put/call arrangements increased from December 31, 2006 to June 30, 2007 due to the life of the put/call being reduced and rising interest rates. The value of the put/call arrangement could increase or decrease in the future as the timing of the put and call options become closer.

An analysis of results of operations by segment follows:

Office Segment

We are cautiously optimistic about the office segment as we continue to see positive trends in our portfolio including increasing occupancy and rental rates for newly acquired properties.  For example, we believe the Minneapolis, MN and Dulles, VA office markets, where a majority of our multi-tenant office properties are located, continue to remain strong with increasing occupancies and rental rates in these markets.  Office property yields on new acquisitions remain competitive at rates slightly above our other segments.

Comparison of Three Months Ended June 30, 2006 to June 30, 2007

The table below represents operating information for the office segment of 17 properties and for the same store portfolio consisting of five properties acquired prior to April 1, 2006.  The properties in the same store portfolio were owned for the entire three months ended June 30, 2007 and June 30, 2006.

	Total Office Segment			Same Store Office Segment
			Increase/			Increase/
	2007	2006	(Decrease)	2007	2006	(Decrease)
Revenues:
Rental income	$24,295	$7,237	$17,058	$7,236	$7,237	$(1)
Tenant recovery incomes	6,184	113	6,071	46	113	(67)
Other property income	1,966	8	1,958	206	8	198

Total revenues	$32,445	$7,358	$25,087	$7,488	$7,358	$130

Expenses:
Property operating expenses	$6,815	$410	$6,405	$581	$410	$171
Real estate taxes	3,042	54	2,988	84	54	30

Total operating expenses	$9,857	$464	$9,393	$665	$464	$201

Net property operations	22,588	6,894	15,694	6,823	6,894	(71)

Comparison of Three Months Ended June 30, 2007 to 2006.  Office properties real estate rental revenues increased from $7,358 in the second quarter of 2006 to $32,445 in the second quarter of 2007 mainly due to the acquisition of 12 properties since June 30, 2006.  Office properties real estate and operating expenses also increased from $464 in 2006 to $9,857 in 2007 as a result of these acquisitions.

Office segment property rental revenues are less than the retail segment primarily due to less rentable gross square feet. Straight-line rents are higher for the office segment compared to other segments because the office portfolio has tenants that have base rent increases every year at higher rates than the other segments. Office segment properties had above market leases in place at the time of acquisition as compared to retail segment properties which had below market leases in place at the time of acquisition.  Tenant recoveries for the office segment are lower than the retail segment because the office tenant leases allow for a lower percentage of their operating expenses and real estate taxes to be passed on to the tenants.  Office segment operating expenses are slightly greater than the retail segments due to higher common area maintenance costs and insurance.

On a same store office basis, property net operating income decreased from $6,894 to $6,823 for a total decrease of $71 or about one percent.   Same store office property operating revenues for the three months ended June 30, 2007 and 2006 were $7,488 and $7,358, respectively, resulting in an increase of $130 or 2%.  The primary reason for the increase was an increase in rental income due to new tenants at these centers that filled vacancies that existed at the time of purchase.  Same store office property operating expenses for the three months ended June 30, 2007 and 2006 were $665 and $464, respectively, resulting in an increase of $201 or 43%.  The increase in property operating expense was primarily caused by an increase in real estate tax expense and common area maintenance costs, including utility costs (gas and electric) in 2007.

Comparison of Six Months Ended June 30, 2006 to June 30, 2007

The table below represents operating information for the office segment of 17 properties and for the same store office segment consisting of five properties acquired prior to January 1, 2006.  The properties in the same store portfolio were owned for the entire six months ended June 30, 2007 and June 30, 2006.

	Total Office Segment			Same Store Office Segment
			Increase/			Increase/
	2007	2006	(Decrease)	2007	2006	(Decrease)
Revenues:
Rental income	$46,131	$14,433	$31,698	$14,537	$14,433	$104
Tenant recovery incomes	11,187	154	11,033	138	154	(16)
Other property income	3,136	8	3,128	235	8	227

Total revenues	$60,454	$14,595	$45,859	$14,910	$14,595	$315

Expenses:
Property operating expenses	$12,774	$750	$12,024	$1,055	$750	$305
Real estate taxes	4,662	107	4,555	171	107	64

Total operating expenses	$17,436	$857	$16,579	$1,226	$857	$369

Net property operations	43,018	13,738	29,280	13,684	13,738	(54)

Comparison of Six Months Ended June 30, 2007 to 2006.  Office properties real estate rental revenues increased from $14,595 in the second quarter of 2006 to $60,454 in the second quarter of 2007 mainly due to the acquisition of 12 properties since June 30, 2006.  Office properties real estate and operating expenses also increased from $857 in 2006 to $17,436 in 2007 as a result of these acquisitions.

Office segment property rental revenues are less than the retail segment primarily due to less rentable gross square feet. Straight-line rents are higher for the office segment compared to other segments because the office portfolio has tenants that have base rent increases every year at higher rates than the other segments. Office segment properties had above market leases in place at the time of acquisition as compared to retail segment properties which had below market leases in place at the time of acquisition.  Tenant recoveries for the office segment are lower than the retail segment because the office tenant leases allow for a lower percentage of their operating expenses and real estate taxes to be passed on to the tenants.  Office segment operating expenses per square foot are higher than the retail segments because common area maintenance costs and insurance costs are higher.

On a same store office basis, property net operating income decreased from $13,738 to $13,684 for a total decrease of $54 or less than one percent.  Same store office property operating revenues for the six months ended June 30, 2007 and 2006 were $14,910 and $14,595, respectively, resulting in an increase of $305 or 2%.  The primary reason for the increase was an increase in rental income due to new tenants at these centers that filled vacancies that existed at the time of purchase.  Same store office property operating expenses for the six months ended June 30, 2007 and 2006 were $1,226 and $857, respectively, resulting in an increase of $369 or 43%.  The increase in property operating expense was primarily caused by an increase in real estate tax expense and common area maintenance costs, including utility costs (gas and electric) in 2007.

Retail Segment

We have seen neutral to slight upward trends of occupancy and rental rates in our retail segment and expect this to continue through 2007.  In the second quarter of 2007, we entered into 48,851 square feet of new lease transactions which were at comparable or above current rental rates.

Comparison of Three Months Ended June 30, 2006 to June 30, 2007

The table below represents operating information for the retail segment of 276 properties and for the same store retail segment consisting of 35 properties acquired prior to April 1, 2006.  The properties in the same store portfolio were owned for the entire three months ended June 30, 2007 and June 30, 2006.

	Total Retail Segment			Same Store Retail Segment
			Increase/			Increase/
	2007	2006	(Decrease)	2007	2006	(Decrease)
Revenues:
Rental income	$26,763	10,089	$16,674	$8,585	$8,302	$283
Tenant recovery incomes	7,415	2,600	4,815	2,698	2,163	535
Other property income	343	48	295	56	46	10

Total revenues	$34,521	12,737	$21,784	$11,339	$10,511	$828

Expenses:
Property operating expenses	$4,737	1,836	$2,901	$1,706	$1,667	$39
Real estate taxes	5,062	1,709	3,353	1,521	1,528	(7)

Total operating expenses	$9,799	3,545	$6,254	$3,227	$3,195	$32

	Total Retail Segment			Same Store Retail Segment
			Increase/			Increase/
	2007	2006	(Decrease)	2007	2006	(Decrease)
Net property operations	24,722	9,192	15,530	8,112	7,316	796

Retail properties real estate rental revenues increased from $12,737 in the second quarter of 2006 to $34,521 in the second quarter of 2007 mainly due to the acquisition of 223 retail properties since June 30, 2006.  Retail properties real estate and operating expenses also increased from $3,545 in 2006 to $9,799 in 2007 as a result of these acquisitions.

Retail segment property rental revenues are greater than the office segment primarily due to more gross leasable square feet for the office properties.  Straight-line rents for our retail segment are less than the office segment because the increases are less frequent and in lower increments. The retail segment had below market leases in place at the time of acquisition as compared to office segment properties, which had above market leases in place at the time of acquisition.  Tenant recoveries for our retail segment are greater than the office segment because the retail tenant leases allow for a greater percentage of their operating expenses and real estate taxes to be recovered from the tenants. Other income for the retail segment is lower than the other segments due to lease termination fee income and miscellaneous income collected from tenants for the other segments.  Retail segment operating expenses are less than the office segment because the office segment had higher common area maintenance costs and insurance costs.

On a same store retail basis, property net operating income increased from $7,316 to $8,112 for a total increase of $796 or 11%.  Same store retail property operating revenues for the three months ended June 30, 2007 and 2006 were $11,339 and $10,511, respectively, resulting in an increase of $828 or 8%.  The primary reason for the increase was an increase in rental income due to new tenants at these centers that filled vacancies that existed at the time of purchase.  Same store retail property operating expenses for the three months ended June 30, 2007 and 2006 were $3,227 and $3,195, respectively, resulting in an increase of $32 or 1%.  The increase in property operating expense was primarily caused by an increase in real estate tax expense, common area maintenance costs, including utility costs (gas and electric) and snow removal costs in 2007.

Comparison of Six Months Ended June 30, 2006 to June 30, 2007

The table below represents operating information for the office segment of 276 properties and for the same store portfolio consisting of 31 properties acquired prior to January 1, 2006.  The properties in the same store portfolio were owned for the entire six months ended June 30, 2007 and June 30, 2006.

	Total Retail Segment			Same Store Retail Segment
			Increase/			Increase/
	2007	2006	(Decrease)	2007	2006	(Decrease)
Revenues:
Rental income	$46,212	$18,208	$28,004	$13,085	$12,703	$382
Tenant recovery incomes	13,605	4,430	9,175	4,399	3,049	1,350
Other property income	740	78	662	91	18	73

Total revenues	$60,557	$22,716	$37,841	$17,575	$15,770	$1,805

Expenses:
Property operating expenses	$9,630	$3,212	$6,418	$2,836	$2,261	$575
Real estate taxes	8,479	2,712	5,767	2,616	1,882	734

	Total Retail Segment			Same Store Retail Segment
			Increase/			Increase/
	2007	2006	(Decrease)	2007	2006	(Decrease)

Total operating expenses	$18,109	$5,924	$12,185	$5,452	$4,143	$1,309

Net property operations	42,448	16,792	25,656	12,123	11,627	496

Retail properties real estate rental revenues increased from $22,716 in the second quarter of 2006 to $60,557 in the second quarter of 2007 mainly due to the acquisition of 223 retail properties since June 30, 2006.  Retail properties real estate and operating expenses also increased from $5,924 in 2006 to $18,109 in 2007 as a result of these acquisitions.

Retail segment property rental revenues are greater than the office segment primarily due to less gross leasable square feet for the office properties.  Straight-line rents for our retail segment are less than the office segment because the increases are less frequent and in lower increments. The retail segment had below market leases in place at the time of acquisition as compared to office segment properties, which had above market leases in place at the time of acquisition.  Tenant recoveries for our retail segment are greater than the office segment because the retail tenant leases allow for a greater percentage of their operating expenses and real estate taxes to be recovered from the tenants. Other income for the retail segment is lower than the other segments due to lease termination fee income and miscellaneous income collected from tenants for the other segments.  Retail segment operating expenses are greater than the other segments because the retail tenant leases require the owner to pay for common area maintenance costs, real estate taxes and insurance and receive reimbursement from the tenant for the tenant’s share of recoverable expenses.

On a same store retail basis, property net operating income increased from $11,627 to $12,123 for a total increase of $496 or 4%.  Same store retail property operating revenues for the six months ended June 30, 2007 and 2006 were $17,575 and $15,770, respectively, resulting in an increase of $1,805 or 11%.  The primary reason for the increase was an increase in rental income due to new tenants at these centers that filled vacancies that existed at the time of purchase and an increase in tenant recovery income.  Same store retail property operating expenses for the six months ended June 30, 2007 and 2006 were $5,452 and $4,143, respectively, resulting in an increase of $1,309 or 32%.  The increase in property operating expense was primarily caused by an increase in real estate tax expense, common area maintenance costs, including utility costs (gas and electric) and snow removal costs in 2007.

Industrial Segment

We are cautiously optimistic about the industrial segment as we enter into new geographic markets with higher occupancies and rental rates than our existing portfolio including Memphis, TN and Chicago, IL, where a majority of our industrial properties are located.

Comparison of Three Months Ended June 30, 2006 to June 30, 2007

The table below represents operating information for the industrial segment of 45 properties.   A same store analysis is not presented for the industrial segment because only two properties were owned for the entire three months ended June 30, 2007 and June 30, 2006.

	Total Industrial Segment
			Increase/
	2007	2006	(Decrease)
Revenues:
Rental income	$10,326	$426	$9,900
Tenant recovery incomes	555	71	484
Other property income	4,759	—	4,759

Total revenues	$15,640	$497	$15,143

Expenses:
Property operating expenses	$948	$22	$926
Real estate taxes	428	71	357

Total operating expenses	$1,376	$93	$1,283

Net property operations	14,264	404	13,860

Industrial properties real estate rental revenues increased from $497 in the second quarter of 2006 to $15,640 in the second quarter of 2007 mainly due to the acquisition of 42 properties since June 30, 2006.  Industrial properties real estate and operating expenses also increased from $93 in 2006 to $1,376 as a result of these acquisitions.

Industrial segment rental revenues are less than the office and retail segments because there are fewer tenants with less total gross leasable square feet than the office and retail segments at a lower rent per square foot. A majority of the tenants have net leases and they are directly responsible for operating costs but reimburse us for real estate taxes and insurance. Industrial segment operating expenses are lower than the other segments because the tenants have net leases and they are directly responsible for operating costs.

Comparison of Six Months Ended June 30, 2006 to June 30, 2007

The table below represents operating information for the industrial segment of 45 properties.   A same store analysis is not presented for the industrial segment because only one property was owned for the entire six months ended June 30, 2007 and June 30, 2006.

	Total Industrial Segment
			Increase/
	2007	2006	(Decrease)
Revenues:
Rental income	$18,693	$752	$17,941
Tenant recovery incomes	912	74	838
Other property income	4,767	—	4,767

Total revenues	$24,372	$826	$23,546

	Total Industrial Segment
			Increase/
	2007	2006	(Decrease)
Expenses:
Property operating expenses	$1,546	$51	$1,495
Real estate taxes	573	61	512

Total operating expenses	$2,119	$112	$2,007

Net property operations	22,253	714	21,539

Industrial properties real estate rental revenues increased from $826 for the six months ended June 30, 2006 to $24,372 for the six months ended June 30, 2007 mainly due to the acquisition of 42 properties since June 30, 2006.  Industrial properties real estate and operating expenses also increased from $112 in 2006 to $2,119 in 2007 as a result of these acquisitions.

Industrial segment rental revenues are less than the office and retail segments because there are fewer tenants with less total gross leasable square feet than the office and retail segments at a lower rent per square foot. A majority of the tenants have net leases and they are directly responsible for operating costs but reimburse us for real estate taxes and insurance.

Industrial segment operating expenses are lower than the other segments because the tenants have net leases and they are directly responsible for operating costs.

Multi-family Segment

The national multi-family segment remains strong with increasing rental rates due to the healthy job market and low unemployment combined with rising interest rates for home mortgages.  Multi-family property yields on new acquisitions remain the lowest of all segments.

Comparison of Three Months Ended June 30, 2006 to June 30, 2007

The table below represents operating information for the multi-family segment of five properties.   A same store analysis is not presented for the multi-family segment because only one property was owned for the entire three months ended June 30, 2007 and June 30, 2006.

	Total Multi-Family Segment
			Increase/
	2007	2006	(Decrease)
Revenues:
Rental income	$3,172	$455	$2,717
Tenant recovery incomes	—	—	—
Other property income	252	64	188

Total revenues	$3,424	$519	$2,905

Expenses:
Property operating expenses	$1,220	$148	$1,072
Real estate taxes	467	45	422

Total operating expenses	$1,687	$193	$1,494

Net property operations	1,737	326	1,411

Multi–family real estate rental revenues and expenses increased from $519 in the second quarter of 2006 to $3,424 in the second quarter of 2007 and $193 in the second quarter of 2006 to $1,687 in the second quarter of 2007, respectively.  The increases are mainly due to the acquisition of four properties since June 30, 2006.

Comparison of Six Months Ended June 30, 2006 to June 30, 2007

The table below represents operating information for the multi-family segment of five properties.   A same store analysis is not presented for the multi-family segment because only no properties were owned for the entire six months ended June 30, 2007 and June 30, 2006.

	Total Multi-Family Segment
			Increase/
	2007	2006	(Decrease)
Revenues:
Rental income	$4,081	$629	$3,452
Tenant recovery incomes	—	—	—
Other property income	297	66	231

Total revenues	$4,378	$695	$3,683

Expenses:
Property operating expenses	$1,403	$168	$1,235
Real estate taxes	573	61	512

Total operating expenses	$1,976	$229	$1,747

Net property operations	2,402	466	1,936

Multi–family real estate rental revenues and expenses increased from $695 for the six months ended June 30, 2006 to $4,378 for the six months ended June 30, 2007 and $229 for the six months ended June 30, 2006 to $1,976 for the six months ended June 30, 2007, respectively.  The increases are mainly due to the acquisition of four properties since June 30, 2006.

Related Party Transactions

A related party of the Business Manager provides loan servicing to us for an annual fee.  Effective May 1, 2007, the agreement allows for fees totaling 225 dollars per month, per loan for us and 200 dollars per month, per loan for MB REIT.  For the six months ended June 30, 2007 and 2006, fees totaled $55 and $12, respectively.

We pay a related party of the Business Manager 0.2% of the principal amount of each loan placed.  Such costs are capitalized as loan fees and amortized over the respective loan term.  During the six months ended June 30, 2007 and 2006, we paid loan fees totaling $1,164 and $599, respectively, to this related party.  None of these fees remained unpaid as of June 30, 2007 and December 31, 2006.

After our stockholders have received a non-cumulative, non-compounded return of 5% per annum on their “invested capital,” we will pay our Business Manager an annual business management fee of up to 1% of the “average invested assets,” payable quarterly in an amount equal to 0.25% of the average invested assets as of the last day of the immediately preceding quarter.  For these purposes,

“invested capital” means the original issue price paid for the shares of the common stock reduced by prior distributions from the sale or financing of properties.  For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in REITs and other real estate operating companies, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period.  We will pay this fee for services provided or arranged by the Business Manager, such as managing day-to-day business operations, arranging for the ancillary services provided by other related parties and overseeing these services, administering bookkeeping and accounting functions, consulting with the board, overseeing  real estate assets and providing other services as the board deems appropriate.  This fee terminates if we acquire the Business Manager.  Separate and distinct from any business management fee, we also will reimburse the Business Manager or any related party for all expenses that it, or any related party including the sponsor, pays or incurs on our behalf including the salaries and benefits of persons employed by the Business Manager or its related parties and performing services for us except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of the Business Manager.  For any year in which we qualify as a REIT, our Business Manager must reimburse us for the amounts, if any, by which the total operating expenses paid during the previous fiscal year exceed the greater of: 2% of the average invested assets for that fiscal year; or 25% of net income for that fiscal year, subject to certain adjustments described herein.  For these purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges, any incentive fees payable to the Business Manager and acquisition fees and expenses are excluded from the definition of total operating expenses.  We incurred fees of $4,500 and $0 for the six months ended June 30, 2007 and June 30, 2006, respectively, of which $750 remained unpaid as of June 30, 2007.  The Business Manager has agreed to waive all fees allowed but not taken, except for the $4,500 incurred for the six months ended June 30, 2007.

We also pay the Business Manager a fee for services performed in connection with acquiring a controlling interest in a REIT or other real estate operating company.  Acquisition fees, however, are not paid for acquisitions solely of a fee interest in property.  The amount of the acquisition fee is equal to 2.5% of the aggregate purchase price paid to acquire the controlling interest and is considered part of the purchase price of the company.  We incurred fees of $250 and $0 for the six months ended June 30, 2007 and June 30, 2006, of which all remained unpaid as of June 30, 2007.

The property manager, an entity owned principally by individuals who are related parties of the Business Manager, is entitled to receive property management fees totaling 4.5% of gross operating income, for management and leasing services.  We incurred and paid property management fees of $6,440 and $1,480 for the six months ended June 30, 2007 and 2006.  None of these fees remained unpaid as of June 30, 2007 and December 31, 2006.

We established a discount stock purchase policy for related parties and related parties of the Business Manager that enables the related parties to purchase shares of common stock at either $8.95 or $9.50 a share depending on when the shares are purchased.  We sold 1,959,841 and 110,808 shares to related parties and recognized an expense related to these discounts of $1,214 and $104 for the six months ended June 30, 2007 and 2006, respectively.

We pay a related party of the Business Manager to purchase and monitor our investment in marketable securities.  We incurred expenses totaling $978 and $308 during the six months ended June 30, 2007 and 2006, respectively, of which $433 remained unpaid as of June 30, 2007.  The total annual fees paid to this entity plus the annual business management fee paid to our Business Manager may not exceed the amounts we may pay as the annual business management fee.

Critical Accounting Policies and Estimates

General

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions in certain circumstances that affect amounts reported in the accompanying consolidated financial statements and related notes.  This section discusses those critical accounting policies and estimates.  These judgments often result from the need to make estimates about the effect of matters that are inherently uncertain.  Critical accounting policies discussed in this section are not to be confused with GAAP.  GAAP requires information in financial statements about accounting principles, methods used and disclosures pertaining to significant estimates.  This discussion addresses our judgment pertaining to trends, events or uncertainties known which were taken into consideration upon the application of those policies.

Acquisition of Investment Property

We allocate the purchase price of each acquired investment property between land, building and improvements, acquired above market and below market leases, in-place lease value, and any assumed financing that is determined to be above or below market terms. In addition, we allocate a portion of the purchase price to the value of customer relationships, if any. The allocation of the purchase price is an area that requires judgment and significant estimates.  We use the information contained in the independent appraisal obtained at acquisition as the primary basis for the allocation to land and building and improvements. We determine whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties.  We allocate a portion of the purchase price to the estimated acquired in-place lease costs based on estimated lease execution costs for similar leases as well as lost rent payments during assumed lease up period when calculating as if vacant fair values.  We also evaluate each acquired lease based upon current market rates at the acquisition date and we consider various factors including geographical location, size and location of leased space within the investment property, tenant profile, and the credit risk of the tenant in determining whether the acquired lease is above or below market lease costs.  After an acquired lease is determined to be above or below market, we allocate a portion of the purchase price to such above or below acquired lease costs based upon the present value of the difference between the contractual lease rate and the estimated market rate. For below market leases with fixed rate renewals, renewal periods are included in the calculation of below market in-place lease values. The determination of the discount rate used in the present value calculation is based upon the “risk free rate” and current interest rates.  This discount rate is a significant factor in determining the market valuation which requires our judgment of subjective factors such as market knowledge, economics, demographics, location, visibility, age and physical condition of the property.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS No. 144), we conduct an analysis on a quarterly basis to determine if indicators of impairment exist to ensure that the property’s carrying value does not exceed its fair value.  If this were to occur, we are required to record an impairment loss.  The valuation and possible subsequent impairment of investment properties is a significant estimate that can and does change based on our continuous process of analyzing each property and reviewing assumptions about uncertain inherent factors, as well as the economic condition of the property at a particular point in time.

Cost Capitalization and Depreciation Policies

Our policy is to review all expenses paid and capitalize any items exceeding $5 which are deemed to be an upgrade or a tenant improvement.  These costs are capitalized and included in the investment properties classification as an addition to buildings and improvements.

Buildings and improvements are depreciated on a straight-line basis based upon estimated useful lives of 30 years for buildings and improvements, and 15 years for site improvements.  Furniture, fixtures and equipment are depreciated on a straight-line basis over five years.  Tenant improvements are depreciated on a straight-line basis over the life of the related lease as a component of depreciation and amortization expense. The portion of the purchase price allocated to acquired above market costs and acquired below market costs is amortized on a straight-line basis over the life of the related lease as an adjustment to net rental income.  Acquired in-place lease costs, customer relationship value, other leasing costs, and tenant improvements are amortized on a straight-line basis over the life of the related lease as a component of amortization expense.

Cost capitalization and the estimate of useful lives requires our judgment and includes significant estimates that can and do change based on our process which periodically analyzes each property and on our assumptions about uncertain inherent factors.

Revenue Recognition

We recognize rental income on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets.  Due to the impact of the straight-line basis, rental income generally is greater than the cash collected in the early years and decreases in the later years of a lease.  We periodically review the collectability of outstanding receivables.  Allowances are taken for those balances that we deem to be uncollectible, including any amounts relating to straight-line rent receivables.

Reimbursements from tenants for recoverable real estate tax and operating expenses are accrued as revenue in the period the applicable expenditures are incurred.  We make certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. We do not expect the actual results to differ from the estimated reimbursement.

In conjunction with certain acquisitions, we may receive payments under master lease agreements pertaining to certain non-revenue producing spaces either at the time of, or subsequent to the purchase of some of our properties.  Upon receipt of the payments, the receipts will be recorded as a reduction in the purchase price of the related properties rather than as rental income.  These master leases may be established at the time of purchase in order to mitigate the potential negative effects of loss of rent and expense reimbursements.  Master lease payments are received through a draw of funds escrowed at the time of purchase and may cover a period from six months to three years.  These funds may be released to either us or the seller when certain leasing conditions are met.  Funds received by third party escrow agents, from sellers, pertaining to master lease agreements are included in restricted cash.  We record such escrows as both an asset and a corresponding liability, until certain leasing conditions are met.  As of June 30, 2007, there were no material adjustments for master lease agreements.

We will recognize lease termination income if there is a signed termination letter agreement, all of the conditions of the agreement have been met, and the tenant is no longer occupying the property.

Upon early lease termination, we will provide for losses related to unrecovered intangibles and other assets.

Partially-Owned Entities:

We consider FASB Interpretation No. 46R (Revised 2003): “Consolidation of Variable Interest Entities - An Interpretation of ARB No. 51” (“FIN 46R”), EITF 04-05: “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights,” and SOP 78-9: “Accounting for Investments in Real Estate Ventures,” to determine the method of accounting for each of its partially-owned entities.  In instances where we determine that a joint venture is not a VIE, we first consider EITF 04-05.  The assessment of whether the rights of the limited partners should overcome the presumption of control by the general partner is a matter of judgment that depends on facts and circumstances. If the limited partners have either (a) the substantive ability to dissolve (liquidate) the limited partnership or otherwise remove the general partner without cause or (b) substantive participating rights, the general partner does not control the limited partnership and as such overcome the presumption of control by the general partner and consolidation by the general partner.

Income Taxes

We and MB REIT operate in a manner intended to enable each entity to qualify as a REIT under Sections 856-860 of the Internal Revenue Code of 1986, as amended.  Under those sections, a REIT that distributes at least 90% of its “REIT taxable income” to its stockholders each year and that meets certain other conditions will not be taxed on that portion of its taxable income which is distributed to its stockholders.  If we or MB REIT fail to distribute the required amount of income to our stockholders, or fail to meet the various REIT requirements, we or MB REIT may fail to qualify as a REIT and substantial adverse tax consequences may result.

Liquidity and Capital Resources

General

Our principal demand for funds has been to invest in joint ventures and properties, to fund notes receivables, and to invest in REIT marketable securities to pay our operating expenses and the operating expenses of our properties, to pay expenses associated with our initial public offering and to make distributions to our stockholders. Generally, our cash needs have been funded from:

•                  the net proceeds from the public offering of our shares of common stock;

•                  from interest and investment income earned on our investment in marketable securities;

•                  from income earned on our investment properties;

•                  distributions from our joint venture investments.

Liquidity

Offering.  Our current offering of shares of common stock terminated on August 1, 2007.  As noted herein, through June 30, 2007, we had sold a total of 437,768,214 shares in the primary offering and 6,936,418 shares pursuant to the offering of shares through the dividend reinvestment plan leaving us with approximately 62,231,786 shares available for sale in the primary offering and 33,063,582 shares through the dividend reinvestment plan. A follow-on  registration statement for an offering of up to 500,000,000 shares of common stock at $10.00 each and up to 40,000,000 shares at $9.50 each pursuant to our distribution reinvestment plan was declared effective by the SEC on August 1, 2007.

We may also generate additional capital through borrowings secured by existing or future properties.  As a matter of policy, we limit our total indebtedness to approximately 55% of the combined fair market value of our assets on a consolidated basis.  For these purposes “fair market value” of each asset is equal to the purchase price paid for the asset or the value reported in the most recent appraisal of the asset, whichever is later.  As of June 30, 2007, we had borrowed approximately $1.6 billion equivalent to 45% of the combined fair market value of our assets on a consolidated basis.  We may also generate additional capital through borrowings on an unsecured basis and from income generated from our existing real estate investments and investments in marketable securities.  We believe these various sources of cash will provide us with sufficient monies to pay our operating expenses and to pay distributions to our stockholders at the existing rate for the foreseeable future.

We consider all demand deposits, money market accounts and investments in certificates of deposit and repurchase agreements with a maturity of six months or less, at the date of purchase, to be cash equivalents.  We maintain our cash and cash equivalents at financial institutions.  The combined account balances at one or more institutions periodically exceed the Federal Depository Insurance Corporation (“FDIC”) insurance coverage and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage.  We believe that the risk is not significant, as we do not anticipate that any financial institution will be unable to perform.

As of June 30, 2007, we had incurred $454 million of offering and organization costs. Our business manager has agreed to pay all organization and offering expenses, excluding selling commissions and fees in excess of 4.5% of the gross offering proceeds.  These expenses totaled $38.8 million as of June 30, 2007. As of June 30, 2007, organization and offering costs, excluding commissions and fees, did not exceed the 4.5% limitation. We anticipate that these costs will not exceed this limitation upon completion of the offering.

Mortgage Debt.  As of June 30, 2007, on a consolidated basis, we had mortgage debt secured by 116 properties totaling approximately $1.6 billion, which excludes mortgage discounts net of accumulated amortization of $2.7 million as of June 30, 2007.  These debt obligations require monthly payments and bear interest at a range of 4.83% to 6.01% per annum.  As of June 30, 2007, the weighted average interest rate on the mortgage debt was 5.37%.

We have entered into interest rate lock agreements with lenders to secure interest rates on mortgage debt on properties we own or will purchase in the future.  The deposits are applied as credits to the mortgage funding as they occur.  As of June 30, 2007, we have approximately $5.4 million of rate lock deposits outstanding.  The agreements locked interest rates ranging from 5.399% to 5.765% on approximately $380 million in principal.

Margins Payable.  We have purchased a portion of our marketable securities through margin accounts.  As of June 30, 2007, we have recorded a payable of $139 million for securities purchased on margin against a total securities portfolio of $324 million.  This debt bears variable interest rates ranging between the London InterBank Offered Rate (“LIBOR”) plus 25 basis points and LIBOR plus 50 basis points.  At June 30, 2007, the rates we were paying on this margin debt were in a range of between 5.57% and 5.82%, with a weighted average interest rate of 5.77%.  The margin funds provide a positive spread on these investments.

Marketable Securities.  As part of our overall strategy, we may acquire REITs and other real estate operating companies and we may also invest in the marketable securities of other REIT entities. We had investments in marketable securities of $324 million at June 30, 2007 consisting of preferred and common stock investments in other REITs.  Of the investment securities held on June 30, 2007, we have accumulated other comprehensive income of $3.1 million, which includes gross unrealized losses of $11.7 million. Realized gains and losses from the sale of available-for-sale securities are specifically identified and determined. During the three and six months ended June 30, 2007, we realized a loss of $535 thousand and a gain of $5.2 million on the sale of shares, respectively.  Our policy for assessing recoverability of available-for-sale securities is to record a charge against net earnings when we determine that a decline in the fair value of a security drops below the cost basis and we judge that decline to be other than temporary.  During the three and six months ended June 30, 2007, we recorded a write-down of $214 thousand and $868 thousand, respectively. Dividend income is recognized when earned. During the three and six months ended June 30, 2007, dividend income of $5.5 million and $8 million was recognized, respectively.  The overall stock market and REIT stocks have declined over the last few months including investments we have in REIT stocks and although these investments have generated both current income and gain on sale, during the three and six months ended June 30, 2007, there is no assurance that existing or future investments will generate any income or gains due to economic uncertainties that may occur in the future and they may generate a loss.

Capital Resources

Cash Flows From Operating Activities

Cash provided by operating activities were $91.4 million for the six months ended June 30, 2007 and $18.2 million for the six months ended June 30, 2006, respectively, and was generated primarily from operating income from property operations and interest and dividends.  The increase in cash flows from the six months ended June 30, 2006 to the six months ended June 30, 2007 was due primarily to the acquisition of 267 properties since June 30, 2006.

Cash Flows From Investing Activities

Cash used in investing activities was $2.5 billion for the six months ended June 30, 2007 and $441.2 million for the six months ended June 30, 2006, respectively.  During the six months ended June 30, 2007, cash was used primarily for the acquisition of 213 properties, the purchase of marketable securities, the funding of four notes receivable, and funding into our JVs.

Cash Flows From Financing Activities

Cash flows provided by financing activities were $3 billion for the six months ended June 30, 2007.  During the six months ended June 30, 2007, we generated proceeds from the sale of shares, net of offering costs paid and share repurchases, of approximately $2.5 million.  We generated approximately $90.9 million by borrowing against our portfolio of marketable securities.  We generated approximately $570.5 million from borrowings secured by mortgages on 66 properties and paid approximately $5.6 million for loan fees to procure these mortgages.  MB REIT paid approximately $5.8 million in distributions to its stockholders.  We paid approximately $75.5 million in distributions to our common stockholders and paid off mortgage debt in the amount of $20.2 million.

We are exposed to interest rate changes primarily as a result of our long-term debt used to maintain liquidity and fund capital expenditures and expansion of our real estate investment portfolio and operations.  Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs.  To achieve these objectives we borrow primarily at fixed rates that we rate lock in advance.  We generally enter into rate lock mortgage debt agreements prior to purchasing a property, however due to the current vitality in the debt market our opportunity to rate lock and borrow funds in the future could be constrained.  We have outstanding rate lock deposits of approximately $5.4 million at rates ranging from 5.399% to 5.765% on $380.6 million of principal.  As of June 30, 2007, the only variable rate debt we had was on our marketable securities.

Our interest rate risk is monitored using a variety of techniques. The table below presents, on a consolidated basis, the principal amount, weighted average interest rates and maturity date (by year) on our mortgage debt as of June 30, 2007 (dollar amounts are stated in thousands).

	2007	2008	2009	2010	2011	Thereafter
Maturing debt :
Fixed rate debt (mortgage loans)	—	—	—	161,000	79,541	1,382,600

Weighted average interest rate on debt:
Fixed rate debt (mortgage loans)	—	—	—	5.00%	5.06%	5.44%

The debt maturity excludes mortgage discounts associated with debt assumed at acquisition of which $2.7 million, net of accumulated amortization, is outstanding as of June 30, 2007.

Contractual Obligations

The table below presents, on a consolidated basis, obligations and commitments to make future payments under debt obligations (including interest), and lease agreements as of June 30, 2007 (dollar amounts are stated in thousands).

	Payments due by period
		Less than			More than
	Total	1 year	1-3 years	3-5 years	5 years

Long-Term Debt Obligations	$2,834,798	76,446	415,471	482,437	1,860,444

Ground Lease Payments	$28,653	462	1,398	1,418	25,375

We have acquired several properties subject to the obligation to pay the seller additional monies depending on the future leasing and occupancy of the property.  These earnout payments are based on a predetermined formula. Each earnout agreement has a time limit regarding the obligation to pay any additional monies.  If at the end of the time period, certain space has not been leased and occupied, we will not have any further obligation. Assuming all the conditions are satisfied, as of June 30, 2007, we would be obligated to pay as much as $46.6 million in the future as vacant space covered by these earnout agreements is occupied and becomes rent producing.  The information in the above table does not reflect these contractual obligations.

Over the next seven years, we are required to fund up to $375 million into our joint ventures.

We are obligated to pay our property manager, an entity owned principally by individuals who are affiliates of the business manager, a property management fee totaling 4.5% of gross operating income monthly generated by each property, for management and leasing services.

After our stockholders have received a non-cumulative, non-compounded return of 5% per annum on their “invested capital,” we will pay our business manager an annual business management fee of up to 1% of the “average invested assets,” payable quarterly in an amount equal to 0.25% of the average invested assets as of the last day of the immediately preceding quarter.  For these purposes, “invested capital” means the original issue price paid for the shares of the common stock reduced by prior distributions from the sale or financing of properties.  For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in REITs and other real estate operating companies, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period.

We pay the Business Manager a fee for services performed in connection with acquiring a controlling interest in a REIT or other real estate operating company.  Acquisition fees, however, are not paid for acquisitions solely of a fee interest in property.  The amount of the acquisition fee is equal to 2.5% of the aggregate purchase price paid to acquire the controlling interest.

For each property managed directly by any of our Property Managers, their affiliates or agents, we pay the applicable Property Manager a monthly fee equal to a total of 4.5% of the gross income (as defined) from each property.

For each property managed directly by entities other than our Property Managers, their affiliates or agents, we pay the applicable Property Manager, based on the type of property managed, a monthly oversight fee of up to 1% of the gross income from each such property. In no event do our Property Managers receive both a property management fee and an oversight fee with respect to a particular property.

We pay Inland Mortgage Servicing Corporation 225 dollars per month, per loan per month for servicing our loans and our consolidated joint venture, MB REIT, pays 200 dollars per month, per loan per month for servicing its loans. In addition, we pay Inland Mortgage Brokerage Corporation 0.2% of the principal amount of each loan placed for us by Inland Mortgage Brokerage Corporation.

We pay Inland Investment Advisors, Inc. a monthly fee for providing investment advisory services in connection with our investments in marketable securities. We pay annual fees, on a monthly basis, totaling 1% of the first $10 million of marketable securities under management, 0.90% of marketable securities from $10 million to $25 million, 0.80% of marketable securities from $25 million to $50 million and 0.75% of the remaining balance. In addition, we pay an annual performance fee of 0.5% of marketable securities under management if the annualized net profit is between 15% and 20%, or 1% if the annualized net profit is greater than 20%.  Notwithstanding the above, the total annual fees paid to Inland Investment Advisors plus the annual business management fee paid to our Business Manager will not exceed the amounts we may pay as the annual business management fee.

Selected Financial Data

The following table shows our consolidated selected financial data relating to our consolidated historical financial condition and results of operations for the six months ended June 30, 2007 and 2006.  Such selected data should be read in conjunction with the Consolidated Financial Statements and related notes appearing elsewhere in this report (dollar amounts are stated in thousands.)

	For the six months ended	For the six months ended
	June 30, 2007	June 30, 2006
Total income	$149,761	38,832

Total interest and dividend income	$37,973	6,873

Net income (loss) applicable to common shares	$35,142	(827)

Net income (loss) per common share, basic and diluted (a)	$.12	(.03)

Distributions declared to common stockholders	$89,272	9,821

Distributions per weighted average common share (a)	$.30	.30

Funds From Operations (a)(b)	$96,875	12,712

Cash flows provided by operating activities	$91,382	18,226

Cash flows used in investing activities	$(2,497,562)	(441,229)

Cash flows provided by financing activities	$3,017,919	705,024

Weighted average number of common shares outstanding, basic and diluted	292,778,653	32,781,021

(a)                            The net income (loss) per share basic and diluted is based upon the weighted average number of common shares outstanding for the period ended June 30, 2007 and 2006, respectively. The distributions per common share are based upon the weighted average number of common shares outstanding for the period June 30, 2007 and 2006.  See Footnote (b) below for information regarding our calculation of FFO.  Our distributions of our current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income.  Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder’s basis in the shares to the extent thereof, and thereafter as taxable gain for tax purposes. Distributions in excess of earnings and profits have the effect of deferring taxation of the amount of the distributions until the sale of the stockholder’s shares.  In order to maintain our qualification as a REIT, we must make annual distributions to stockholders of at least 90% of our REIT taxable income. REIT taxable income does not include net capital gains.  Under certain circumstances, we may be required to make distributions in excess of cash available for distribution in order to meet the REIT distribution requirements.

(b)                           One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Cash generated from operations is not equivalent to our net income from continuing operations as determined under GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts or NAREIT, an industry trade group, has promulgated a standard known as “Funds from Operations” or “FFO” for short, which it believes more accurately reflects the operating performance of a REIT such as us.   As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization on real property and after adjustments for unconsolidated partnerships and joint ventures in which the Company holds an interest.  We have adopted the NAREIT definition for computing FFO because management believes that, subject to the following limitations, FFO provides a basis for comparing our performance and operations to those of other REITs.  The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity.  Items which are capitalized do not impact FFO, whereas items that are expensed reduce FFO.  Consequently, our presentation of FFO may not be comparable to other similarly-titled measures presented by other REITs.  FFO is not intended to be an alternative to  “Net Income” as an indicator of our performance nor to  “Cash Flows from Operating Activities” as determined by GAAP as a measure of our capacity to pay distributions. We believe that FFO is a better measure of our operating performance because FFO excludes non-cash items from GAAP net income.  This allows us to compare our relative property performance to determine our return on capital.  Management uses the calculation of FFO for several reasons. We use FFO to compare our performance to that of other REITs.  Additionally, we use FFO in conjunction with our acquisition policy to determine investment capitalization strategy.  FFO is calculated as follows:

		Six Months Ended June 30,
		2007	2006
	Net income (loss) applicable to common shares	$35,142	(827)
Add:	Depreciation and amortization related to investment properties	62,914	16,949
Less:	Minority interests’ share of the above adjustment	1,181	3,410

	Funds from operations	$96,875	12,712

Subsequent Events

We paid distributions to our stockholders of $.05083 per share totaling $21.9 million in July 2007.

We issued 29,493,840 shares of common stock and repurchased 136,907 shares of common stock through the share repurchase program from July 1, 2007 through August 3, 2007, resulting in a total of 473,263,033 shares of common stock outstanding. As of August 3, 2007, subscriptions for a total of 465,512,930 shares were received and accepted resulting in total gross offering proceeds of approximately $4.6 billion and an additional 8,286,276 shares were issued pursuant to the DRP for $78.7 million of additional gross proceeds.

On August 1, 2007, we commenced a second public offering of up to 500,000,000 shares of common stock at $10.00 each and up to 40,000,000 shares at $9.50 each pursuant to the distribution reinvestment plan.

We have acquired the following properties during the period July 1, 2007 through August 3, 2007.  The respective acquisitions are summarized in the table below (dollar amounts are stated in thousands).

Date		Year	Approximate Purchase Price	Gross Leasable Area
Acquired	Property	Built	($)	(Sq. Ft.)	Major Tenants
7/12/07	Gravois Dillon II Washington Park	2004-2007	2,286	11,446	Auto Zone & Jack-in-the-Box Best Buy, Joann Fabrics, T.J.
7/24/07	Plaza	1974/Redev	43,500	237,980	Maxx, Bed, Bath & Beyond
7/26/07	11500 Melrose Avenue	2005-2007	8,093	97,766	AIKCo Manufacturing Co.

During the period from July 1, 2007 through August 3, 2007, we funded earnouts totaling $1,964 at two properties.

The mortgage debt financings obtained during the period from July 1, 2007 through August 3, 2007 are detailed in the table below (dollar amounts are stated in thousands).

Date Funded	Mortgage Payable	Annual Interest Rate	Maturity Date	Principal Borrowed ($)
7/2/07	Legacy Crossing	5.543%	08/01/17	10,890
7/19/07	Pavilions at Hartman Heritage	5.595%	08/01/17	23,450
7/24/07	Washington Park Plaza *	5.920%	05/01/16	30,600
7/31/07	AT&T – Cleveland	5.813%	08/11/37	29,242

* Assumed at Acquisition

On July 27, 2007, we funded $2.7 million into the Cobalt joint venture.

On July 30, 2007, we funded $19.5 million into the LIP joint venture.

On August 2, 2007, we purchased a property known as Cityville Oak Park for $34.1 million.

Winston Hotels, Inc.

On July 1, 2007, we and our wholly-owned subsidiary, Inland American Acquisition (Winston), LLC (“MergerCo”), purchased Winston Hotels, Inc. (“Winston”) and WINN Limited Partnership, Winston’s operating partnership (“WINN”) 100% of the outstanding shares of common stock and Series B preferred stock of Winston for $15.00 per share.  In addition, we purchased each share of company Series B preferred stock for $25.38 per share in cash, plus any accrued and unpaid dividends as of July 1, 2007.

Of the fifty hotels in which we now hold an ownership interest, forty-nine are operated under franchises from nationally recognized franchisors including Marriott International, Inc., Hilton Hotels Corporation, Intercontinental Hotels Group PLC, and Choice Hotels International. The hotel franchise licenses typically require a franchise to comply with certain management, operational, record keeping, accounting, reporting and marketing standards and procedures. The franchise licenses obligate the franchiser to comply with the franchisors’ standards and requirements with respect to training of operational personnel, safety, insurance, the types of services and products ancillary to guest room services that may be provided, display of signs, and the type, quality and age of furniture, fixtures and equipment included in guest rooms, lobbies and other common areas.

Apple Hospitality Five, Inc.

American Orchard Hotels, Inc., a Delaware corporation and one of our wholly-owned subsidiaries (“Acquisition Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Apple Hospitality Five, Inc., a Virginia corporation (“Apple”).  Pursuant to the Merger Agreement, at the effective time of the merger, Apple will merge with and into Acquisition Sub, with Acquisition Sub continuing as the surviving entity of the merger.  Each issued and outstanding unit of Apple, equal to a share of Apple’s common stock and a share of Series A preferred stock (together, a “Unit”), and share of Apple Series B convertible preferred stock, on an as-converted basis, other than any dissenting shares, will be converted into, and cancelled in exchange for, the right to receive $14.05 in cash to be paid by us, without interest.  Each option to purchase the Units will be converted into, and cancelled in exchange for, the right to receive a cash payment equal to the product of: (1) number of Units subject to the option and (2) the difference between $14.05 and the exercise price set forth in the option.  The total merger consideration is expected to be approximately $709 million plus we are assuming $4 million of debt.  We intend to fund the merger consideration with cash on hand, and the completion of the merger is not subject to any financing or refinancing contingency.

The Merger Agreement includes customary representations, warranties, covenants and agreements, including with regard to the conduct of Apple’s business prior to closing.  The Merger Agreement provides that Apple will sell its Marriott Suites property in Las Vegas, Nevada prior to the effective time of the merger, provided that the net proceeds and related credits from the sale must equal at least $87.5 million.

The Merger Agreement may be terminated by us or by Apple under certain circumstances, including but not limited to those described herein.  Upon termination by Apple in connection with a superior proposal, or by us due to Apple’s breach of the representations, warranties, covenants and agreements contained in the agreement, such that certain closing conditions would be incapable of being satisfied by October 31, 2007, which date may be extended (the “Outside Date”), Apple will be required to pay us a termination fee of $15 million, plus any fees and expenses that we incurred in connection with the transactions contemplated by the agreement, in an amount not to exceed $500,000. Similarly, upon termination by Apple due to our breach of the representations, warranties, covenants and agreements contained in the agreement, such that certain closing conditions would be incapable of being satisfied by the Outside Date, we will be required to pay Apple a termination fee of $15 million, plus any fees and expenses that Apple incurred in connection with the transactions contemplated by the agreement, in an amount not to exceed $500,000.  In addition, if Apple’s stockholders do not approve the merger and a competing transaction (as defined in the Merger Agreement) has been made to Apple or publicly announced before termination of the agreement, and Apple consummates a competing transaction (as defined in the Merger Agreement) within twelve months thereafter, Apple will be required to pay the Company a termination fee of $15 million, plus any fees and expenses that we incurred in connection with the transactions as contemplated by the agreement, in an amount not to exceed $500,000.

Both our board of directors and the board of directors of Apple have unanimously approved the Merger Agreement and related transactions.  The merger is subject to various closing conditions, including, among other things, the requisite approval of the merger by the affirmative vote of: (1) a majority of the outstanding shares of Apple’s common stock; (2) more than two-thirds of the outstanding shares of Apple’s Series A preferred stock; (3) more than two-thirds of the outstanding shares of Apple’s Series B convertible preferred stock; and (4) a majority of the total of the outstanding common stock plus the shares of common stock represented by the shares of Series B convertible preferred stock voting on an as-converted basis.  Apple will ask the holders of its stock to vote on the proposed transaction at a special meeting that will be held on a date to be announced. Glade M. Knight, Apple’s chairman and chief executive officer, and the other holders of all of the shares of the Series B convertible preferred stock of Apple, have agreed to vote the shares of Series B convertible preferred stock to approve the Merger Agreement and related transactions.  The Merger Agreement provides that holders of not more than 5% of Apple’s outstanding shares of common stock may demand appraisal under any “dissenters’ rights” statute.

Quantitative and Qualitative Disclosures About Market Risk

We may be exposed to interest rate changes primarily as a result of long-term debt used to maintain liquidity and fund capital expenditures and expansion of our real estate investment portfolio and operations.  Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs.  To achieve our objectives we will borrow primarily at fixed rates or variable rates with the lowest margins available and in some cases, with the ability to convert variable rates to fixed rates.  We also rate lock money prior to purchasing or identifying a property to minimize interest rate variability.

We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our properties.  To the extent we do, we are exposed to credit risk and market risk.  Credit risk is the failure of the counterparty to perform under the terms of the derivative contract.  When the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us.  When the fair value of a derivative contract is negative, we owe the counterparty and, therefore, it does not possess credit risk.  It is our policy to enter into these transactions with the same party providing the financing, with the right of offset.  In the alternative, we will minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties.  Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates.  The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. As of June 30, 2007 we did not have any derivative financial instruments that were used to hedge exposures to changes in interest rates on loans secured by our properties.

With regard to variable rate financing, we assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.  We maintain risk management control systems to monitor interest rate cash flow risk attributable to both of our outstanding or forecasted debt obligations as well as our potential offsetting hedge positions.  The risk management control systems involve the use of analytical techniques, including cash flow sensitivity analysis, to estimate the expected impact of changes in interest rates on our future cash flows.

While this hedging strategy described above would have the effect of smoothing out interest rate fluctuations, the results might reduce the overall returns on the investment.

We monitor interest rate risk using a variety of techniques. The table below presents mortgage debt principal amounts and weighted average interest rates by year and expected maturity to evaluate the expected cash flows and sensitivity to interest rate changes (dollar amounts are stated in thousands).

	2007	2008	2009	2010	2011	Thereafter
Maturing debt :
Fixed rate debt (mortgage loans)	—	—	—	$161,000	$79,541	$1,382,600

Average interest rate on debt:
Fixed rate debt (mortgage loans)	—	—	—	5.00%	5.06%	5.44%

The debt maturity excludes mortgage discounts associated with debt assumed at acquisition of which $2.7 million, net of accumulated amortization, is outstanding as of June 30, 2007.

We did not have any variable rate mortgage debt as of June 30, 2007.

We and MB REIT entered into a put/call agreement as a part of the MB REIT transaction to document the various redemption options for Minto Delaware’s preferred and common stock.  This agreement is considered a derivative instrument and is accounted for pursuant to SFAS No. 133.  Derivatives are required to be  recorded on the balance sheet at fair value.  If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings. The fair value of these derivative instruments is estimated using the Black-Scholes model.

PLAN OF DISTRIBUTION

The following information is inserted at the end of the “Plan of Distribution” section on page 251 of our prospectus.

The following table provides information regarding shares sold in both our initial offering and our current follow-on offering as of September 17, 2007.

	Shares	Gross Proceeds ($) (1)	Commissions and Fees ($) (2)	Net Proceeds ($) (3)

From our Sponsor:	20,000	200,000	—	200,000

Shares sold in the initial offering:	469,981,760	4,699,817,604	493,480,848	4,206,336,756

Shares sold in the follow-on offering:	9,830,633	98,306,330	10,332,165	87,984,165

Shares sold pursuant to our distribution reinvestment plan in the initial offering:	9,593,296	91,136,312	—	91,136,312

Shares sold pursuant to our distribution reinvestment plan in the follow-on offering:	1,483,650	14,094,675	—	14,094,675

Shares repurchased pursuant to our share repurchase program:	(668,906)	(6,187,377)	—	(6,187,377)

	490,240,433	4,897,367,544	503,803,013	4,393,564,531

(1)         Gross proceeds received by us as of the date of this table for shares sold to investors pursuant to accepted subscription agreements.

(2)         Inland Securities Corporation serves as dealer manager of these offerings and is entitled to receive selling commissions and certain other fees, as discussed further in our prospectus.

(3)         Number reflects net proceeds prior to paying organizational and offering expenses other than selling commissions, marketing contributions and due diligence expense allowances.

EXPERTS

The following discussion supplements the discussion contained in the prospectus under the heading “Experts,” which begins on page 273 of the prospectus.

The consolidated financial statements of Apple Hospitality Five, Inc. at December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006 and Apple Hospitality Five, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, appearing in this prospectus, as supplemented, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

F-i

F-ii

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Consolidated Balance Sheets

(Dollar amounts in thousands)

Assets

	June 30, 2007	December 31, 2006
	(unaudited)	(audited)

Investment properties:
Land	$605,180	$332,113
Building and other improvements	2,949,651	1,913,794
Construction in progress	29,311	—

	3,584,142	2,245,907
Less accumulated depreciation	(80,845)	(38,983)

Net investment properties	3,503,297	2,206,924

Cash and cash equivalents (including cash held by management company of $8,593 and $4,118 as of June 30, 2007 and December 31, 2006, respectively)	914,231	302,492
Restricted cash (Note 2)	12,992	41,387
Restricted escrow (Note 2)	593,949	22,415
Investment in marketable securities	323,885	143,444
Investment in unconsolidated entities (Note 1)	149,620	15,683
Accounts and rents receivable (net of allowance of $669 and $605 as of June 30, 2007 and December 31, 2006, respectively)	28,030	14,294
Notes receivable (Note 4)	239,915	53,152
Due from related parties (Note 3)	—	88
Acquired in-place lease intangibles (net of accumulated amortization of $33,518 and $13,727 as of June 30, 2007 and December 31, 2006, respectively)	301,024	205,853
Acquired above market lease intangibles (net of accumulated amortization of $1,606 and $583 as of June 30, 2007 and December 31, 2006, respectively)	11,807	8,333
Loan fees and leasing commissions (net of accumulated amortization of $1,227 and $559 as of June 30, 2007 and December 31, 2006, respectively)	20,702	16,109
Other assets	11,647	9,863

Total assets	$6,111,099	$3,040,037

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Balance Sheets

(continued)

(Dollar amounts in thousands)

Liabilities and Stockholders’ Equity

	June 30, 2007	December 31, 2006
	(unaudited)	(audited)
Liabilities:
Mortgages and margins payable (Note 8)	$1,759,325	$1,107,113
Accounts payable	4,208	3,109
Accrued offering costs to related parties	3,163	3,557
Accrued offering costs to non-related parties	626	1,832
Accrued interest payable	945	941
Tenant improvement payable	2,481	2,667
Accrued real estate taxes	17,019	9,035
Distributions payable	21,881	8,099
Security deposits	2,905	1,587
Prepaid rental and recovery income and other liabilities	21,015	15,925
Acquired below market lease intangibles (net of accumulated amortization of $2,073 and $1,011 as of June 30, 2007 and December 31, 2006, respectively)	39,161	21,000
Restricted cash liability (Note 2)	12,992	41,387
Other financings (Note 1)	55,081	47,762
Due to related parties (Note 3)	2,789	2,390
Deferred income tax liability (Note 9)	1,506	1,393

Total liabilities	1,945,097	1,267,797

Minority interest (Note 1)	287,338	288,299

Stockholders’ equity:
Preferred stock, $.001 par value, 40,000,000 shares authorized, none outstanding	—	—
Common stock, $.001 par value, 1,460,000,000 shares authorized, 443,906,100 and 168,620,150 shares issued and outstanding as of June 30, 2007 and December 31, 2006, respectively	444	169
Additional paid in capital (net of offering costs of $454,114 and $178,012 as of June 30, 2007 and December 31, 2006, of which $433,880 and $159,357 was paid or accrued to affiliates as of June 30, 2007 and December 31, 2006, respectively)	3,970,440	1,504,503
Accumulated distributions in excess of net income (loss)	(95,331)	(41,201)
Accumulated other comprehensive income	3,111	20,470

Total stockholders’ equity	3,878,664	1,483,941

Commitments and contingencies (Note 12)

Total liabilities and stockholders’ equity	$6,111,099	3,040,037

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Operations and Other Comprehensive Income

(Dollar amounts in thousands, except per share amounts)

	Three months	Three months	Six months	Six months
	ended	ended	ended	ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Income:
Rental income	$64,556	$18,207	$115,117	$34,022
Tenant recovery income	14,154	2,784	25,704	4,658
Other property income	7,320	120	8,940	152

Total income	86,030	21,111	149,761	38,832
Expenses:
General and administrative expenses to related parties	1,708	656	2,917	1,166
General and administrative expenses to non-related parties	2,771	606	4,671	1,350
Property operating expenses to related parties	3,743	804	6,440	1,480
Property operating expenses to non-related parties	10,396	1,612	17,983	2,688
Real estate taxes	8,580	1,879	15,217	2,954
Depreciation and amortization	36,344	9,129	62,914	16,949
Business manager management fee	3,000	—	4,500	—

Total expenses	66,542	14,686	114,642	26,587

Operating income	$19,488	$6,425	$35,119	12,245

Interest and dividend income	27,251	5,065	37,973	6,873
Other income	413	197	459	615
Interest expense	(21,291)	(5,420)	(38,901)	(9,248)
Equity in earnings of unconsolidated entities	582	2,192	751	2,160
Realized gain (loss) on securities, net	(535)	401	5,153	622

Income before income taxes and minority interest	$25,908	$8,860	$40,554	$13,267

Income tax expense (Note 9)	(399)	(1,662)	(618)	(1,662)
Minority interest	(2,456)	(6,259)	(4,794)	(12,432)

Net income (loss) applicable to common shares	$23,053	$939	$35,142	(827)

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Operations and Other Comprehensive Income

(Dollar amounts in thousands, except per share amounts)

	Three months	Three months	Six months	Six months
	ended	ended	ended	ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Other comprehensive income:
Unrealized gain (loss) on investment securities	(17,965)	(2,129)	(17,359)	661

Comprehensive income (loss)	$5,088	$(1,190)	$17,783	$(166)
Net income (loss) available to common shareholders per common share, basic and diluted	$.06	$.02	$.12	$(.03)
Weighted average number of common shares outstanding, basic and diluted	379,010,064	45,930,663	292,778,653	32,781,021

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Consolidated Statements of Stockholders’ Equity

(Dollar amounts in thousands)

For the six month period ended June 30, 2007

(unaudited)

	Number of Shares	Common Stock	Additional Paid-in Capital	Accumulated Distributions in excess of Net Income (Loss)	Accumulated Other Comprehensive Income	Total

Balance at December 31, 2006	168,620,150	169	1,504,503	(41,201)	20,470	1,483,941

Net income applicable to common shares	—	—	—	35,142	—	35,142
Unrealized gain on investment securities	—	—	—	—	(17,359)	(17,359)

Distributions declared	—	—	—	(89,272)	—	(89,272)
Proceeds from offering	270,933,359	271	2,699,382	—	—	2,699,653
Offering costs	—	—	(276,102)	—	—	(276,102)
Proceeds from distribution reinvestment program	4,726,451	4	44,899	—	—	44,903
Shares repurchased	(373,860)	—	(3,458)	—	—	(3,458)
Issuance of stock options and discounts on shares issued to affiliates	—	—	1,216	—	—	1,216

Balance at June 30, 2007	443,906,100	444	3,970,440	(95,331)	3,111	3,878,664

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Cash Flows

(Dollar amounts in thousands)

	Six months ended	Six months ended
	June 30, 2007	June 30, 2006
	(unaudited)	(unaudited)
Cash flows from operations:
Net income (loss) applicable to common shares	$35,142	$(827)
Adjustments to reconcile net income (loss) applicable to common shares to net cash provided by operating activities:
Depreciation	41,862	13,220
Amortization	19,961	3,729
Amortization of loan fees	634	170
Amortization on acquired above market leases	1,034	49
Amortization on acquired below market leases	(1,077)	(338)
Amortization of mortgage discount	841	—
Straight-line rental income	(5,532)	(1,490)
Straight-line rental expense	33	33
Other expense (income)	(152)	(615)
Minority interests	4,794	12,432
Equity in earnings of unconsolidated entities	(751)	(2,160)
Discount on shares issued to affiliates	1,216	104
Realized gain on investments in securities, net	(5,153)	(622)
Changes in assets and liabilities:
Accounts and rents receivable	(8,204)	(3,063)
Accounts payable	1,099	(484)
Other assets	(2,497)	(1,380)
Accrued real estate taxes	2,691	1,218
Accrued interest payable	4	49
Prepaid rental and recovery income	3,849	(3,602)
Other liabilities	1,360	144
Deferred income tax liability	113	1,662
Security deposits	115	(3)

Net cash flows provided by operating activities	91,382	18,226

Cash flows from investing activities:
Purchase of investment securities	(203,107)	(106,602)
Sale of investment securities	25,922	7,314
Restricted escrows	(571,534)	6,933
Rental income under master leases	218	40
Acquired in-place lease intangibles	(115,095)	(28,727)
Tenant improvement payable	(1,193)	(63)
Purchase of investment properties	(1,283,820)	(329,539)
Acquired above market leases	(4,508)	(750)
Acquired below market leases	19,238	11,735
Investment in development projects	(29,311)	—
Investment in unconsolidated joint ventures	(148,668)	541
Payment of leasing fees	326	—
Funding of notes receivable	(206,089)	—
Payoff of notes receivable	19,326	—
Other assets	733	(2,111)

Net cash flows used in investing activities	(2,497,562)	(441,229)

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Cash Flows

(continued)

(Dollar amounts in thousands)

	Six months ended	Six months ended
	June 30, 2007	June 30,2006
	(unaudited)	(unaudited)

Cash flows from financing activities:
Proceeds from offering	2,699,653	497,519
Proceeds from the dividend reinvestment program	44,903	4,669
Shares repurchased	(3,458)	—
Payment of offering costs	(277,702)	(51,983)
Proceeds from mortgage debt and notes payable	570,525	209,235
Payoffs of mortgage debt	(20,194)	—
Principal payments of mortgage debt	(392)	—
Proceeds from margin securities debt	90,932	44,933
Payment of loan fees and deposits	(5,590)	(4,758)
Distributions paid	(75,490)	(7,357)
Distributions paid – MB REIT	(5,755)	(24,925)
Due from related parties	88	451
Due to related parties	399	196
Proceeds of issuance of preferred shares and common shares – MB REIT	—	40,125
Sponsor advances	—	(3,081)

Net cash flows provided by financing activities	3,017,919	705,024

Net increase in cash and cash equivalents	611,739	282,021
Cash and cash equivalents, at beginning of period	302,492	37,129

Cash and cash equivalents, at end of period	$914,231	$319,150

Supplemental disclosure of cash flow information:

Purchase of investment properties	$(1,309,142)	$(403,342)
Tenant improvement liabilities assumed at acquisition	1,007	—
Real estate tax liabilities assumed at acquisition	5,293	608
Security deposit liabilities assumed at acquisition	1,203	313
Assumption of mortgage debt at acquisition	10,500	25,120
Other financings	7,319	47,762

	(1,283,820)	(329,539)

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Cash Flows

(Dollar amounts in thousands)

	Six months ended	Six months ended
	June 30, 2007	June 30, ,2006
	(unaudited)	(unaudited)

Cash paid for interest	$37,380	$8,972

Supplemental schedule of non-cash investing and financing activities:

Distributions payable	$21,881	$2,779

Accrued offering costs payable	$3,789	$1,350

Write off of in-place lease intangibles, net	$1,091	$—

Write off of above market lease intangibles, net	$11	$—

Write off of below market lease intangibles, net	$15	$—

Write off of loan fees	$3	$—

Discount on shares	$1,214	$104

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

The accompanying Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with instructions to Form 10-Q and Article 10 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements.  Readers of this Quarterly Report should refer to the audited financial statements of Inland American Real Estate Trust, Inc. for the year ended December 31, 2006, which are included in the Company’s 2006 Annual Report on Form 10-K, as certain footnote disclosures contained in such audited financial statements have been omitted from this Report.  In the opinion of management, all adjustments (consisting or normal recurring accruals) necessary for a fair presentation have been included in this Quarterly Report.

(1)  Organization

Inland American Real Estate Trust, Inc. (the “Company”) was formed on October 4, 2004 (inception) to acquire and manage a diversified portfolio of commercial real estate, primarily retail properties and multi-family (both conventional and student housing), office, industrial and hospitality properties, located in the United States and Canada.  The Business Management Agreement (the “Agreement”) provides for Inland American Business Manager & Advisor, Inc. (the “Business Manager”), an affiliate of the Company’s sponsor, to be the business manager to the Company.  On August 31, 2005, the Company commenced an initial public offering (the “Initial Offering”) of up to 500,000,000 shares of common stock (“Shares”) at $10.00 each and the issuance of 40,000,000 shares at $9.50 each which may be distributed pursuant to the Company’s distribution reinvestment plan.  On August 1, 2007, the Company commenced a second public offering  (the “Second Offering”) of up to 500,000,000 shares of common stock at $10.00 each and up to 40,000,000 shares at $9.50 each pursuant to the distribution reinvestment plan.

The Company is qualified and has elected to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 2005.  Since the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes 90% of its REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain) to its stockholders.  If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates.  Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The accompanying Consolidated Financial Statements include the accounts of the Company, as well as all wholly owned subsidiaries and consolidated joint venture investments.  Wholly owned subsidiaries generally consist of limited liability companies (LLCs) and limited partnerships (LPs).  The effects of all significant intercompany transactions have been eliminated.

Under the equity method of accounting, the net equity investment of the Company and the Company’s share of net income or loss from the unconsolidated entity are reflected on the consolidated balance sheets and the consolidated statements of operations.

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

Consolidated entities

Minto Builders (Florida), Inc.

The Company has an ownership interest in Minto Builders (Florida), Inc. (“MB REIT”).  MB REIT is not considered a VIE as defined in FIN 46(R), however the Company has a controlling financial interest in MB REIT, has the direct ability to make major decisions for MB REIT through its voting interests, and holds key management positions in MB REIT.  Therefore this entity is consolidated by the Company and the outside ownership interests are reflected as minority interests in the accompanying Consolidated Financial Statements.

A put/call agreement that was entered into by the Company and MB REIT as a part of the MB REIT transaction on October 11, 2005 grants Minto (Delaware), LLC, referred to herein as MD, certain rights to sell its shares of MB REIT stock back to MB REIT.  The agreement is considered a free standing financial instrument and is accounted for pursuant to Statement of Financial Accounting Standard No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“Statement 150”) and Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities” (“Statement 133”).  Derivatives, whether designated in hedging relationships or not, are recorded on the balance sheet at fair value.  If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings.  This derivative was not designated as a hedge.  The assets or liabilities under these puts and calls are marked to market every quarter with changes in the value recorded in other expense in the consolidated statements of operations.  The value of the put/call arrangements was an asset of $175 and a liability of $283 as of June 30, 2007 and December 31, 2006, respectively, and the Company recorded an unrealized gain on derivative instruments of $458 and $615, which is included in other income for the six months ended June 30, 2007 and June 30, 2006.  The value of the put/call arrangements increased from December 31, 2006 to June 30, 2007 due to the life of the put/call being reduced and rising interest rates.

Utley Residential Company L.P.

Prior to May 18, 2007 the Company had an ownership interest of 90% in an LLC which holds the ground lease rights on land that is being developed as student housing for the University of Pennsylvania (“Inland American Penn”).  This entity was not consolidated by the Company prior to May 18, 2007 and the equity method of accounting was used to account for this investment.  On May 18, 2007, the Company’s wholly-owned subsidiary, Inland American Communities Group, Inc. (“Communities”), entered into a purchase agreement with Utley Residential Company, L.P. (“Utley”).  Pursuant to the purchase agreement, Communities purchased the assets of Utley related to the development of conventional and student housing for approximately $23,100.  Pursuant to the purchase agreement, Communities acquired certain assets of Utley, including its existing pipeline of student and conventional multi-family housing development projects and workforce in place related to Utley’s development business. Additionally, as part of the transaction, a wholly-owned subsidiary of Communities acquired the remaining interests in Inland American Penn.

Communities will pay the purchase price to Utley in three separate cash payments, the first $13,100 of which was paid upon closing. Communities will pay the next $5,000 payment to Utley on the latter of the first day after the first anniversary of the closing date or the date on which Utley has presented development projects with aggregate development costs of $360,000 to Communities’ investment committee that either (1) have been approved by the committee or (2) have been rejected by the committee, but that satisfy certain investment criteria, subject to certain

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

limitations.  Communities will pay the final $5,000 payment to Utley on the latter of the first day after the second anniversary of the closing date or the date on which Utley has presented development projects with aggregate development costs of $480 million to Communities’ investment committee that either (y) have been approved by the committee or (z) have been rejected by the committee, but that satisfy certain investment criteria, subject to certain limitations.  These payments will be forfeited if not paid by the third anniversary of the closing date.  We have guaranteed the payment of the first and second $5,000 payments by Communities to Utley and the limited partners, subject to the performance standards being satisfied.

Other

The Company has ownership interests of 67% to 80% in LLCs which own eleven shopping centers.  These entities are considered VIEs as defined in FIN 46(R), and the Company is considered the primary beneficiary of each LLC.  Therefore, these entities are consolidated by the Company.  The LLC agreements contain a put/call provision which grants the right to the outside owners and the Company to require the LLCs to redeem the ownership interests of the outside owners during future periods. These put/call agreements are embedded in the LLC agreement and are accounted for in accordance with EITF 00-04 “Majority Owner’s Accounting for a Transaction in the Shares of a Consolidated Subsidiary and a Derivative Indexed to the Minority Interest in that Subsidiary.”  Because the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLCs are treated as 100% owned subsidiaries by the Company with the amount due the outside owners reflected as a financing and included within other financings in the accompanying Consolidated Financial Statements.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.

Unconsolidated entities

Lauth Investment Properties, LLC

On June 8, 2007, the Company entered into a joint venture agreement with Lauth Investment Properties, LLC, referred to herein as “LIP,” an affiliate of the Lauth Group, Inc., a privately held developer and contractor, to form LIP Holdings, LLC, or “LIP Holdings,” for the purpose of funding the development and ownership of up to $1,000,000 of real estate projects in the office, distribution, retail, healthcare and mixed-use markets.  Under the joint venture agreement, the Company will invest up to $253,000 in exchange for the Class A Participating Preferred Interests of LIP Holdings. An initial investment of $80,400 was made at closing to recapitalize eight stabilized properties to fund certain ongoing development projects.

The remainder of the initial proceeds will be used to fund several development projects that are in various stages of completion.  In addition, the Company anticipates making investments of up to $25,000 per quarter between now and December 31, 2008. The Company’s investment will entitle it to a preferred dividend, to be paid on a quarterly basis, equal to 9.5% per annum, as well as a preference in the event of any liquidation, dissolution or winding up of LIP Holdings.

LIP is not considered a VIE as defined in FIN 46(R), however the Company does have significant influence over, but does not control, LIP; therefore LIP is not consolidated by the Company and the equity method of accounting is used to account for this investment.  As of June 30, 2007, the Company invested $98,000 into LIP.

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

Cobalt Industrial REIT II

On June 29, 2007, the Company entered into a shareholders agreement with Cobalt Industrial REIT II, referred to herein as “Cobalt”, a private REIT, and an affiliate of Cobalt Capital Partners, L.P., referred to herein as “Cobalt Partners”. Cobalt acquires, develops and redevelops industrial properties located in major metropolitan markets in the United States. Under the shareholders agreement the Company has committed to invest, over a thirty-month period through a wholly-owned subsidiary, Inland American Cobalt Investors, L.L.C., up to $125,000 in shares of common beneficial interest. Cobalt Partners will manage Cobalt’s day-to-day affairs subject to the oversight of a “board of trust managers” comprised of seven members, including one member that the Company has the right to designate for election by Cobalt’s stockholders.

Cobalt was initially formed on December 22, 2006 by its advisor and other investors not including Inland American Cobalt Investors, L.L.C.  Cobalt intends to acquire its properties over a three-year period with the total duration not to exceed eight years plus two one-year extensions, referred to herein as the “Holding Period.”  The Company’s investment will entitle it to a preferred dividend equal to 9% per annum, as well as a preference in the event of any liquidation, dissolution or winding up of Cobalt.  Upon the expiration or earlier termination of the Holding Period, Cobalt and the Advisor will cause Cobalt to commence the orderly liquidation of the assets in accordance with the shareholders agreement.  Throughout the Holding Period, the Company will also have the right to dispose of its shares in accordance with the provision of the shareholders agreement.

Cobalt is not considered a VIE as defined in FIN 46(R), however, the Company does have significant influence over, but does not control, Cobalt.  The Company’s partner manages the day-to-day operations of the properties and holds key management positions.  Therefore, this entity is not consolidated by the Company and the equity method of accounting is used to account for this investment.  As of June 30, 2007, no funding has been made by the Company.

D.R. Stephens Institutional Fund, LLC

On April 27, 2007, the Company entered into a joint venture agreement with a venture known as the D. R. Stephens Institutional Fund, LLC (the “Fund”).  The Fund has been formed to acquire and redevelop or reposition industrial and research and development oriented properties located initially in the San Francisco Bay and Silicon Valley areas with a goal of expanding throughout Southern California.  Under the joint venture agreement the Company will invest, approximately $90,000 representing approximately 90% ownership.  The Company is entitled to a preferred return on its “unreturned capital contribution” equal to 8.5% per annum, on a cumulative basis, compounding quarterly prior to any distributions being paid to the joint venture partner.  The Fund will terminate no later than April 27, 2014 unless extended by the members for not more than two successive one year periods.

The Fund is not considered a VIE as defined in FIN 46(R), however, the Company does have significant influence over, but does not control, the Fund.  The Company’s partner manages the day-to-day operations of the properties and holds key management positions.  Therefore, the Fund is not consolidated by the Company and the equity method of accounting is used to account for this investment.  As of June 30, 2007, the Company had invested $21,139 into the Fund.

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

Feldman Mall Properties, Inc.

On April 10, 2007, the Company entered into an agreement to purchase up to 2,000,000 shares of series A preferred stock of Feldman Mall Properties, Inc. (NYSE: FMP) (“Feldman”), a self-administered and self-managed real estate investment trust that focuses on acquiring and renovating underperforming or distressed shopping malls.  Pursuant to the agreement with Feldman, the Company has agreed to purchase series A preferred stock at a price of $25.00 per share, for a total investment of $50,000.  The Company was required to purchase and did purchase 600,000 shares of the series A preferred stock by April 30, 2007.  The Company must purchase the remaining shares of the series A preferred stock by April 10, 2008.  As of June 30, 2007, the Company had purchased 600,000 shares of the Feldman series A preferred stock.

The series A preferred stock has no stated maturity and has a liquidation preference of $25.00 per share (the “Liquidation Preference”).  Distributions will accumulate at 6.85% of the Liquidation Preference, payable at Feldman’s regular distribution payment dates.  If approved by a vote of the majority of Feldman’s common stockholders, the Company may convert its shares of series A preferred stock, in whole or in part, into Feldman’s common stock after June 30, 2009, at an initial conversion ratio of 1:1.77305 (the “Conversion Rate” representing an effective conversion price of $14.10 per share of Feldman’s common stock).  Feldman has agreed to seek approval to convert the series A preferred stock into common stock. Furthermore, the series A preferred stock grants the Company one seat on the Board of Directors of Feldman. This investment is recorded in investment in unconsolidated entities on the Consolidated Balance Sheet and the preferred return is recorded in equity in earnings of unconsolidated entities on the Consolidated Statement of Operations.

Because the Company has the ability to significantly influence Feldman through a seat on the Board of Directors of Feldman, the Company’s investment in common stock of Feldman is retrospectively accounted for under the equity method of accounting. Such investment in common stock was previously accounted for as an investment in marketable securities. As a result of the retrospective application of the equity method to the investment in Feldman common shares, certain amounts as of December 31, 2006 were adjusted as follows: investment in marketable securities was decreased by $15,989, investment in unconsolidated entities was increased by $15,482, total assets decreased by $507, accumulated distributions in excess of net income (loss) was increased by $681, accumulated other comprehensive income was decreased by $1,188 and total stockholders’ equity decreased by $507. The 2006 amounts for the statement of operations and other comprehensive income were adjusted as follows: for the three and six months ended June 30, 2006, interest and dividend income were decreased by $267 and $546, respectively, and the equity in earnings of unconsolidated entities was increased $2,192 and $2,160, respectively, unrealized gain (loss) on investment securities was increased by $1,344 and $902, respectively, and net income (loss) applicable to common shares increased by $1,925 and $1,614, respectively.

Insurance Captive

The Company is a member of a limited liability company formed as an insurance association captive (the “Insurance Captive”), which is owned in equal proportions by the Company and two other related REITs sponsored by the Company’s sponsor, Inland Real Estate Corporation and Inland Western Retail Real Estate Trust, Inc. and serviced by an affiliate of the Business Manager, Inland Risk and Insurance Management Services Inc.  The Insurance Captive was formed to initially insure/reimburse the members’ deductible obligations for the first $100 of property insurance and $100 of general liability insurance.  The Company entered into the Insurance Captive to stabilize its insurance costs, manage its exposures and recoup expenses through the functions of the captive program.  This entity is considered to be a VIE as defined in FIN 46(R) and the Company is not considered the primary beneficiary.  This investment is accounted for utilizing the equity method of accounting.

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

(2)  Summary of Significant Accounting Policies

The accompanying Consolidated Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

The Company considers FASB Interpretation No. 46R (Revised 2003): “Consolidation of Variable Interest Entities - An Interpretation of ARB No. 51” (“FIN 46R”), EITF 04-05: “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights,” and SOP 78-9: “Accounting for Investments in Real Estate Ventures,” to determine the method of accounting for each of our partially-owned entities.  In instances where the Company determines that a joint venture is not a VIE, the Company first considers EITF 04-05.  The assessment of whether the rights of the limited partners should overcome the presumption of control by the general partner is a matter of judgment that depends on facts and circumstances. If the limited partners have either (a) the substantive ability to dissolve (liquidate) the limited partnership or otherwise remove the general partner without cause or (b) substantive participating rights, the general partner does not control the limited partnership and as such overcome the presumption of control by the general partner and consolidation by the general partner.

Certain reclassifications have been made to the 2006 financial statements to conform to the 2007 presentations.  In the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial statements for the interim periods have been made.

In accordance with Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” or SFAS No. 144, the Company performs an analysis to identify impairment indicators to ensure that the investment property’s carrying value does not exceed its fair value.  The valuation analysis performed by the Company is based upon many factors which require difficult, complex or subjective judgments to be made.  Such assumptions include projecting vacancy rates, rental rates, operating expenses, lease terms, tenant financial strength, economy, demographics, property location, capital expenditures and sales value among other assumptions to be made upon valuing each property.  This valuation is sensitive to the actual results of any of these uncertain factors, either individually or taken as a whole.  Based upon the Company’s judgment, no impairment was warranted as of June 30, 2007.

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

The Company classifies its investment in securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the security until maturity.  All securities not included in trading or held-to-maturity are classified as available-for-sale. Investment in securities at June 30, 2007 and December 31, 2006 consists of common stock investments that are classified as available-for-sale securities and are recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of other comprehensive income until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. A decline in the market value of any available-for-sale security below cost that is deemed to be other than temporary, results in a reduction in the carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. In accordance with Statement of Financial Accounting Standards No. 115 “Accounting for Certain Investments in Debt and Equity Securities,” or SFAS No. 115, the Company considers whether it has the ability and intent to hold the investment for a time sufficient to allow for any anticipated recovery in market value and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and duration of the impairment, changes in value subsequent to year end and forecasted performance of the investee.

Notes are considered for impairment in accordance with SFAS No. 114: Accounting by Creditors for Impairment of a Loan.  Pursuant to SFAS No. 114, a note is impaired if it is probable that the Company will not collect on all principal and interest contractually due.  The impairment is measured based on the present value of expected future cash flows discounted at the note’s effective interest rate.  The Company does not accrue interest when a note is considered impaired.  When ultimate collectability of the principal balance of the impaired note is in doubt, all cash receipts on the impaired note are applied to reduce the principal amount of the note until the principal has been recovered and are recognized as interest income thereafter.  Based upon the Company’s judgment, no notes receivable were impaired as of June 30, 2007.

The application of the Statement of Financial Accounting Standard, No. 141 “Business Combinations,” or SFAS No. 141, and Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets,” or SFAS No. 142, resulted in the recognition upon acquisition of additional intangible assets and liabilities relating to real estate acquisitions during the six months ended June 30, 2007 and June 30, 2006. The portion of the purchase price allocated to acquired above market lease costs and acquired below market lease costs are amortized on a straight line basis over the life of the related lease as an adjustment to rental income and over the respective renewal period for below market lease costs with fixed rate renewals. Amortization pertaining to the above market lease costs of $1,034 and $49 was applied as a reduction to rental income for the six months ended June 30, 2007 and June 30, 2006, respectively.  Amortization pertaining to the below market lease costs of $1,077 and $338 was applied as an increase to rental income for the six months ended June 30, 2007 and June 30, 2006, respectively.

The portion of the purchase price allocated to acquired in-place lease intangibles is amortized on a straight line basis over the life of the related lease. The Company incurred amortization expense pertaining to acquired in-place lease intangibles of $19,924 and $3,729 for the six months ended June 30, 2007 and June 30, 2006, respectively.

The portion of the purchase price allocated to customer relationship value is amortized on a straight line basis over the life of the related lease.  As of June 30, 2007, no amount has been allocated to customer relationship value.

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

The following table presents the amortization during the next five years related to the acquired in-place lease intangibles, acquired above market lease costs and the below market lease costs for properties owned at June 30, 2007.

Amortization of:	2007	2008	2009	2010	2011	Thereafter
Acquired above market lease costs	$(1,252)	(2,203)	(1,775)	(1,629)	(1,294)	(3,654)

Acquired below market lease costs	1,523	2,583	2,439	2,371	2,313	27,932

Net rental income Increase	$271	380	664	742	1,019	24,278

Acquired in-place lease Intangibles	$27,512	46,884	41,893	37,414	32,103	115,218

Restricted escrows primarily consist of cash held in escrow, of which $575,995 was held for the purchase of Winston Hotels, Inc., lenders’ restricted escrows of $2,801 and earnout escrows of $15,153.  Earnout escrows are established upon the acquisition of certain investment properties for which the funds may be released to the seller when certain space has become leased and occupied.

Concentration of credit risk with respect to accounts receivable is limited due to the large number of tenants comprising the Company’s rental revenue.  One tenant, AT&T, Inc., accounted for 19% of consolidated rental revenues for the six months ended June 30, 2007.  This concentration of revenues by one tenant increases the Company’s risk associated with nonpayment by this tenant.  In an effort to reduce risk, the Company performs ongoing credit evaluations of its larger tenants.

The estimated fair value of the Company’s mortgage debt was $1,562,992 and $1,047,064 as of June 30, 2007 and December 31, 2006, respectively. The Company estimates the fair value of its mortgages payable by discounting the future cash flows of each instrument at rates currently offered to the Company for similar debt instruments of comparable maturities by the Company’s lenders. The carrying amount of the Company’s other financial instruments approximate fair value because of the relatively short maturity of these instruments.

The Company applies the fair value method of accounting as prescribed by SFAS No. 123(R), Share-Based Payment for its stock options granted.  Under this method, the Company reports the value of granted options as a charge against earnings ratably over the vesting period.

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

The Company adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109.”  This Interpretation defines a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  The Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  This Interpretation is effective for fiscal years beginning after December 15, 2006.  Adoption of this Interpretation did not have a material effect on the Company’s financial statements.

(3)  Transactions with Related Parties

As of June 30, 2007 and December 31, 2006, the Company had incurred $454,114 and $178,012 of offering costs, respectively, of which $433,880 and $159,357, respectively, was paid or accrued to related parties. In accordance with the terms of the offerings, the Business Manager has guaranteed payment of all public offering expenses (excluding sales commissions and the marketing contribution and the due diligence expense allowance) in excess of 4.5% of the gross offering proceeds or all organization and offering expenses (including selling commissions) which together exceed 15% of gross offering proceeds.  As of June 30, 2007 and December 31, 2006, offering costs did not exceed the 4.5% and 15% limitations.  The Company anticipates that these costs will not exceed these limitations upon completion of the offering. Any excess amounts at the completion of the offering will be reimbursed by the Business Manager.

The Business Manager and its related parties are entitled to reimbursement for salaries and expenses of employees of the Business Manager and its related parties relating to the offerings.  In addition, a related party of the Business Manager is entitled to receive selling commissions, and the marketing contribution and due diligence expense allowance from the Company in connection with the offerings.  Such costs are offset against the stockholders’ equity accounts. Such costs totaled $274,523 and $47,537 for the six months ended June 30, 2007 and 2006, of which $3,163 was unpaid as of June 30, 2007.

The Business Manager and its related parties are entitled to reimbursement for general and administrative expenses of the Business Manager and its related parties relating to the Company’s administration.  Such costs are included in general and administrative expenses to related parties, professional services to related parties, and acquisition cost expenses to related parties, in addition to costs that were capitalized pertaining to property acquisitions.  For the six months ended June 30, 2007 and 2006, the Company incurred $4,161 and $1,585 of these costs, respectively, of which $2,789 remained unpaid as of June 30, 2007.

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

A related party of the Business Manager provides loan servicing to the Company for an annual fee.  Such costs are included in general and administrative expenses to related parties on the Consolidated Statement of Operations.  Effective May 1, 2007, the agreement allows for fees totaling 225 dollars per month, per loan for the Company and 200 dollars per month, per loan for MB REIT.  For the six months ended June 30, 2007 and 2006, fees totaled $55 and $12, respectively.

The Company pays a related party of the Business Manager 0.2% of the principal amount of each loan placed for the Company.  Such costs are capitalized as loan fees and amortized over the respective loan term.  During the six months ended June 30, 2007 and 2006, the Company paid loan fees totaling $1,164 and $599, respectively, to this related party.  None remained unpaid as of June 30, 2007 and December 31, 2006.

After the Company’s stockholders have received a non-cumulative, non-compounded return of 5% per annum on their “invested capital,” the Company will pay its Business Manager an annual business management fee of up to 1% of the “average invested assets,” payable quarterly in an amount equal to 0.25% of the average invested assets as of the last day of the immediately preceding quarter.  For these purposes, “invested capital” means the original issue price paid for the shares of the common stock reduced by prior distributions from the sale or financing of properties.  For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in REITs and other real estate operating companies, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period.  The Company will pay this fee for services provided or arranged by the Business Manager, such as managing day-to-day business operations, arranging for the ancillary services provided by other related parties and overseeing these services, administering bookkeeping and accounting functions, consulting with the board, overseeing  real estate assets and providing other services as the board deems appropriate.  This fee terminates if the Company acquires the Business Manager.  Separate and distinct from any business management fee, the Company also will reimburse the Business Manager or any related party for all expenses that it, or any related party including the sponsor, pays or incurs on its behalf including the salaries and benefits of persons employed by the Business Manager or its related parties and performing services for the Company except for the salaries and benefits of persons who also serve as one of the executive officers of the Company or as an executive officer of the Business Manager.  For any year in which the Company qualifies as a REIT, its Business Manager must reimburse it for the amounts, if any, by which the total operating expenses paid during the previous fiscal year exceed the greater of: 2% of the average invested assets for that fiscal year; or 25% of net income for that fiscal year, subject to certain adjustments described herein.  For these  purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges, any incentive fees payable to the Business Manager and acquisition fees and expenses are excluded from the definition of total operating expenses.  The Company incurred fees of $4,500 and $0 for the six months ended June 30, 2007 and June 30, 2006, respectively, of which $750 remained unpaid as of June 30, 2007.  The Business Manager has agreed to waive all fees allowed but not taken, except for the $4,500 taken for the six months ended June 30, 2007.

The Company pays the Business Manager a fee for services performed in connection with acquiring a controlling interest in a REIT or other real estate operating company.  Acquisition fees, however, are not paid for acquisitions solely of a fee interest in property.  The amount of the acquisition fee is equal to 2.5% of the aggregate purchase price paid to acquire the controlling interest and is considered part of the purchase price of the company.  The Company incurred fees of $250 and $0 for the six months ended June 30, 2007 and June 30, 2006, of which all remained unpaid as of June 30, 2007.

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

The property manager, an entity owned principally by individuals who are related parties of the Business Manager, is entitled to receive property management fees totaling 4.5% of gross operating income (as defined), for management and leasing services.  The Company incurred and paid property management fees of $6,440 and $1,480 for the six months ended June 30, 2007 and 2006. The fees have been recorded in property operating expenses to related parties on the Consolidated Statement of Operations for the six months ended June 30, 2007 and 2006, respectively.  None remained unpaid as of June 30, 2007 and December 31, 2006.

The Company established a discount stock purchase policy for related parties and related parties of the Business Manager that enables the related parties to purchase shares of common stock at either $8.95 or $9.50 a share depending on when the shares are purchased.  The Company sold 1,959,841 and 110,808 shares to related parties and recognized an expense related to these discounts of $1,214 and $104 for the six months ended June 30, 2007 and 2006, respectively.

The Company pays a related party of the Business Manager to purchase and monitor its investment in marketable securities.  The Company incurred expenses totaling $978 and $308 during the six months ended June 30, 2007 and 2006, respectively, of which $433 remained unpaid as of June 30, 2007.  Such costs are included in general and administrative expenses to related parties on the Consolidated Statement of Operations.

As of June 30, 2007, the Company owed funds to related parties of the Business Manager in the amount of $2,789 for reimbursement of general and administrative costs and monies paid on the Company’s behalf.

(4)  Notes Receivable

The Company’s notes receivable balance of $239,915 as of June 30, 2007 consisted of six installment notes from unrelated parties that mature on various dates through May 2012.  The notes are secured by first mortgages on vacant land and shopping center properties and guaranteed by the owners.  Interest only is due each month at rates ranging from 7.1864% to 9.5000% per annum.  For the six months ended June 30, 2007 and June 30, 2006, the Company recorded interest income from notes receivable of $6,108 and $0, respectively, which is included in the interest and dividend income on the Consolidated Statement of Operations.

(5)  Investment Securities

Investment in securities of $323,885 at June 30, 2007 consists of preferred and common stock investments in other REITs which are classified as available-for-sale securities and recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of comprehensive income until realized. Of the investment securities held on June 30, 2007, the Company has accumulated other comprehensive income of $3,111, which includes gross unrealized losses of $11,745. All such unrealized losses have been in an unrealized loss position for less than twelve months and have a related fair value of $158,519 as of June 30, 2007.

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. During the six months ended June 30, 2007 and 2006, the Company realized a gain of $5,153 and $622, respectively, on the sale of shares. The Company’s policy for assessing recoverability of its available-for-sale securities is to record a charge against net earnings when the Company determines that a decline in the fair value of a security drops below the cost basis and judges that decline to be other-than-temporary. During the six months ended June 30, 2007 and 2006, the Company recorded write-downs of $868 and $0, respectively, on certain available-for-sale securities, which is included as a component of realized gain on securities, net on the Consolidated Statement of Operations. Dividend income is recognized when earned. During the six months ended June 30, 2007 and 2006, dividend income of $8,031 and $1,999, respectively, was recognized and is included in interest and dividend income on the Consolidated Statement of Operations.

The Company has purchased a portion of its investment securities through a margin account. As of June 30, 2007, the Company has recorded a payable of $138,862 for securities purchased on margin. This debt bears variable interest rates ranging between the London InterBank Offered Rate (“LIBOR”) plus 25 basis points and LIBOR plus 50 basis points. At June 30, 2007, these rates were equal to a range between 5.57% and 5.82%. Interest expense in the amount of $2,088 and $789 was recognized in interest expense on the Consolidated Statement of Operations for the six months ended June 30, 2007 and 2006, respectively.

(6)  Stock Option Plan

The Company has adopted an Independent Director Stock Option Plan (the “Plan”) which, subject to certain conditions, provides for the grant to each independent director of an option to acquire 3,000 shares following his or her becoming a director and for the grant of additional options to acquire 500 shares on the date of each annual stockholders’ meeting. The options for the initial 3,000 shares are exercisable as follows: 1,000 shares on the date of grant and 1,000 shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $8.95 per share. The subsequent options will be exercisable at the fair market value of a share on the last business day preceding the annual meeting of stockholders as determined under the Plan. During the six months ended June 30, 2007 and 2006, the Company issued 2,500 and 17,500 options to its independent directors, respectively.  As of June 30, 2007 and December 31, 2006, there were a total of 20,000 and 17,500 options issued, of which none had been exercised or expired. The per share weighted average fair value of options granted was $0.44 on the date of the grant using the Black Scholes option-pricing model.  During the six months ended June 30, 2007 and 2006, the Company recorded $2 and $3, respectively, of expense related to stock options.

(7) Leases

Master Lease Agreements

In conjunction with certain acquisitions, the Company received payments under master lease agreements pertaining to certain non-revenue producing spaces at the time of purchase, for periods ranging from three months to three years after the date of purchase or until the spaces are leased.  As these payments are received, they are recorded as a reduction in the purchase price of the respective property rather than as rental income.  The amount of such payments received was $218 and $40 during the six months ended June 30, 2007 and 2006, respectively.

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

Operating Leases

Minimum lease payments to be received under operating leases, excluding rental income under master lease agreements and assuming no expiring leases are renewed, are as follows:

	Minimum Lease
	Payments
2007	$240,463	*
2008	251,087
2009	232,837
2010	216,184
2011	200,504
Thereafter	1,265,681

Total	$2,406,756

* For the twelve month period from January 1, 2007 through December 31, 2007.

The remaining lease terms range from one year to 38 years.  Pursuant to the lease agreements, certain tenants are required to reimburse the Company for some or their entire pro rata share of the real estate taxes, operating expenses and management fees of the properties.  Such amounts are included in tenant recovery income.  “Net” leases require tenants to pay a share, either prorated or fixed, of all, or a majority, of a particular property’s operating expenses, including real estate taxes, special assessments, utilities, insurance, common area maintenance and building repairs, as well as base rent or percentage rent payments.  The majority of the revenue from the Company’s properties consists of rents received under long-term operating leases.  Some leases provide for the payment of fixed base rent paid monthly in advance, and for the reimbursement by tenants to the Company for the tenant’s pro rata share of certain operating expenses including real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees, and certain building repairs paid by the landlord and recoverable under the terms of the lease.  Under these leases, the landlord pays all expenses and is reimbursed by the tenant for the tenant’s pro rata share of recoverable expenses paid.  Certain other tenants are subject to net leases which provide that the tenant is responsible for fixed based rent as well as all costs and expenses associated with occupancy.  Under net leases where all expenses are paid directly by the tenant rather than the landlord, such expenses are not included in the Consolidated Statements of Operations.  Under net leases where all expenses are paid by the landlord, subject to reimbursement by the tenant, the expenses are included within property operating expenses and reimbursements are included in tenant recovery income on the Consolidated Statements of Operations.

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

Ground Leases

The Company leases land under noncancelable operating leases at certain of the properties expiring in various years from 2020 to 2084.  Ground lease rent is recorded on a straight-line basis over the term of each lease.  For the six months ended June 30, 2007 and 2006, ground lease rent was $264 and $107, respectively.  Minimum future rental payments to be paid under the ground leases are as follows:

	Minimum Lease
	Payments
2007	$463	*
2008	463
2009	464
2010	471
2011	471
Thereafter	26,323

Total	$28,655

* For the twelve month period from January 1, 2007 through December 31, 2007.

(8) Mortgages and Margins Payable

Mortgage loans outstanding as of June 30, 2007 were $1,623,141 and had a weighted average interest rate of 5.37%.  All of the loans have fixed interest rates ranging from 4.83% to 6.01%.  Properties with a net carrying value of $2,562,393 at June 30, 2007 and related tenant leases are pledged as collateral. As of June 30, 2007, scheduled maturities for the Company’s outstanding mortgage indebtedness had various due dates through April 2037.

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

	2007	2008	2009	2010	2011	Thereafter
Maturing debt :
Fixed rate debt (mortgage loans)	—	—	—	161,000	79,541	1,382,600

Weighted average interest rate on debt:
Fixed rate debt (mortgage loans)	—	—	—	5.00%	5.06%	5.44%

Some of the mortgage loans require compliance with certain covenants, such as debt service ratios, investment restrictions and distribution limitations.  As of June 30, 2007, the Company was in compliance with such covenants.

The debt maturity excludes mortgage discounts associated with debt assumed at acquisition of which $2,678 and $3,520, net of accumulated amortization, was outstanding at June 30, 2007 and December 31, 2006, respectively.

The Company has purchased a portion of its securities through margin accounts.  As of June 30, 2007, the Company has recorded a payable of $138,862 for securities purchased on margin.  This debt bears variable interest rates ranging between the LIBOR plus 25 basis points and LIBOR plus 50 basis points.  At June 30, 2007, these rates were equal to a range between 5.57% and 5.82% and the Company had a weighted average interest rate of 5.77%.

(9) Income Taxes

In the second quarter of 2006, the State of Texas enacted new tax legislation.  This legislation restructures the state business tax in Texas by replacing the taxable capital and earned surplus components of the current franchise tax with a new “margin tax,” which for financial reporting purposes is considered an income tax.  This new “margin tax” relates only to properties located in Texas.  The Company has recorded a net deferred tax liability of $1,506 and $1,662 and deferred income tax expense related to temporary differences of $113 and $1,662 and a current tax liability and income tax expense of $505 and $0 for the six months ended June 30, 2007 and June 30, 2006, respectively.

The temporary differences that give rise to the net deferred tax liability at June 30, 2007 consist of the following:

Gain on sales of real estate (1031 tax free exchange for tax)	$1,553
Depreciation	(63)
Straight-line rents	38
Others	(22)

Total cumulative temporary differences	$1,506

The Company has estimated its deferred income tax expense tax using the effective Texas margin tax rate of 1%.

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

(10)  Segment Reporting

The Company has four business segments: Office, Retail, Industrial and Multi-family.  The Company evaluates segment performance primarily based on net property operations.  Net property operations of the segments do not include interest expense, depreciation and amortization, general and administrative expenses, minority interest expense or interest and other investment income from corporate investments.

The following table summarizes net property operations income by segment for the three months ended June 30, 2007.

	Total	Office	Retail	Industrial	Multi-Family

Property rentals	$61,627	$23,079	$25,701	$9,675	$3,172
Straight-line rents	2,991	1,405	840	746	—
Amortization of acquired above and below market leases, net	(62)	(189)	222	(95)	—
Total rentals	$64,556	$24,295	$26,763	$10,326	$3,172

Tenant recoveries	14,154	6,184	7,415	555	—
Other income	7,320	1,966	343	4,759	252
Total revenues	$86,030	$32,445	$34,521	$15,640	$3,424

Operating expenses	$22,719	$9,857	$9,799	$1,376	$1,687

Net property operations	$63,311	$22,588	$24,722	$14,264	$1,737

Depreciation and amortization	$(36,344)
Business manager management fee	$(3,000)
General and administrative	$(4,479)
Interest and other investment income	$27,251
Interest expense	$(21,291)
Income tax expense	$(399)
Other income	$460
Minority interest	$(2,456)

Net income applicable to common shares	$23,053

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

The following table summarizes net property operations income by segment for the three months ended June 30, 2006.

	Total	Office	Retail	Industrial	Multi-Family
Property rentals	$17,208	$6,842	$9,506	$405	$455
Straight-line rents	803	404	378	21	—
Amortization of acquired above and below market leases, net	196	(9)	205	—	—
Total rentals	$18,207	$7,237	$10,089	$426	$455

Tenant recoveries	2,784	113	2,600	71	—
Other income	120	8	48	—	64
Total revenues	$21,111	$7,358	$12,737	$497	$519

Operating expenses	4,295	464	3,545	93	193

Net property operations	16,816	6,894	9,192	404	326

Depreciation and amortization	(9,129)
General and administrative	(1,262)
Interest and other investment income	5,065
Interest expense	(5,420)
Income tax expense	(1,662)
Other income	2,790
Minority interest	(6,259)

Net income	$939

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

The following table summarizes net property operations income by segment for the six months ended June 30, 2007.

	Total	Office	Retail	Industrial	Multi-Family

Property rentals	$109,655	$43,950	$44,270	$17,354	$4,081
Straight-line rents	5,532	2,572	1,479	1,481	—
Amortization of acquired above and below market leases, net	(70)	(391)	463	(142)	—
Total rentals	$115,117	$46,131	$46,212	$18,693	$4,081

Tenant recoveries	25,704	11,187	13,605	912	—
Other income	8,940	3,136	740	4,767	297
Total revenues	$149,761	$60,454	$60,557	$24,372	$4,378

Operating expenses	$39,640	$17,436	$18,109	$2,119	$1,976

Net property operations	$110,121	$43,018	$42,448	$22,253	$2,402

Depreciation and amortization	$(62,914)
Business manager management fee	$(4,500)
General and administrative	$(7,588)
Interest and other investment income	$37,973
Interest expense	$(38,901)
Income tax expense	$(618)
Other income	$6,363
Minority interest	$(4,794)

Net income applicable to common shares	$35,142

Balance Sheet Data:
Real estate assets, net	$3,819,685	$1,273,182	$1,882,314	$526,851	$137,338
Capital expenditures	2,067	1,517	550	—	—
Non-segmented assets	2,289,347	—	—	—	—

Total assets	$6,111,099

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

The following table summarizes net property operations income by segment for the six months ended June 30, 2006.

	Total	Office	Retail	Industrial	Multi-Family

Property rentals	$32,243	$13,661	$17,239	$714	$629
Straight-line rents	1,490	791	661	38	—
Amortization of acquired above and below market leases, net	289	(19)	308	—	—
Total rentals	$34,022	$14,433	$18,208	$752	$629

Tenant recoveries	4,658	154	4,430	74	—
Other income	152	8	78	—	66
Total revenues	$38,832	$14,595	$22,716	$826	$695

Operating expenses	7,122	857	5,924	112	229

Net property operations	31,710	13,738	16,792	714	466

Depreciation and amortization	(16,949)
General and administrative	(2,516)
Interest and other investment income	6,873
Interest expense	(9,248)
Income tax expense	(1,662)
Other income	3,397
Minority interest	(12,432)

Net loss	$(827)

Balance Sheet Data:
Real estate assets, net	$1,186,908	$396,440	$747,293	$23,689	$19,486
Capital expenditures	—	—	—	—	—
Non-segmented assets	1,166,281	—	—	—	—

Total assets	$2,353,189

The Company does not derive any of its consolidated revenue from foreign countries and has one major tenant, AT&T, Inc., which individually accounted for 19% and 28% of the Company’s consolidated rental revenues for the six months ended June 30, 2007 and June 30, 2006, respectively.

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

(continued)

June 30, 2007

(11)  Earnings (loss) per Share

Basic earnings (loss) per share (“EPS”) are computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period (the “common shares”).  Diluted EPS is computed by dividing net income (loss) by the common shares plus shares issuable upon exercising options or other contracts. As a result of the net income for the six months ended June 30, 2007 and the net loss incurred for the six months ended June 30, 2006, diluted weighted average shares outstanding do not give effect to common stock equivalents as to do so would be anti-dilutive or immaterial.

The basic and diluted weighted average number of common shares outstanding was 292,778,653 and 32,781,021 for the six months ended June 30, 2007 and 2006.

(12)  Commitments and Contingencies

The Company has closed on several properties which have earnout components, meaning the Company did not pay for portions of these properties that were not rent producing.  The Company is obligated, under certain agreements, to pay for those portions when the tenant moves into its space and begins to pay rent.  The earnout payments are based on a predetermined formula. Each earnout agreement has a time limit regarding the obligation to pay any additional monies.  If at the end of the time period allowed certain space has not been leased and occupied, the Company will own that space without any further obligation. Based on pro forma leasing rates, the Company may pay as much as $36,841 in the future, as vacant space covered by earnout agreements is occupied and becomes rent producing.

The Company has entered into interest rate lock agreements with lenders to secure interest rates on mortgage debt on properties the Company owns or will purchase in the future.  The deposits are applied as credits to the mortgage funding as they occur.  As of June 30, 2007, the Company has approximately $5,353 of rate lock deposits outstanding.  The agreements locked interest rates ranging from 5.326% to 5.765% on approximately $380,603 in principal.

Over the next seven years, the Company is required to fund up to $375,000 into its joint ventures.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts)
(continued)

June 30, 2007

(13)  Subsequent Events

The Company paid distributions of $21,881 to its stockholders in July 2007.

The Company issued 29,493,840 shares of common stock and repurchased 136,907 shares of common stock through the Company’s share repurchase program from July 1, 2007 through August 3, 2007, resulting in a total of 473,263,033 shares of common stock outstanding. As of August 3, 2007, subscriptions for a total of 465,512,930 shares were received, resulting in total gross offering proceeds of approximately $4,655,000 and an additional 8,286,276 shares were issued pursuant to the DRP for $78,720 of additional gross proceeds.  On August 1, 2007, the Company commenced a second public offering of up to 500,000,000 shares of common stock at $10.00 each and up to 40,000,000 shares at $9.50 each pursuant to the distribution reinvestment plan.

The Company has acquired the following properties, excluding our lodging facilities, during the period July 1 to August 3, 2007.  The respective acquisitions are summarized in the table below.

Date		Year	Approximate Purchase Price	Gross Leasable Area
Acquired	Property	Built	($)	(Sq. Ft.)	Major Tenants
7/12/07	Gravois Dillon II	2004-2007	2,286	11,446	Auto Zone & Jack-in-the-Box
7/24/07	Washington Park Plaza	1974/Redev	43,500	237,980	Best Buy, Joann Fabrics, T.J. Maxx, Bed, Bath & Beyond
7/26/07	11500 Melrose Avenue	2005-2007	8,093	97,766	AIKCo Manufacturing Co.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts)
(continued)

June 30, 2007

The Company is obligated under earnout agreements to pay additional funds after certain tenants move into the applicable vacant space and begin paying rent.  During the period from July 1, 2007 to August 3, 2007, the Company funded earnouts totaling $1,964 at two of the existing properties and the Company’s joint venture partner contributed an earnout of $2,316 into the joint venture..

The mortgage debt financings obtained subsequent to June 30, 2007, are detailed in the list below.

Date Funded	Property	Annual Interest Rate	Maturity Date	Principal Borrowed ($)
7/2/07	Legacy Crossing	5.543%	08/01/17	10,890
7/19/07	Pavilions at Hartman Heritage	5.595%	08/01/17	23,450
7/24/07	Washington Park Plaza *	5.920%	05/01/16	30,600
7/31/07	AT&T – Cleveland	5.813%	08/11/37	29,242

* Assumed at Acquisition

On July 27, 2007, the Company funded $2,785 into the Cobalt joint venture.

On July 30, 2007, the Company funded $19,511 into the LIP joint venture.

On August 2, 2007, the Company purchased a property known as Cityville Oak Park for $34,100.

Winston Hotels, Inc.

On July 1, 2007, the Company and its wholly-owned subsidiary, Inland American Acquisition (Winston), LLC (“MergerCo”), purchased Winston Hotels, Inc. (“Winston”) and WINN Limited Partnership, Winston’s operating partnership (“WINN”), 100% of the outstanding shares of common stock of Winston for $15.00 per share.  In addition, the company purchased the Series B preferred stock of Winston $25.38 per share in cash, plus the accrued and unpaid dividends as of July 1, 2007.

Winston has formed two taxable REIT subsidiaries, Barclay Hospitality Services Inc. (“Barclay Hospitality”) and Barclay Holding, Inc. (“Barclay Holding”) (collectively, “Barclay”).  As a REIT, Winston generally cannot operate hotels.  Winston’s taxable REIT subsidiaries engage hotel management companies to operate the hotels under management contracts. Winston’s third-party managers under management agreements have direct control of the daily operations of its hotels. As of June 30, 2007, Alliance Hospitality Management, LLC managed thirty-nine of Winston’s forty-nine hotels, Marriott International managed six hotels, Concord Hospitality Enterprises Company managed three hotels and Promus Hotels, Inc., an affiliate of Hilton Hotels Corporation, New Castle Hotels, LLC, and GHG-Stanley Management, LLC each managed one hotel.

Of the fifty hotels in which Winston holds a direct or an indirect ownership interest, forty-nine are operated under franchises from nationally recognized franchisors including Marriott International, Inc., Hilton Hotels Corporation, Intercontinental Hotels Group PLC and Choice Hotels International. The hotel franchise licenses typically specify certain management, operational, record keeping, accounting, reporting and marketing standards and procedures with which Winston must comply. The franchise licenses obligate Winston to comply with the franchisors’ standards and requirements with respect to training of operational personnel, safety, insurance, the types of services and products ancillary to guest room services that may be provided, display of signs, and the type, quality and age of furniture, fixtures and equipment included in guest rooms, lobbies and other common areas.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts)
(continued)

June 30, 2007

Apple Hospitality Five, Inc.

American Orchard Hotels, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Acquisition Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Apple Hospitality Five, Inc., a Virginia corporation (“Apple”). Pursuant to the Merger Agreement, at the effective time of the merger, Apple will merge with and into Acquisition Sub, with Acquisition Sub continuing as the surviving entity of the merger, and each share of common stock of Acquisition Sub will be converted into one share of common stock of the surviving entity of the merger. Additionally, each issued and outstanding unit of Apple, equal to a share of Apple’s common stock and a share of Series A preferred stock (together, a “Unit”), and share of Apple Series B convertible preferred stock, on an as-converted basis, other than any dissenting shares, will be converted into, and cancelled in exchange for, the right to receive $14.05 in cash to be paid by the Company, without interest.  Each option to purchase the Units will be converted into, and cancelled in exchange for, the right to receive a cash payment equal to the product of: (1) number of Units subject to the option and (2) the difference between $14.05 and the exercise price set forth in the option.  The total merger consideration is expected to be approximately $709,000.  The Company intends to fund the merger consideration with cash on hand, and the completion of the merger is not subject to any financing or refinancing contingency.

The Merger Agreement includes customary representations, warranties, covenants and agreements, including with regard to the conduct of Apple’s business prior to closing.  The Merger Agreement provides that Apple may sell its Marriott Suites property in Las Vegas, Nevada prior to the effective time of the merger, provided that the net proceeds and related credits from the sale must equal at least $87,500.

The Merger Agreement may be terminated by the Company or by Apple under certain circumstances, including but not limited to those described herein.  Upon termination by Apple in connection with a superior proposal, or by the Company due to Apple’s breach of the representations, warranties, covenants and agreements contained in the agreement, such that certain closing conditions would be incapable of being satisfied by October 31, 2007, which date may be extended (the “Outside Date”), Apple will be required to pay the Company a termination fee of $15,000, plus any fees and expenses that the Company incurred in connection with the transactions contemplated by the agreement, in an amount not to exceed $500,000. Similarly, upon termination by Apple due to the Company’s breach of the representations, warranties, covenants and agreements contained in the agreement, such that certain closing conditions would be incapable of being satisfied by the Outside Date, the Company will be required to pay Apple a termination fee of $15,000, plus any fees and expenses that Apple incurred in connection with the transactions contemplated by the agreement, in an amount not to exceed $500,000.  In addition, if Apple’s stockholders do not approve the merger and a competing transaction (as defined in the Merger Agreement) has been made to Apple or publicly announced before termination of the agreement, and Apple consummates a competing transaction (as defined in the Merger Agreement) within twelve months thereafter, Apple will be required to pay the Company a termination fee of $15,000, plus any fees and expenses that the Company incurred in connection with the transactions contemplated by the agreement, in an amount not to exceed $500,000.

The Merger Agreement requires the Company to indemnify any former directors, officers, employees and agents of Apple and its subsidiaries who had been entitled to indemnification under Apple’s charter or bylaws, to the same extent that these persons previously were entitled to indemnification, for actions or omissions occurring at or prior to the effective time of the merger. Additionally, the surviving entity of the merger must obtain and maintain, for a period of six years after the effective time of the merger, “run-off” or “tail” director and officer liability coverage for the directors and officers of Apple and its subsidiaries. The terms of the coverage must be not less favorable to the insured persons than the insurance coverage previously maintained by Apple.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts)
(continued)

June 30, 2007

Both the Company’s board of directors and the board of directors of Apple have unanimously approved the Merger Agreement and related transactions.  The merger is subject to various closing conditions, including, among other things, (the requisite approval of the merger by the affirmative vote of: (1) a majority of the outstanding shares of Apple’s common stock; (2) more than two-thirds of the outstanding shares of Apple’s Series A preferred stock; (3) more than two-thirds of the outstanding shares of Apple’s Series B convertible preferred stock; and (4) a majority of the total of the outstanding common stock plus the shares of common stock represented by the shares of Series B convertible preferred stock voting on an as-converted basis.  Apple will ask the holders of its stock to vote on the proposed transaction at a special meeting that will be held on a date to be announced.  Glade M. Knight, Apple’s chairman and chief executive officer, and the other holders of all of the shares of the Series B convertible preferred stock of Apple, have agreed to vote the shares of Series B convertible preferred stock to approve the Merger Agreement and related transactions.  The Merger Agreement provides that holders of not more than 5% of Apple’s outstanding shares of common stock may demand appraisal under any “dissenters’ rights” statute.

Inland American Real Estate Trust, Inc.

Pro Forma Consolidated Balance Sheet

June 30, 2007

(unaudited)

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the acquisitions had occurred on June 30, 2007.

This unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at June 30, 2007, nor does it purport to represent our future financial position. Pro forma adjustments have been made for the properties expected to be purchased in the Bradley Portfolio, Wickes Furniture, Washington Park Plaza, Lakeport Commons, Gravois Dillon-Phase III, Inland American Communities, 14th Street - Birmingham, Persis National Portfolio, Penn Park, Streets of Cranberry, Forest Plaza, High Ridge Park I & II, Hilton University of Florida Hotel & Convention Center-Gainesville, Encino Canyon Apartments, Seven Palms Apartments, McKinney Town Center Outlots, Atlas Cold Storage and the Company’s acquisition of Apple Hospitality Five, Inc. and Winston Hotels.  The Company considers the properties expected to be purchased in the Bradley Portfolio, Penn Park, Lakeport Commons, Streets of Cranberry, High Ridge Park I & II, Hilton University of Florida Hotel & Convention Center-Gainesville, Atlas Cold Storage and the company acquisition of Apple Hospitality Five, Inc. to be probable  under Rules 3-05 and 3-14 of Regulation S-X.

Inland American Real Estate Trust, Inc.

Pro Forma Consolidated Balance Sheet

June 30, 2007

(unaudited)

(Dollar amounts in thousands, except per share amounts)

	Historical	Other Pro Forma	Winston Hotels Historical	Winston Hotels Merger Adjustments		Apple Historical	Apple Adjustments
	(A)	Adjustments	(D)	(E)	Subtotal	(B)	(C)	Pro Forma
Assets
Net investment properties (F) (H) (L) (V) (Z)	$3,503,297	649,293	421,784	328,387	4,902,761	393,469	222,566	5,518,796
Assets held for sale	—	—	6,000	5,000	11,000	—	—	11,000
Cash and cash equivalents (M) (S) (W)	914,231	(145,994)	70,527	(21,968)	816,796	64	(621,516)	195,344
Restricted cash (Z)	12,992	—	—	—	12,992	5,559	(565)	17,986
Restricted escrows (M)	593,949	—	—	(575,995)	17,954	—	—	17,954
Investment in marketable securities (O)	323,885	—	—	(12,110)	311,775	—	—	311,775
Investment in unconsolidated joint ventures (R) (Y)	149,620	53,064	3,938	3,973	210,595	—	—	210,595
Accounts and rents receivable, net	28,030	—	2,258	—	30,288	7,017	—	37,305
Notes receivable (K) (U)	239,915	769	15,966	—	256,650	—	—	256,650
Due from related parties	—	—	—	—	—	—	—	—
Acquired in-place lease intangibles and customer relationship value (net of accumulated amortization)(F) (H)	301,024	45,956	—	—	346,980	—	—	346,980
Acquired above market lease intangibles (net of accumulated amortization) (F) (H)	11,807	—	—	—	11,807	—	—	11,807
Loan fees, leasing fees and loan fee deposits (net of accumulated amortization) (AA)	20,702	(1,744)	—	—	18,958	—	—	18,958
Other assets (J) (P)	11,647	(1,674)	34,579	(5,296)	39,256	435	—	39,691

Total assets	$6,111,099	599,670	555,052	(278,009)	6,987,812	406,544	(399,515)	6,994,841
Liabilities and Stockholders’ Equity
Mortgages and notes payable (F) (U)	1,759,325	237,812	235,721	—	2,232,858	4,715	—	2,237,513
Accounts payable (Z)	4,208	—	26,637	—	30,845	2,329	(15)	33,159
Accrued offering costs	3,789	—	—	—	3,789	—	—	3,789
Accrued interest payable	945	—	—	—	945	—	—	945
Tenant improvement payable	2,481	—	—	—	2,481	—	—	2,481
Accrued real estate taxes	17,019	—	—	—	17,019	—	—	17,019
Distributions payable (T)	21,881	—	1,840	(1,840)	21,881	—	—	21,881
Security deposits	2,905	—	—	—	2,905	—	—	2,905
Prepaid rental income and recovery income and other liabilities (Q)	21,015	—	20,000	(20,000)	21,015	—	—	21,015
Acquired below market lease intangibles (net of accumulated amortization) (F) (H)	39,161	—	—	—	39,161	—	—	39,161
Restricted cash liability	12,992	—	—	—	12,992	—	—	12,992
Other financings	55,081	—	—	—	55,081	—	—	55,081
Due to related parties	2,789	—	—	—	2,789	—	—	2,789
Deferred income tax	1,506	—	—	—	1,506	—	—	1,506

Total liabilities	1,945,097	237,812	284,198	(21,840)	2,445,267	7,044	(15)	2,452,296

Inland American Real Estate Trust, Inc.

Pro Forma Consolidated Balance Sheet

June 30, 2007

(unaudited)

(Dollar amounts in thousands, except per share amounts)

	Historical	Other Pro Forma	Winston Hotels Historical	Winston Hotels Merger Adjustments		Apple Historical	Apple Adjustments
	(A)	Adjustments	(D)	(E)	Subtotal	(B)	(C)	Pro Forma

Minority interests	287,338	—	15,503	—	302,841	—	—	302,841
Preferred stock (N) (X)	—	—	37	(37)	—	32,006	(32,006)	—
Common stock (G) (N)	444	39	294	(294)	483	—	—	483
Additional paid-in capital (net of offering costs for pro forma) (G) (N) (X)	3,970,440	361,819	352,713	(352,713)	4,332,259	443,666	(443,666)	4,332,259
Accumulated distributions in excess of net income (I) (N) (X)	(95,331)	—	(97,693)	97,693	(95,331)	(76,172)	76,172	(95,331)
Accumulated other comprehensive income (O)	3,111	—	—	(818)	2,293	—	—	2,293
Total stockholders’ equity	3,878,664	361,858	255,351	(256,169)	4,239,704	399,500	(399,500)	4,239,704
Total liabilities and stockholders’ equity	$6,111,099	599,670	555,052	(278,009)	6,987,812	406,544	(399,515)	6,994,841

See accompanying notes to pro forma consolidated balance sheet.

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Balance Sheet

June 30, 2007

(unaudited)

(Dollar amounts in thousands, except per share amounts)

(A)                       The historical column represents the Company’s Consolidated Balance Sheet as of June 30, 2007 as filed with the Securities Exchange Commission on Form 10-Q.

(B)                         The Apple Historical column represents Apple Hospitality Five, Inc.’s Consolidated Balance Sheet as of June 30, 2007 as filed with the Securities Exchange Commission on Form 10-Q.

(C)                         Represents adjustments to record the merger of Apple Hospitality Five, Inc.

(D)                        The Winston Hotels Historical column represents Winston Hotels Consolidated Balance Sheet as of June 30, 2007.

(E)                          Represents adjustments to record the merger of Winston Hotels.

(F)                          The pro forma adjustments reflect the acquisition or anticipated acquisition of the following properties by the Company and its consolidated joint ventures. The Company is obligated under earnout agreements to pay for certain tenant space in its existing properties after the tenant moves into its space and begins paying rent. The mortgages payable represent mortgages obtained from a third party.  No pro forma adjustment has been made for prorations or other closing costs as the amounts are not significant.

	Acquisition	Mortgage
	Price	Payable
Purchases
Bradley Portfolio	$91,961	$74,013
Wickes Furniture	10,486	5,767
Washington Park Plaza	43,500	30,600
Persis National Portfolio	37,474	—
Penn Park	40,000	31,000
Lakeport Commons	55,834	—
Inland American Communities	40,800	—
14th Street - Birmingham	30,000	—
Street of Cranberry	35,400	—
Gravois Dillon-Phase III	2,283	—
Forest Plaza	18,600	—
High Ridge Park I & II	12,400	8,700
Hilton University of Florida Hotel & Convention Center-Gainesville	50,000	—
Encino Canyon Apartments	19,600	—
Atlas Cold Storage	170,670	—
Seven Palms Apartments	29,600
McKinney Town Center Outlots	6,641	—
Villages at Kitty Hawk	—	11,550
AT&T - Cleveland	—	29,242
Pavilions at Hartman Heritage	—	23,450
Lord Salisbury Center	—	12,600
Legacy Crossing	—	10,890
Total	$695,249	237,812

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Balance Sheet

June 30, 2007

(unaudited)

(Dollar amounts in thousands, except per share amounts)

Allocation of net investments in properties :

Land	$163,992
Building and improvements	485,301
Acquired in-place lease intangibles and customer relationship value	45,956
Acquired above market lease intangibles	—
Acquired below market lease intangibles	—
Total	$695,249

Allocations are preliminary and subject to change.

(G)                         Additional offering proceeds of $407,986, net of additional offering costs of $46,128 are reflected as received as of June 30, 2007 based on offering proceeds actually received as of September 24, 2007. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

(H)                        Acquired intangibles represent above and below market leases and the difference between the property valued with the existing in-place leases and the property valued as if vacant.  The value of the acquired intangibles values will be amortized over the lease term.  Allocations are preliminary and subject to change.

(I)                             No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised by the Company.

(J)                            Change in Other assets of $(1,674) represents advance purchase deposits applied to the purchase price of properties purchased as described in (F).

(K)                        The pro forma adjustments to notes receivable consist of additional funding on existing installment notes from unrelated parties totaling $769.

(L)                          The $328,387 adjustment represents the purchase of approximately $421,784 of Winston’s real estate assets plus the difference between the historical cost of Winston’s real estate assets and the estimated fair market value. To the extent the fair value of net assets acquired is less than the purchase price, additional amounts could be allocated to identifiable intangible assets and/or goodwill and amounts are subject to change based on final valuation of the real estate acquired and purchase price allocation.

(M)                     The $597,963 adjustment represents the cash paid to Winston for distribution to its shareholders in accordance with the definitive merger agreement including $15.00 per common stock share, $25.38 per share for Series B preferred stock plus accrued dividends and approximately $65,000 in transaction costs, of which approximately $20,000 will be paid to a related party of the Company.

(N)                        Elimination of Winston equity accounts consistent with the purchase method of accounting.

(O)                        Represents the elimination of investments in Winston common and preferred stock (and the related unrealized gain included in accumulated other comprehensive income) owned by the Company that was redeemed as part of the definitive merger agreement.

(P)                          Write off of Winston’s deferred financing and franchise costs which are not assigned any value in the allocation of the merger acquisition cost.

(Q)                        The $(20,000) adjustment represents the elimination of Winston’s termination fee liability in accordance with the definitive merger agreement.

(R)                         Adjustment to Investment in unconsolidated joint ventures consists of additional funding to the Lauth Investment Properties, LLC joint venture, the Cobalt Industrial REIT II joint venture, and the D.R. Stephens Institutional Fund, LLC joint venture.

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Balance Sheet

June 30, 2007

(unaudited)

(Dollar amounts in thousands, except per share amounts)

(S)                          Pro forma cash proceeds of $(145,994) represent the aggregate cash proceeds received from the issuance of equity and mortgage financings through September 24, 2007 less the proforma net acquisition price of investments in real estate and other ventures.

(T)                         Represents accrued dividends that will be paid to Winston shareholders in accordance with the definitive merger agreement.

(U)                        The valuations of the acquired Winston notes receivable and mortgages and notes payable are assumed to be at fair value for purposes of purchase price allocation.  This allocation is preliminary and subject to change.

(V)                         The $222,566 adjustment represents the purchase of approximately $393,469 of Apple’s real estate assets, less real estate assets sold in the amount of $87,500 subsequent to June 30, 2007, plus the difference between the historical cost of Apple’s real estate assets and the estimated fair market value. To the extent the fair value of net assets acquired is less than the purchase price, additional amounts could be allocated to identifiable intangible assets and/or goodwill and amounts are subject to change based on final valuation of the real estate acquired and purchase price allocation.

(W)                    Pro forma cash adjustment of $(621,516) represents cash paid to Apple for distribution to its shareholders in accordance with the definitive merger agreement including $14.05 per common stock unit and transaction costs of approximately $30,000.

(X)                        Elimination of Apple equity accounts consistent with the purchase method of accounting.

(Y)                         The $3,973 adjustment represents the fair value of Winston’s unconsolidated joint ventures.

(Z)                         Elimination of net investment properties, restricted escrows and accounts payable for property sold subsequent to June 30, 2007.

(AA)             Change in loan fees, leasing fees and loan fee deposits (net of accumulated amortization) of $(1,744) represents loan fee deposits applied to the mortgage debt financing as described in (F).

Inland American Real Estate Trust, Inc.

Pro Forma Consolidated Statement of Operations

For the six months ended June 30, 2007

(unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented to give effect to the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations and the company acquisitions of Apple Hospitality Five, Inc. and Winston Hotels as though they occurred on January 1, 2006 or the date significant operations commenced. Pro Forma adjustments have been made for Washington Park Plaza, Persis National Portfolio, Penn Park, Lakeport Commons, Forest Plaza, High Ridge Park I & II, Hilton University of Florida Hotel & Convention Center-Gainesville, Encino Canyon Apartments, Seven Palms Apartments, Atlas Cold Storage, the Company’s acquisition of Apple Hospitality Five, Inc. and Winston Hotels, the properties expected to be purchased in the Bradley Portfolio, and for properties purchased during the first and second quarters of 2007.  The Company considers the properties expected to be purchased in the Bradley Portfolio, Lakeport Commons, Streets of Cranberry, High Ridge Park I & II, Hilton University of Florida Hotel & Convention Center-Gainesville, Atlas Cold Storage, Penn Park and the company acquisition of Apple Hospitality Five, Inc. as probable under Rules 3-05 and 3-14 of Regulation S-X.  No pro forma adjustments were made for Parkway Centre North Outlot Building B, Wickes Furniture, Lakewood Phase II, Spring Town Center III, Inland American Communities, 14th Street-Birmingham, Streets of Cranberry, Gravois Dillon Phase III, McKinney Town Center Outlots and Legacy Crossing as the properties were completed in 2007 and there were no significant operations prior to the Company’s acquisition.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the six months ended June 30, 2007, nor does it purport to represent our future results of operations.

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations

For the six months ended June 30, 2007 (unaudited)

(Amounts in thousands, except per share amounts)

				Winston
			Winston	Hotels			Apple
		Pro Forma	Hotels	Merger		Apple	Merger
	Historical	Adjustments	Historical	Adjustments		Historical	Adjustments
	(A)	(B)	(E)	(F)	Subtotal	(C)	(D)	Pro Forma
Rental income (H)	$115,117	50,208	—	—	165,325	—	—	165,325
Tenant recovery income	25,704	8,506	—	—	34,210	—	—	34,210
Other property income	8,940	—	—	—	8,940	—	—	8,940
Hotel operating income (Q)	—	7,600	95,422	—	103,022	68,956	(8,331)	163,647

Total income	149,761	66,314	95,422	—	311,497	68,956	(8,331)	372,122

General and administrative expenses (Q)	7,588	—	17,026	—	24,614	1,372	(50)	25,936
Property operating expenses (K)	24,423	13,969	—	—	38,392	—	—	38,392
Hotel operating expense (Q)(S)	—	5,096	80,285	(20,000)	65,381	40,460	(4,852)	100,989
Real estate taxes	15,217	—	—	—	15,217	—	—	15,217
Depreciation and amortization (H) (I) (P)	62,914	22,865	12,372	4,767	102,918	6,811	5,407	115,136
Business manager management fee (G)	4,500	—	—	—	4,500	—	—	4,500

Total expenses	114,642	41,930	109,683	(15,233)	251,022	48,643	505	300,170

Operating income (loss)	35,119	24,384	(14,261)	15,233	60,475	20,313	(8,836)	71,952

Loss on extinguishment of debt	—	—	(3,882)	—	(3,882)	—	—	(3,882)
Loss on sale of note receivable			(5,322)		(5,322)	—		(5,322)
Interest and dividend income (O)	37,973	—	3,061	—	41,034	—	—	41,034
Other income	459	—	—	—	459	—	—	459
Interest expense (L) (M)	(38,901)	(13,288)	(7,449)	—	(59,638)	(203)	—	(59,841)
Preferred share expense (R)	—	—	—	—	—	(31,982)	31,982	—
Equity in earnings of unconsolidated entities	751	—	1,384	—	2,135	—	—	2,135
Fee income from unconsolidated joint ventures	—	—	127	—	127	—	—	127
Realized gain on securities (N)	5,153	—	—	(248)	4,905	—	—	4,905

Income (loss) before income tax and minority interest	40,554	11,096	(26,342)	14,985	40,293	(11,872)	23,146	51,567

Income tax expense	(618)	—	(979)	—	(1,597)	—	—	(1,597)
Minority interest	(4,794)	(49)	1,213	—	(3,630)	—	—	(3,630)

Net income (loss) applicable to common shareholders	$35,142	11,047	(26,108)	14,985	35,066	(11,872)	23,146	46,340

Weighted average number of shares of common stock outstanding, basic and diluted (J)	292,778,653							483,298,380

Net income per share, basic and diluted (J)	.12							.10

See accompanying notes to pro forma consolidated statement of operations.

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Statement of Operations

For the six months ended June 30, 2007

(unaudited)

(A)	The historical information represents the consolidated historical statement of operations of the Company for the six months ended June 30, 2007 as filed with the Securities Exchange Commission.

(B)

Total pro forma adjustments for acquisitions consummated as of September 24, 2007 are as though the properties were acquired January 1, 2006. No pro forma adjustments were made for Parkway Centre North Outlot B, Wickes Furniture, Lakewood Phase II, Spring Town Center III, Gravois Dillon Phase III, Inland American Communities, 14th Street-Birmingham, Streets of Cranberry, McKinney Town Center Outlots and Legacy Crossing as the properties were completed in 2007 and there were no significant operations prior to the Company’s acquisition.

Unaudited combined gross income and direct operating expenses presented from January 1, 2006 through the date of acquisition is based on information provided by the Seller for the following properties:

Bradley Portfolio
ProLogis Properties
Shallotte Commons
Six Pines Properties
The Landings at Clear Lake
Gravois Dillon
Fields Apartment Homes
Middleburg Crossing
Penn Park
Encino Canyon Apartments Atlas Cold Storage
Pavilions at Hartman Heritage
Villages at Kitty Hawk
Northwest Marketplace
Lakeport Commons Shopping Center
Citizens Portfolio
Washington Park Plaza
AT&T – Cleveland
Lord Salisbury Center
Persis National Portfolio
Forest Plaza Seven Palms Apartments
Worldgate Plaza
Shops at Riverstone
Schneider Electric
Market at Hamilton
Chesapeake Commons
Crossroads at Chesapeake
Waterford Place at Shadow
Creek Ranch Apartments
High Ridge Park I & II
Hilton University of Florida Hotel & Convention Center-Gainesville

(C)

The historical information represents the consolidated historical statement of operations of Apple Hospitality Five, Inc. for the six months ended June 30, 2007 as filed with the Securities Exchange Commission.

(D)	Represents adjustments to record the merger of Apple Hospitality Five, Inc.

(E)	The historical information represents the consolidated historical statement of operations income (loss) from continuing operations of Winston Hotels for the six months ended June 30, 2007.

(F)	Represents adjustments to record the merger of Winston Hotels.

(G)

No pro forma adjustment has been made related to the business manager management fee as it is assumed that a greater fee would not have been paid as a result of the purchase of these additional properties.

(H)

Buildings and improvements will be depreciated on a straight-line basis based upon estimated useful lives of 30 years for building and improvements, 15 years for site improvements and 5 years for furniture, fixtures, and equipment.  That portion of the purchase price that is allocated to above or below lease intangibles will be amortized on a straight-line basis over the life of the related leases as an adjustment to rental income.  Other leasing costs, tenant improvements, in-place lease intangibles and customer relationship values will be amortized on a straight-line basis over the life of the related leases as a component of amortization expense.

(I)

To reflect depreciation expense for Winston acquisition using a 30 year life for building and a five year life for furniture, fixtures, and equipment based upon the preliminary purchase price allocation.  The adjustment is calculated as follows:

Adjusted value of real estate assets	$750,171
Less: Non-depreciable real estate assets	(65,637)
Depreciable real estate assets	$684,534

Depreciation expense for six months	$17,139
Less: Depreciation recorded by Winston	(12,372)
Depreciation expense adjustment	$4,767

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations

For the six months ended June 30, 2007

(unaudited)

The allocation of the fair market value of real estate assets between building and improvement and non-depreciable real estate, principally land, is preliminary and based upon estimates.  To the extent the fair value of net assets acquired is less than the purchase price, additional amounts could be allocated to identifiable intangible assets and/or goodwill.

(J)          The pro forma weighted average shares of common stock outstanding for the six months ended June 30, 2007 was calculated assuming all shares sold to purchase each of the properties were issued on January 1, 2006.

(K)      Management fees are calculated as 4.5% of gross revenues pursuant to the management agreement and are included in property operating expenses.  For the six months ended June 30, 2007, pro forma property operating expenses included management fees of $2,984.

(L)        IARETI has ownership interests in LLC’s which own the eight shopping centers in the Ahold Portfolio, Stop N Shop Hyde, Parkway Centre North, The Market at Hamilton and Streets of Cranberry.  These entities are considered VIE’s and IARETI is considered the primary beneficiary, therefore, these entities are consolidated.  Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLC’s are treated as 100% owned subsidiary by IARETI with the amount due the outside owners reflected as a financing and included within other financings.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.  For the six months ended June 30, 2007, the pro forma interest expense included other financing interest expense of $4.

(M)   The pro forma adjustments relating to interest expense were based on the following debt terms:

	Principal	Interest	Maturity
	Balance	Rate	Date
Bradley Portfolio (1)	34,479	5.9480%	07/01/2017
Bradley Portfolio (2)	10,500	5.6600%	11/01/2025
Bradley Portfolio (3)	39,534	5.5400%	01/01/2013
ProLogis Properties	32,450	5.5200%	06/01/2017
Shallotte Commons	6,078	5.7650%	06/01/2012
Washington Park Plaza	30,600	5.9200%	05/11/2016
Chesapeake Commons	8,900	5.3810%	06/01/2012
Crossroads at Chesapeake	11,200	5.4050%	06/01/2012
Fields Apartment Homes	18,700	5.3229%	06/01/2017
Schneider Electric	11,000	5.7610%	06/01/2012
Six Pines Properties	158,500	5.4100%	06/01/2017
Market at Hamilton	7,893	5.7700%	06/01/2012
Gravois Dillon	12,630	5.4950%	07/01/2017
Worldgate Plaza	59,950	5.5240%	07/01/2017
C&S Portfolio	82,500	5.4809%	04/01/2037
State Street Plaza	10,450	5.6230%	03/11/2012
Northwest Plaza	19,965	5.5570%	07/01/2017
Pavilions at Hartman Heritage	23,450	5.5950%	07/01/2017
Waterford Place at Shadow Creek Ranch Apartments	16,500	5.5100%	07/11/2017
Penn Park	31,000	5.8800%	01/02/2017
Forest Plaza	8,700	5.6200%	05/01/2015
Villages of Kitty Hawk	11,550	5.6860%	09/01/2017
AT&T - Cleveland	29,242	6.1300%	08/11/2037
Lord Salisbury Center	12,600	5.4460%	09/01/2017

(N)       Represents the elimination of realized gain on Winston common stock sold by the Company.

(O)       No pro forma adjustment has been made to interest income for the notes receivable additions.

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the six months ended June 30, 2007
(unaudited)

(P)        To reflect depreciation expense for Apple acquisition using a 30 year life for building and a five year life for furniture, fixtures, and equipment based upon the preliminary purchase price allocation.  The adjustment is calculated as follows:

Adjusted value of real estate assets	$616,035
Less: Non-depreciable real estate assets	(92,405)
Depreciable real estate assets	$523,630

Depreciation expense for six months	$12,218
Less: Depreciation recorded by Apple	(6,811)
Depreciation expense adjustment	$5,407

The allocation of the fair market value of real estate assets between building and improvement and non-depreciable real estate, principally land, is preliminary and based upon estimates.  To the extent the fair value of net assets acquired is less than the purchase price, additional amounts could be allocated to identifiable intangible assets and/or goodwill.

(Q)      Pro forma adjustments represent operations, distributed proceeds from the sale and reduction in Apple’s advisory fee for the property sold subsequent to June 30, 2007.

(R)       The adjustment of $31,982 represents the elimination of the Series B preferred share expense.  The Series B preferred shareholders were paid off prior to the Company’s acquisition.

(S)   The adjustment of $(20,000) represents the elimination of Winston’s termination fee expense in accordance with the definitive merger agreement.

Inland American Real Estate Trust, Inc.

Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2006
(unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented to give effect to the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations and the Company acquisition of Apple Hospitality Five, Inc. and Winston Hotels as though they occurred on January 1, 2006 or the date significant operations commenced. Pro Forma adjustments have been made for the Bradley Portfolio, Washington Park Plaza, Forest Plaza, High Ridge Park I & II, Hilton University of Florida Hotel & Convention Center-Gainesville, Persis National Portfolio, Penn Park, Lakeport Commons, Encino Canyon Apartments, Seven Palms Apartments, Atlas Cold Storage, the Company’s acquisition of Apple Hospitality Five, Inc. and Winston Hotels and for properties purchased during 2006 and the first and second quarter of 2007.  The Company considers the properties expected to be purchased in the Bradley Portfolio, Lakeport Commons Shopping Center, Streets of Cranberry, High Ridge Park I & II, Forest Plaza, Penn Park, Atlas Cold Storage and the company acquisition of Apple Hospitality Five, Inc. as probable under Rules 3-05 and 3-14 of Regulation S-X.  No pro forma adjustments were made for Brooks Corner, The Plaza at Eagle’s Landing, Parkway Centre North I, Parkway Centre North — Outlot Building B, The Shops at Sherman Plaza, New Forest Crossing II, Wickes Furniture, Spring Town Center III, Legacy Crossing, Gravois Dillon-Phase III, Inland American Communities, 14th Street-Birmingham, Streets of Cranberry, McKinney Town Center Outlots, or Lakewood Phase II as the properties were completed in 2006 or 2007 and there were no significant operations prior to the Company’s acquisition.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 2006, nor does it purport to represent our future results of operations.

Inland American Real Estate Trust, Inc.

Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2006 (unaudited)
(Amounts in thousands, except per share amounts)

					Winston
				Winston	Hotels			Apple
		Pro Forma	Pro Forma	Hotels	Merger		Apple	Merger
	Historical	Adjustments	Adjustments	Historical	Adjustments		Historical	Adjustments
	(A)	(B)	(C)	(F)	(G)	Subtotal	(D)	(E)	Pro Forma
Rental income (I)	$98,419	49,251	155,392	—	—	303,062	—	—	303,062
Tenant recovery income	21,547	12,397	31,177	—	—	65,121	—	—	65,121
Other property income	3,236	—	—	—	—	3,236	—	—	3,236
Hotel operating income (Q)	—	—	15,048	165,883	—	180,931	125,369	(14,830)	291,470

Total income	123,202	61,648	201,617	165,883	—	552,350	125,369	(14,830)	662,889

General and administrative expenses (Q)	7,613	—	—	11,343	—	18,956	3,274	(200)	22,030
Business manager management fee (H)	2,400	—	—	—	—	2,400	—	—	2,400
Property operating expenses (L)	20,951	19,834	42,396	—	—	83,181	—	—	83,181
Hotel operating expenses (Q)	—	—	10,090	99,206	—	109,296	75,607	(10,938)	173,965
Real estate taxes	11,840		—	7,016	—	18,856	—	—	18,856
Depreciation and amortization (I) (J) (P)	49,681	25,682	75,684	22,056	12,222	185,325	12,856	11,580	209,761

Total expenses	92,485	45,516	128,170	139,621	12,222	418,014	91,737	442	510,193

Operating income (loss)	30,717	16,132	73,447	26,262	(12,222)	134,336	33,632	(15,272)	152,696

Loss on extinguishment of debt	—	—	—	(3,961)	—	(3,961)	—	—	(3,961)
Interest, dividend and other income (O)	23,289	—	—	8,694	—	31,983	185	—	32,168
Other expense	(28)	—	—	—	—	(28)	241	—	213
Interest expense (M) (N)	(31,553)	(16,909)	(52,282)	(17,553)	—	(118,297)	(292)	—	(118,589)
Equity in earnings of unconsolidated entities	13	—	—	86	—	99	—	—	99
Fee income from unconsolidated joint ventures	—	—		227	—	227	—	—	227
Realized gain on securities	4,096	—	—	—	—	4,096	—	—	4,096

Net income (loss) before income taxes and minority interest	26,534	(777)	21,165	13,755	(12,222)	48,455	33,766	(15,272)	66,949

Income tax expense	(1,393)	—	—	(1,890)	—	(3,283)	—	—	(3,283)
Minority interest	(24,010)	—	(1,326)	(733)	—	(26,069)	—	—	(26,069)

Net income (loss) applicable to common shareholders	$1,131	(777)	19,839	11,132	(12,222)	19,103	33,766	(15,272)	37,597

Weighted average number of shares of common stock outstanding, basic and diluted (K)	68,374,630								483,298,300

Net income per share, basic and diluted (K)	.02								.08

See accompanying notes to pro forma consolidated statement of operations.

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2006
(unaudited)

(A)     The historical information represents the consolidated historical statement of operations of the Company for the year ended December 31, 2006 as filed with the Securities Exchange Commission.

(B)       Total pro forma adjustments for expected acquisitions and acquisitions consummated as of September 24, 2007 by the Company and its consolidated joint ventures are as though the properties were acquired January 1, 2006.

Audited combined gross income and direct operating expenses as prepared in accordance with Rule 3-14 of Regulation S-X for the following properties:

Shops at Riverstone
Six Pines Properties
Worldgate Plaza
Lakeport Commons
Persis National Portfolio
Pavilions at Hartman Heritage
ProLogis Properties
Waterford Place at Shadow Creek Ranch
Fields Apartment Homes
Penn Park

(C)       Total pro forma adjustments for acquisitions consummated as of September 15, 2007 are as though the properties were acquired January 1, 2006. No pro forma adjustments were made for Brooks Corner, The Plaza at Eagle’s Landing, Parkway Centre North I, Parkway Centre North – Outlot Building B, The Shops at Sherman Plaza, New Forest Crossing II, Wickes – Lake Zurich, Spring Town Center III, Lakewood Phase II, Gravois Dillon-Phase III, Inland American Communities, Streets of Cranberry, 14th Street-Birmingham, McKinney Town Center Outlots or Legacy Crossing as the properties were completed in 2006 and 2007 and there were no significant operations prior to the Company’s acquisition.

Unaudited combined gross income and direct operating expenses presented from January 1, 2006 through December 31, 2006 is based on information provided by the Seller for the following properties:

Southgate Apartments
Canfield Plaza
Shakopee Shopping Center
Ahold Portfolio
Lincoln Mall
Monadnock Marketplace
Thermo Process Systems
Fabyan Randall
State Street Market
Shallotte Commons
Northwest Plaza
Gravois Dillon
Forest Plaza
Hilton University of Florida Hotel and Convention Center-Gainesville
The Market at Hilliard
Dulles Executive Plaza
IDS Center
Bradley Portfolio
Lincoln Village
Chesapeake Commons
Crossroads at Chesapeake Commons
Market at Hamilton
The Landings at Clear Lake
AT&T – Cleveland
Villages of Kitty Hawk
Middleburg Crossing
High Ridge Park I & II
Atlas Cold Storage
Washington Mutual
Hyde Park Stop N Shop
Lakewood Mall
New Quest Portfolio
(properties purchased in 2006)
Buckhorn Plaza
AT&T – St. Louis
Schneider Electric
C & S Portfolio
Citizens Portfolio
Washington Park Plaza
Lord Salisbury Center
Encino Canyon Apartments
Seven Palms Apartments

(D)      The historical information represents the consolidated historical statement of operations of Apple Hospitality Five, Inc. for the year ended December 31, 2006 as filed with the Securities Exchange Commission.

(E)        Represents adjustments to record the merger of Apple Hospitality Five, Inc.

(F)        The historical information represents Winston Hotel’s consolidated historical statement of operations for the year ended December 31, 2006 as filed with the Securities Exchange Commission.

(G)       Represents adjustments to record the merger of Winston Hotels.

(H)      No pro forma adjustment has been made related to the business manager management fee as it is assumed that a greater fee would not have been paid as a result of the purchase of these additional properties.

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2006
(unaudited)

(I)           Buildings and improvements will be depreciated on a straight-line basis based upon estimated useful lives of 30 years for building and improvements, 15 years for site improvements and 5 years for furniture, fixtures and equipment.  That portion of the purchase price that is allocated to above or below lease intangibles will be amortized on a straight-line basis over the life of the related leases as an adjustment to rental income.  Other leasing costs, tenant improvements, in-place lease intangibles and customer relationship values will be amortized on a straight-line basis over the life of the related leases as a component of amortization expense.

(J)          To reflect depreciation expense for Winston acquisition using a 30 year life for building and a five year life for furniture, fixtures, and equipment based upon the preliminary purchase price allocation.  The adjustment is calculated as follows:

Adjusted value of real estate assets	$750,171
Less: Non-depreciable real estate assets	(65,637)
Depreciable real estate assets	$684,534

Depreciation expense for twelve months	$34,278
Less: Depreciation recorded by Winston	(22,056)
Depreciation expense adjustment	$12,222

The allocation of the fair market value of real estate assets between building and improvement and non-depreciable real estate, principally land, is preliminary and based upon estimates.  To the extent the fair value of net assets acquired is less than the purchase price, additional amounts could be allocated to identifiable intangible assets and/or goodwill.

(K)      The pro forma weighted average shares of common stock outstanding for the year ended December 31, 2006 was calculated assuming all shares sold to purchase each of the properties were issued on January 1, 2006.

(L)        Management fees are calculated as 4.5% of gross revenues pursuant to the management agreement and are included in property operating expenses.  For the twelve months ended December 31, 2006, pro forma property operating expenses included management fees of $11,827.

(M)   IARETI has ownership interests in LLC’s which own or will own in the future the eight shopping centers in the Ahold Portfolio and Stop N Shop Hyde Park, The Market at Hamilton and Streets of Cranberry.  These entities are considered VIE’s and IARETI is considered the primary beneficiary, therefore, these entities are consolidated.  Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLC’s are treated as 100% owned subsidiary by IARETI with the amount due the outside owners reflected as a financing and included within other financings.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.  For the twelve months ended December 31, 2006, the interest expense included other financing interest expense of $1,069.

(N)      The pro forma adjustments relating to interest expense were based on the following debt terms:

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2006
(unaudited)

	Principal	Interest	Maturity
	Balance	Rate	Date
Sherman Town Center	38,449	4.9500%	07/01/2014
Spring Town Center	7,629	4.8700%	01/01/2015
Eldridge Lakes Town Center	7,504	4.8800%	12/01/2014
CyFair Town Center	5,673	4.8300%	12/01/2014
Hyde Park Stop N Shop	8,100	5.2450%	02/01/2013
Lakewood Shopping Center	11,715	6.0100%	04/01/2024
Monadnock Marketplace	26,785	4.8800%	03/01/2013
Thermo Process Facility	8,201	5.2400%	03/11/2031
Southgate Apartments	10,725	5.4130%	05/01/2016
Shakopee Center	8,800	5.3000%	07/01/2011
Ahold Portfolio 1	41,456	5.1400%	08/11/2011
Ahold Portfolio 2	35,497	5.1700%	08/01/2013
Canfield Plaza	7,575	5.2200%	09/01/2013
Fabyan Randall	13,400	5.3750%	11/01/2013
Dulles Executive Plaza	68,750	5.8510%	09/01/2016
IDS	161,000	5.0000%	01/10/2010
Bradley Portfolio (1)	227,430	6.1130%	11/01/2016
Bradley Portfolio (2)	10,500	5.6627%	11/01/2025
Bradley Portfolio (3)	39,534	5.5400%	01/01/2013
Lincoln Mall	33,835	5.0000%	09/01/2013
Buckhorn Plaza	9,025	5.9930%	12/01/2016
The Market at Hilliard	11,220	5.9630%	12/01/2016
State Street Market	10,450	5.6230%	03/11/2012
ProLogis Properties	32,450	5.5200%	06/01/2017
Shallotte Commons	6,078	5.7650%	06/01/2012
Washington Park Plaza	30,600	5.9200%	05/11/2016
Chesapeake Commons	8,900	5.3810%	06/01/2012
Crossroads at Chesapeake	11,200	5.4050%	06/01/2012
Fields Apartment Homes	18,700	5.3229%	06/01/2017
Schneider Electric	11,000	5.7610%	06/01/2012
Six Pines Properties	158,500	5.4100%	06/01/2017
Market at Hamilton	7,893	5.7700%	06/01/2012
Lakeview Technology Center	14,470	4.9000%	02/11/2011
Bridgeside Point	17,325	5.2000%	02/11/2031
Triangle Center	23,600	4.8300%	03/01/2011
Lincoln Village	22,035	5.3210%	12/01/2016
Washington Mutual	20,115	5.9430%	12/01/2016
AT&T-St. Louis	112,695	5.3430%	01/01/2037
C&S Portfolio	82,500	5.4800%	04/01/2037
Gravois Dillon	12,630	5.4950%	07/01/2017
Worldgate Plaza	59,950	5.2700%	07/01/2017
Northwest Marketplace	19,965	5.5570%	07/01/2017
Pavilions at Hartman Heritage	23,450	5.5950%	07/01/2017
Waterford Place at Shadow Creek Ranch Apartments	16,500	5.5100%	07/11/2017
Penn Park	31,000	5.8800%	01/05/2007
Forest Plaza	8,700	5.6200%	05/01/2015
Villages of Kitty Hawk	11,550	5.6860%	09/01/2017
AT&T - Cleveland	29,242	6.1300%	08/11/2037
Lord Salisbury Center	12,600	5.4460%	09/01/2017

(O)      No pro forma adjustment has been made to interest income for the notes receivable additions.

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2006
(unaudited)

(P)        To reflect depreciation expense for Apple acquisition using a 30 year life for building and a five year life for furniture, fixtures, and equipment based upon the preliminary purchase price allocation.  The adjustment is calculated as follows:

Adjusted value of real estate assets	$616,035
Less: Non-depreciable real estate assets	(92,405)
Depreciable real estate assets	$523,630

Depreciation expense for twelve months	$24,436
Less: Depreciation recorded by Apple	(12,856)
Depreciation expense adjustment	$11,580

The allocation of the fair market value of real estate assets between building and improvement and non-depreciable real estate, principally land, is preliminary and based upon estimates.  To the extent the fair value of net assets acquired is less than the purchase price, additional amounts could be allocated to identifiable intangible assets and/or goodwill.

(Q)      Pro forma adjustments represent operations and the reduction in Apple’s advisory fee for the property sold subsequent to June 30, 2007.

Report of Management
on Internal Control over Financial Reporting

March 7, 2007

To the Shareholders
Apple Hospitality Five, Inc.

Management of Apple Hospitality Five, Inc. (the “Company”) is responsible for establishing and maintaining adequate internal control over financial reporting and for the assessment of the effectiveness of internal control over financial reporting. As defined by the Securities and Exchange Commission, internal control over financial reporting is a process designed by, or under the supervision of the Company’s principal executive and principal financial officers and effected by the Company’s Board of Directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the consolidated financial statements in accordance with U.S. generally accepted accounting principles.

The Company’s internal control over financial reporting is supported by written policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the Company’s transactions and dispositions of the Company’s assets; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of the consolidated financial statements in accordance with generally accepted accounting principles, and the receipts and expenditures of the Company are being made only in accordance with authorizations of the Company’s management and directors; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the consolidated financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In connection with the preparation of the Company’s annual consolidated financial statements, management has undertaken an assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO Framework). Management’s assessment included an evaluation of the design of the Company’s internal control over financial reporting and testing of the operational effectiveness of those controls.

Based on this assessment, management has concluded that as of December 31, 2006, the Company’s internal control over financial reporting was effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles.

Ernst & Young LLP, the independent registered public accounting firm that audited the Company’s consolidated financial statements included in this report, has issued an attestation report on management’s assessment of internal control over financial reporting, a copy of which appears on the next page of this annual report.

/s/ GLADE M. KNIGHT	/s/ BRYAN PEERY
Glade M. Knight Chairman and Chief Executive Officer	Bryan Peery Chief Financial Officer (Principal Accounting Officer)

Report of Independent Registered Public Accounting Firm
on Internal Control over Financial Reporting

The Board of Directors and Shareholders
Apple Hospitality Five, Inc.

We have audited management’s assessment, included in the accompanying “Report of Management on Internal Control over Financial Reporting”, that Apple Hospitality Five, Inc. maintained effective internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). Apple Hospitality Five, Inc.’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management’s assessment and an opinion on the effectiveness of the company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management’s assessment that Apple Hospitality Five, Inc. maintained effective internal control over financial reporting as of December 31, 2006, is fairly stated, in all material respects, based on the COSO criteria. Also, in our opinion, Apple Hospitality Five, Inc. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2006, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Apple Hospitality Five, Inc., as of December 31, 2006 and 2005, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the three years ended December 31, 2006 and our report dated March 7, 2007, expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

Richmond, Virginia
March 7, 2007

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Apple Hospitality Five, Inc.

We have audited the accompanying consolidated balance sheets of Apple Hospitality Five, Inc. (the “Company”) as of December 31, 2006 and 2005, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2006. Our audits also included the financial statement schedule listed in the Index of Item 15. These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Apple Hospitality Five, Inc. at December 31, 2006 and 2005, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Apple Hospitality Five, Inc.’s internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 7, 2007 expressed an unqualified opinion thereon.

/s/ ERNST & YOUNG LLP

Richmond, Virginia
March 7, 2007

Apple Hospitality Five, Inc.

Consolidated Balance Sheets
(in thousands, except share data)

	December 31, 2006	December 31, 2005

ASSETS
Investment in hotels, net of accumulated depreciation of $36,688 and $23,934, respectively	$398,461	$401,732
Cash and cash equivalents	747	1,082
Restricted cash-furniture, fixtures and other escrows	4,423	4,277
Due from third party managers, net	4,021	3,157
Other assets, net	156	3,199

TOTAL ASSETS	$407,808	$413,447

LIABILITIES
Notes payable-secured	$4,497	$4,575
Accounts payable and accrued expenses	3,295	1,986

TOTAL LIABILITIES	7,792	6,561
SHAREHOLDERS’ EQUITY
Preferred stock, authorized 15,000,000 shares; none issued and outstanding	—	—
Series A preferred stock, no par value, authorized 200,000,000 shares; outstanding 45,202,535 and 45,226,571 shares, respectively	—	—
Series B convertible preferred stock, no par value, authorized 240,000 shares; issued and outstanding 240,000 shares	24	24
Common stock, no par value, authorized 200,000,000 shares; outstanding 45,202,535 and 45,226,571 shares, respectively	443,553	443,722
Distributions greater than net income	(43,561)	(36,860)

TOTAL SHAREHOLDERS’ EQUITY	400,016	406,886

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$407,808	$413,447

See notes to consolidated financial statements.

Apple Hospitality Five, Inc.

Consolidated Statements of Operations
(in thousands, except per share data)

	Year ended December 31, 2006	Year ended December 31, 2005	Year ended December 31, 2004
Revenues:
Suite revenue	$117,470	$102,329	$83,588
Other revenue	7,899	7,084	6,672

Total revenue	125,369	109,413	90,260

Expenses:
Operating expense	29,322	27,797	23,533
Hotel administrative expense	10,464	9,575	7,884
Sales and marketing	8,570	7,434	6,263
Utilities	5,441	5,051	3,942
Repair & maintenance	5,515	5,081	4,268
Franchise fees	2,616	1,835	1,325
Management fees	5,579	4,657	3,711
Taxes, insurance and other	8,100	6,970	6,095
General and administrative	3,274	2,807	2,086
Depreciation expense	12,856	11,187	9,452

Total expenses	91,737	82,394	68,559

Operating income	33,632	27,019	21,701
Other	241	—	—
Interest income	185	524	825
Interest expense	(292)	(397)	(404)

Net income	$33,766	$27,146	$22,122

Basic and diluted income per common share	$0.75	$0.60	$0.50

Weighted average shares outstanding—basic and diluted	45,100	45,198	44,524
Distributions declared per common share	$0.90	$0.88	$0.88

See notes to consolidated financial statements.

Apple Hospitality Five, Inc.

Consolidated Statements of Shareholders’ Equity
(in thousands)

	Common Stock		Class B Convertible Stock		Distributions	Total
	Number of Shares	Amount	Number of Shares	Amount	Greater than Net income	Shareholders’ Equity

Balance at January 1, 2004	36,300	$355,989	240	$24	$(7,419)	$348,594

Net proceeds from the sale of common shares	9,372	92,514	—	—	—	92,514
Common shares issued through reinvestment of distributions	523	5,755				5,755
Common shares redeemed	(775)	(8,433)	—	—	—	(8,433)
Net income	—	—	—	—	22,122	22,122
Cash distributions declared to shareholders ($.88 per share)	—	—	—	—	(38,928)	(38,928)

Balance at December 31, 2004	45,420	445,825	240	24	(24,225)	421,624

Common shares issued through reinvestment of distributions	1,060	11,645	—	—	—	11,645
Common shares redeemed	(1,253)	(13,748)	—	—	—	(13,748)
Net income	—	—	—	—	27,146	27,146
Cash distributions declared to shareholders ($.88 per share)	—	—	—	—	(39,781)	(39,781)

Balance at December 31, 2005	45,227	443,722	240	24	(36,860)	406,886

Common shares issued through reinvestment of distributions	1,147	12,614	—	—	—	12,614
Common shares redeemed	(1,171)	(12,840)	—	—	—	(12,840)
Stock options granted	—	57	—	—	—	57
Net income	—	—	—	—	33,766	33,766
Cash distributions declared to shareholders ($.90 per share)	—	—	—	—	(40,467)	(40,467)

Balance at December 31, 2006	45,203	$443,553	240	$24	$(43,561)	$400,016

See notes to consolidated financial statements.

Apple Hospitality Five, Inc.

Consolidated Statements of Cash Flows
(in thousands)

	Year ended December 31, 2006	Year ended December 31, 2005	Year ended December 31, 2004

Cash flow provided by operating activities:
Net income	$33,766	$27,146	$22,122
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	12,856	11,187	9,452
Stock option expense	57	—	—
Other non-operating income	(241)	—	—
Changes in operating assets and liabilities, net of amounts acquired/assumed:
Due from third party manager	(864)	(393)	(747)
Debt service and other escrows	47	15	37
Other assets	79	(432)	(110)
Accrued expenses	1,308	981	201
Net cash provided by operating activities	47,008	38,504	30,955

Cash flow used in investing activities:
Cash paid in acquisition of hotels	—	(28,983)	(65,175)
Proceeds from sale of airplane	2,852	—	—
Decrease in cash paid for future acquisitions	—	846	322
Capital improvements	(9,231)	(6,542)	(1,043)
Net decrease (increase) in cash restricted for property improvements	(193)	582	(1,097)
Net cash used in investing activities	(6,572)	(34,097)	(66,993)
Cash flow from (used in) financing activities
Net proceeds from issuance of common stock	12,614	11,645	98,269
Redemptions of common stock	(12,840)	(13,748)	(8,433)
Repayment of secured notes payable	(78)	(71)	(60)
Cash distributions paid to shareholders	(40,467)	(39,781)	(38,928)
Net cash provided by (used in) financing activities	(40,771)	(41,955)	50,848
Increase (decrease) in cash and cash equivalents	(335)	(37,548)	14,810
Cash and cash equivalents, beginning of period	1,082	38,630	23,820
Cash and cash equivalents, end of period	$747	$1,082	$38,630
Supplemental information:
Interest paid	$577	$397	$370

See notes to consolidated financial statements.

Notes to Consolidated Financial Statements

Note 1

General Information and Summary of Significant Accounting Policies

Organization

Apple Hospitality Five, Inc. (the “Company”) is a Virginia corporation, formed on September 20, 2002, with the first investor closing under its best-efforts offering commencing on January 3, 2003. The offering concluded on March 18, 2004. The accompanying consolidated financial statements include the accounts of the Company along with its subsidiaries. All significant intercompany transactions and balances have been eliminated.

The Company owns 28 hotels and is operated as and has annually elected to be taxed as a real estate investment trust (“REIT”). The REIT Modernization Act, effective January 1, 2001, permits a REIT to establish taxable businesses to conduct certain previously disallowed business activities. The Company has formed wholly-owned taxable REIT subsidiaries, and has leased all of its hotels to these subsidiaries (collectively, the “Lessee”).

Cash and Cash Equivalents

Cash equivalents include highly liquid investments with original maturities of three months or less. The fair market value of cash and cash equivalents approximate their carrying value. Cash equivalents are placed with high credit quality institutions and the balances may at times exceed federal depository insurance limits.

Investment in Hotels and Related Depreciation

The hotels are stated at cost, net of depreciation, and include real estate brokerage commissions paid to Apple Suites Realty Group, Inc. (“ASRG”) (a related party owned by Glade M. Knight, Chairman of the Company). Repair and maintenance costs are expensed as incurred while significant improvements, renovations, and replacements are capitalized. Depreciation is computed using the straight-line method over estimated useful lives of the assets, which are 39 years for buildings, 10 years for major improvements and three to seven years for furniture and equipment.

The Company considers expenditures to be capital in nature based on the following criteria: (1) for a single asset, the cost must be at least $500, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; (2) for group purchases of 10 or more identical assets, the unit cost for each asset must be at least $50, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; and (3) for major repairs to buildings, the repair must be at least $2,500 and the useful life of the asset must be substantially extended.

The Company records impairment losses on hotel properties used in operations if indicators of impairment are present, and the undiscounted cash flows estimated to be generated by the respective properties are less than their carrying amount. Impairment losses are measured as the difference between the asset’s fair value less cost to sell, and its carrying value. No impairment losses have been recorded to date.

Revenue Recognition

Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or utilizes the hotel’s services.

Comprehensive Income

The Company recorded no comprehensive income for the years ended December 31, 2006, 2005 and 2004 other than net income.

Notes to Consolidated Financial Statements—(Continued)

Earnings Per Common Share

Basic earnings per common share is computed based upon the weighted average number of shares outstanding during the year. Diluted earnings per share is calculated after giving effect to all potential common shares that were dilutive and outstanding for the year. There were no potential common shares with a dilutive effect at December 31, 2006, 2005 and 2004; therefore, basic and diluted earnings per share were equal for the periods presented. Series B convertible preferred shares are not included in earnings per common share calculations until such time the Series B convertible preferred shares are converted to common shares (see Note 4).

Federal Income Taxes

As a REIT, the Company receives a deduction for its distributions to shareholders and is required to distribute 90% of its earnings and profits. Earnings and profits will differ from income reported for financial reporting purposes primarily due to the differences for federal income tax purposes in the estimated useful lives used to compute depreciation. The Company’s distributions are taxable to its shareholders to the extent the distribution is characterized as ordinary income. The characterization of 2006 distributions of $0.90 per share for tax purposes was 95% ordinary income and 5% return of capital and 2005 distributions of $0.88 per share for tax purposes was 71% ordinary income and 29% return of capital (unaudited).

The Lessee, as a taxable REIT subsidiary of the Company, is subject to federal and state income taxes. The taxable REIT subsidiary incurred a financial reporting and taxable loss for the years ended December 31, 2006, 2005 and 2004 and therefore did not have any federal tax expense. No operating loss benefit has been recorded in the consolidated balance sheet since realization is uncertain. The total net operating loss carry-forward for federal income tax purposes was approximately $8.9 million at December 31, 2006 and $6.9 million at December 31, 2005. The net operating losses expire beginning in 2023. There are no material differences between the book and tax basis of the Company’s assets.

Sales and Marketing Costs

Sales and marketing costs are expensed when incurred. These costs represent the expense for franchise advertising and reservation systems under the terms of the hotel management agreements and general and administrative expenses that are directly attributable to advertising and promotion.

Stock Incentive Plans

Effective January 1, 2006, the Company adopted Financial Accounting Standards Board (“FASB”) Statement No. 123 (revised 2004), Share-Based Payment, which is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation and elected the modified prospective transition method. Accordingly, no prior year amounts have been restated. Statement 123 (R) supersedes APB Opinion No. 25 Accounting for Stock Issued to Employees, (elected by the Company prior to 2006), and amends FASB Statement No. 95, Statement of Cash Flows. Generally, the approach in Statement 123 (R) is similar to the approach described in Statement 123. However, Statement 123 (R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. During 2006 approximately 60,000 directors’ stock options were issued and share based expense of approximately $57,000 was recorded.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

Notes to Consolidated Financial Statements—(Continued)

Summary of Significant Recent Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109. This interpretation requires that income tax positions recognized in an entity’s tax returns have a more-likely-than-not chance of being sustained prior to recording the related tax benefit in the financial statements. Tax benefits would be derecognized if information became available which indicated that it was more-likely-than-not that the position would not be sustained. The Company will adopt this interpretation in the first quarter of 2007. The Company is currently evaluating the impact, if any, of this interpretation.

Note 2

Investments in Hotels

At December 31, 2006, the Company owned 28 hotels which were acquired during 2005, 2004 and 2003. Twenty-two of the hotels are Marriott brands of which 11 are Residence Inn by Marriott, nine of the hotels are Courtyard by Marriott, one hotel is a Marriott Suites and one hotel is a SpringHill Suites. The other six are Hilton brand hotels of which four are Homewood Suites by Hilton and two are Hilton Garden Inns. The hotels are located in fifteen states.

Investment in hotels consisted of the following at December 31 (in thousands):

	2006	2005

Land	$76,798	$76,798

Building and Improvements	333,737	328,244

Furniture, Fixtures and Equipment	24,614	20,624
	435,149	425,666

Less Accumulated Depreciation	(36,688)	(23,934)

Investments in Hotels, net	$398,461	$401,732

Notes to Consolidated Financial Statements—(Continued)

Acquisitions

As of December 31, 2006, the Company owned the following 28 hotels:

City	State	Franchise/Brand	Date Acquired	Gross Purchase Price	# of Guestrooms

Tucson	Arizona	Courtyard	October 2003	$12,500,000	153

Tucson	Arizona	Residence Inn	December 2004	12,000,000	120
Cypress	California	Residence Inn	May 2003	19,000,000	155
Colorado Springs	Colorado	Homewood Suites	February 2003	12,300,000	127
Danbury	Connecticut	SpringHill Suites	August 2003	11,500,000	106
Tampa	Florida	Hilton Garden Inn	September 2003	12,250,000	95
Baton Rouge	Louisiana	Homewood Suites	February 2003	7,000,000	115
Las Vegas	Nevada	Marriott Suites	October 2003	42,500,000	278
Lebanon	New Jersey	Courtyard	August 2003	15,000,000	125
Cranbury	New Jersey	Residence Inn	May 2003	11,000,000	108
Somerset	New Jersey	Residence Inn	May 2003	13,000,000	108
Albuquerque	New Mexico	Homewood Suites	February 2003	12,900,000	151
Westbury	New York	Hilton Garden Inn	December 2003	19,000,000	140
Hauppauge	New York	Residence Inn	May 2003	18,500,000	100
Solon	Ohio	Homewood Suites	September 2003	10,050,000	86
Nashville	Tennessee	Residence Inn	June 2003	8,800,000	168
Addison	Texas	Courtyard	October 2003	15,600,000	176
Harlingen	Texas	Courtyard	October 2003	10,000,000	114
Houston	Texas	Courtyard	October 2003	15,000,000	153
Houston	Texas	Courtyard	August 2004	11,000,000	100
Houston	Texas	Residence Inn	August 2004	13,200,000	120
Fort Worth	Texas	Courtyard	March 2004	10,500,000	92
Brownsville	Texas	Residence Inn	October 2003	11,300,000	102
Dallas Fort Worth	Texas	Residence Inn	October 2003	11,000,000	100
Houston Westchase	Texas	Residence Inn	January 2003	14,300,000	120
Park Central	Texas	Residence Inn	October 2003	13,900,000	139
Merrifield	Virginia	Courtyard	August 2005	27,925,000	206
Federal Way	Washington	Courtyard	September 2004	16,900,000	160
				$407,925,000	3,717

Substantially all of the purchase price for all of the hotels was funded by the Company’s best efforts offering of Units. The Company leased all of its hotels to wholly-owned taxable REIT subsidiaries (collectively, the “lessee”) under master hotel lease agreements.

No goodwill or intangible assets were recorded in connection with any of the acquisitions.

Note 3

Notes Payable and Credit Agreements

In conjunction with the acquisition of eight operating hotels in October 2003, the Company assumed debt with the Harlingen hotel in the approximate amount of $4,850,000 which is secured by a first mortgage on the hotel. The loan matures on June 1, 2011. As of December 31, 2006, the outstanding principal balance for this loan was approximately $4.5 million. The annual interest rate is 8.5% and payments of principal and interest are

Notes to Consolidated Financial Statements—(Continued)

due in monthly installments. The amount due each month is $39,053. The loan is amortized for a period of twenty-five years and a balloon payment in the amount of $4.1 million is due on June 1, 2011. At the request of the lender, the Company formed new subsidiaries to serve as the owner and lessee for this hotel, and caused these subsidiaries to be “special purpose entities.” To qualify as special purpose entities, these subsidiaries have organizational documents that impose certain requirements on them while the loan is outstanding. In particular, these subsidiaries must maintain separate legal identities and must limit their activities to dealing with the hotel that secures the loan.

The aggregate amounts of principal payable under the Company’s promissory note, for the five years subsequent to December 31, 2006 are as follows (in thousands):

2007	$84

2008	91

2009	100

2010	109

2011	4,113
$4,497

In January 2006, the Company entered into a $10 million revolving line of credit (one-year maturity). The line bears interest based on LIBOR or the prime lending rate and is used for working capital needs. The line of credit was renewed in January 2007 for an additional year.

Note 4

Shareholders’ Equity

The Company registered its Units (each Unit consists of one common share and one Series A preferred share) on Registration Statement Form S-11 (File No. 333-100044) filed with the Securities and Exchange Commission on December 3, 2002. The Company began its best-efforts offering of its Units, no par value, the same day the Registration Statement was declared effective by the Securities and Exchange Commission. The managing underwriter was David Lerner Associates, Inc. All of the Units were sold for the Company’s account. The Company concluded its best efforts offering on March 18, 2004.

The Series A preferred shares have no voting rights and no conversion rights. In addition, the Series A preferred shares are not separately tradable from the common shares to which they relate. The Series A preferred shares have no distribution rights except a priority distribution upon the sale of the Company’s assets. The priority distribution will be equal to $11.00 per Series A preferred share, and no more, before any distribution will be made to the holders of any other shares. Upon that distribution, the Series A preferred shares will have no other distribution rights.

The Company currently has 240,000 Series B convertible preferred shares issued and outstanding, which are owned by the Company’s Chairman and Chief Executive Officer. There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the Articles of Incorporation that would adversely affect the Series B convertible preferred shares. Upon liquidation of the Company, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment. However, the priority liquidation payment to the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares into which each Series B convertible preferred share would convert. In the event that the liquidation of the Company’s assets results in proceeds that exceed the distribution rights of the Series A

Notes to Consolidated Financial Statements—(Continued)

preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis. The Series B convertible preferred shares are convertible into Units upon and for 180 days following the occurrence of either of the following events: (1) substantially all of the Company’s assets, stock or business is transferred as a going concern, whether through exchange, merger, consolidation, lease, share exchange or otherwise, other than a sale of assets in liquidation, dissolution or winding up of the Company’s business; or (2) the Company’s common shares are listed on any securities exchange or quotation system or in any established market.

Upon the occurrence of either triggering event and for purposes of determining the liquidation payment due to each holder of a Series B convertible preferred share, each Series B convertible preferred share is convertible into 12.11423 Units. No additional consideration is due upon the conversion of the Series B convertible preferred shares. If the Company terminates or fails to renew the Advisory Agreement with AFA, the Series B convertible preferred shares will be entitled to dividend distributions and voting rights on an as converted basis. In this event, the liquidation preference of the Series A preferred shares will continue.

Expense related to the issuance of the 240,000 Series B convertible preferred shares to Mr. Knight will be recognized at such time when the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering the conversion of the Series B shares to common shares occurs. The expense will be measured as the difference between the fair value of the common stock for which the Series B shares can be converted and the amounts paid for the Series B shares. The beneficial conversion feature at December 31, 2005, assuming a conversion event had occurred, would be approximately 2.9 million common shares, which based upon the sales price of the Company’s shares at $11 per share would result in approximately $32 million of expense.

During the first quarter of 2004, the Company instituted a dividend reinvestment plan. The purpose of the plan is to provide the Company’s shareholders with a convenient and inexpensive way to increase their investment in the Company by reinvesting their dividends to purchase additional Units. As of December 31, 2006, 2.7 million Units have been reinvested representing $30.0 million in proceeds to the Company through the plan. During 2006, 1.1 million Units were reinvested, representing $12.6 million in proceeds to the Company.

The Company has instituted a share redemption program to provide its shareholders who have held their Units for at least one year with the benefit of limited interim liquidity, by presenting for redemption all or any portion of their Units at any time and in accordance with certain procedures. Once this time limitation has been met, the Company may, subject to certain conditions and limitations, redeem the Units presented for redemption for cash, to the extent that the Company has sufficient funds available to fund the redemption. If Units are held for the required one-year period, the Units may be redeemed for a purchase price equal to the lesser of: (1) $11.00 per unit; or (2) the purchase price per Unit that was actually paid for the Units. The board of directors reserves the right, in its sole discretion, at any time and from time to time, to waive the one-year holding period, reject any request for redemption, change the purchase price for redemptions or otherwise amend the terms of, suspend, or terminate the share redemption program. Redemption of Units, when requested, will be made quarterly on a first-come, first-served basis. As of December 31, 2006, the Company has redeemed $35.0 million representing 3.2 million Units. During 2006, the Company redeemed $12.8 million, representing 1.2 million Units.

The Company’s articles of incorporation authorize issuance of up to 15 million additional preferred shares. No preferred shares other than the Series A preferred shares and the Series B convertible preferred shares (discussed above) have been issued. The Company believes that the authorization to issue additional preferred shares benefits the Company and its shareholders by permitting flexibility in financing additional growth, giving the Company additional financing options in corporate planning and in responding to developments in business, including financing of additional acquisitions and other general corporate purposes. Having authorized preferred

Notes to Consolidated Financial Statements—(Continued)

shares available for issuance in the future gives the Company the ability to respond to future developments and allows preferred shares to be issued without the expense and delay of a special shareholders’ meeting. At present, the Company has no specific financing or acquisition plans involving the issuance of additional preferred shares and the Company does not propose to fix the characteristics of any series of preferred shares in anticipation of issuing preferred shares other than the Series A preferred shares and Series B convertible preferred shares discussed above. The Company cannot now predict whether or to what extent, if any, additional preferred shares will be used or if so used what the characteristics of a particular series may be. The voting rights and rights to distributions of the holders of common shares will be subject to the prior rights of the holders of any subsequently-issued preferred shares. Unless otherwise required by applicable law or regulation, the preferred shares would be issuable without further authorization by holders of the common shares and on such terms and for such consideration as may be determined by the board of directors. The preferred shares could be issued in one or more series having varying voting rights, redemption and conversion features, distribution (including liquidating distribution) rights and preferences, and other rights, including rights of approval of specified transactions. A series of preferred shares could be given rights that are superior to rights of holders of common shares and a series having preferential distribution rights could limit common share distributions and reduce the amount holders of common shares would otherwise receive on dissolution.

Note 5

Stock Incentive Plans

On January 2, 2003, the Board of Directors approved a Non-Employee Directors Stock Option Plan (the “Directors Plan”) whereby directors, who are not employees of the Company or affiliates, automatically receive options to purchase stock for five years from the adoption of the plan. Under the Directors Plan, the number of Units authorized for issuance is equal to 45,000 plus 1.8% of the number of Units sold in excess of 4,761,905 Units. This plan currently relates to the initial public offering of 45,670,995 Units; therefore, the maximum number of Units authorized under the Directors Plan is currently 781,364. The options expire 10 years from the date of grant.

On January 2, 2003, the Board of Directors approved an Incentive Stock Option Plan (the “Incentive Plan”) whereby incentive awards may be granted to certain employees of the Company or affiliates. The maximum number of Units that can be issued under the Incentive Plan is 1,927,045. As of December 31, 2006, no options have been issued under the plan.

Both plans generally provide, among other things, that options be granted at exercise prices not lower than the market value of the Units on the date of grant. The optionee has up to 10 years from the date on which the options first become exercisable to exercise the options. In 2006, 2005 and 2004 the Company granted 59,590, 50,715 and 36,388 options to purchase shares under the Directors Plan and granted no options under the Incentive Plan. All options vested on the date of issuance. Activity in the Company’s share option plan during 2006, 2005 and 2004 is summarized in the following table:

	2006	2005	2004

Outstanding, beginning of year:	121,343	70,628	34,240

Granted	59,590	50,715	36,388

Exercised	—	—	—

Expired or canceled	—	—	—

Outstanding, end of year:	180,933	121,343	70,628

Exercisable, end of year:	180,933	121,343	70,628

The weighted-average exercise price:	$11.00	$11.00	$11.00

Notes to Consolidated Financial Statements—(Continued)

Beginning January 1, 2006, the Company adopted FASB Statement 123 (R) under the modified prospective transition method and recorded $57,000 of stock based expense for the 59,590 options issued.

Prior to January 1, 2006, the Company used the intrinsic value method, as defined by APB 25, to account for stock-based compensation. This method required compensation expense to be recognized for the excess of the quoted market price of the stock at the grant date or the measurement date over the amount an employee must pay to acquire the stock.

Note 6

Management Agreements

Except for nine Marriott brand hotels that are managed by Western International, Inc. (“Western”), the Company’s Marriott brand hotels are subject to management agreements under which Marriott or its affiliates (the “Manager”) manages the hotels and provides access to the Company to Marriott’s intellectual property and proprietary sales and reservation system, generally for an initial term of 30 years with renewal terms at the option of the Manager and the Company of up to an additional 30 years. The agreements generally provide for payment of base management fees, which are calculated annually and are a percentage of sales, incentive management fees over a priority return (as defined in the management agreements), system fees and marketing fees. Additionally, these agreements have termination provisions for the Company if certain operating results are not achieved. During the years ended December 31, 2006, 2005 and 2004, the Company incurred approximately $701 thousand, $332 thousand and $425 thousand in incentive management fees.

Western manages five of the Company’s Residence Inn hotels and four of the Company’s Courtyard by Marriott hotels. These hotels are given access to Marriott’s intellectual property and proprietary sales and reservation system under franchise agreements with Marriott. Western manages day-to-day operations of these hotels and charges management fees for this function, which are calculated as a percent of revenue. Each hotel is also subject to incentive management fees, if certain levels of operating profit are reached. For the year ended December 31, 2006, the Company incurred $41,000 in incentive management fees. In 2005 and 2004, the Company did not incur incentive management fees. These management agreements are for a term of five years and include a provision for early termination if certain results and conditions are not met.

Hilton, or one of its affiliates, manages day-to-day operations of the Company’s Homewood Suites and Hilton Garden Inn hotels. Hilton charges fees for this function, which are calculated as a percentage of revenue. Hilton also charges a fee, calculated as a percentage of suite revenue, for franchise licenses to operate as a Homewood Suites by Hilton or a Hilton Garden Inn and to participate in its reservation system. The terms of these management agreements and franchise agreements range from 15 to 20 years.

During the years ended December 31, 2006, 2005 and 2004, the Company incurred approximately $8.2 million, $6.5 million and $5.0 million associated with these agreements.

Note 7

Related Parties

The Company has significant transactions with related parties. These transactions cannot be construed to be arms length, and the results of the Company’s operations may be different if these transactions were conducted with non-related parties.

The Company has contracted with ASRG to provide brokerage services for the acquisition and disposition of the Company’s real estate assets. In accordance with the contract, ASRG is paid a fee of 2% of the gross purchase price of any acquisitions or gross sale price of any dispositions of real estate investments, subject to certain conditions. These acquisition fees are capitalized as part of the purchase price of the hotels. There were

Notes to Consolidated Financial Statements—(Continued)

no acquisitions or dispositions during 2006; therefore, there were no costs incurred with ASRG during 2006. Total payments to date to ASRG for services under the terms of this contract were approximately $8.2 million, which have been capitalized as a part of the purchase price of the hotels.

Effective January 3, 2003, the Company contracted with Apple Hospitality Five Advisors, Inc. (“AFA”), which in turn subcontracts with Apple Suites Advisors, Inc. (“ASA”), a subsidiary of Apple Hospitality Two, Inc., to advise and provide day-to-day management services for the Company and due-diligence services on acquisitions. In accordance with the contract, the Company pays AFA a fee equal to .1% to .25% of total equity contributions received by the Company in addition to certain reimbursable expenses. AFA in turn pays that total amount to ASA. For the years ended December 31, 2006, 2005 and 2004 , the Company incurred and paid advisory and other reimbursable expenses of approximately $2.4 million, $1.7 million and $1.0 million under this agreement. These amounts are included in general and administrative expense.

AFA and ASRG are 100% owned by Mr. Glade M. Knight, the Company’s Chairman. ASA is a wholly-owned subsidiary of Apple Hospitality Two, Inc. Mr. Knight also serves as the Chairman and CEO of Apple Hospitality Two, Inc., a hospitality REIT, Apple REIT Six, Inc., a diversified REIT and Apple REIT Seven, Inc., a diversified REIT. The Company’s Board of Directors has members that are also on the Board of Directors of Apple Hospitality Two, Inc., Apple REIT Six, Inc., or Apple REIT Seven, Inc.

Note 8

Pro Forma Information (Unaudited)

The following unaudited pro forma information for the year ended December 31, 2004 is presented as if the hotel acquisitions occurred on January 1, 2004. The pro forma information does not purport to represent what the Company’s results of operations would actually have been if such transactions, in fact, had occurred on January 1, 2004, nor does it purport to represent the results of operations for future periods.

(In thousands, except per share data)	Year ended December 31, 2004

Hotel revenues	$94,987

Net income	$23,341

Net income per share basic and diluted	$0.52

The pro forma information reflects adjustments for actual revenues and expenses of the 5 hotels acquired in 2004 for the respective period owned prior to acquisition by the Company. Net income has been adjusted as follows: (1) depreciation has been adjusted based on the Company’s basis in the hotels; (2) advisory expenses have been adjusted based on the Company’s contractual arrangements; and (3) common stock raised during 2004 to purchase these hotels has been adjusted to reflect issuances as of January 1, 2004.

Note 9

Other Assets

On May 17, 2006, the Company sold its Lear jet for approximately $2.9 million. The disposal resulted in a gain of approximately $241,000.

Note 10

Subsequent Events

During January 2007, the Company paid distributions in the amount of $3.4 million. Of that amount, $2.2 million was paid out in cash dividends and $1.2 million was reinvested into additional Units of the Company.

Notes to Consolidated Financial Statements—(Continued)

During February 2007, the Company paid distributions in the amount of $3.4 million. Of that amount, $2.2 million was paid out in cash dividends and $1.2 million was reinvested into additional Units of the Company.

During January 2007, the Company redeemed 322,563 Units representing approximately $3.5 million, under its Share Redemption Program.

In January 2007, the Company extended the term of its $10 million revolving line of credit for an additional year. The other terms of the line of credit remain the same.

Apple Hospitality Two, Inc. entered into a definitive merger agreement in February 2007 with an unrelated third party. The transaction is subject to numerous due diligence items and shareholder approval. If the merger is completed as anticipated during the second quarter of 2007, the Company would become self-advised. By becoming self-advised the Company plans on terminating its advisory agreement with AFA and ASRG and retaining the employees it currently utilizes through its relationship with Apple Hospitality Two, Inc. The Company would incur no incremental cost by retaining the employees, the Company would eliminate its annual advisory fee (approximately $1.2 million in 2006) and eliminate a potential fee of 2% per transaction on the sale of any properties. The termination does trigger dividend and voting rights for the Series B convertible preferred shares, which requires the Company to record the value of those shares at the time of termination. The Company is currently analyzing the amount of this expense and does anticipate it to be a material item.

APPLE HOSPITALITY FIVE, INC.

FORM 10-Q

INDEX

Page Number

PART I. FINANCIAL INFORMATION

Item 1.	Financial Statements (Unaudited)

	Consolidated Balance Sheets - June 30, 2007 and December 31, 2006	F-69

	Consolidated Statements of Operations - Three and six months ended June 30, 2007 and Three and six months ended June 30, 2006	F-70

	Consolidated Statements of Cash Flows - Six months ended June 30, 2007 and Six months ended June 30, 2006	F-71

	Notes to Consolidated Financial Statements	F-72

Apple Hospitality Five, Inc.
Consolidated Balance Sheets (unaudited)
(in thousands, except share data)

	June 30, 2007	December 31, 2006
ASSETS
Investment in hotels, net of accumulated depreciation of $43,499 and $36,688, respectively	$393,469	$398,461
Cash and cash equivalents	64	747
Restricted cash-furniture, fixtures and other escrows	5,559	4,423
Due from third party managers, net	7,017	4,021
Other assets, net	435	156
TOTAL ASSETS	$406,544	$407,808
LIABILITIES
Notes payable	$4,715	$4,497
Accounts payable and accrued expenses	2,329	3,295
TOTAL LIABILITIES	7,044	7,792
SHAREHOLDERS’ EQUITY
Preferred stock, authorized 15,000,000 shares; none issued and outstanding	—	—
Series A preferred stock, no par value, authorized 200,000,000 shares; outstanding 45,205,980 and 45,202,535 shares, respectively	—	—
Series B convertible preferred stock, no par value, authorized 240,000 shares; issued and outstanding 240,000 shares	32,006	24
Common stock, no par value, authorized 200,000,000 shares; outstanding 45,205,980 and 45,202,535 shares, respectively	443,666	443,553
Distributions greater than net income	(76,172)	(43,561)
TOTAL SHAREHOLDERS’ EQUITY	399,500	400,016
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$406,544	$407,808

See notes to consolidated financial statements.

Apple Hospitality Five, Inc.
Consolidated Statements of Operations (unaudited)
(in thousands, except per share data)

	Three months ended June 30, 2007	Three months ended June 30, 2006	Six months ended June 30, 2007	Six months ended June 30, 2006
Revenues:
Suite revenue	$32,627	$30,909	$64,109	$60,574
Other revenue	2,086	1,998	4,316	3,970
Reimbursed expenses	531	—	531	—
Total revenue	35,244	32,907	68,956	64,544
Expenses:
Operating expense	7,768	7,485	15,207	14,731
Hotel administrative expense	2,704	2,632	5,364	5,199
Sales and marketing	2,304	2,249	4,431	4,295
Utilities	1,229	1,244	2,591	2,556
Repair & maintenance	1,481	1,388	2,832	2,685
Franchise fees	761	678	1,475	1,352
Management fees	1,810	1,475	3,827	3,168
Taxes, insurance and other	2,167	1,953	4,043	3,968
Reimbursed expenses	531	—	531	—
General and administrative	577	927	1,372	1,584
Transaction advisory expense	159	—	159	—
Depreciation expense	3,420	3,181	6,811	6,293
Total expenses	24,911	23,212	48,643	45,831
Operating income	10,333	9,695	20,313	18,713
Series B convertible preferred share expense	(31,982)	—	(31,982)	—
Other	—	241	—	241
Interest expense, net	(106)	(138)	(203)	(308)
Net income (loss)	(21,755)	9,798	(11,872)	18,646
Preferred stock dividends	220	—	220	—
Net income (loss) applicable to common shareholders	$(21,975)	$9,798	$(12,092)	$18,646
Basic and diluted income per common share applicable to common shareholders	$(0.49)	$0.22	$(0.27)	$0.41
Weighted average shares outstanding - basic and diluted	45,111	45,087	45,115	45,092
Distributions declared per common share	$0.23	$0.22	$0.45	$0.44

See notes to consolidated financial statements.

Apple Hospitality Five, Inc.
Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Six months ended June 30, 2007	Six months ended June 30, 2006
Cash flow from operating activities:
Net income (loss)	$(11,872)	$18,646
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	6,811	6,293
Series B convertible preferred share expense	31,982	—
Stock option expense	48	57
Other non-operating income	—	(241)
Changes in operating assets and liabilities:
Due from third party managers	(2,996)	(3,144)
Debt service and other escrows	54	97
Other assets	(279)	(282)
Accrued expenses	(714)	(316)
Net cash from operating activities	23,034	21,110
Cash flow used in investing activities:
Proceeds from sale of airplane	—	2,852
Capital improvements	(2,071)	(3,980)
Net decrease in cash restricted for property improvements	(1,190)	(816)
Net cash used in investing activities	(3,261)	(1,944)
Cash flow used in financing activities:
Net proceeds from issuance of common stock	7,218	5,796
Redemptions of common stock	(7,154)	(6,466)
Repayment of secured notes payable	(42)	(39)
Net proceeds from line of credit	260	1,300
Cash distributions paid to shareholders	(20,738)	(19,949)
Net cash used in financing activities	(20,456)	(19,358)
Decrease in cash and cash equivalents	(683)	(192)
Cash and cash equivalents, beginning of period	747	1,082
Cash and cash equivalents, end of period	$64	$890

See notes to consolidated financial statements.

Notes to Consolidated Financial Statements

Note 1

General Information and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions for Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information required by accounting principles generally accepted in the United States. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. These unaudited financial statements should be read in conjunction with the Company’s audited consolidated financial statements contained in the Company’s December 31, 2006 Annual Report on Form 10-K. Operating results for the three and six months ended June 30, 2007 are not necessarily indicative of the results that may be expected for the year ending December 31, 2007.

Organization

Apple Hospitality Five, Inc. (the “Company”), a Virginia corporation, was formed on September 20, 2002, and its first investor closing was on January 3, 2003. The Company completed its best-efforts offering on March 18, 2004. The accompanying consolidated financial statements include the accounts of the Company along with its subsidiaries. All significant intercompany transactions and balances have been eliminated.

Income Taxes

Effective January 1, 2007, the Company adopted FASB (“Financial Accounting Standards Board”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109.” This interpretation requires that income tax positions recognized in an entity’s tax returns have a more-likely-than-not chance of being sustained prior to recording the related tax benefit in the financial statements. Tax benefits would be derecognized if information became available which indicated that it was more-likely-than-not that the position would not be sustained. This interpretation did not have a material impact on the Company’s results of operations or statement of financial position.

Earnings Per Common Share

In May 2007 due to the termination by the Company of its advisory agreements with Apple Five Advisors, Inc. and Apple Suites Realty Group, the dividend rights, on an as converted basis, of the Series B convertible preferred shares were triggered. As a result, beginning in June 2007, the Series B convertible shares will receive dividends on an as converted basis when distributions are made to common shareholders. For basic earnings per share purposes, net income or loss applicable to common shareholders is divided by the weighted average number of shares outstanding during the period. For diluted earnings per share purposes, net income or loss available to common shareholders is divided by the weighted average number of shares outstanding after giving effect to all potential common shares that were dilutive and outstanding for the period. Because of the net loss applicable to common shareholders for the three and six months ended June 30, 2007, the impact of the Series B convertible preferred shares on an as converted basis had an anti-dilutive affect and therefore are not included in the weighted average shares outstanding for the three and six months ended June 30, 2007.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

Note 2

Notes payable

In January 2007, the Company extended the term of its $10 million revolving line of credit for an additional year. The other terms of the line of credit remain the same.

Note 3

Shareholders’ Equity

The Company has a Unit Redemption Program to provide limited interim liquidity to its shareholders. Redemption of Units, when requested, is made quarterly on a first-come, first-served basis. Shareholders may request redemption of Units for a purchase price equal to the lesser of: (1) the purchase price per Unit that the shareholder actually paid for the Unit; or (2) $11.00 per Unit. The Company reserves the right to change the purchase price of redemptions, reject any request for redemption, or otherwise amend the terms of, suspend, or terminate the Unit Redemption Program. During the six months ended June 30, 2007, the Company redeemed 652,738 Units in the amount of $7.2 million under the program.

During 2004, the Company instituted a dividend reinvestment plan to its shareholders. The plan provides a convenient and cost effective way to increase shareholder investment in the Company by reinvesting dividends to purchase additional Units of the Company. The uses of the proceeds from this plan may include purchasing Units under the Company’s Unit Redemption Program, enhancing properties, satisfying financing obligations and other expenses, increasing working capital, funding various corporate operations, and acquiring hotels. The Company has registered 7 million shares for potential issuance under the plan. During the six months ended June 30, 2007, 656,206 Units were issued under the plan representing approximately $7.2 million.

The Company’s termination of its advisory agreements with affiliates, Apple Five Advisors, Inc. and Apple Suites Realty Group, in May 2007, triggered dividend and voting rights for the Company’s Series B preferred shares on an as converted basis. In conjunction with this event, the Company recorded a non-cash charge of $32.0 million to reflect the estimated fair market value of these shares. Dividends were paid to the Series B shareholders in June 2007.

Note 4

Related Parties

The Company has significant transactions with related parties. These transactions cannot be construed to be arm’s length and the results of the Company’s operations may be different if these transactions were conducted with non-related parties.

On May 24, 2007, the Company became self-advised as it terminated its advisory agreement with Apple Five Advisors, Inc. (“AFA”) and terminated its brokerage agreement with Apple Suites Realty Group, Inc. (“ASRG”). AFA and ASRG had been utilizing employees of an affiliated company Apple Hospitality Two, Inc. to provide the advisory and other services. On May 23, 2007, Apple Hospitality Two, Inc. completed a merger with an unrelated third party and was no longer able to provide these services. As a result, the Company retained the employees that had been providing these services and became self advised. The Company eliminated its annual advisory fee paid to AFA of approximately $1.2 million and eliminated a potential fee of 2% per transaction on the sale or purchase of any properties. During the six months ended June 30, 2007 and 2006 until this agreement was terminated, the Company incurred advisory and other reimbursable expenses of approximately $0.6 million and $1.0 million. The termination of this advisory agreement in May 2007 triggered dividend and voting rights for the Company’s Series B convertible preferred shares on an as converted basis, and the Company recorded a non-cash charge of $32.0 million in the second quarter of 2007.

Effective May 24, 2007, through a wholly-owned subsidiary, Apple Fund Management, LLC, the Company now provides support services to Apple Suites Realty Group, Inc. (“ASRG”), Apple Six Advisors, Inc. (“A6A”), Apple REIT Six, Inc., Apple Seven Advisors, Inc. (“A7A”), Apple REIT Seven, Inc., Apple Eight Advisors, Inc. (“A8A”), and Apple REIT Eight, Inc. A6A provides day to day advisory and real estate due diligence services to Apple REIT Six, Inc. A7A provides day to day advisory and real estate due diligence services to Apple REIT Seven, Inc., and A8A provides day to day advisory and real estate due diligence services to Apple REIT Eight, Inc. ASRG, A6A, A7A and A8A are 100% owned by Mr. Glade Knight, the Company’s Chairman and Chief Executive Officer. ASRG provides real estate brokerage services to Apple REIT Six, Inc., Apple REIT Seven, Inc., and Apple REIT Eight, Inc. Each of these companies has agreed to reimburse the Company for its costs in providing these services. For the six months ended June 30, 2007, the Company received reimbursement of its costs totaling approximately $0.5 million. Mr. Knight is Chairman and Chief Executive Officer of Apple REIT Six Inc, Apple REIT Seven, Inc., and Apple REIT Eight, Inc. Additionally, the Company’s Board of Directors has members that are also on the Board of Directors of Apple REIT Six, Inc., Apple REIT Seven, Inc. or Apple REIT Eight, Inc.

Note 5

Subsequent Events

In July 2007, the Company declared and paid approximately $3.4 million, or $.076 per share, in distributions to its common shareholders, of which $1.3 million or 114,000 Units were reinvested under the Company’s Dividend Reinvestment Plan. The Company also declared and paid approximately $0.2 million, or $0.76 per share, in distributions to its Series B preferred shareholders on an as converted basis.

In July 2007, the Company entered into an agreement to sell its Las Vegas, Nevada, Marriott Suites hotel for $87,250,000. This agreement was subject to an inspection period during which the potential buyer had the right to evaluate the legal, title, survey, construction, physical condition, structural, mechanical, environmental, economic, permit status, franchise status, financial and other documents and information related to the hotel. The agreement remains subject to customary closing conditions. There can be no assurance that the agreement will not be terminated or that a sale will occur. If the closing conditions are satisfied, it is anticipated that the sale could close during August 2007. At June 30, 2007, the net book value of the property was approximately $42 million.

In July 2007 the Company entered into a definitive merger agreement to be acquired by Inland American Real Estate Trust, Inc. (“Inland”). This agreement is subject to shareholder approval and customary closing conditions. Under the merger agreement, Inland will acquire all of the outstanding shares of the Company for approximately $14.05 per share. The Company’s dividend reinvestment and share redemption programs were suspended upon the signing of the merger agreement. There can be no assurance that the merger agreement will not be terminated or that a merger will occur. If the closing conditions are satisfied, it is anticipated that the merger could close during the fourth quarter of 2007. In connection with these activities, the Company incurred $0.2 million in expenses in the six months ended June 30, 2007.

Winston Hotels, Inc.
Unaudited Consolidated Financial Statements
June 30, 2007

WINSTON HOTELS, INC.
Index

WINSTON HOTELS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	June 30, 2007	December 31, 2006

ASSETS
Land	$59,670	$59,803
Buildings and improvements	429,468	430,968
Furniture and equipment	68,763	66,745
Operating properties	557,901	557,516
Less accumulated depreciation	145,618	140,826
	412,283	416,690
Properties under development and land for development	9,501	11,748
Net investment in hotel properties	421,784	428,438

Assets held for sale	6,000	10,327
Corporate furniture, fixtures and equipment, net	488	551
Cash	70,527	7,822
Accounts receivable, net	2,258	2,723
Notes receivable	15,966	52,146
Investment in joint ventures	3,938	4,209
Deferred expenses, net	5,296	9,490
Prepaid expenses and other assets	18,329	14,135
Deferred tax asset	10,466	10,367
Total assets	$555,052	$540,208

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY

Lines of credit	$—	$7,850
Mortgage loans	235,721	231,694
Accounts payable and accrued expenses	26,637	21,479
Contingent liability (Note 2)	20,000	—
Distributions payable	1,840	6,413
Total liabilities	284,198	267,436

Minority interest	15,503	13,804

Shareholders’ equity:
Preferred stock, Series B, $.01 par value, 5,000 shares authorized, 3,680 shares issued and outstanding (liquidation preference of $93,840)	37	37
Common stock, $.01 par value, 50,000 shares authorized, 29,415 and 29,191 shares issued and outstanding at June 30, 2007 and December 31, 2006, respectively	294	292
Additional paid-in capital	352,713	351,274
Distributions in excess of earnings	(97,693)	(92,635)
Total shareholders’ equity	255,351	258,968
Total liabilities, minority interest and shareholders’ equity	$555,052	$540,208

See Notes to the Consolidated Financial Statements

WINSTON HOTELS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

Three Months Ended June 30,	2007	2006
Operating revenue:
Rooms	$47,212	$39,106
Food and beverage	3,329	2,881
Other operating departments	1,563	1,575
Joint venture fee income	59	51
Total operating revenue	52,163	43,613
Hotel operating expenses:
Rooms	8,779	7,797
Food and beverage	2,315	2,046
Other operating departments	1,239	1,046
Undistributed operating expenses:
Property operating expenses	9,447	7,785
Real estate taxes and property and casualty insurance	2,230	1,908
Franchise costs	3,243	2,707
Maintenance and repair	2,183	1,960
Management fees	2,443	1,559
General and administrative	10,698	2,498
Termination fee	20,000	—
Depreciation	5,819	4,987
Amortization	416	514
Total operating expenses	68,812	34,807
Operating income (loss)	(16,649)	8,806

Extinguishment of debt	(3,610)	(3,961)
Interest and other income	1,341	2,020
Interest expense	(3,553)	(4,938)
Income (loss) before allocation to minority interests, income taxes, and equity in income of unconsolidated joint ventures	(22,471)	1,927
Loss allocation to minority interest in Partnership	1,079	54
Income allocation to minority interest in consolidated joint ventures	(316)	(353)
Income tax expense	(968)	(967)
Equity in income of unconsolidated joint ventures	80	41
Income (loss) from continuing operations	(22,596)	702
Discontinued operations:
Income from discontinued operations	162	1,384
Gain on sale of discontinued operations	2,098	3,479
Loss on impairment of asset held for sale	(1,999)	—
Income (loss) before gain on sale of properties	(22,335)	5,565
Gain on sale of properties, less applicable income tax	14,107	—
Net income (loss)	(8,228)	5,565
Preferred stock distribution	(1,840)	(1,840)
Net income (loss) available to common shareholders	$(10,068)	$3,725
Basic weighted average number of common shares outstanding	28,988	26,479
Diluted weighted average number of common shares outstanding	28,988	26,479
Income (loss) per common share basic and diluted:
Loss from continuing operations and gain from sale of properties	$(0.36)	$(0.04)
Income from discontinued operations	0.01	0.18
Net income (loss) available to common shareholders	$(0.35)	$0.14
Per share dividends to common shareholders	$—	$0.15

See Notes to the Consolidated Financial Statements

WINSTON HOTELS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

Six Months Ended June 30,	2007	2006
Operating revenue:
Rooms	$86,825	$72,374
Food and beverage	5,777	4,874
Other operating departments	2,820	2,657
Joint venture fee income	127	103
Total operating revenue	95,549	80,008
Hotel operating expenses:
Rooms	16,682	14,731
Food and beverage	4,235	3,742
Other operating departments	2,187	1,865
Undistributed operating expenses:
Property operating expenses	18,547	15,382
Real estate taxes and property and casualty insurance	4,342	3,624
Franchise costs	5,999	4,958
Maintenance and repair	4,322	3,842
Management fees	3,971	2,852
General and administrative	17,026	5,526
Termination Fee	20,000	—
Depreciation	11,410	9,678
Amortization	962	1,003
Total operating expenses	109,683	67,203
Operating income (loss)	(14,134)	12,805
Extinguishment of debt	(3,882)	(3,961)
Loss on sale of note receivable	(5,322)	—
Interest and other income	3,061	3,406
Interest expense	(7,449)	(9,350)
Income (loss) before allocation to minority interests, income taxes, and equity in income of unconsolidated joint ventures	(27,726)	2,900
Loss allocation to minority interest in Partnership	1,316	88
Income allocation to minority interest in consolidated joint ventures	(103)	(219)
Income tax expense	(979)	(994)
Equity in income of unconsolidated joint ventures	1,384	64
Income (loss) from continuing operations	(26,108)	1,839
Discontinued operations:
Income from discontinued operations	528	2,279
Gain on sale of discontinued operations	12,094	7,728
Loss on impairment of asset held for sale	(1,999)	—
Income (loss) before gain on sale of properties	(15,485)	11,846
Gain on sale of properties, less applicable tax	14,107	—
Net income (loss)	(1,378)	11,846
Preferred stock distribution	(3,680)	(3,680)
Net income (loss) available to common shareholders	$(5,058)	$8,166
Basic weighted average number of common shares outstanding	28,981	26,449
Diluted weighted average number of common shares outstanding	28,981	26,449
Income (loss) per common share basic and diluted:
Loss from continuing operations and gain from sale of properties	$(0.54)	$(0.07)
Income from discontinued operations	0.37	0.38
Net income (loss) available to common shareholders	$(0.17)	$0.31
Per share dividends to common shareholders	$—	$0.30

See Notes to the Consolidated Financial Statements

WINSTON HOTELS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006
(in thousands, except per share amounts)

					Additional	Distributions	Total
	Preferred Stock		Common Stock		Paid-in	In Excess of	Shareholders’
	Shares	Dollars	Shares	Dollars	Capital	Earnings	Equity

Balances at December 31, 2006	3,680	$37	29,191	$292	$351,274	$(92,635)	$258,968
Issuance of shares and other	—	—	224	2	(10)	—	(8)
Restricted stock expense recognition	—	—	—	—	1,449	—	1,449
Distributions ($0.50 per preferred B share)	—	—	—	—	—	(3,680)	(3,680)
Net loss	—	—	—	—	—	(1,378)	(1,378)
Balances at June 30, 2007	3,680	$37	29,415	$294	$352,713	$(97,693)	$255,351

					Additional	Distributions	Total
	Preferred Stock		Common Stock		Paid-in	In Excess of	Shareholders’
	Shares	Dollars	Shares	Dollars	Capital	Earnings	Equity

Balances at December 31, 2005	3,680	$37	26,509	$265	$325,238	$(100,875)	$223,211
Presentation reclassification - SFAS 123R adoption	—	—	(136)	(1)	(1,453)	—	—
Restricted stock expense recognition	—	—	117	1	1,166	—	1,167
Distributions ($0.30 per common share)	—	—	—	—	—	(8,041)	(8,041)
Distributions ($1.00 per preferred B share)	—	—	—	—	—	(3,680)	(3,680)
Net income	—	—	—	—	—	11,846	11,846
Balances at June 30, 2006	3,680	$37	26,490	$265	$324,951	$(100,750)	$224,503

WINSTON HOTELS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in thousands)

Six Months Ended June 30,	2007	2006
Cash flows from operating activities:
Net income (loss)	$(1,378)	$11,846
Adjustments to reconcile net income to net cash provided by operating activities:
Income allocation to minority interest	(758)	395
Income allocation to minority interest in consolidated joint ventures	103	219
Depreciation	11,593	10,955
Amortization	1,065	1,135
Deferred income tax (benefit) expense	(99)	762
Extinguishment of debt	3,333	3,961
Loss on sale of note receivable	5,322	—
Loss on impairment of asset held for sale	2,087	—
Gain on sale of hotel properties	(12,094)	(8,103)
Equity in income of unconsolidated joint ventures	(1,384)	(64)
Distributions from joint ventures	442	50
Unearned compensation amortization	1,449	1,155
Changes in assets and liabilities:
Accounts receivable	465	218
Prepaid expenses and other assets	(4,194)	1,636
Accounts payable and accrued expenses	4,785	(820)
Net cash provided by operating activities	10,737	23,345
Cash flows from investing activities:
Investment in hotel properties	(18,497)	(23,995)
Proceeds from state historic tax credits	2,923	—
Proceeds from sale of hotel properties	25,694	23,282
Issuance of notes receivable	(3,530)	(21,685)
Collection and sale of notes receivable	34,633	26
Distributions from (investment in) unconsolidated joint ventures	1,214	(7,516)
Purchase of restricted marketable securities	—	(64,578)
Franchise and loan origination costs	(141)	(473)
Net cash provided by (used in) investing activities	42,296	(94,939)
Cash flows from financing activities:
Termination fee advance	20,000	—
Net decrease in lines of credit	(7,850)	(91,100)
Proceeds from mortgage loans	17,457	187,775
Payment of mortgage loans	(13,430)	(12,317)
Distributions to shareholders	(8,058)	(11,677)
Distributions to minority interest in partnership	(195)	(390)
Contributions from (distributions to) minority interest in consolidated joint ventures	1,811	(160)
Fees paid in connection with financing activities	(63)	(4,316)
Net cash provided by financing activities	9,672	67,815
Net increase (decrease) in cash	62,705	(3,779)
Cash at beginning of period	7,822	15,047
Cash at end of period	$70,527	$11,268

See Notes to the Consolidated Financial Statements

1.     ORGANIZATION

Winston Hotels, Inc. (the “Company”), headquartered in Raleigh, North Carolina, owns and develops hotel properties directly and through joint ventures, provides and acquires hotel loans, and provides hotel development and asset management services.  The Company conducts substantially all of its operations through its consolidated operating partnership, WINN Limited Partnership (the “Partnership”).  The Company and the Partnership (together with the Partnership’s wholly owned subsidiaries) are collectively referred to as the “Company”.  As of June 30, 2007, the Company’s ownership interest in the Partnership was 95.77% (See Note 4).  The Company operates so as to qualify as a real estate investment trust (“REIT”) for federal income tax purposes under Sections 853-860 of the Internal Revenue Code of 1986, as amended.

As of June 30, 2007, the Company owned or was invested in 50 hotel properties in 18 states, having an aggregate of 6,782 rooms.  This included 42 wholly owned properties with an aggregate of 5,748 rooms, a 41.7% ownership interest in a joint venture that owned one hotel with 121 rooms, a 60% ownership interest in a joint venture that owned one hotel with 138 rooms, a 49% ownership interest in a joint venture that owned one hotel with 118 rooms, a 48.78% ownership interest in a joint venture that owned one hotel with 147 rooms, a 13.05% ownership interest in a joint venture that owned three hotels with an aggregate of 387 rooms, and a 0.21% ownership interest in a joint venture that owned one hotel with 123 rooms for which substantially all of the profit or loss generated by the joint venture is allocated to the Company.  As of June 30, 2007, the Company also had $16 million in loan receivables from owners of several hotels.  The Company does not hold an ownership interest in any of the hotels for which it has provided debt financing.

The Company has elected to be taxed as a REIT.  The Company believes that it qualifies for taxation as a REIT and, with certain exceptions, the Company will not be subject to tax at the corporate level on its taxable income that is distributed to the shareholders of the Company.  A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 90% of its annual taxable income.  Failure to qualify as a REIT will render the Company subject to federal income tax (including any applicable minimum tax) on its taxable income at regular corporate rates and distributions to the shareholders in any such year will not be deductible by the Company.

Under the REIT Modernization Act of 1999 (the “RMA”), which became effective January 1, 2001, a REIT is permitted to lease hotels to wholly owned taxable REIT subsidiaries of the REIT (“TRS Lessees”).  The Company has formed two taxable REIT subsidiaries, Barclay Hospitality Services Inc. (“Barclay Hospitality”) and Barclay Holding, Inc. (“Barclay Holding”) (collectively, “Barclay”).  As of June 30, 2007, 41 of the Company’s 42 wholly owned hotels were operated under leases with Barclay Hospitality.  The remaining wholly owned hotel, the Hampton Inn & Suites Baltimore Inner Harbor in Maryland, was leased to an entity owned 0.1% by Barclay Holding.  One joint venture hotel, the Chapel Hill, NC Courtyard by Marriott, was leased to an entity owned 48.78% by Barclay Holding.  A second joint venture hotel, the Ponte Vedra, FL Hampton Inn, was leased to an entity owned 49% by Barclay Holding.  A third joint venture hotel, the Stanley Hotel in Estes Park, CO, was leased to an entity owned 60% by Barclay Holding.  A fourth joint venture hotel, the Kansas City, MO Courtyard by Marriott, was leased directly to Barclay Holding.  A fifth joint venture hotel, the Akron, OH Hilton Garden Inn, was leased to an entity owned 41.7% by Barclay Holding.  The remaining three joint venture hotels, the West Des Moines, IA Fairfield Inn & Suites, the Houston, TX SpringHill Suites and the West Des Moines, IA SpringHill Suites by Marriott were leased to entities owned 13.05% by Barclay Holding.

To qualify as a REIT, the Company cannot operate hotels.  The Company’s taxable REIT subsidiaries engage hotel management companies to operate the hotels under management contracts.  Under these management contracts, the Company’s third-party managers have direct control of the daily operations of the Company’s hotels.  As of June 30, 2007, Alliance Hospitality Management, LLC managed 39 of the Company’s 50 hotels, Marriott International managed six hotels, Concord Hospitality Enterprises Company managed three hotels, and Promus Hotels, Inc., an affiliate of Hilton Hotels Corporation, and GHG-Stanley Management, LLC each managed one hotel.  Marriott reports the operating results for the hotels it manages on a fiscal year consisting of thirteen four-week periods.  Therefore, for the six Marriott-managed hotels, the Company’s fiscal year will reflect twelve weeks of operations for each of the first three quarters of the year and sixteen weeks for the fourth quarter of the year.  Therefore, in any given quarterly period, period-over-period results will have different ending dates for the Marriott managed hotels.

2.              MERGER

On February 21, 2007, the Company entered into a definitive agreement and plan of merger with affiliates of Och-Ziff Real Estate and Norge Churchill, Inc. (“Och-Ziff”).  On March 8, 2007, the Company received an unsolicited offer from Inland American Real Estate Trust, Inc. (“Inland”) to acquire all of the outstanding common stock of the Company for $15.00 per share, together with all of the common units of the Partnership for $15.00 per unit.  On March 27, 2007, the Company received a letter from Inland confirming their prior offer to acquire the Company’s common stock and the Partnership’s common units, and also providing that Inland would acquire all of the Company’s 8.00% Series B Cumulative preferred stock (“Series B Preferred Stock”).  On April 2, 2007, in connection with the decision by the Board of Directors and the independent Special Committee of the Board of Directors of the Company to enter into an agreement and plan of merger with Inland, the Company terminated its agreement and plan of merger with Och-Ziff (“Och-Ziff Merger Agreement”).  On April 2, 2007, the Company entered into an agreement and plan of merger (the “Merger Agreement”) with Inland and Inland American Acquisition (Winston), LLC, a wholly-owned Subsidiary of Inland (“IAA” and together with Inland, “Inland”).

In connection with executing the Merger Agreement, the Company expensed and paid Wilbur Acquisition Holding Company, LLC a total of $20.0 million in satisfaction of termination fees and reimbursement of expenses relating to the termination of the Och-Ziff Merger Agreement.  Pursuant to the terms of the Merger Agreement, Inland reimbursed the Company for the $20.0 million payment.  The Company was required to repay Inland in the event the merger with Inland was not consummated.  Accordingly, this amount is reflected as a contingent liability as of June 30, 2007.  In connection with executing the Merger Agreement, the Company agreed to pay at a future date, severance and retention payments to employees totaling $8.1 million.  These payments will be included in the total cost of acquiring the Company and have not been expensed in the accompanying financial statements.

Pursuant to the Merger Agreement, on July 1, 2007 (i) the Company merged with and into IAA, with IAA continuing as the surviving entity (the “Merger”), and (ii) Inland purchased one hundred (100) common units of partnership interest in the Partnership for a purchase price of one hundred dollars, whereby Inland became a limited partner of the Partnership.  Under the terms of the Merger Agreement, at the Effective Time:

1)                      each common unit of the Partnership was converted into one validly issued, fully paid and nonassessable common unit of the surviving entity of the merger;

2)                      each share of the Company’s common stock issued and outstanding immediately prior to the Effective Time (other than shares owned by the Company, Inland and their respective subsidiaries) was converted into, and cancelled in exchange for, the right to receive an amount in cash to be paid by Inland equal to $15.00, without interest (the “Common Share Merger Consideration”);

3)                      each share of the Company’s Series B Preferred Stock, issued and outstanding immediately prior to the Effective Time, was converted into, and cancelled in exchange for, the right to receive an amount in cash to be paid by Inland equal to the sum of (i) $25.38 per share plus (ii) any accrued and unpaid dividends as of the Effective Time including the $0.50 Series B preferred stock dividend for the second quarter to shareholders of record as of June 29, 2007;

4)                      each partnership interest in the Partnership that was not specifically designated as a Series B preferred unit, issued and outstanding immediately prior to the Effective Time, was converted into, and cancelled in exchange for, the right to receive an amount in cash equal to $15 per unit, multiplied by a conversion factor (as defined in the Amended and Restated Agreement of Limited Partnership of the Partnership), which was one (1); and

5)                      the Company was released from its contingent obligation to repay Inland the $20 million advanced on the termination fees.

The foregoing description of certain terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed with the United States Securities and Exchange Commission (“SEC”) on April 3, 2007.

3.              BASIS OF PRESENTATION AND ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited consolidated financial statements reflect, in the opinion of management, all adjustments necessary for a fair statement of the results for the interim periods presented.  All such adjustments are of a normal and recurring nature.  Due to the seasonality of the hotel business, the information for the three and six months ended June 30, 2007 and 2006 is not necessarily indicative of the results for a full year.   These consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements included within the Registration Statement on Form S-11 of Inland American Real Estate Trust, Inc.  The year-end Consolidated Balance Sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America (“GAAP”).

Principles of Consolidation

The consolidated financial statements are prepared in accordance with GAAP.  The consolidated financial statements include the accounts of Winston Hotels, Inc., the Partnership, the Partnership’s wholly owned subsidiaries, and joint ventures which were consolidated in accordance with the provision of Financial Accounting Standards Board (“FASB”) Interpretation No. 46 (revised December 2003) “Consolidation of Variable Interest Entities” (“FIN 46R”).  All significant inter-company balances and transactions have been eliminated.

Accounting for Long-Lived Assets

Investment in Hotel Properties.  Hotel properties are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the assets of between 5 and 10 years for furniture, fixtures and equipment, and between 30 and 40 years for buildings and improvements.  Upon disposition, both the assets and accumulated depreciation accounts are relieved and the related gain or loss is credited or charged to the income statement.  The Company expenses repairs and maintenance costs of the hotels as they are incurred.  During the six months ended June 30, 2007 and 2006, the Company capitalized interest of $405 and $935, respectively, related to hotels under development or major renovation.

Impairment.  The Company evaluates the potential impairment of its individual long-lived assets, principally its wholly owned hotel properties and the hotel properties in which it owns an interest through consolidated joint ventures, in accordance with Statement of Financial Accounting Standards (“SFAS”)  No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”).  The Company records an impairment charge when it believes an investment in a hotel has been impaired such that the Company’s estimate of future undiscounted cash flows, together with its estimate of an anticipated liquidation amount, would not recover the then current carrying value of the investment in the hotel property, or when the Company classifies a property as “held for sale” and the carrying value exceeds fair market value.  The Company considers many factors and makes certain subjective assumptions when making this assessment, including but not limited to, general market and economic conditions, operating results over the past several years, the performance of similar properties in the same market, and expected future operating results based on a variety of assumptions.  Changes in market conditions or poor operating results of underlying investments could adversely impact the Company’s assumptions regarding future undiscounted cash flows and anticipated liquidation amounts therefore requiring an immediate material impairment charge.  Further, the Company currently owns certain hotels for which the carrying value exceeds current market value.  Other than the impairment charge discussed below, the Company does not believe an impairment charge for any of these hotels is appropriate at this time since the Company’s forecast of each hotel’s future undiscounted cash flows, together with its estimated liquidation amount, exceeds the current carrying value of each of these hotels.  Should the Company approve a plan to sell any of the hotels for which the carrying value exceeds fair market value, an impairment charge would be required at that time and could be material in the aggregate.

The Company prepares an impairment analysis quarterly based on facts and circumstances existing at the end of each quarter.  In accordance with SFAS 144, the Company recorded a $2.0 million (net of allocation to minority interest) non-cash impairment charge in the second quarter of 2007 relating to the Orlando, FL Comfort Suites.  The non-cash impairment charge represents an adjustment to reduce the carrying value of the aforementioned hotel to the estimated sales price, net of estimated selling costs.  The Company’s estimated sales price was based management’s current best estimate of the fair market value. The remaining hotel, the Orlando, FL Comfort Suites, is being actively marketed by the Company for sale.  Should the Company complete a sale of the remaining hotel, there can be no assurance that the net proceeds from a sale will equal the Company’s carrying value, in which case an additional impairment charge may be necessary at that time.

Recently Issued Accounting Standards

Refer to Note 10 for information regarding the Company’s implementation of the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FAS No. 109” (“FIN 48”), which clariﬁes the accounting for uncertainty in income taxes.

In September 2006, the FASB released SFAS 157, “Fair Value Measurements” (“SFAS 157”).  This statement defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.  SFAS 157 clarifies the exchange price notion in the fair value definition to mean the price that would be received to sell the asset or paid to transfer the liability (an exit price), not the price that would be paid to acquire the asset or received to assume the liability (an entry price).  This statement also clarifies that market participant assumptions should include assumptions about risk, should include assumptions about the effect of a restriction on the sale or use of an asset and should reflect its nonperformance risk (the risk that the obligation will not be fulfilled).  Nonperformance risk should include the reporting entity’s credit risk.  SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007.  Due to the Company’s merger with Inland on July 1, 2007 (see Note 2), the Company will not issue separate financial statements for the periods affected by SFAS 157.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”).  SFAS 159 expands opportunities to use fair value measurement in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007.  Due to the Company’s merger with Inland on July 1, 2007 (see Note 2), the Company will not issue separate financial statements for the periods affected by SFAS 159.

In June 2007, the American Institute of Certified Public Accountants (“AICPA”) released SOP 07-1, “Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies” (“SOP 07-1”), which provides guidance for determining whether specialized industry accounting principles should be retained by a parent company in consolidation or by an investor that has the ability to exercise significant influence over an investment company and applies the equity method of accounting to its investment in the entity.  In addition, SOP 07-1 includes certain disclosure requirements for parent companies and equity method investors in investment companies that retain investment company accounting in the parent company’s consolidated financial statements or the financial statements of an equity method investor.  SOP 07-1 is effective for financial statements issued for fiscal years beginning after December 15, 2007.  Due to the Company’s merger with Inland on July 1, 2007 (see Note 2), the Company will not issue separate financial statements for the periods affected by SOP 07-1.

4.              MINORITY INTEREST IN PARTNERSHIP

Certain hotel properties have been acquired, in part, by the Partnership, through the issuance of units of limited partnership interest in the Partnership to third parties.  This equity interest in the Partnership held by these limited partners represents the Company’s minority interest.  The Company’s minority interest is: (i) increased or decreased by its pro-rata share of the net income or net loss, respectively, of the Partnership; (ii) decreased by distributions; (iii) decreased by redemption of limited partnership units for cash or the Company’s common stock; and (iv) adjusted to equal the net equity of the Partnership multiplied by the limited partners’ ownership percentage immediately after each issuance of units and/or common stock of the Company through an adjustment to additional paid-in capital.  Income (loss) is allocated to minority interest based on the weighted average percentage ownership throughout the period.

The Company is the general partner of, and as of June 30, 2007, owned a 95.77% ownership interest in the Partnership.  The remaining 4.23% interest in the Partnership was owned by Hubbard Realty of Winston-Salem, Inc. (0.21%), Cary Suites, Inc. (3.32%), WJS – Perimeter, Inc. (0.36%), and Charles M. Winston (0.34%).  Hubbard Realty of Winston-Salem, Inc. is owned by parties unrelated to the Company.  Mr. Robert W. Winston, III, Chief Executive Officer of the Company, is the sole officer and director of Cary Suites.  Cary Suites is a corporation owned 29.1% by Mr. Robert Winston, 20.8% by his wife, 15.75% by each of his parents, 17.9% by trusts for the benefit of his children, and 0.7% by his sister.  Mr. Robert Winston’s father is Mr. Charles M. Winston, Chairman of the Company’s Board of Directors (“the Board”).  Mr. Charles Winston serves as a director and owns a 33.33% ownership interest in WJS – Perimeter, Inc.  The remaining 66.67% ownership interest in WJS — Perimeter, Inc. is owned by parties unrelated to the Company.  Minority interest in the Partnership as of June 30, 2007 and December 31, 2006 was $7,129 and $7,345, respectively.

5.              CONCENTRATION RISK

The Company’s investments are all concentrated within the hotel industry.  The Company’s current investment strategy is to acquire or develop premium-limited service, extended-stay, mid-scale, upscale, upper upscale and, in certain cases, full-service hotels either directly or through joint ventures, and to originate and acquire mortgage loans and other instruments such as mezzanine loans to hotel owners and operators.  At present, all of the Company’s owned hotels or hotels with respect to which the Company has provided debt financing are located within the United States.  Accordingly, adverse conditions in the hotel industry will have a material adverse effect on the Company’s operating and investment revenues and cash available for distribution to shareholders.

At June 30, 2007, 23 out of the Company’s 42 wholly owned hotels were located in the six eastern seaboard states ranging from Maryland to Florida, including 13 hotels located in North Carolina.  Adverse events in these areas, such as economic recessions, hurricanes or other natural disasters, could cause a loss of revenues from these hotels, which could have a greater adverse effect on the Company as a result of its concentration of assets in this area.  The Company’s geographic concentration also exposes it to risks of oversupply and competition in its principal markets.

In addition, the Company expects to originate or acquire additional hotel loans that are not typically collateralized by a first mortgage.  These types of loans involve a higher degree of risk than long-term senior mortgage loans collateralized by income-producing real property due to a variety of factors, including the loan being entirely uncollateralized or, if collateralized, becoming uncollateralized as a result of foreclosure by the senior lender.  The Company may not recover some or all of its investment in these loans.  In addition, these loans may have higher loan-to-value ratios than conventional mortgage loans resulting in less equity in the property and increasing the risk of loss of principal.

6.              DISCONTINUED OPERATIONS

In April 2007, the Brunswick, GA Hampton Inn was sold for net proceeds of $6.1 million, resulting in a net gain of $2.2 million in the second quarter of 2007.  As of March 31, 2007, this hotel was included in assets held for sale.  In March 2007, the Tinton Falls, NJ Holiday Inn was sold for net proceeds of $14.6 million, resulting in a net gain of $8.1 million.  In February 2007, the Abingdon, VA Holiday Inn Express was sold for net proceeds of $5.0 million, resulting in a net gain of $2.4 million.  As of December 31, 2006, the Abingdon, VA Holiday Inn Express hotel was included in assets held for sale.  In November 2006, the Winston Salem, NC Courtyard by Marriott was sold for net proceeds of $9.7 million, resulting in a net gain of $2.8 million.  In August 2006, the Alpharetta, GA Homewood Suites was sold for net proceeds of $9.7 million, resulting in a net gain of $3.3 million.  In July 2006, the Company sold the West Springfield, MA Hampton Inn for net proceeds of $9.5 million, resulting in a net gain of $3.9 million.  In June 2006, the Company sold the Boone, NC Hampton Inn for net proceeds of $4.9 million, resulting in a net gain of $2.2 million.  In April 2006, the Company sold the Wilmington, NC Comfort Inn for net proceeds of $5.7 million, resulting in a net gain of $1.0 million.  The Company sold the Southlake, GA Hampton Inn in March 2006 for net proceeds of $8.5 million, resulting in a net gain of $4.4 million.

In accordance with SFAS 144, the Company recorded an additional $2.0 million (net of allocation to minority interest) non-cash impairment charge in the second quarter of 2007 relating to the Orlando, FL Comfort Suites.  The non-cash impairment charge represents an adjustment to reduce the carrying value of the aforementioned hotel to the estimated sales price, net of estimated selling costs.  The Company’s estimated sales price was based on management’s current best estimate of the fair market value.  The remaining hotel, the Orlando, FL Comfort Suites, is being actively marketed by the Company for sale.  Should the Company complete a sale of the remaining hotel, there can be no assurance that the net proceeds from a sale will equal the Company’s carrying value, in which case an additional impairment charge may be necessary at that time.

The operating results for these hotels are included in discontinued operations in the statements of operations until their sale date.  The Company has elected not to allocate interest expense to the results of the discontinued operations in accordance with SFAS 144.  The inclusion of additional hotels in discontinued operations resulted in certain reclassifications to the financial statement amounts for the three and six months ended June 30, 2006.  Condensed financial information of the results of operations for the hotels included in discontinued operations is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Total revenue	$1,124	$7,597	$4,186	$15,192
Total expenses	984	6,170	3,800	13,037
Income from hotel operations	140	1,427	386	2,155
Allocation to minority interest in Partnership - income from discontinued operations	(7)	(65)	(23)	(108)
Gain on sale of discontinued operations	104	3,648	10,542	8,103
Allocation to minority interest in Partnership - gain on sale of discontinued operations	(93)	(169)	(535)	(375)
Loss on impairment of asset held for sale	88	—	88	—
Income tax benefit	29	22	165	232
Income from discontinued operations	$261	$4,863	$10,623	$10,007

7.              HOTEL DEVELOPMENT AND ACQUISITION

Developments

Downtown Raleigh.  In April 2007, the Company purchased a 0.73-acre vacant site in downtown Raleigh, N.C.  for $2.6 million on which it plans to build a high-rise, mixed-use development that will include a 120-room Hampton Inn and Suites, an 80-room aloft hotel and approximately 5,000 square feet of retail and restaurant space.  The high-rise may also include up to 250 residential condominiums.  Pending city planning, permitting and other required government approvals, construction is expected to begin in the first quarter of 2008.

Raleigh Aloft.  During November 2006, the Company purchased a parcel of land for $0.6 million adjacent to its Hilton Garden Inn near the Raleigh Durham airport to build its first aloft hotel.  The cost of the 151-room aloft is expected to be approximately $18.5 million.  The Company expects to break ground on the wholly owned hotel during the fourth quarter of 2007 with an expected opening date during the fourth quarter of 2008.

Roanoke Residence Inn.  In 2006, the Company began construction on a wholly owned, 79-room Residence Inn in Roanoke, VA, with a planned opening in the 2007 fourth quarter.  The cost of the Residence Inn is expected to be approximately $10.7 million.  The Company is funding part of the project’s cost through a first mortgage loan (See Note 12).  As of June 30, 2007, the Company had invested approximately $7.0 million in this project.

Wilmington Hilton Garden Inn.  In March 2007, the Company opened a 119-room Hilton Garden Inn hotel in the Mayfaire Town Center development in Wilmington, NC.  As of June 30, 2007, the Company had invested approximately $12.5 million in this project.

Joint Venture Developments.  During the 2006 fourth quarter, the Company broke ground on a 22-room, $3.4 million expansion of the Chapel Hill, NC Courtyard by Marriott hotel.  The project is scheduled for completion in the 2007 fourth quarter.  The property is owned by a joint venture in which the Company holds a 48.78% equity interest (See Note 8).  As of June 30, 2007, the Company had invested approximately $1.9 million in this project.  The Company is also building a 120-room Courtyard by Marriott in Jacksonville, FL, the estimated cost of which is $15.1 million.  The property is owned by a joint venture in which the Company holds a 48 % equity interest (See Note 8).

Acquisitions

Potential Acquisition of Two New York Hotels

In August 2006, the Company announced that it had entered into definitive agreements to acquire two hotels under construction in New York City (one each in the Tribeca and Chelsea sections of Manhattan) for a purchase price of $55 million each.  The Tribeca hotel experienced construction delays and the Company pursued legal action against the seller.  As of June 30, 2007, the lawsuit has been settled with the seller and the seller paid the Company $16 million, which netted to a gain of  $14.7 million, in June 2007 which is included in gain on sale of properties, less applicable income tax in the unaudited consolidated statements of operations for three and six months ended June 30, 2007.  As a result, the Company has agreed to terminate the contract to acquire the Tribeca hotel.   The Company has been approved by Hilton Hotels Corporation for a Hilton Garden Inn franchise for the Chelsea hotel.  The Chelsea hotel is expected to open in the fourth quarter of 2007.

8.              SUMMARIZED FINANCIAL STATEMENT INFORMATION FOR JOINT VENTURES

As of June 30, 2007, the Company was invested in ten hotels through joint ventures, which included nine operating hotels and one hotel under development.  The Company consolidates all voting interest entities in which it owns a controlling voting interest and all variable interest entities (“VIE”) for which it is the primary beneficiary in accordance with FIN 46R.  As a result, the Company consolidated the balance sheets and the results of operations for six of the hotels it has invested in through joint ventures.  The Company’s investments in the remaining four joint venture hotels are not consolidated and instead are accounted for under the equity method.

Consolidated Joint Ventures

Operating Hotels

During 2005, the Company formed a joint venture, Gateway Hotel Associates, LLC (“Gateway Hotel Associates”), with DeHoff Development Company to build a 121-room Hilton Garden Inn at Gateway Corporate Park, adjacent to the Akron-Canton Airport in Ohio.  The hotel opened on November 2, 2006.  The Company currently owns a 41.7% interest in both Gateway Hotel Associates, which owns the hotel, and Gateway Hotel Associates Lessee, LLC (“Gateway Hotel Lessee”), which leases the hotel from Gateway Hotel Associates.  In addition, the Company has made a preferred equity investment of $2.2 million in Gateway Hotel Associates.  The Company’s preferred investment bears interest at 30-day LIBOR plus 11% per annum.  The joint venture funded a portion of the development costs with borrowings under a mortgage loan (See Note 12).  Pursuant to FIN 46R, this joint venture is considered to be a VIE and the Company is considered to be the primary beneficiary.  Accordingly, the results of operations and the balance sheet of this joint venture are consolidated in the Company’s consolidated financial statements pursuant to FIN 46R and all inter-company accounts are eliminated.

During 2005, the Company entered into a joint venture, New Stanley Associates, LLLP (“Stanley Associates”), with Stanley Holdings, LLC to acquire the Stanley Hotel in Estes Park, CO.  The joint venture acquired the Stanley Hotel on August 5, 2005 and simultaneously closed on a $13.0 million first mortgage loan to finance the acquisition (See Note 12).  The Company currently owns a 60% interest in both Stanley Associates, which owns the hotel, and New Stanley Associates Lessee, LLC (“Stanley Lessee”), which leases the hotel from Stanley Associates.  Pursuant to FIN 46R, these joint ventures are considered to be VIE’s and the Company is considered to be the primary beneficiary.  Accordingly, the results of operations and the balance sheet of these joint ventures are consolidated in the Company’s consolidated financial statements pursuant to FIN 46R and all inter-company accounts are eliminated.

During 2005, the Company entered into a joint venture, 131 East Redwood (Tenant) LLC, with Redwood Center, LLC and Chevron TCI, Inc.  The Company currently owns a 0.1% interest in the joint venture.  The joint venture leases the Hampton Inn & Suites Baltimore Inner Harbor hotel in Maryland from the Company.  Pursuant to FIN 46R, this joint venture is considered to be a VIE.  Excluding a priority payment and administrative fee totaling $120 per year payable to Chevron, TCI, Inc., the Company receives nearly all of the remaining net operating results from the operations of the hotel, and is therefore the primary beneficiary of this joint venture.  Accordingly, the results of operations and the balance sheet of this joint venture are consolidated in the Company’s consolidated financial statements pursuant to FIN 46R and all inter-company accounts are eliminated.

During 2004, the Company formed a joint venture, Winston Kansas City, LP, with U.S. Bancorp Community Development Corporation (“US Banc”) to acquire a historic residential building in Kansas City, MO.  The property, which underwent extensive renovations in connection with its conversion into a 123-room Courtyard by Marriott hotel, opened on April 20, 2006.  The joint venture funded a portion of the development costs with borrowings under a mortgage loan (See Note 12).  The Company currently owns a 0.21% interest in Winston Kansas City, LP, which owns the hotel, and a 100% interest in Barclay Holding, which leases the hotel from Winston Kansas City, LP.  Pursuant to FIN 46R, this joint venture is considered to be a VIE.  Excluding a 2% priority payment return on US Banc’s investment, substantially all of the profit or loss generated by the joint venture is allocated to the Company,   and the Company is therefore the primary beneficiary of this joint venture.  Accordingly, the results of operations and the balance sheet of this joint venture are consolidated in the Company’s consolidated financial statements pursuant to FIN 46R and all inter-company accounts are eliminated.

During 2003, the Company entered into a joint venture, Chapel Hill Hotel Associates, LLC (“Chapel Hill Hotel Associates”), with Chapel Hill Investments, LLC to develop and own hotel properties.  The Company currently owns a 48.78% interest in both Chapel Hill Hotel Associates, which owns the Chapel Hill, NC Courtyard by Marriott, and Chapel Hill Lessee Company, LLC (“Chapel Hill Lessee”), which leases the hotel.    The Company has also invested $1.2 million in exchange for a preferred equity interest in Chapel Hill Hotel Associates.  The Company’s preferred investment bears interest at 30-day LIBOR plus 5.885%.  Chapel Hill Investments, LLC,  which owns a 51.22% interest of both Chapel Hill Hotel Associates and Chapel Hill Lessee, is owned 52% by Charles M. Winston, Chairman of the Board, and his brother James H. Winston, a former member of the Board, collectively, and 48% by three other unaffiliated owners collectively.  Pursuant to FIN 46R, these joint ventures are considered to be VIE’s and the Company is considered to be the primary beneficiary.  Accordingly, the results of operations and the balance sheet of these joint ventures are consolidated in the Company’s consolidated financial statements pursuant to FIN 46R and all inter-company accounts are eliminated.

During 2000, the Company entered into a joint venture, Marsh Landing Hotel Associates, LLC (“Marsh Landing Hotel Associates”), with Marsh Landing Investments, LLC to develop and own hotel properties.  The Company currently owns a 49% interest in both Marsh Landing Hotel Associates, which owns the Ponte Vedra, FL Hampton Inn, and Marsh Landing Lessee Company, LLC (“Marsh Landing Lessee”), which leases the hotel from Marsh Landing Hotel Associates.  Marsh Landing Investments, LLC, which owns 51% interest of both Marsh Landing Hotel Associates and Marsh Landing Lessee, is owned by Mr. Charles M. Winston, Chairman of the Board, and his brother Mr. James H. Winston, a former member of the Board.  Pursuant to FIN 46R, these joint ventures are considered to be VIE’s and the Company is considered to be the primary beneficiary.  Accordingly, the results of operations and the balance sheets of these joint ventures are consolidated in the Company’s consolidated financial statements pursuant to FIN 46R and all inter-company accounts are eliminated.

Unconsolidated Joint Ventures

Hotel Under Development

During 2006, the Company entered into a joint venture, Jacksonville Hotel Associates, LLC (“Jacksonville Hotel Associates”), with Skyline Hotel Investors, LLC (“Skyline”) to develop and own hotel properties.  Jacksonville Hotel Associates plans to build a 120-room Courtyard by Marriott in Jacksonville, FL for approximately $15.1 million.  The total equity investment in Jacksonville Hotel Associates is expected to be approximately $5.3 million.  Jacksonville Hotel Associates expects to fund the remainder of the development costs with borrowings under a mortgage loan.  Jacksonville Hotel Associates entered into a five-year construction-to-permanent first mortgage loan for $9.8 million, at a variable interest rate of 30-day LIBOR plus 2.6%.  Interest is added to the principal balance during construction.  The loan will require interest only payments through July 1, 2010 at which time principal and interest payments will start based on a 25-year amortization schedule.  Jacksonville Hotel Associates plans to open the hotel in the fourth quarter of 2007.  The Company owns a 48% interest in both Jacksonville Hotel Associates, which will own the 120-room Courtyard by Marriott, and Jacksonville Lessee Company, LLC (“Jacksonville Lessee”), which will lease the hotel from Jacksonville Hotel Associates.  Skyline owns a 52% interest in each of Jacksonville Hotel Associates and Jacksonville Lessee.  Pursuant to FIN 46R, these joint ventures were not considered to be VIE’s.  The results of operations and the balance sheet of these joint ventures are not consolidated in the Company’s consolidated financial statements, but instead are accounted for under the equity method of accounting.  As of June 30, 2007, Jacksonville Hotel Associates had total assets of $9.7 million, liabilities of $4.5 million and stockholders’ equity of $5.3 million.  As of December 31, 2006, total assets and stockholders’ equity of Jacksonville Hotel Associates were each approximately $4.6 million.  As of June 30, 2007 and December 31, 2006, the Company held equity of approximately $2.5 million in Jacksonville Hotel Associates.

Operating Hotels

During the fourth quarter of 2002, the Company formed a joint venture (the “Charlesbank Venture”) with Boston-based Charlesbank Capital Partners, LLC (“Charlesbank”).  The Company owns 15% of the Charlesbank Venture and Charlesbank owns 85%.  The Charlesbank Venture focuses on acquisitions that the partners believe have turnaround or upside potential and can benefit from additional capital and aggressive asset management, which often includes renovating, repositioning, rebranding and/or a change in management.  The Charlesbank Venture invested in four hotels through a joint venture (“WCC Project Company LLC”) comprised of Concord Hospitality Enterprises Company (“Concord”) and the Charlesbank Venture.  Concord owns a 13% interest in the projects acquired by WCC Project Company LLC, while the Charlesbank Venture owns 87%, so that the Company has an indirect 13.05% ownership interest in WCC Project Company LLC.  In December 2005, the joint venture sold one of the four hotels.  As of December 31, 2005, the Company held approximately $6.9 million in cash from the hotel sale that was distributed to the other partners in the unconsolidated joint venture in January 2006.

The Charlesbank Venture invested in another hotel through a joint venture (“WNC Project Company LLC”) comprised of Shelton III Hotel Equity LLC, owned by New Castle Hotels LLC (“New Castle”) and the Charlesbank Venture.  New Castle owns a 13% interest in WNC Project Company LLC, while the Charlesbank Venture owns 87%, so that the Company has an indirect 13.05% ownership interest in WNC Project Company LLC.  In March 2007, WNC Project Company LLC sold this hotel and the Company received a $1.7 million distribution, $0.4 million of which was a return of capital, and an allocation of $1.3 million of the related gain, which is included in equity in income of unconsolidated joint ventures on the accompanying Consolidated Statements of Operations for the six months ended June 30, 2007.  In August 2007, WCC Project Company sold the three remaining hotels and received a $5.2 million distribution.  The Company is currently in the process of finalizing the distribution on investment and the related gain allocation.

During 2006, the Company formed four joint ventures to lease the three hotels from WCC Project Company LLC and the one hotel from WNC Project Company LLC.  The ownership structure for the lessee joint ventures is the same as the structure for the hotel ownership joint ventures.

The Company’s carrying amount of its investment in the WCC Project Company LLC joint venture differs from its share of the partnership equity reported in the balances of the unconsolidated joint venture due to the Company’s cost of its investment in excess of the historical net book values.  The additional basis is allocated to depreciable assets and depreciation is recognized on a straight-line basis over 30 years.  The Company accounts for its investment in these hotels under the equity method of accounting.  Therefore, results of operations and the balance sheets of these hotels are not consolidated in the Company’s consolidated financial statements.

Under the terms of the operating agreement for each joint venture, the Company and its venture partner each must approve all major decisions, including refinancing or selling the respective hotels, making loans, changes in partners’ interests, entering into material contracts, purchasing or acquiring assets, and approving operating and capital expenditure budgets.  The following tables set forth a summary of the balance sheet and statement of operations for all joint ventures for which operations have begun, including the Company’s share related to the Charlesbank Venture as of June 30, 2007 and December 31, 2006 and for the three and  six months ended June 30, 2007 and 2006:

	June 30, 2007	December 31, 2006
Gross fixed assets	$28,593	$41,418
Accumulated depreciation	(3,923)	(4,860)
Other assets	3,604	3,653
Total assets	28,274	40,211
Miscellaneous liabilities	4,592	4,847
Mortgage loans:
Ten-year loan collateralized by West Des Moines Fairfield Inn and Suites hotel, matures February 2013, with a 20-year amortization period, at an interest rate of 30-day LIBOR plus 3%.	2,718	2,760
Five-year loan collateralized by Houston Springhill Suites hotel, matures October 2009, with a 20-year amortization period, at a fixed rate of 6.57% for $4.8 million of the original note, and a variable interest rate of 30-day LIBOR plus 3.8% for the remaining $4.9 million of the original note.	9,048	9,210
Five-year loan collateralized by West Des Moines Springhill Suites hotel, matures July 2010, with a 20-year amortization period, at an interest rate of 90-day LIBOR plus 3.5%.	4,546	4,598
Five-year loan collateralized by Shelton Courtyard by Marriott hotel, matures February 2007 with two additional one year extensions, interest only, at an interest rate of 30-day LIBOR plus 3.35%.	—	9,000
Total liabilities	20,904	30,415
Equity	7,370	9,796

Company’s share of equity	1,108	1,534
Company’s additional basis	142	145
Investment in joint ventures	$1,250	$1,679

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenues	$2,757	$4,270	$6,612	$8,117
Hotel department expenses	(697)	(2,305)	(1,839)	(4,415)
Management fees	(83)	(142)	(214)	(286)
Undistributed and fixed expenses	(1,307)	(1,425)	(3,867)	(2,776)
Gain on sale of hotel	—	—	10,100	—
Hotel net income	670	398	10,792	640
Charlesbank Venture's 87% share of net income	583	346	9,389	557
Corporate charges	(38)	(56)	(141)	(108)
Charlesbank Venture net income	545	290	9,248	449
Winston’s 15% share of Charlesbank Venture net income	81	42	1,387	67
Amortization of investment true-up	(1)	(1)	(3)	(3)

Equity in income of unconsolidated joint ventures	$80	$41	$1,384	$64

9.              NOTES RECEIVABLE

The Company provides mezzanine and first-mortgage financing to third-party owners of hotels.  The Company does not hold an ownership interest in any of these hotels.  These loan arrangements are considered to be variable interests in the entities that own the hotels, all of which are VIEs.  However, the Company is not considered to be the primary beneficiary for any of these VIEs.  Therefore, the Company will not consolidate the results of operations of these hotels.  The Company does not have any additional lending commitments to these specific VIEs, except as disclosed below

Notes receivable as of	June 30, 2007	December 31, 2006
$1.1 million mezzanine loan collateralized by the ownership interest in the entity that owns the Hilton Garden Inn in Atlanta (Sugarloaf) GA; matured December 2006; interest rate of 30-day LIBOR plus 7.36%, with interest-only payments through maturity, with additional interest of 2% of gross monthly revenues until maturity, paid off in January 2007.	$—	$1,080
$2.4 million mezzanine loan collateralized by the ownership interest in the entity that owns the Sheraton hotel in Atlantic Beach, NC; matures February 2009; interest rate of 60-day LIBOR (with a 2% floor) plus 9%, with interest-only payments through maturity, with additional interest of 2% of outstanding principal balance accruing monthly, paid off in May 2007.	—	2,400
$6.0 million mezzanine loan collateralized by the ownership interest in the entity that owns the LaPosada de Santa Fe Resort in Santa Fe, NM; matures December 2007; interest rate of 30-day LIBOR plus 9%, with interest only payments until maturity, paid off in August 2007.	6,000	6,000
$1.4 million first mortgage loan collateralized by the Comfort Inn in Greenville, SC; matures January 2010; interest rate of prime plus 1.5%, with fixed principal payments of $6 plus interest until maturity; paid off in May 2007.	—	1,294
$3.4 million mezzanine loan collateralized by the ownership interest in the entity that owns the Hampton Inn & Suites in Albany, NY; matures August 2011; interest rate of 30-day LIBOR plus 9.41%, with interest only payments until maturity, with additional interest of 4% accruing monthly until maturity, paid in May 2007.	—	3,375
$2.8 million in B-notes purchased for $2.3 million; collateralized by second mortgages on the SpringHill Suites and TownePlace Suites in Boca Raton, FL and the TownePlace Suites in Fort Lauderdale, FL; matures September 2011; effective interest rate of 9.3% (and a yield to maturity of 11.7%), interest and principal payments.	2,342	2,338
$14.0 million from four mezzanine loans collateralized by senior participation interests in four loans to Walton Street Capital, which owns four Marriott Renaissance hotels; matures October 2008 with two one-year extensions; interest rate of 30-day LIBOR plus 4.5%, with interest only payments until maturity, one of the four loans was paid off in December 2006, another was paid off in January 2007, and the remaining two were paid off in April 2007.	—	11,250
$2.3 million B-note, of a $12 million total loan amount for a 140-room Hilton Garden Inn under construction in Columbia, SC; collateralized by a second mortgage on the hotel project; interest rate of 90-day LIBOR plus 6.12% during the construction period with a 6.00% accrual, and 90-day LIBOR plus 5.87% during year one with a 6.00% accrual and 90-day LIBOR plus 7.87% for years two through five of the permanent loan with a 4.00% accrual; funded ratably over the construction period.	2,243	2,250

Notes receivable as of	June 30, 2007	December 31, 2006
$1.7 million “B” note for a 122-room Hilton Garden Inn under construction in Tuscaloosa, AL; collateralized by a second mortgage on the hotel project; interest rate of 90-day LIBOR plus 7.63% during the construction period with an incremental 3.29% accrual; thereafter the interest rate is 90-day LIBOR plus 7.43%, with an incremental 3.29% accrual during the first year only; the accrual is due upon maturity, which is five years from the date the property opens to the general public; funded ratably over the construction period.	1,770	1,318
$2.2 million five-year “B” note for a 101-room Hampton Inn & Suites under construction in Murfreesboro, TN; interest rate of 30-day LIBOR plus 6.05%, with an additional 3.86% accrual per annum; payments are interest only during construction of the hotel and the first 12 months of hotel operations and thereafter include principal payments based on a 25-year amortization period; funded ratably over the construction period.	1,967	533
$20.3 million “B” note as part of a $66 million senior note to fund the $91.5 million refinance and refurbishment of the Lady Luck casino and adjacent hotel in Las Vegas, NV; interest at a fixed rate of 12.63% for two years with two one-year extensions, sold February 2007.	—	20,308
$2.2 million mezzanine loan collateralized by the ownership interest in the entity that owns the Homewood Suites in Denver, CO; interest rate of 30-day LIBOR plus 7.50%; funded ratably over the construction period.	990	—
$1.2 million “B” note, as part of a total $7.8 million financing, collateralized by a 104-room Holiday Inn Express under construction in Webster, NY, construction-to-five-year permanent loan, interest at 90-day LIBOR plus approximately 7.00%, with an additional 3.94% of the original principal balance accruing until the loan is paid in full; funded ratably over the construction period.	654	—
Total notes receivable	$15,966	$52,146
Total interest receivable and deposit related to notes	$421	$1,759

At June 30, 2007 and December 31, 2006, 30-day LIBOR was 5.32%.  At June 30, 2007 and December 31, 2006, 60-day LIBOR was 5.34% and 5.35%, respectively.  At June 30, 2007 and December 31, 2006, 90-day LIBOR was 5.36%.  At June 30, 2007 and December 31, 2006, the prime interest rate was 8.25%.

The Company purchased the junior participation interest in the Lady Luck Loan for $20.3 million pursuant to a Participation Agreement with the senior participant, dated May 5, 2006 (the “Participation Agreement”).  On February 20, 2007, the parties to the Participation Agreement entered into a Put Agreement (the “Put Agreement”), whereby the parties established a put option that permitted the Company, at any time within seven calendar days of the execution of the Put Agreement, at its sole option, to sell its junior participation interest to the senior participant in the Lady Luck Loan.  The Put Agreement was entered into in connection with Och-Ziff Merger Agreement negotiations with Wilbur Acquisition Holding Company, LLC.  Upon exercise of the Company’s put option, the senior participant was obligated to purchase from the Company the junior participation interest in its entirety for a purchase price of approximately $15.2 million.  The Company exercised this put option on February 21, 2007.  Accordingly, the Company recognized a loss of approximately $5.3 million, including the put fee and accrued, unpaid interest, during the six months ended June 30, 2007 as a result of this sale.  Management did not consider this note to be impaired as of December 31, 2006 and accordingly no loss was recognized at December 31, 2006.

10.       INCOME TAXES

The Company files income tax returns in the U.S. federal jurisdiction and various state jurisdictions.  With few exceptions, the Company is no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2003.  The Company is currently under examination by various states for sales and use tax,  including Connecticut for the years 2002-2005, Texas for the years 2002-2006 and North Carolina for the years 2003-2004 and North Carolina for income tax for the years 2002-2004.   The Company adopted the provisions of FIN 48 on January 1, 2007.  The Company believes it has no material exposures.   Therefore, both before and after the adoption of FIN 48 no reserves for uncertain income tax positions have been recorded.  In addition, the Company did not record a cumulative effect adjustment related to the adoption of FIN 48. The Company’s policy is that it recognizes interest related to unrecognized tax benefits in interest expense and penalties in operating expenses.

The income tax expense for the three months ended June 30, 2007 included federal income tax expense of $841 and a state income tax expense of $99.  The income tax expense for the six months ended June 30, 2007 included federal income tax expense of $729 and state income tax expense of $86.  The income tax expense for the three months ended June 30, 2006 included federal income tax expense of $518 and  state income tax expense of $61.  The income tax expense for the six months ended June 30, 2006 included federal income tax expense of $682 and state income tax expense of $80. These tax expenses were calculated using an effective tax rate of 38% applied to the net income of Barclay.  The Company believes that Barclay will generate sufficient future taxable income to realize its deferred tax asset.

11.       EARNINGS PER SHARE

Net income per common share is computed by dividing net income applicable to common shareholders by the weighted-average number of common shares outstanding during the period.  Net income per common share assuming dilution is computed by dividing net income available to common shareholders, plus income allocated to minority interest, by the weighted-average number of common shares assuming dilution during the period.  Weighted average number of common shares assuming dilution includes common shares and dilutive common share equivalents, including redeemable limited partnership units, stock options, and unvested stock grants.  The following is a reconciliation of the amounts used in calculating basic and fully diluted income per common share for the three and six months ended June 30, 2007 and 2006:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Income (loss) from continuing operations	$(22,596)	$702	$(26,108)	$1,839
Less: preferred stock distributions	(1,840)	(1,840)	(3,680)	(3,680)

Loss from continuing operations available to common shareholders	$(24,436)	$(1,138)	$(29,788)	$(1,841)
Income from discontinued operations	$261	$4,863	$10,623	$10,007
Gain on sale of properties, less applicable income tax	$14,107	$—	$14,107	$—
Net income available to common shareholders	$(10,068)	$3,725	$(5,058)	$8,166
Weighted average number of common shares basic and diluted	28,988	26,479	28,981	26,449
Earnings per share - basic and diluted
Loss from continuing operations, and gain on sale of properties available to common shareholders	$(0.36)	$(0.04)	$(0.54)	$(0.07)
Income from discontinued operations	$0.01	$0.18	$0.37	$0.38
Net income available to common shareholders	$(0.35)	$0.14	$(0.17)	$0.31

The potential common shares (represented by minority interest, outstanding stock options and stock grants) for the three and six months ended June 30, 2006 totaled 1,370,937 and 1,404,767, respectively.  For the three and six months ended June 30, 2006 there were 10,000 stock options, 375,190 and 320,345 unvested stock grants, respectively, and 1,298,480 minority interest units outstanding, which were antidilutive and are not included in the calculation of diluted (loss) per share.

The potential common shares (represented by minority interest, outstanding stock options and stock grants) for the three and six months ended June 30, 2007 totaled 1,439,855 and 1,475,018.  For the three and six months ended June 30, 2007 there were 10,000 stock options, 371,950 and 427,253 unvested stock grants, respectively, and 1,298,480 minority interest units outstanding, which were antidilutive and are not included in the calculation of diluted (loss) per share.

Pursuant to the merger agreements with Och-Ziff and Inland (see Note 2), the Company was prohibited from paying common dividends in each of the first and second quarters of 2007.  During the first and second quarters of 2007, the

Company declared a quarterly cash dividend of $0.50 per Series B preferred share.  For the first and second quarters of 2006, the Company declared quarterly cash dividends of $0.15 per common share and $0.50 per Series B preferred share.

12.       CREDIT FACILITIES AND MORTGAGE LOANS

Credit Facilities

On March 11, 2005, the Company through its wholly owned subsidiary, Winston SPE II, LLC (“SPE II”), entered into a $215 million credit facility (the “GE Line”) with General Electric Capital Corporation (“GECC”).  In June 2007, the  Company terminated the GE Line. At June 30, 2007 and December 31, 2006 the balance under this facility was $0 and $1.1 million, respectively.

In October 2004, the Company entered into a $50 million master repurchase agreement with Marathon Structured Finance Fund, L.P. (“Marathon”).  Under the agreement, the Company sold assets to Marathon and agreed to repurchase those assets on a certain date.  In February 2007, the Company terminated this master repurchase agreement.

In November 2005, the Company entered into an $8.4 million credit facility with Marathon.  The facility was originally collateralized by four existing mezzanine loans with an aggregate carrying value of $14.0 million.  In December 2006, one of the mezzanine loans and the related portion of the facility were paid off.  Therefore, at December 31, 2006 the balance under this facility was $6.8 million.  In January 2007, another of the mezzanine loans and the related portion of the facility were paid off.  In April 2007, the remaining two mezzanine loans and the related portion of the facility were paid off, bringing the balance to $0 and closing the facility.

Mortgage Loans

The Company’s mortgage loans consisted of the following:

	June 30, 2007	December 31, 2006
Collateralized by wholly-owned hotels
Sixteen ten-year CMBS loans collateralized by 16 hotels, at a fixed interest rate of 5.94%, interest only for four years, thereafter interest and principal payments based on a 30-year amortization period.	$176,000	$176,000
Five-year first mortgage loan collateralized by the Homewood Suites hotel in Princeton, NJ, at a variable interest rate of 90-day LIBOR plus 1.75%, principal and interest payments starting on May 1, 2007, (paid off April 2007).	—	9,868
Five-year recourse construction-to-permanent first mortgage loan for $9.0 million, collateralized by the Hilton Garden Inn hotel which opened during March 2007 in Wilmington, NC, at a variable interest rate of 30-day LIBOR plus 1.8%, interest added to principal during construction, (paid off May 2007).	—	3,156
Five-year construction-to-permanent first mortgage loan for $7.0 million, collateralized by the Residence Inn hotel under construction in Roanoke, VA, at a variable interest rate of 30-day LIBOR plus 1.5%, interest added to principal during construction, principal and interest payments starting after the final construction disbursement.	1,330	—
Collateralized by consolidated joint venture hotels (See Note 8)
Five-year loan collateralized by the Chapel Hill Courtyard by Marriott hotel matures March 8, 2010, at a fixed interest rate of 7.51%, with interest and principal payments based on a 20-year amortization period.	8,581	8,694
Ten-year loan collateralized by the Ponte Vedra Hampton Inn hotel, matures February 1, 2011, at a variable interest rate of 30-day LIBOR plus 3%, with interest and principal payments.	4,610	4,659
Five-year loan collateralized by the Stanley hotel matures August 11, 2010, with a 10-year amortization period, at a fixed interest rate of 6.19%, with interest and principal payments.	12,578	12,696
Five-year first mortgage loan collateralized by the Courtyard by Marriott hotel in Kansas City, MO, matures November 1, 2011, at a variable interest rate of 90-day LIBOR plus 1.75%, principal and interest payments based on a 20-year amortization period.	10,752	10,879
Five-year first mortgage loan collateralized by the Hilton Garden Inn hotel in Akron, OH, at a variable interest rate of 90-day LIBOR plus 1.75%,

principal and interest payments starting on May 1, 2007.	7,870	5,742
Seven year first mortgage loan collateralized by the Hampton Inn & Suites hotel in Baltimore, MD at a variable interest rate of 30 day LIBOR plus 1.5%. Interest only for five years, thereafter interest and principal payments beginning on August 1, 2012	14,000	—
Total	$235,721	$231,694

At June 30, 2007 and December 31, 2006 30-day LIBOR was 5.32%.  At June 30, 2007 and December 31, 2006 90-day LIBOR was 5.36%.  The combined aggregate maturities of mortgage loans for the remainder of 2007 through 2011 and thereafter, in millions, are approximately $.5, $1.2, $1.3, $21.7, $22.8 and $193.8.  Construction-to-permanent notes will not have final payment schedules until they become permanent.  The maturities noted above show the expected maturity date for these notes to be the year that the construction note is expected to convert to the permanent note.

13.       SEGMENT REPORTING

The Company presently operates in two business segments within the hotel lodging industry: Hotel Ownership and Hotel Financing.  Hotel Ownership refers to owning hotels directly or through joint ventures and includes the Company’s and it’s joint ventures’ development activities.  Hotel Financing refers to owning hotel-related loans through origination or acquisition.  The Company does not allocate certain corporate-level accounts to its operating segments, including corporate general and administrative expenses, interest and other income unrelated to notes receivable and minority interest in the Partnership. Interest expense related to hotel acquisition and development activities is allocated to Hotel Ownership and interest expense related to funding hotel-related loans is allocated to Hotel Financing. Aside from the Company’s portfolio of notes receivable and related interest receivable, all assets of the Company relate to the Hotel Ownership segment.  In addition, all capital expenditures incurred by the Company relate to the Hotel Ownership segment.  Financial information related to the Company’s reportable segments for the three and six months ended June 30, 2007 and 2006 was as follows:

Three Months Ended June 30, 2007:

	Hotel	Hotel
	Ownership	Financing	Corporate	Consolidated
Operating revenues	$52,163	$—	$—	$52,163
Operating expenses	(31,879)	(1)	(10,697)	(42,577)
Termination Fee	(20,000)	—	—	(20,000)
Depreciation and amortization	(6,235)	—	—	(6,235)
Extinguishment of debt	—	—	(3,610)	(3,610)
Interest and other income	—	888	453	1,341
Interest expense	(3,178)	(375)	—	(3,553)
Income (loss) before allocation to minority interest in Partnership, allocation to minority interest in consolidated joint ventures, income taxes, and equity in loss of unconsolidated joint ventures	(9,129)	512	(13,854)	(22,471)
Loss allocation to minority interest in Partnership	—	—	1,079	1,079
Loss allocation to minority interest in consolidated joint ventures	(316)	—	—	(316)
Income tax expense	(968)	—	—	(968)
Equity in income of inconsolidated joint ventures	80			80
Income (loss) from continuing operations	$(10,333)	$512	$(12,775)	$(22,596)
Income from discontinued operations				261
Gain on sale of properties	14,107			14,107
Net loss				$(8,228)

Total assets	$538,665	$16,387	$—	$555,052

Three Months Ended June 30, 2006:

	Hotel	Hotel
	Ownership	Financing	Corporate	Consolidated
Operating revenues	$43,613	$—	$—	$43,613
Operating expenses	(26,808)	(1)	(2,497)	(29,306)
Depreciation and amortization	(5,501)	—	—	(5,501)
Extinguishment of debt	—	—	(3,961)	(3,961)
Interest and other income	—	1,825	195	2,020
Interest expense	(3,933)	(1,005)	—	(4,938)
Income (loss) before allocation to minority interest in Partnership, allocation to minority interest in consolidated joint ventures, income taxes, and equity in income of unconsolidated joint ventures	7,371	819	(6,263)	1,927
Loss allocation to minority interest in Partnership	—	—	54	54
Loss allocation to minority interest in consolidated joint ventures	(353)	—	—	(353)
Income tax expense	(967)	—	—	(967)
Equity in income of unconsolidated joint ventures	41	—	—	41
Income (loss) from continuing operations	$6,092	$819	$(6,209)	$702
Income from discontinued operations				4,863
Net income				$5,565

Total assets	$546,627	$61,113	$—	$607,740

Six Months Ended June 30, 2007:

	Hotel	Hotel
	Ownership	Financing	Corporate	Consolidated
Operating revenues	$95,549	$—	$—	$95,549
Operating expenses	(60,285)	(3)	(17,023)	(77,311)
Termination Fee	(20,000)	—	—	(20,000)
Depreciation and amortization	(12,372)	—	—	(12,372)
Extinguishment of debt	—	—	(3,882)	(3,882)
Loss on sale of note receivable	—	(5,322)	—	(5,322)
Interest and other income	—	2,388	673	3,061
Interest expense	(6,278)	(1,171)	—	(7,449)
Loss before allocation to minority interest in Partnership, allocation to minority interest in consolidated joint ventures, income taxes, and equity in loss of unconsolidated joint ventures	(3,386)	(4,108)	(20,232)	(27,726)
Loss allocation to minority interest in Partnership	—	—	1,316	1,316
Loss allocation to minority interest in consolidated joint ventures	(103)	—	—	(103)
Income tax expense	(979)	—	—	(979)
Equity in income of unconsolidated joint ventures	1,384			1,384
Income (loss) from continuing operations	$(3,084)	$(4,108)	$(18,916)	$(26,108)
Income from discontinued operations				10,623
Gain on sale of properties	14,107			14,107
Net loss				$(1,378)

Total assets	$538,665	$16,387	$—	$555,052

Six Months Ended June 30, 2006:

	Hotel	Hotel
	Ownership	Financing	Corporate	Consolidated
Operating revenues	$80,008	$—	$—	$80,008
Operating expenses	(50,996)	(1)	(5,525)	(56,522)
Depreciation and amortization	(10,681)	—	—	(10,681)
Extinguishment of debt	—	—	(3,961)	(3,961)
Interest and other income	—	3,068	338	3,406
Interest expense	(7,724)	(1,626)	—	(9,350)
Income (loss) before allocation to minority interest in Partnership, allocation to minority interest in consolidated joint ventures, income taxes, and equity in income of unconsolidated joint ventures	10,607	1,441	(9,148)	2,900
Loss allocation to minority interest in Partnership	—	—	88	88
Loss allocation to minority interest in consolidated joint ventures	(219)	—	—	(219)
Income tax expense	(994)	—	—	(994)
Equity in income of unconsolidated joint ventures	64	—	—	64
Income (loss) from continuing operations	$9,458	$1,441	$(9,060)	$1,839
Income from discontinued operations				10,007
Net income				$11,846

Total assets	$546,627	$61,113	$—	$607,740

14.       STOCK INCENTIVE PLAN

The Winston Hotels, Inc. Stock Incentive Plan (the “Plan”) permits the grant of incentive or nonqualified stock options, stock appreciation rights, stock awards and performance shares to eligible participants.  Stock options and stock awards are granted upon approval of the Compensation Committee of the Board and generally are subject to vesting over a period of four years.

Share Awards

The Plan allows the Company to grant shares of restricted common stock to executives and employees.  Long-term incentives for executive compensation, which generally take the form of restricted stock awards, are provided primarily pursuant to the Plan, which is administered by the Compensation Committee.  Awards of restricted stock under the Plan are based on comparisons to incentives offered among a peer group of REITs.  The restricted shares generally vest 20% immediately and 20% on the anniversary of the grant date over each of the next four years.  Compensation expense, which is based on the closing sale price for the Company’s common stock on the grant date, is recognized over the applicable vesting period, with corresponding increases in common stock and additional paid-in capital.  As a result of the adoption of SFAS No. 123R, which revises SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” (“SFAS 123R”), on a prospective basis, the Company will not show unearned restricted shares as a negative component of shareholders’ equity; rather, such amounts will be included in the determination of common stock and additional paid-in capital presented in the Consolidated Balance Sheets.  A summary of the status of unearned restricted shares under the Plan as of June 30, 2007 and changes since December 31, 2006 are presented below:

	Number of Shares (in thousands)	Weighted Average Grant-Date Fair Value Per Share	Fair Value
Non-vested at December 31, 2006	246	$10.10	$2,484
Granted	224	$13.66	$3,054
Vested	(119)	$12.16	$(1,449)
Forfeited	—	$—	$—
Non-vested at June 30, 2007	351	$11.67	$4,089

The Company’s compensation costs under the stock-based compensation plan were $1,449 and $1,156 for the six months ended June 30, 2007 and 2006, respectively.  Of these compensation costs, approximately $473 and $150 were capitalized for the six months ended June 30, 2007 and 2006, respectively, as investment in hotel properties in accordance with the provisions of FASB 67 “Accounting for Costs and Initial Rental Operations of Real Estate Projects”.

On January 1, 2007, the Company issued 1,125 shares to employees and on January 29, 2007, the Company issued 222,543 shares to executives.  The stock price on the grant date was $13.76 and $13.66, respectively. All unvested shares as of July 1, 2007 vested as a result of the change in control. See Note 2.

15.       COMMITMENTS AND CONTINGENCIES

Merger

See Note 2 for commitments and contingencies related to the Merger.

Lawsuit related to Och-Ziff Merger

On February 21, 2007, the Company entered into the Och-Ziff Merger Agreement.  On March 5, 2007, a lawsuit styled Whitney v. Winston Hotels, Inc., et al. (Case No. 07-CVS-3449), was filed in Superior Court in Wake County, North Carolina, naming the Company, the individual members of the Company’s board of directors, Wilbur Acquisition Holding Company, LLC (“Wilbur Acquisition”) and its wholly-owned subsidiary (“Wilbur Subsidiary”) formed for the purpose of effecting the proposed merger, as defendants.  On April 2, 2007, the Company entered into the Merger Agreement.  On April 5, 2007, the Company filed a notice of designation requesting that the lawsuit be designated as a mandatory complex business case and moved to the North Carolina Business Court.  This request was granted on April 11, 2007.  On May 2, 2007, the plaintiff filed an amended complaint in Superior Court in Wake County, North Carolina naming Inland and IAA as defendants in addition to those defendants set forth above.  The lawsuit seeks class action status and generally alleges that members of the Company’s board of directors breached fiduciary duties to the Company’s shareholders by entering into each of the merger agreements, and that Wilbur Acquisition, Wilbur Subsidiary, Inland and IAA aided and abetted the other defendants’ alleged fiduciary breaches.  The lawsuit seeks a variety of equitable and injunctive relief, including enjoining defendants from completing the merger, enjoining solicitation of proxies through the dissemination of the proxy statement, declaring the termination fee for not completing the merger to be unfair and enjoining the payment of such fee, and awarding pre-and post judgment interest, attorney’s fees, expert fees and other costs incurred by the plaintiffs.  The Company denies the allegations of the lawsuit and intends to vigorously defend the action.

Legal Action Related to Tribeca Hotel

In August 2006, the Company announced that it had entered into a definitive agreement to acquire a hotel property under construction in the Tribeca area of New York City.  As previously disclosed, the project experienced a delay in construction and, as a result, the Company pursued legal action against the seller of the property.  As of June 30, 2007, the lawsuit has been settled with the seller and the seller paid the Company $16 million, which netted to a gain of  $14.7 million in June 2007.    As a result, the Company will not acquire the Tribeca hotel.

Various Legal Actions

In addition to the aforementioned litigation, the Company is presently subject to various lawsuits, claims and proceedings arising in the ordinary course of business, none of which, if the outcome is determined to be unfavorable to the Company, are expected to have a material adverse effect on its cash flows, financial condition or results of operations.

Franchise Agreements

Of the 50 hotels in which the Company holds an ownership interest, 49 are operated under franchises from nationally recognized franchisors including Marriott International, Inc., Hilton Hotels Corporation, Intercontinental Hotels Group PLC, (formerly Six Continents PLC) and Choice Hotels International.  The Company anticipates that most of the additional hotel properties in which it invests will be operated under franchise licenses.  Franchisors provide a variety of benefits for franchisees including national advertising, publicity and other marketing programs designed to increase brand awareness, training of personnel, continuous review of quality standards and centralized reservation systems.

The hotel franchise licenses generally specify certain management, operational, record keeping, accounting, reporting and marketing standards and procedures with which the Company must comply.  The franchise licenses obligate the Company to comply with the franchisors’ standards and requirements with respect to training of operational personnel, safety, insurance, the types of services and products ancillary to guest room services that may be provided, display of signs, and the type, quality, and age of furniture, fixtures and equipment included in guest rooms, lobbies and other common areas.

The franchise agreements provide for termination, at the franchisor’s option, upon the occurrence of certain events, including the Company’s failure to pay royalties and fees or perform its other covenants under the franchise agreement, bankruptcy, abandonment of the franchise, commission of a felony, assignment of the franchise without the consent of the franchisor, or failure to comply with applicable law or maintain applicable standards in the operation and condition of the relevant hotel.  The franchise agreements will not renew automatically upon expiration.  The 49 hotels’ franchise licenses, including eight joint venture hotels, will expire as follows:

Year of Expiration	Number of Hotels
2007	1
2008	2
2009	2
2010	1
2011	1
2012	2
2013	4
2014	1
2015	1
2016	2
2017	10

Year of Expiration	Number of Hotels
2018	3
2019	6
2020	1
2022	3
2023	1
2024	3
2025	1
2026	1
2027	2
2031	1

The Company received written notification from a franchisor that the franchise license agreements for three of its hotels, which expire in January 2008, March 2009 and November 2010, will not be renewed.  The franchisor has notified the Company that it will not extend any of the three franchise licenses beyond the end of 2007 due to the Merger.  The Company may decide to change the brand of the hotels prior to the expiration date.  The expiration of these licenses is not expected to have a material impact on the Company’s results of operations in the future.  There can be no assurance that other licenses will be renewed upon the expiration thereof.  Such future non-renewals could have a material adverse effect on the Company.

The Company’s franchisors periodically inspect the Company’s hotels to ensure that they meet certain brand standards primarily pertaining to the condition of the property and its guest service scores.  As of June 30, 2007, the Company was not in default at any hotels for product improvement issues and/or low guest service scores. The failure by the Company to cure any future defaults at multiple properties and the potential subsequent terminations of franchise agreements by its franchisors related to these defaults could have a material adverse effect on the Company’s financial statements and/or results of operations.

Appendix C-1

On August 3, 2007, we along with Inland Securities Corporation, our dealer manager, and Inland American Business Manager & Advisor, Inc., our Business Manager, entered into a soliciting dealer agreement with Ameriprise Financial Services, Inc. pursuant to which Ameriprise has been appointed as a soliciting dealer to solicit subscriptions for shares of common stock in connection with our initial public offering.  The following Subscription Agreement forms, to be used by clients of Ameriprise, are hereby inserted at the end of Appendix C-1.

Second Offering Dated 8/1/07

Inland American Real Estate Trust, Inc. NOT VALID FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS	AMPF

INSTRUCTIONS TO INVESTORS OF AMERIPRISE FINANCIAL SERVICES — For Prospectus Dated August 1, 2007

Any person desiring to subscribe for shares of our common stock should carefully read and review the Prospectus, as supplemented or amended to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the items indicated. Please print in ballpoint pen or type the information. AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

Item (1)a

Enter the dollar amount of the purchase and the number of shares to be purchased. Dollar amount and number of shares in whole numbers only. Minimum purchase 300 shares ($3,000). Qualified Plans 100 shares ($1,000). Check the box to indicate whether this is an initial or an additional investment. The “Additional Investment” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. Check the box to indicate whether a check is enclosed or funds will be wired. A completed Subscription Agreement and AMPF Form 200728 are required for each initial and additional investment.

Item (1)b	Check the box to indicate if the Registered Representative is purchasing common stock net of selling commissions (NAV). Representative will not receive selling commision.

B - TYPE OF OWNERSHIP

FOR ALL ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT, AMPF FORM 200728, AND FUNDING INSTRUCTIONS TO:
Ameriprise Financial Services 9954 AMPF Financial Center Minneapolis, MN 55474
ALL CHECKS SHOULD BE MADE PAYABLE TO AMERIPRISE.
Item (2)a

Check the appropriate box to indicate the type of entity that is subscribing [entities for non-custodial ownership accounts appear on the top of item 2(a); entities for custodial ownership accounts appear on the bottom]. If this is an additional purchase, ownership information should be completed exactly the same as the previous investment. If the entity is a pension or profit sharing plan, indicate whether it is taxable or exempt from taxation under Section 501A of the Internal Revenue Code. Note: Pension or profit sharing plan appears under non-custodial ownership as well as custodial ownership — check non-custodial ownership if the plan has a trustee; custodial ownership if the plan has a custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you may check the “TOD” box and you must fill out the included Transfer on Death Form in order to effect the designation.

Item (2)b	Enter the exact name of the custodian or trustee and mailing address. If this is an additional purchase by a qualified plan, please use the same exact plan name as the previous investment.
Item (2)c	The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), custodial account number and its telephone number.

C - INVESTOR INFORMATION

Item (3)

For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For co-investors, enter the names of all investors. For custodial ownership accounts, enter “FBO” followed by the name of the investor.

Item (4)	Enter residence address, city, state, and zip code of the investor. Note: The custodian or trustee of custodial ownership accounts is the mailing address or address of record completed in Item (2)b.
Item (5)	Enter the alternate mailing address if different than the residence address in Item (4). For custodial ownership accounts, enter the residence address of the investor.
Item (6)	Enter home telephone, business telephone and email address.
Item (7)	Enter birth date of investor and co-investor, if applicable, or date of incorporation.
Item (8)

Enter the Social Security number of investor and co-investor, if applicable. The investor is certifying that this number is correct. For custodial ownership accounts, enter the investor’s Social Security number (for identification purposes). Enter Tax ID number, if applicable.

Item (9)

Check the appropriate box. If the investor is a non-resident alien, he / she must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

Item (10)	Check if the investor is an employee of Inland or an affiliate.

D - DISTRIBUTION OPTIONS

CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR ACCOUNTS:
Item (11)a	Check to mail distributions to custodian.
Item (11)b

Check to participate in the Distribution Reinvestment Plan if you are reinvesting your entire cash distribution. Complete the included Distribution Election Change Form only if you are electing a partial cash distribution reinvestment.

E - SIGNATURE

Item (12)

The Subscription Agreement/Signature Page must be executed and items A through E must be initialed by the investor indicating that they have read each item; and, if applicable, the trustee or custodian.

F - BROKER/DEALER - REGISTERED REPRESENTATIVE

Item (13)

Enter the Registered Representative name, address, B/D Rep ID number, telephone number, and email address. Also, enter the name of the broker/dealer, home office address and B/D Client Account number. By executing the Subscription Agreement/Signature Page, the Registered Representative substantiates compliance with the conduct rules of the NASD, by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term. The Registered Representative (authorized signature) should sign where provided.

G - REGISTERED INVESTMENT ADVISOR (RIA)

Item (14)

Check the box to indicate whether this subscription was solicited or recommended by an investment advisor/broker/dealer whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No sales commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

C-1-1

AMPF

SUBMISSION OF SUBSCRIPTION

FOR ALL ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT, AMPF FORM 200728, AND FUNDING INSTRUCTIONS TO:
Ameriprise Financial Services 9954 AMPF Financial Center Minneapolis, MN 55474
ALL CHECKS SHOULD BE MADE PAYABLE TO AMERIPRISE.
If you have questions, please call Ameriprise at 800-297-6663 and say “Direct Investments.”
NOTE:

If a person other than the person in whose name the shares will be held is reporting the income received from the Company, you must notify the Company in writing of that person’s name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

SPECIAL SUITABILITY STANDARDS

Certain states have imposed special financial suitability standards for investors who purchase shares. In determining your net worth, do not include your home, home furnishings or automobile.

In general, each investor must have either: (i) minimum net worth of at least $250,000; or (ii) minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

In addition, if the investor is a resident of Kentucky, Massachusetts, Michigan, Missouri, Ohio or Pennsylvania, the investment may not exceed 10.0% of the investor’s liquid net worth.

If the investor is a resident of Kansas, the Office of the Kansas Securities Commissioner recommends that the investor’s aggregate investment in these securities and similar direct participation investments should not exceed 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or the grantor is the fiduciary. In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

We intend to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. We have the right to accept or reject this subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum number of shares specified in the Prospectus. As used above, the singular includes the plural in all respects if shares are being acquired by more than one person. As used in the Subscription Agreement/Signature Page, “Inland” refers to Inland Real Estate Group, Inc. and its affiliates. The Subscription Agreement/Signature Page and all rights hereunder shall be governed by, and interpreted in accordance with, the internal laws of the State of Illinois without giving effect to its conflict of laws principles.

By executing the Subscription Agreement/Signature Page, the investor is not waiving any rights under the federal or state securities laws.

AUTOMATIC CLEARING HOUSE (ACH) LANGUAGE

I (we) hereby authorize Inland American Real Estate Trust, Inc. (“Company”) to deposit distributions from my (our) common stock of the Company into the account listed in Section D of the Subscription Agreement/Signature Page at the financial institution indicated in Section D of the Subscription Agreement/Signature Page. I further authorize the Company to debit my account noted in Section D of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions to which I am entitled until the erroneously deposited amounts are recovered by the Company.

This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization. This authorization is not valid to the extent that distributions are reinvested pursuant to the Distribution Reinvestment Plan.

C-1-2

Second Offering Dated 8/1/07

Inland American Real Estate Trust, Inc. Not Valid FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS	AMPF

INSTRUCTIONS TO INVESTORS OF AMERIPRISE FINANCIAL SERVICES — For Prospectus Dated August 1, 2007

Please read this Subscription Agreement/Signature Page and the Terms and Conditions of the Offering set forth in the Prospectus before signing. Investor must read the Instructions to Investors. Please mail the completed and executed Subscription Agreement, AMPF Form 200728, and funding instructions to: Ameriprise Financial Services, 9954 AMPF Financial Center, Minneapolis, MN 55474.

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

(1)a	This subscription is in the amount of $				or the purchase of	shares of Inland
American Real Estate Trust, Inc. at $10 per share. Minimum initial investment: 300 shares; 100 shares for Qualified Plans. Dollar amount and number of shares in whole numbers only.
	This is an:	☐	INITIAL INVESTMENT; or	☐	ADDITIONAL INVESTMENT ☐	Payment will be made:
	☐	CHECK ENCLOSED; or	☐	FUNDS WIRED
A completed Subscription Agreement/Signature Page and AMPF Form 200728 are required for each initial and additional investment.
(1)b	☐	REGISTERED REPRESENTATIVE NAV PURCHASE (NET OF SELLING COMMISSION). Representative will not receive selling commission.

B - TYPE OF OWNERSHIP

Non-Custodial Ownership - Make check payable to: AMERIPRISE

(2)a	☐	Individual Ownership one signature required	☐	Corporate Ownership authorized signature required	☐	Community Property all parties must sign	☐	Uniform Gifts to Minors Act - custodian signature required
	☐	Joint Tenants with Right of Survivorship all parties must sign	☐	LLC Ownership authorized signature required	☐	Tenants by the Entirety all parties must sign	☐	State of a Custodian for
	☐	Tenants in Common all parties must sign	☐	TOD (Fill out included TOD Form to effect designation)	☐	Partnership Ownership authorized signature required	☐	Pension or Profit Sharing Plan - trustee signature(s) required
	☐	Trust trustee or grantor signature(s) required						☐ Taxable	☐ Exempt under §501A
		☐ Taxable ☐	Grantor A or B		Date Established		☐	Estate - personal representative signature required
MM/DD/YYYY
	If Pension, Profit Sharing or Trust, complete the following: Name of Trustee or other Administrator						☐	Other (Specify)

Custodial Ownership - Make check payable to: AMERIPRISE

(2)a	☐	Traditional IRA custodian signature required	(2)b		Name of Custodian or Trustee
	☐	Roth IRA custodian signature required			Mailing Address	9954 AMPF FinancialCenter
	☐	KEOGH trustee signature required			City	Minneapolis	State	MN	Zip	55474
CUSTODIAN INFORMATION To Be Completed By Custodian Listed Above
	☐	Simplified Employee Pension/Trust (S.E.P.) custodian signature required		(2)c	Custodian Tax ID #	51-6041053
	☐	Pension or Profit Sharing Plan custodian signature required			Custodial Account #
		☐ Taxable		☐ Exempt under §501A	Custodian Telephone	800-297-6663
Name of Custodian or other Administrator
Other (Specify)

C - INVESTOR INFORMATION

(3)	INVESTOR ☐	Mr.	☐	Mrs.	☐	Ms.
	CO-INVESTOR ☐	Mr.	☐	Mrs.	☐	Ms.
(4)	Residence Address (Required)
	City								State	Zip
(5)	Alternate Mailing Address
	City								State	Zip
(6)	Home Telephone	- -					Business Telephone		- -
Email Address
(7)	Birth Date / Date of Incorporation	/ / / /					MM/DD/YYYY	Co-Investor Birth Date		/ /	MM/DD/YYYY
(8)	Social Security #	- -						Co-Investor Social Security #	- -
	Tax ID #	-
(9)	Please Indicate Citizenship Status (Required)
	☐ U.S. Citizen ☐	Resident Alien				☐	Non-Resident Alien*			(10) ☐	Employee or Affiliate

*If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

C-1-3

AMPF

D - DISTRIBUTION OPTIONS

Distribution Options for Custodial Accounts

(11)a	☐	Mail To Ameriprise Brokerage Account
(11)b	☐

Distribution Reinvestment Plan: Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution. If you are electing a partial cash distribution/reinvestment, please complete the Distribution Election Change Form.

Insert Account Number

E - SIGNATURE

(12)

THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, and (ii) that I (we) am (are) not subject to backup withholding either because I (we) have not been notified that I (we) am (are) subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me (us) that I (we) am (are) no longer subject to backup withholding. The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such Investor’s behalf) the following:

☐ Initial	(A)

For all investors except those that re residents of Minnesota, acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company.

☐ Initial	(B)

Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $70,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or (iii) have such higher suitability as may be required by certain states as set forth on page 2 of the Instructions to Investors attached hereto; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

☐ Initial	(C)

Represents that the investor is purchasing the shares for his or her own account and if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

☐ Initial	(D)	Acknowledges that the shares are not liquid, there is no current market for the shares and the investors may not be able to sell the securities.
☐ Initial	(E)

If an employee or affiliate of the Company, represents that the shares are being purchased for investment purposes only and not for immediate resale; if not an employee or affiliate, I acknowledge that I have read this item.

Signature — Investor	Date

Signature— Co-Investor (If Applicable)	Authorized Signature (Custodian or Trustee If Applicable)

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

F - BROKER/DEALER-REGISTERED REPRESENTATIVE

(13)	BROKER/DEALER DATA—completed by selling Registered Representative (Please use Representative address—not home office address)
	Registered Representative Name	Mr.	☐	Mrs.	☐	Ms.	☐
Mailing Address
		City						State		Zip
Broker/Dealer Name
		B/D Home Office Mailing Address	9954 AMPF Financial Center
		City	Minneapolis					State	MN	Zip	55474
		B/D Client Account Number	#
		B/D Rep ID Number	#					Registered Representative Telephone
		Have you changed Broker/Dealers?	Registered Representative E-mail
		☐ Yes ☐	No

Signature — Registered Representative	Signature — Broker / Dealer (If Applicable)

G - REGISTERED INVESTMENT ADVISOR (RIA)

(14)

REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS.   ☐ Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

C-1-4

Second Offering Dated 8/1/07

Inland American Real Estate Trust, Inc. FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS	AMPF

INSTRUCTIONS TO INVESTORS OF AMERIPRISE FINANCIAL SERVICES – For Prospectus Dated August 1, 2007

Any person desiring to subscribe for shares of our common stock should carefully read and review the Prospectus, as supplemented or amended to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the items indicated. Please print in ballpoint pen or type the information.

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

Item (1)a

Enter the dollar amount of the purchase and the number of shares to be purchased. Dollar amount and number of shares in whole numbers only. Minimum purchase 300 shares ($3,000). Qualified Plans 100 shares ($1,000). Check the box to indicate whether this is an initial or an additional investment. The “Additional Investment” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. Check the box to indicate whether a check is enclosed or funds will be wired. A completed Subscription Agreement and AMPF Form 200728 are required for each initial and additional investment.

Item (1)b	Check the box to indicate if the Registered Representative is purchasing common stock net of selling commissions (NAV). Representative will not receive selling commision.

B - TYPE OF OWNERSHIP

FOR ALL ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT, AMPF FORM 200728, AND FUNDING INSTRUCTIONS TO:
Ameriprise Financial Services 9954 AMPF Financial Center Minneapolis, MN 55474
ALL CHECKS SHOULD BE MADE PAYABLE TO AMERIPRISE.
Item (2)a

Check the appropriate box to indicate the type of entity that is subscribing [entities for non-custodial ownership accounts appear on the top of item 2(a); entities for custodial ownership accounts appear on the bottom]. If this is an additional purchase, ownership information should be completed exactly the same as the previous investment. If the entity is a pension or profit sharing plan, indicate whether it is taxable or exempt from taxation under Section 501A of the Internal Revenue Code. Note: Pension or profit sharing plan appears under non-custodial ownership as well as custodial ownership — check non-custodial ownership if the plan has a trustee; custodial ownership if the plan has a custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you may check the “TOD” box and you must fill out the included Transfer on Death Form in order to effect the designation.

Item (2)b	Enter the exact name of the custodian or trustee and mailing address. If this is an additional purchase by a qualified plan, please use the same exact plan name as the previous investment.
Item (2)c	The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), custodial account number and its telephone number.

C - INVESTOR INFORMATION

Item (3)

For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For co-investors, enter the names of all investors. For custodial ownership accounts, enter “FBO” followed by the name of the investor.

Item (4)	Enter residence address, city, state, and zip code of the investor. Note: The custodian or trustee of custodial ownership accounts is the mailing address or address of record completed in Item (2)b.
Item (5)	Enter the alternate mailing address if different than the residence address in Item (4). For custodial ownership accounts, enter the residence address of the investor.
Item (6)	Enter home telephone, business telephone and email address.
Item (7)	Enter birth date of investor and co-investor, if applicable, or date of incorporation.
Item (8)

Enter the Social Security number of investor and co-investor, if applicable. The investor is certifying that this number is correct. For custodial ownership accounts, enter the investor’s Social Security number (for identification purposes). Enter Tax ID number, if applicable.

Item (9)

Check the appropriate box. If the investor is a non-resident alien, he / she must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

Item (10)	Check if the investor is an employee of Inland or an affiliate.

D - DISTRIBUTION OPTIONS

CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR ACCOUNTS:
Item (11)a	Check to mail distributions to custodian.
Item (11)b

Check to participate in the Distribution Reinvestment Plan if you are reinvesting your entire cash distribution. Complete the included Distribution Election Change Form only if you are electing a partial cash distribution reinvestment.

E - SIGNATURE

Item (12)

The Subscription Agreement/Signature Page must be executed and items A through E must be initialed by the investor indicating that they have read each item; and, if applicable, the trustee or custodian.

F - BROKER/DEALER - REGISTERED REPRESENTATIVE

Item (13)

Enter the Registered Representative name, address, B/D Rep ID number, telephone number, and email address. Also, enter the name of the broker/dealer, home office address and B/D Client Account number. By executing the Subscription Agreement/Signature Page, the Registered Representative substantiates compliance with the conduct rules of the NASD, by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term. The Registered Representative (authorized signature) should sign where provided.

G - REGISTERED INVESTMENT ADVISOR (RIA)

Item (14)

Check the box to indicate whether this subscription was solicited or recommended by an investment advisor/broker/dealer whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No sales commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

C-1-5

AMPF

SUBMISSION OF SUBSCRIPTION

FOR ALL ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT, AMPF FORM 200728, AND FUNDING INSTRUCTIONS TO:
Ameriprise Financial Services 9954 AMPF Financial Center Minneapolis, MN 55474
ALL CHECKS SHOULD BE MADE PAYABLE TO AMERIPRISE.
If you have questions, please call Ameriprise at 800-297-6663 and say “Direct Investments.”
NOTE:

If a person other than the person in whose name the shares will be held is reporting the income received from the Company, you must notify the Company in writing of that person’s name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

SPECIAL SUITABILITY STANDARDS

Certain states have imposed special financial suitability standards for investors who purchase shares. In determining your net worth, do not include your home, home furnishings or automobile.

In general, each investor must have either: (i) minimum net worth of at least $250,000; or (ii) minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

In addition, if the investor is a resident of Kentucky, Massachusetts, Michigan, Missouri, Ohio or Pennsylvania, the investment may not exceed 10.0% of the investor’s liquid net worth.

If the investor is a resident of Kansas, the Office of the Kansas Securities Commissioner recommends that the investor’s aggregate investment in these securities and similar direct participation investments should not exceed 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or the grantor is the fiduciary. In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

We intend to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. We have the right to accept or reject this subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum number of shares specified in the Prospectus. As used above, the singular includes the plural in all respects if shares are being acquired by more than one person. As used in the Subscription Agreement/Signature Page, “Inland” refers to Inland Real Estate Group, Inc. and its affiliates. The Subscription Agreement/Signature Page and all rights hereunder shall be governed by, and interpreted in accordance with, the internal laws of the State of Illinois without giving effect to its conflict of laws principles.

By executing the Subscription Agreement/Signature Page, the investor is not waiving any rights under the federal or state securities laws.

AUTOMATIC CLEARING HOUSE (ACH) LANGUAGE

I (we) hereby authorize Inland American Real Estate Trust, Inc. (“Company”) to deposit distributions from my (our) common stock of the Company into the account listed in Section D of the Subscription Agreement/Signature Page at the financial institution indicated in Section D of the Subscription Agreement/Signature Page. I further authorize the Company to debit my account noted in Section D of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions to which I am entitled until the erroneously deposited amounts are recovered by the Company.

This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization. This authorization is not valid to the extent that distributions are reinvested pursuant to the Distribution Reinvestment Plan.

C-1-6

Second OfferingDated 8/1/07

Inland American Real Estate Trust, Inc. FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS	AMPF

INSTRUCTIONS TO INVESTORS OF AMERIPRISE FINANCIAL SERVICES – For Prospectus Dated August 1, 2007

Please read this Subscription Agreement/Signature Page and the Terms and Conditions of the Offering set forth in the Prospectus before signing. Investor must read the Instructions to Investors. Please mail the completed and executed Subscription Agreement, AMPF Form 200728, and funding instructions to: Ameriprise Financial Services, 9954 AMPF Financial Center, Minneapolis, MN 55474.

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

(1)a	This subscription is in the amount of $				or the purchase of	shares of Inland
American Real Estate Trust, Inc. at $10 per share. Minimum initial investment: 300 shares; 100 shares for Qualified Plans. Dollar amount and number of shares in whole numbers only.
	This is an:	☐	INITIAL INVESTMENT; or	☐	ADDITIONAL INVESTMENT	Payment will be made:
	☐	CHECK ENCLOSED; or	☐	FUNDS WIRED
A completed Subscription Agreement/Signature Page and AMPF Form 200728 are required for each initial and additional investment.
(1)b	☐		REGISTERED REPRESENTATIVE NAV PURCHASE (NET OF SELLING COMMISSION). Representative will not receive selling commission

B - TYPE OF OWNERSHIP

Non-Custodial Ownership - Make check payable to: AMERIPRISE

(2)a	☐	Individual Ownership one signature required	☐	Corporate Ownership authorized signature required	☐	Community Property all parties must sign	☐	Uniform Gifts to Minors Act - custodian signature required
	☐	Joint Tenants with Right of Survivorship all parties must sign	☐	LLC Ownership authorized signature required	☐	Tenants by the Entirety all parties must sign	☐	State of a Custodian for
	☐	Tenants in Common all parties must sign	☐	TOD (Fill out included TOD Form to effect	☐	Partnership Ownership authorized signature required	☐	Pension or Profit Sharing Plan - trustee signature(s) required
	☐	Trust trustee or grantor signature(s) required					☐	Taxable	☐	Exempt under §501A
		☐ Taxable ☐	Grantor A or B		Date Established		☐	Estate - personal representative signature required
	If Pension, Profit Sharing or Trust, complete the following: Name of Trustee or other Administrator						☐	Other (Specify)

Custodial Ownership - Make check payable to: AMERIPRISE

(2)a	☐	Traditional IRA custodian signature required		(2)b	Name of Custodian or Trustee
	☐	Roth IRA custodian signature required			Mailing Address	9954 AMPF Financial Center
	☐	KEOGH trustee signature required			City	Minneapolis	State	MN	Zip	55474
CUSTODIAN INFORMATION To Be Completed By Custodian Listed Above
	☐	Simplified Employee Pension/Trust (S.E.P.) custodian signature required			(2)c	Custodian Tax ID #	5 1 - 6 0 4 1 0 5 3
	☐	Pension or Profit Sharing Plan custodian signature required				Custodial Account #
		☐	Taxable	☐	Exempt under §501A	Custodian Telephone	8 0 0 - 2 9 7 - 6 6 6 3
Name of Custodian or other Administrator
	☐	Other (Specify)

C - INVESTOR INFORMATION

(3)	INVESTOR ☐	Mr.	☐	Mrs.	☐	Ms.
	CO-INVESTOR ☐	Mr.	☐	Mrs.	☐	Ms.
(4)	Residence Address (Required)
	City								State	Zip
(5)	Alternate Mailing Address
	City								State	Zip
(6)	Home Telephone	- -						Business Telephone	- -
Email Address
(7)	Birth Date / Date of Incorporation	/ / / /						MM/DD/YYYY	Co-Investor Birth Date	/ /	MM/DD/YYYY
(8)	Social Security #	- -						Co-Investor Social Security #	- -
	Tax ID #	-
(9)	Please Indicate Citizenship Status (Required)
	☐ U.S. Citizen ☐	Resident Alien					☐	Non-Resident Alien*	(10) ☐		Employee or Affiliate

*If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

C-1-7

AMPF

D - DISTRIBUTION OPTIONS

Distribution Options for Custodial Accounts

(11)a	☐	Mail To Ameriprise Brokerage Account
(11)b	☐

Distribution Reinvestment Plan: Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution. If you are electing a partial cash distribution/reinvestment, please complete the Distribution Election Change Form.

Insert Account Number

E - SIGNATURE

(12)

THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, and (ii) that I (we) am (are) not subject to backup withholding either because I (we) have not been notified that I (we) am (are) subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me (us) that I (we) am (are) no longer subject to backup withholding. The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such Investor’s behalf) the following:

☐ Initial	(A)

Acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company.

☐ Initial	(B)

Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $70,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or (iii) have such higher suitability as may be required by certain states as set forth on page 2 of the Instructions to Investors attached hereto; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

☐ Initial	(C)

Represents that the investor is purchasing the shares for his or her own account and if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

☐ Initial	(D)	Acknowledges that the shares are not liquid, there is no current market for the shares and the investors may not be able to sell the securities.
☐ Initial	(E)

If an employee or affiliate of the Company, represents that the shares are being purchased for investment purposes only and not for immediate resale; if not an employee or affiliate, I acknowledge that I have read this item.

Signature — Investor	Date

Signature— Co-Investor (If Applicable)	Authorized Signature (Custodian or Trustee If Applicable)

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

F - BROKER/DEALER-REGISTERED REPRESENTATIVE

(13)	BROKER/DEALER DATA—completed by selling Registered Representative (Please use Representative address—not home office address)
	Registered Representative Name	Mr.	☐	Mrs.	☐	Ms.	☐
Mailing Address
		City						State		Zip
Broker/Dealer Name
		B/D Home Office Mailing Address	9954 AMPF Financial Center
		City	Minneapolis					State	MN	Zip	55474
		B/D Client Account Number	#
		B/D Rep ID Number	#					Registered Representative Telephone - -
		Have you changed Broker/Dealers?	Registered Representative E-mail
		☐ Yes ☐	No

Signature — Registered Representative	Signature — Broker / Dealer (If Applicable)

G - REGISTERED INVESTMENT ADVISOR (RIA)

(14)

REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS.   ☐ Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

C-1-8